Execution Draft
 ___

AMENDED AND RESTATED
LEASE AGREEMENT

DATED MAY 23, 2003

Between

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as successor Owner Trustee to State Street Bank and Trust Company of Connecticut, National Association, under the Amended and Restated Trust Agreement (1997-D) dated as of May 23, 2003 and PATRICK E. THEBADO, not in his individual capacity, but solely as successor Co-Trustee to Dori Anne Seakas, as successor Co-Trustee to Traci Hopkins, under the Amended and Restated Trust Agreement (1997-D) dated as of May 23, 2003, as Lessor,

and

BANK OF AMERICA, N.A.
as Lessee

Office Buildings Located in the
Southeastern United States

TO THE EXTENT THAT THIS AMENDED AND RESTATED LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS AMENDED AND RESTATED LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN ORIGINAL COUNTERPART NO. 1 THAT CONTAINS THE RECEIPT THEREFOR EXECUTED BY WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE, ON OR FOLLOWING THE SIGNATURE PAGE THEREOF.

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12.	RETURN OF LEASED PROPERTY		29
13.	ASSIGNMENT		30
14.	LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE		30
	14.1	Payment of Stipulated Loss Value on an Event of Loss	30
	14.2	Application of Payments When Lease Continues	32
	14.3	Payment of Stipulated Loss Value on an Event of Taking	33
	14.4	Application of Certain Payments Not Relating to an Event of Taking	33
	14.5	Other Dispositions	34
	14.6	Negotiations	34
	14.7	No Rent Abatement	34
	14.8	Investment	34
15.	INTEREST CONVEYED TO LESSEE		34
16.	SUBLEASE		35
	16.1	Sublease Requirements	35
	16.2	Assignment of Subleases	38
	16.3	Sublessor Improvements	38
17.	INSPECTION, REPORTS AND NOTICES		39
	17.1	Inspection	39
	17.2	Reports	39
	17.3	Notices from Governmental Authorities	39
18.	LEASE EVENTS OF DEFAULT		39
19.	ENFORCEMENT		41
	19.1	Remedies	41
	19.2	Survival of the Lessee's Obligations	43
	19.3	Remedies Cumulative; No Waiver; Consents	44
20.	RIGHT TO PERFORM FOR THE LESSEE		44
21.	MISCELLANEOUS		44
	21.1	Binding Effect; Successors and Assigns; Survival	44
	21.2	Quiet Enjoyment	45
	21.3	Notices	45
	21.4	Severability	45
	21.5	Amendment; Complete Agreements	45
	21.6	Headings	46
	21.7	Counterparts	46
	21.8	Governing Law	46
	21.9	Apportionments	46
	21.10	Discharge of the Lessee's Obligations by its Sublessees	46
	21.11	Nature of Lessor's Obligations	47
	21.12	Estoppel Certificates	47
	21.13	Granting of Easements	47
	21.14	No Joint Venture	48
	21.15	No Accord and Satisfaction	48
	21.16	No Merger	48
	21.17	Investment of Funds	48
	21.18	True Lease	49

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Appendix A	Definitions

Exhibit A	Form of FMV Lease
Exhibit B	Form of Sublease
Exhibit C	Form of Bank Branch Lease
Exhibit D	Form of Subordination, Non-Disturbance And Attornment Agreement
Exhibit E	Form of AFR Sublease
Exhibit F	Form of Partial Occupancy Lease
Schedule 1	Stipulated Loss Value
Schedule 2	Section 9.2(d) Dates
Schedule 3	Land and Improvement Description and Lessor's Cost
Schedule 4	Basic Rent

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AMENDED AND RESTATED LEASE AGREEMENT (this Lease) dated as of May 23, 2003

BETWEEN:

(1)
U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as successor Owner Trustee (the Owner Trustee) to State Street Bank and Trust Company of Connecticut, National Association, under the Amended and Restated Trust Agreement (1997-D) dated as of May 23, 2003 (the Trust Agreement (1997-D)) and PATRICK E. THEBADO, not in his individual capacity, but solely as successor Co-Trustee (the Co-Trustee) to Dori Anne Seakas, as successor Co-Trustee to Traci Hopkins, under the Trust Agreement (1997-D) (the Owner Trustee as the lessor of the Lessor Properties in states other than the Co-Trustee States and the Co-Trustee as the lessor of the Lessor Properties in the Co-Trustee States separately or together, as applicable, the Lessor); and

(2)	BANK OF AMERICA, N.A., a national banking association, as the lessee (the Lessee).

WHEREAS

(A)
the Lessee (as successor to Nationsbank, N.A.) was a party to each of (i) that certain Lease Agreement (1997-C) dated as of June 4, 1997 (Lease C) with State Street Bank and Trust Company of Connecticut, National Association, as owner trustee under the Trust Agreement (1997-C) dated as of June 4, 1997 (the Trust Agreement (1997-C)), and Traci Hopkins, as co-trustee under Trust Agreement (1997-C) (together the C Lessor) and (ii) that certain Lease Agreement (1997-D) dated as of June 4, 1997 (Lease D) with Lessor;

(B)
the Owner Trustee in its capacity as owner trustee under Trust Agreement (1997-D) has acquired (i) all interest of the C Lessor in the Properties and in Lease C; and (ii) all interest of each of REMAN 1997-C, Inc. and REMAN 1997-D, Inc. in the Properties; and

(C)	the Lessor and the Lessee wish to amend and restate both of Lease C and Lease D in this Lease.

In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS

The capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof.

2.	LEASE OF THE PROPERTIES; RESTATEMENT

2.1	Ownership and Lease

The parties acknowledge that this Lease constitutes a lease of, and creates in the Lessee as described in Section 2.2 a leasehold estate in and to the Properties.

2.2	Demise and Lease

Since the Original Closing Date the Lessor and its predecessors in interest have demised and leased, and on the Closing Date, the Lessor shall continue to demise and lease, all of its right, title and interest in and to the Properties listed in Schedule 3 hereto to the Lessee, and since the Original Closing Date the Lessee has rented and leased, and on the Closing Date the Lessee shall continue to rent and lease, the respective Properties from the Lessor, for the Basic Term and, subject to the exercise by the Lessee of its renewal options as provided in and in accordance with Article 5 hereof, for the Renewal Terms, unless earlier terminated in accordance with the provisions of this Lease.  The Lessee may from time to time own or hold under lease from Persons other than the Lessor, furniture, trade fixtures, equipment and other personalty located on or about the Properties that are not subject to this Lease.  The Lessor shall from time to time, upon the reasonable request of the Lessee, at the Lessee's expense, promptly acknowledge in writing to the Lessee or other Persons that the Lessor does not own or have any other right or interest in or to such furniture, trade fixtures, personalty and equipment. The demise and lease of the Properties pursuant to this Article 2 shall include any additional right, title or interest in the Properties which may at any time be acquired by the Lessor.

2.3	Restatement

The Original Leases are hereby amended and restated by this Lease without any interruption and with all rights and obligations accruing prior to the date hereof continuing after the date hereof under this Lease.

3.	RENT; FMV LEASE

3.1	Basic Rent; FMV Lease

(a)
    Lessee shall pay to Lessor Basic Rent for the Properties subject to this Lease equal to the sum of the Scheduled Basic Rent and the Additional Basic Rent.  Scheduled Basic Rent shall equal on each Rent Payment Date during the Basic Term the amounts for the periods shown in Schedule 4 hereto (which amounts shall be subject to adjustment pursuant to Article 4 hereof).  If for any reason a Property is terminated from this Lease pursuant to a Terminating Event, Scheduled Basic Rent on and after the date of such termination shall be (x) the Scheduled Basic Rent as in effect just prior to such termination less an amount calculated by multiplying (y) such Scheduled Basic Rent by a fraction (z) the numerator of which is the Lessor's Cost of such Property and the denominator of which is Assumed Lessor's Cost.

(b)
    The Scheduled Basic Rent amounts set forth on Schedule 4 hereto have been computed based on the assumption, inter alia, that the Lessee will elect to terminate this Lease (or exercise its option to sublease pursuant to Section 6.1(f)) with respect to certain Properties at the earliest dates and in the highest percentages permitted in accordance with Section 6.1(a) hereof.  Should the Lessee not so elect, or elect to terminate this Lease (or exercise its option to sublease pursuant to Section 6.1(f)) with respect to some Properties but less than the maximum percentages set forth in such Section 6.1(a) on an Anniversary, then Basic Rent payable on each Rent Payment Date (which for this purpose means every date shown on Schedule 4 hereto after such Anniversary and for such period of time as there remain more Properties subject to this Lease (and not subject to a sublease pursuant to Section 6.1(f)) than the Lessee is permitted to terminate pursuant to Section 6.1(a)), including the Basic Rent due on the Rent Payment Date on which such Property is terminated, shall be increased by one twelfth of the Average Annual Rent Factor multiplied by the cumulative amount of Lessor's Cost of the Properties (or portion thereof) permitted by Section 6.1(a) of this Lease to be terminated (or so subleased) under this Lease as of such Rent Payment Date, but not then so terminated (or so subleased) (such increase being referred to as Additional Basic Rent).

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(c)
    In the event Lessee is permitted under Section 6.1(a) of this Lease to terminate this Lease as to one or more Properties, but Lessee has not elected to do so, Lessee may, subject to the terms of Section 3.1(d), by notice to Lessor at least 180 days prior to any Anniversary, terminate such Property or Properties from this Lease (any Properties so terminated, the FMV Properties), in which event, effective as of such Anniversary, (i) the FMV Properties will be terminated from this Lease, (ii) a Termination Transferee, and Lessee shall enter into a FMV Lease with respect to such FMV Properties or, subject to Section 3.1(f), portions thereof, and (iii) the Basic Rent for each such FMV Property (or portion thereof) shall (from and after such Anniversary during the remainder of the Basic Term and any Renewal Term under the applicable FMV Lease) be equal to the Fair Market Rental Value of such FMV Property (or portion thereof).  Such notice may be revoked by the Lessee for any reason up to 60 days prior to such Anniversary.  Each FMV Lease shall be for a term selected by the Lessee which is not less than five, nor more than ten years, and at the end of such term may be terminated or renewed with rent calculations as described above in this paragraph.  FMV Properties shall be considered to have been terminated from this Lease for purposes of determining whether or not the Total Joint Maximum Cumulative Percentages set forth in Section 6.1(a) have been exceeded and for purposes of Section 3.1(a) and (b), it being understood that Properties with respect to which a termination notice has been so revoked shall not be considered to have been so terminated from this Lease for such purposes.   For the avoidance of doubt, the Basic Rent amounts payable on any Rent Payment Date shall not be reduced in connection with or as a result of any termination of one or more FMV Properties from this Lease.  At any time between 360 days and 180 days before an Anniversary the Lessee may initiate the Appraisal Procedure to determine the Fair Market Rental Value for one or more Properties (or any portion thereof) to assist the Lessee in determining whether to enter into a FMV Lease with respect thereto and the Lessor and the Owner Participant shall cooperate with such request.

(d)
    If this Lease is terminated as to a Property pursuant to Section 3.1(c) at a time when the Security Documents are in effect and at a time when such Property shall be released from the Lien of the Security Documents in accordance with Section 11.01 of the Indenture or with the written consent of the Indenture Trustee, upon such termination, such Property shall be transferred by the Lessor to a Termination Transferee, in all cases at the cost and expense of the Owner Participant (but with Transfer and similar taxes being apportioned between Owner Participant and Lessee if the transfer is to the Recourse Guarantor or an Affiliate of the Recourse Guarantor with Lessee paying such portion of the Transfer and similar taxes as are determined by multiplying such taxes by a fraction, the numberator of which is the Lessor’s Cost of the portion of the FMV Property subject to the FMV Lease and the denominator of which is the total Lessor’s Cost of the FMV Property).  When an FMV Property is terminated from this Lease, so long as no Special Default or Lease Event of Default is continuing at the time of such termination, it shall become subject to a FMV Lease between a Termination Transferee and the Lessee.  The Lessee and, as a condition to such transfer, such Termination Transferee shall execute and deliver, subject to satisfaction of the conditions set forth in paragraph (e) below, an FMV Lease for each such FMV Property (or, subject to Section 3.1(f), a portion thereof selected by the Lessee) prior to the commencement of the FMV Lease Term.

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(e)
    As a condition to a Termination Transferee entering into an FMV Lease, the Lessee shall deliver to such Termination Transferee (i) an opinion of an in-house counsel to Lessee regarding such FMV Lease of the same scope as that delivered on the Original Closing Date and (ii) an Officer's Certificate that no Lease Event of Default or Special Default is continuing.

(f)
    A portion of any Property (as opposed to such Property in its entirety) can only be included as a FMV Property if (i) such portion consists of one or more entire floors of the relevant Property and does not include any partial floors and (ii) the Security Documents are no longer in effect or the relevant Property shall from and after the date of the proposed FMV Lease be released from the Lien of the Security Documents in accordance with Section 11.01 of the Indenture or with the written consent of the Indenture Trustee.

(g)
    In the event that a FMV Lease with respect to a portion of a Property can not be entered into as a result of the failure of the conditions set forth in Section 3.1(f)(ii)  to be satisfied, this Lease will not be terminated with respect to such Property pursuant to Section 3.1(c) and the Lessee shall have the option to sublease the portion of such Property which the Lessee did not wish to lease pursuant to the proposed FMV Lease, to a Termination Transferee selected by the Lessor (which must either be the Recourse Guarantor or an entity guaranteed by the Recourse Guarantor) and the Lessor shall permit such sublease pursuant to an AFR Sublease.  Any portion of a Property subleased to a Termination Transferee pursuant to an AFR Sublease shall be considered to have been terminated from this Lease for purposes of determining whether or not the Total Joint Maximum Cumulative Percentages in Section 6.1(a) have been exceeded and for purposes of Section 3.1(a) and (b).

3.2	Supplemental Rent

The Lessee shall pay to the Lessor, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document to which the Lessee is a party, any and all Supplemental Rent promptly as the same shall become due and payable and in the event of any failure on the part of the Lessee timely to pay any Supplemental Rent (taking into account any applicable notice and cure period requirements), the Lessor shall have all of the same rights, powers and remedies as are provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent.  All Supplemental Rent to be paid pursuant to this Section 3.2 shall be payable in the type of funds and in the manner set forth in Section 3.3.  As further Supplemental Rent, Lessee shall pay the Redemption Premium arising as the result of the prepayment of any Secured Note pursuant to clauses (b), (c), (d) or (f) of Section 2.04 of the Indenture, if any, when due and payable under the Security Documents.

3.3	Method of Payment

Basic Rent and Supplemental Rent (to the extent payable to the Lessor) shall be paid to the Lessor at the place in the United States specified by the Lessor.  Payments to the Lessor shall be made to Lessor's Account at US Bank, NA; ABA #: 091-000-022; A/C #: 173103321092; f/c: US Bank  A/C # MAN4462; Ref: Nationsbank 1997 Series, which location may be changed from time to time by at least ten (10) Business Days' prior written notice from the Lessor; provided, that (x) until the Lien of the Security Documents has been discharged in accordance with Section 11.01 of the Indenture or the terms of the Maryland Security Documents, as applicable, except as provided in the following clause (y), all Rent shall be payable directly to the Indenture Trustee at such account in the United States as specified in writing by the Indenture Trustee pursuant to the terms of the Indenture and (y) Excepted Payments shall be payable directly to the Person entitled thereto.  Each payment of Rent shall be made by the Lessee in funds consisting of lawful currency of the United States of America which shall be immediately available prior to 11:00 a.m. New York City time on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day, with the same force and effect as though made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

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3.4	Late Payment

If any Rent shall not be paid when due, the Lessee shall pay to the Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto) as Supplemental Rent, interest (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the Business Day of payment thereof (unless such payment shall be made after 11:00 a.m. New York City time, on such date of payment, in which case such date of payment shall be included) at the Overdue Rate.  If any Rent shall be paid on the date when due, but after 11:00 a.m. New York City time, interest shall be payable as aforesaid for one day.

3.5	Net Lease; No Setoff; Etc.

This Lease is a net lease and, notwithstanding any other provision of this Lease or any other Operative Document, it is intended that Basic Rent and Supplemental Rent and any other amounts payable hereunder shall be paid without, and the rights of the Lessor in and to all such amounts shall not be subject to, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the Lessee's obligation to pay all such amounts, throughout the Basic Term and all applicable Renewal Terms, is absolute and unconditional.  Except to the extent otherwise expressly specified in Article IX of the Participation Agreement or in Sections 4.1, 19.1(c), 19.1(d), 19.1(e) or 19.1(f) or Article 6 or 14 of this Lease, the obligations and liabilities of the Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, merchantability, design, quality or fitness for use of the Properties or any part thereof or any failure of the Properties to comply with plans and specifications, or the failure of the Properties or any part thereof or the plans and specifications to comply with all Applicable Laws and Regulations, including any inability to occupy or use the Properties or any part thereof by reason of such noncompliance; (b) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Properties or any part thereof or any environmental conditions on the Properties including the presence of Hazardous Materials at, on or under the Properties or any part thereof or any property in the vicinity of the Properties; (c) any restriction, prevention or curtailment of or interference with any use of the Properties or any part thereof including eviction; (d) any defect in title to or rights to the Properties or any part thereof or any Lien on such title or rights or on the Properties or any part thereof; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Lessor, the Owner Participant, the Indenture Trustee or any other Person; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Lessor, the Owner Participant, the Indenture Trustee or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee, the Lessor, the Owner Participant, the Indenture Trustee or any other Person, or by any court, in any such proceeding; (g) any claim that the Lessee has or might have against any Person, including without limitation the Lessor, the Owner Participant, any vendor, manufacturer, contractor of or for any Improvement or the Indenture Trustee; (h) any failure on the part of the Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement whether or not related to the Overall Transaction; (i) any invalidity or unenforceability or disaffirmance of this Lease against or by the Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (j) the impossibility of performance by any one or more of the Lessee, the Lessor, the Owner Participant, or any other Person; (k) any action by any court, administrative agency or other Governmental Authority; (l) any claim by any Person based upon a failure to record this Lease (or any memorandum or short form agreement with respect to this Lease) or the Indenture or to file precautionary financing statements with respect to the Lease in the State of Maryland, including any termination or attempted termination of the Lessee's rights to possession of any or all of the Properties located in such state in connection with the assertion of such claim; or (m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Lessee shall have notice or knowledge of any of the foregoing.  Except as specifically set forth in Article 6 or 14 of this Lease or Article IX of the Participation Agreement, this Lease shall be noncancelable by the Lessee for any reason whatsoever and, except as expressly provided in Section 4.1 or Article 6 or 14 of this Lease or Article IX of the Participation Agreement, the Lessee, to the extent permitted by Applicable Laws and Regulations, waives all rights now or hereinafter conferred by Applicable Laws and Regulations or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by the Lessee hereunder.  If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided in Section 19.1(a), 19.1(c), 19.1(d), 19.1(e), 19.1(f) or Article 6 or 14 of this Lease or Article IX of the Participation Agreement, the Lessee shall, unless prohibited by Applicable Laws and Regulations, nonetheless pay to the Indenture Trustee (if the Security Documents are still in effect or, if not, to the Lessor) (or, in the case of Supplemental Rent, to whomever shall be entitled thereto) an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part, and in such case, so long as such payments are made and no Lease Event of Default shall have occurred and be continuing, the Lessor will deem this Lease to have remained in effect.

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3.6	Limitations on Rent

Notwithstanding anything in this Lease to the contrary, (a) at each time when Stipulated Loss Value is payable by the Lessee pursuant to this Lease, the sum of the following amounts shall be at least sufficient to pay in full the aggregate unpaid principal amount then due on the Outstanding Notes plus accrued interest and Redemption Premium (arising as the result of the prepayment of any Secured Note pursuant to clauses (b), (c), (d) or (f) of Section 2.04 of the Indenture), if any, due thereon at such time:  (i) Stipulated Loss Value payable under this Lease at such time, (ii) all Basic Rent accrued and payable under this Lease at such time, and (iii) all other amounts unconditionally payable by the Lessee under this Lease in connection with such payment of Stipulated Loss Value on or prior to the date for payment thereof; and (b) at each time when Basic Rent shall be payable by the Lessee pursuant to this Lease, the amount of Basic Rent payable on each Rent Payment Date shall be equal to or greater than the aggregate amount of principal and accrued interest which becomes due and payable on the Notes on such Rent Payment Date; provided that payments due from the Lessee shall not be increased by reason of this Section 3.6 as a result of a Lessor Lien, or as a result of any amendment or supplement to the Operative Documents to which the Lessee did not consent.

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3.7	Florida Sales Tax on Rent.

Simultaneously with each payment of Rent due hereunder with respect to any Property located in the State of Florida, Lessee shall pay to Lessor all applicable Florida sales tax and any local surtaxes due on such Rent payment, provided that so long as there shall be in effect with respect to any such Property a certificate of direct payment authority issued to Lessee by the Florida Department of Revenue, Lessee shall instead self-accrue and remit all such sales tax and local surtaxes due on Rent payments with respect to such Property directly to the Florida Department of Revenue and shall simultaneously deliver to Lessor copies of all documentation delivered to the Florida Department of Revenue with respect to each such payment.  In the event of any non-payment of the taxes required to be paid under this Section 3.7, Lessor shall have all the rights and remedies provided for herein or at law in the case of non-payment of Rent.

4.	RECOMPUTATIONS

4.1	Adjustments

The Basic Rent amounts and Stipulated Loss Values are subject to adjustment in accordance with Section 4.2 in the event of any issuance of Additional Notes pursuant to Section 11.1(b) of the Participation Agreement.

4.2	Methodology for Adjustments

In the event Additional Notes are issued pursuant to Section 11.1 of the Participation Agreement, (a) the Basic Rent scheduled to be due after such issuance shall increase by the amount of the scheduled debt service due under such Additional Notes and (b) Stipulated Loss Values shall increase on each Stipulated Loss Value Date after such issuance by the amount of principal  scheduled to be outstanding and the amount of interest scheduled to be accrued on such Additional Notes on such Stipulated Loss Value Date after taking into account any Basic Rent due on such Stipulated Loss Value Date.

4.3	Supplements

The Lessor and the Lessee shall execute and deliver a supplement to this Lease and, if necessary, the Lessor shall execute and deliver a supplement to the Indenture and the Maryland Security Documents, if applicable, to reflect each such adjustment, provided that each such adjustment shall be effective for all purposes of this Lease regardless of whether either such supplement is actually executed and delivered.

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5.	RENEWAL OPTIONS

5.1	Renewal Options

So long as no Special Default or Lease Event of Default shall have occurred and be continuing at the time(s) the Lessee elects in writing to exercise its renewal option(s) hereunder and at the commencement of the applicable Renewal Term, the Lessor hereby grants to the Lessee an option to renew this Lease for one or more Properties which remain subject to this Lease at the time of notice and at the time of renewal (a) subject to the succeeding paragraph of this Section 5.1, for up to three successive terms of five years each during which Basic Rent shall be equal to the Fixed Rate Renewal Rent (each such renewal term being referred to hereinafter as a Fixed Rate Renewal Term) or (b) at the expiration of the Fixed Rate Renewal Terms and any Fair Market Value Renewal Term for a term selected by the Lessee during which Basic Rent shall be equal to the Fair Market Rental Value of the Property or Properties which the Lessee elects to be renewed (each such renewal term being referred to hereinafter as a Fair Market Value Renewal Term; each of the Fixed Rate Renewal Terms and each of the Fair Market Value Renewal Terms are referred to hereinafter as Renewal Terms); provided that the Fair Market Value Renewal Terms shall be not less than five, nor more than ten years and shall not exceed the useful life of the Improvements constituting part of the Properties being renewed as determined by the Appraisal Procedure at the time of the renewal.

Notwithstanding the foregoing, Lessee may renew the Properties located at (i) 225 North Calvert Street, Baltimore, (ii) 340 Columbia Pike, Arlington, (iii) 1111 East Main Street, Richmond, (iv) 830 Central Avenue, St. Petersburg, (v) 12125 Veirs Mill Road, Silver Springs, (vi) 2059 Northlake Parkway, Tucker, (vii) One Commercial Place, Norfolk and (viii) Two Commercial Place, Norfolk (Properties described in clauses (i)-(iv), the One Year Properties; Properties described in clause (v) the Four Year Properties; and all such Properties, the Wintergreen Properties) for only two Fixed Rate Renewal Terms of five years each.  If the Lessee desires to renew any One Year Property or any Wintergreen Property described in clauses (vi)-(viii) at the end of the second Fixed Rate Renewal Term, it may either (a) exercise its renewal option (as described in the prior paragraph) for a Fair Market Renewal Term (except that, in the case of a One Year Property, the Basic Rent during the first year of such Renewal Term shall be the Fixed Rate Renewal Rent with respect to such Property and during the remaining years of such Renewal Term shall be the Fair Market Rental Value as determined prior to the commencement of such Renewal Term) or (b) elect (in its renewal notice) to have such One Year Property or such Wintergreen Property, as applicable, appraised by an Appraiser to make the determinations referred to below as to its then expected remaining useful life and expected residual value.  Following such appraisal the Lessee may renew this Lease for a five year Renewal Term for such One Year Property or such Wintergreen Property, as applicable.  The Basic Rent during such Renewal Term shall be the Fixed Rate Renewal Rent for the Maximum Term, and for the balance of such Renewal Term shall be the Fair Market Rental Value of such One Year Property or such Wintergreen Property, as applicable, as determined prior to the commencement of such Renewal Term.  Maximum Term for each of the One Year Properties and for each of the Wintergreen Properties described in clauses (vi)-(viii) means the lesser of five years and the period ending on the date as of which such Appraiser determines that (A) the sum of the Basic Term, the Fixed Rate Renewal Terms and such Maximum Term does not exceed eighty percent of such Property's remaining economic useful life as of the Original Closing Date, and (B) the expected residual value of such One Year Property or such Wintergreen Property at the end of the Maximum Term is not less than 20 percent of the Lessor's Cost for such One Year Property or such Wintergreen Property, determined without regard to the effects of inflation or deflation from the Original Closing Date.  If the Lessee desires to renew any Four Year Property at the end of the second Fixed Rate Renewal Term, it may exercise its renewal option (as described in the prior paragraph) for a Renewal Term of five years during which the Basic Rent for the first four years of the Renewal Term shall be the Fixed Rate Renewal Rent and for the last year of the Renewal Term shall be the Fair Market Rental Value for such period, determined at the time of the renewal.  At the end of any such third Renewal Term with respect to any Wintergreen Property the Lessee may exercise Fair Market Renewal Terms as described in the prior paragraph.

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If the Lessor and the Lessee cannot agree on the amount of the Fair Market Rental Value, such Fair Market Rental Value shall be determined by the Appraisal Procedure.  The first Renewal Term for a Property shall commence at the expiration of the Basic Term and each other Renewal Term for such Property to commence at the expiration of the preceding Renewal Term; provided, however, that in order to exercise such option to renew this Lease for any Renewal Term, the Lessee shall give the Lessor written notice of its election to renew at least 360 days prior to the expiration of the Basic Term or the Renewal Term then in effect, as the case may be, provided that such notice may be revoked by the Lessee for any reason so long as the Lessor has no less than 270 days' irrevocable notice of such revocation prior to the commencement of the new Renewal Term.  The Lessee shall have no right to extend the Lease Term except as provided in this Article 5.  During the Renewal Terms, Basic Rent for the Properties shall be payable to the Lessor by the Lessee semiannually, in advance, on the Rent Payment Dates.

5.2	Lease Provisions Applicable

All the provisions of this Lease shall be applicable during each Renewal Term, except (a) the amount of each installment of Basic Rent which shall be determined as provided in Section 5.1 hereof and (b) the Stipulated Loss Values for the Properties shall for all Renewal Terms be equal to the Stipulated Loss Value for such Properties on the last day of the Basic Term.

6.	EARLY TERMINATION;

6.1	Early Termination Options

(a)
    The Lessee, for any reason, in its sole discretion, on an Anniversary, or annually thereafter on any anniversary of an Anniversary, provided that at least 360 days' prior written notice is provided to the Lessor (provided that such notice may be revoked by the Lessee for any reason prior to the date which is 270 days before the relevant Anniversary or anniversary or  as permitted pursuant to Section 6.1(d)) may terminate this Lease in accordance with this Section 6.1 as to any entire Property or Properties, in each case, only if such Property or Properties are not subject to an Event of Loss or Event of Taking or any event which with the giving of notice or the lapse of time or both would constitute an Event of Loss or Event of Taking.  Except as otherwise provided herein, if the Lessee so elects to terminate this Lease, the Lessee shall vacate such Property (unless it becomes subject to a Partial Occupancy Lease or a FMV Lease) on or before the Anniversary or anniversary on which this Lease shall terminate with respect thereto and return such Property to Lessor in accordance with Article 12 of this Lease.  In the case of a termination relating to one or more of the Bank Branch Properties, if the Lessee so elects in the termination notice, the bank lobby space located in some or all of the Bank Branch Property or Bank Branch Properties to be terminated will then become subject to a Bank Branch Lease.  The sum of (i) the Lessor's Cost for such Property or Properties to be terminated pursuant to this Section 6.1(a) (and for the portion of any Property or Properties to be subleased pursuant to an AFR Sublease), plus (ii) the Lessor's Cost for any other Property or Properties previously so terminated pursuant to this Section 6.1(a) (and any portion of any Property or Properties previously subleased pursuant to an AFR Sublease and for any FMV Property or FMV Properties terminated pursuant to Section 3.1(c)), plus (iii) $12,996,720 (which amount represents four percent (4%) of Total Original Lessor's Cost which will not be terminated pursuant to this Section 6.1(a) but was terminated pursuant to the Original Leases prior to the date hereof, less (iv) the Lessor's Cost for any portion of any Property or Properties leased to the Lessee pursuant to a Partial Occupancy Lease (but only for so long as such portion remains subject to a Partial Occupancy Lease), expressed as a percentage of Total Original Lessor's Cost, may not exceed the percentages of Total Original Lessor's Cost set forth in the table below, except as set forth in the next paragraph and except to the extent attributable to less than a single floor of a Property which is to be leased pursuant to a Partial Occupancy Lease or subleased pursuant to an AFR Sublease.  Consequently, and in all events (except to the extent attributable to less than a single floor of a Property), Properties representing a combined 46% of Total Original Lessor's Cost may not be terminated pursuant to the Original Leases or pursuant to this Section 6.1(a) (excluding any portion of any Property leased to the Lessee pursuant to a Partial Occupancy Lease, so long as such portion remains subject to a Partial Occupancy Lease).  Any termination of Properties pursuant to this Section 6.1(a) shall not result in a reduction of Basic Rent.  The percentages referenced above are as follows:

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Anniversary	Total Joint Maximum Cumulative Percentages
June 10, 2004	21%
June 10, 2009	38%
June 10, 2015	54%

(b)
    In addition to the termination option in paragraph (a) above (and subject to the terms thereof with respect to notice and that no Event of Loss or Event of Taking or event which with the passage of time or giving of notice would constitute an Event of Loss or Event of Taking, is then continuing), the Lessee (if the Lessee has not terminated the maximum Lessor's Cost pursuant to Section 6.1(a)) may, for any reason, in its sole discretion, in the same notice as referenced in Section 6.1(a), on each Anniversary, or annually thereafter on any anniversary of an Anniversary, terminate one entire Property (the Carryover Property) from this Lease if the sum of the Lessor's Cost of the Carryover Property plus the Lessor's Cost of Properties (excluding any portion of a Property leased to Lessee pursuant to a Partial Occupancy Lease, so long as such portion remains subject to a Partial Occupancy Lease) previously terminated pursuant to Section 6.1(a), plus the Lessor's Cost of any portion of a Property subleased pursuant to an AFR Sublease, plus the Lessor’s Cost of any FMV Properties previously terminated pursuant to Section 3.1(c), exceeds (such excess being referred to as the Cost Excess) the Total Joint Maximum Cumulative Percentage of Lessor's Cost which can otherwise be terminated pursuant to Section 6.1(a), but will not exceed such Total Joint Maximum Cumulative Percentage on the next Anniversary (it being agreed that the maximum terminations pursuant to Sections 6.1(a) and (b) hereof is 54% of Total Original Lessor's Cost).  No termination of Properties pursuant to this Section 6.1(b) shall result in a reduction of Basic Rent.  No more than one Carryover Property may be terminated pursuant to this paragraph (b) on an Anniversary or during the period until the next Anniversary.  In the termination notice the Lessee may elect to enter into a Bank Branch Lease in the Carryover Property if it is also a Bank Branch Property.

On the date a Carryover Property is terminated from this Lease, Lessee shall vacate such Property on or before such date and the related Property shall be returned to the Lessor pursuant to Article 12 of this Lease.  There shall be no reduction in Basic Rent as a result of such termination and the Lessee shall continue to pay Basic Rent to the Lessor until the next Anniversary as if the maximum (but no more than the maximum) terminations had occurred pursuant to Section 6.1(a); provided that if such Carryover Property will be subject to a Bank Branch Lease during such period, the rent which would otherwise be due under such Bank Branch Lease during such period will be reduced by an amount equal to the Bank Branch Lease rent multiplied by a fraction, the numerator of which is the Cost Excess and the denominator of which is the Lessor's Cost of such Carryover Property.  The Lessor's Cost of a Carryover Property so terminated shall reduce the percentage of Lessor's Cost of Properties which the Lessee can terminate pursuant to Section 6.1(a) on or after the next Anniversary to the extent of the Cost Excess.  After a Carryover Property is so terminated, the Lessee shall continue to pay Basic Rent (as provided in the second sentence of this paragraph) but otherwise have no other obligations under this Lease (except for accrued obligations), any indemnities (except to the extent indemnities would otherwise survive a Lease termination) or otherwise with respect to the Carryover Property.

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(c)
    Upon a Bank Branch Property being terminated from this Lease pursuant to Section 6.1(a) or (b) and the Lessee having elected to enter into a Bank Branch Lease for the first floor space within such Bank Branch Property or, in the case of the Bank Branch Property located at 1111 East Main Street, Richmond, for the “A” level or plaza level space or, in the case of the Bank Branch Property located at 100 S. Charles Street, Baltimore, for the first or second level retail space, then being used by the Lessee as a retail bank or to support the operation of a retail bank, the Lessee and Termination Transferee (if any) shall, so long as no Special Default or Lease Event of Default has occurred and is continuing, enter into a Bank Branch Lease prior to such termination.  Notwithstanding the foregoing, in the case of a termination of a Bank Branch Property pursuant to Section 6.2 where the Lessor does not retain such Bank Branch Property, Lessor shall execute the Bank Branch Lease prior to such termination and assign to the purchaser under Section 6.2 the Lessor's rights and obligations under such Bank Branch Lease, which Bank Branch Lease shall specify (i) that after such assignment Lessor shall have no liability or obligations as a result of such Bank Branch Lease and (ii) that if such purchaser does not purchase as contemplated by Section 6.2, such Bank Branch Lease shall be deemed terminated in all respects. The rent under each Bank Branch Lease shall be the lower of (x) the Average Annual Rent Factor multiplied by the Lessor's Cost of such bank space (which Lessor's Cost of such bank space shall be determined by allocating the Lessor's Cost of the related Property pro rata based on Square Feet) and (y) the Fair Market Value Rent (taking into account the other terms of the Bank Branch Lease) of such bank space.  The initial term of each Bank Branch Lease shall be as selected by the Lessee, but shall not be less than three or more than ten years.

(d)
    The Lessee shall have the right, subject to Section 6.1(e), to make the termination of any Property pursuant to Section 6.1(a) subject to the condition that the following events must occur prior to or simultaneously with such termination: (i) the Security Documents shall cease to be in effect or the relevant Property shall from and after the next Anniversary be released from the Lien of the Security Documents and (ii) a Termination Transferee shall have entered into a Partial Occupancy Lease with the Lessee with respect to any portion of such Property identified by the Lessee in the notice referred to in Section 6.1(e)(i) as being subject to the proposed Partial Occupancy Lease.

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(e)
    The Lessee shall only be entitled to exercise its right to make its termination option with respect to any Property under Section 6.1(a) conditional pursuant to Section 6.1(d) if: (i) the Lessee shall notify the Lessor in writing between 540 and 270 days prior to an Anniversary that it intends to keep possession of a portion of such Property, which notice shall identify the portion of any Property which is to be subject to a Partial Occupancy Lease either by reference to the portion of such Property which the Lessee intends to retain possession of or by reference to the portion of such Property which the Lessee intends to vacate, (ii) the portion of such Property which is to be subject to a Partial Occupancy Lease shall consist of one or more entire floors of each relevant Property and does not include any partial floors, (iii) the Lessee shall pay for all reasonable costs of completing necessary Demising Work in such Property in accordance with Section 6.5, (iv) if the Termination Transferee to whom the Property subject to a Partial Occupancy Lease is transferred is the Owner Participant or an Affiliate of the Owner Participant, the Lessee shall pay such portion of the Transfer and similar taxes as are determined by multiplying such taxes by a fraction, the numerator of which is the Lessor’s Cost of the portion of the Property subject to the Partial Occupancy Lease and the denominator of which is the total Lessor’s Cost for the Property, and (v) after giving effect to all terminations then requested by the Lessee on such Anniversary, the Lessee would have terminated this Lease with respect to at least the Total Joint Maximum Cumulative Percentage of Total Original Lessor's Cost permitted for such Anniversary in Section 6.1(a), and provided that any portion of a Property leased to the Lessee pursuant to a Partial Occupancy Lease shall (so long as such portion remains subject to a Partial Occupancy Lease) be deemed to still be subject to this Lease for purposes of determining whether or not the Total Joint Maximum Cumulative Percentages in Section 6.1(a) have been exceeded and for purposes of Section 3.1(a) and (b).  The Lessor and the Owner Participant shall be obligated to notify the Lessee and the Indenture Trustee within 60 days after receipt of the notice described in Section 6.1(e)(i) whether or not the Lessor and the Owner Participant expect to be able to satisfy the conditions set forth in Section 6.1(d).  The Lessor or the Owner Participant will promptly notify the Lessee and the Indenture Trustee if, at any time after the Lessor or the Owner Participant notified the Lessee and the Indenture Trustee pursuant to the preceding sentence that the Lessor and the Owner Participant expect to be able to satisfy the conditions set forth in Section 6.1(d), it becomes likely that the Lessor or the Owner Participant will not be able to satisfy such conditions.

(f)
    In the event that the termination of any Property can not be completed as a result of the failure of the conditions set forth in Section 6.1(d) to be satisfied, the Lessee shall have the option to sublease the portion of such Property which was not identified by the Lessee as being subject to the proposed Partial Occupancy Lease in the notice referred to in Section 6.1(e)(i), to a Termination Transferee selected by the Lessor (which must either be the Recourse Guarantor or an entity guaranteed by the Recourse Guarantor pursuant to a guaranty in form and substance reasonably acceptable to the Lessee) and the Lessor shall permit such sublease pursuant to an AFR Sublease.  Any portion of a Property subleased to a Termination Transferee pursuant to an AFR Sublease shall be considered terminated from this Lease for purposes of determining whether or not the Total Joint Maximum Cumulative Percentages in Section 6.1(a) have been exceeded and for purposes of Section 3.1(a) and (b).  If at any time any Property subject to an AFR Sublease is released from the Lien of the Security Documents, the relevant Termination Transferee and the Lessee shall promptly enter into a Partial Occupancy Lease relating to the portion of such Property that was not subject to an AFR Sublease and, upon execution of such Partial Occupancy Lease, (i) such AFR Sublease shall automatically terminate and (ii) this Lease shall automatically terminate with respect to such Property.  If the Termination Transferee to whom the Property subject to a Partial Occupancy Lease is transferred is the Recourse Guarantor or an Affiliate of the Recourse Guarantor, the Lessee shall pay such portion of the Transer and similar taxes as are determined by multiplying such taxes by a fraction, the numerator of which is the Lessor’s Cost of the portion of the Property subject to the Partial Occupancy Lease and the denominator of which is the total Lessor’s Cost for the Property.

(g)
    For purposes of Section 6.1(a), the Lessor's Cost for any portion of any Property shall be determined by multiplying the Lessor's Cost for such Property in its entirety by a fraction, the numerator of which is the number of Square Feet included in such portion and the denominator of which is the total Square Feet of such Property.

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(h)
    If at any time after the Lessee notifies the Lessor of its desire to terminate the Lease with respect to a Property pursuant to Section 3.1(c) or 6.1(a) and to enter into a FMV Lease or a Partial Occupancy Lease, as applicable, with respect to a portion of such Property, the Lessor and Owner Participant will use all reasonable efforts to cause such Property to be released from the Lien of the Security Documents (it being understood that a Property can not be released from the Lien of the Security Document unless either the conditions of Section 11.01 of the Indenture are satisfied or the Indenture Trustee has consented in writing to such release).   If the Lessee has requested that this Lease be so terminated with respect to more than one Property pursuant to Section 3.1(c) or 6.1(a) and the Lessor and Owner Participant determine that they will be unable to cause all such Properties to be released from the Lien of the Security Documents, so that it will be necessary for one or more of such Properties to remain subject to the Lease and become subject to an AFR Sublease, the Lessor and Owner Participant shall use all reasonable efforts to cause the Property to be terminated from the Lease which minimizes the amount of Square Feet which will be subject to an AFR Sublease.

6.2	Obsolescence Termination

In addition to the termination rights granted in Section 6.1 above, so long as no Special Default or Lease Event of Default has occurred and is continuing, the Lessee may, if it determines (as evidenced by a certificate of a Responsible Officer of the Lessee) one or more Properties is obsolete, surplus or uneconomic for its needs, on not less than 180 days' prior written notice to the Lessor (a Notice of Termination), terminate this Lease as to any such Property or Properties on a Rent Payment Date after December 10, 2004 (the Termination Date).  The Notice of Termination may be revoked by the Lessee for any reason up to 30 days prior to the Termination Date (unless Lessor has previously given the notice contemplated in the next paragraph).  Upon such termination election, the Lessee shall use all reasonable efforts to sell the Properties (subject to any Bank Branch Leases for such Properties, if any, which the Lessee elects in such Notice of Termination for any Bank Branch Properties being so terminated, and subject to any Senior Subleases) for cash to the highest bidder unrelated to the Lessee on such Termination Date.  Lessor and Owner Participant may, but shall have no obligation to, attempt to locate a purchaser for such Property or Properties, provided that such attempts do not interfere with the Lessee's attempts to locate such a purchaser.  In the event such a buyer is found, the Lessee shall vacate such Properties (except for any bank lobby space subject to such a Bank Branch Lease) and the sale shall occur on the Termination Date and, subject to the last sentence in this paragraph, net sales proceeds shall be paid to the Lessor.  If the net sales proceeds received by the Lessor are less than the Stipulated Loss Value of such Properties on the Termination Date the Lessee shall pay to the Lessor on such Termination Date such shortfall and all other amounts then due, including any Supplemental Rent and Redemption Premium, if any, then due.  If no such buyer is found by such Termination Date, the Lessee may elect to either continue this Lease without any such termination (provided, however, the Lessee may not withdraw (pursuant to this sentence or the first sentence of this paragraph) more than 5 termination notices in the aggregate and not more than one in any 18-month period, in each case for this Lease and any FMV Lease) or vacate such Property or Properties (it being understood that sublessees under Senior Subleases, and the Lessee as lessee under any such Bank Branch Lease, need not vacate) and pay to the Lessor the Stipulated Loss Value, the Redemption Premium and any other amounts then due for such Properties on such Termination Date and continue to attempt to find such a buyer.  When such a buyer is ultimately found, the net proceeds of such sale shall be remitted to the Lessee up to an amount equal to and in reimbursement of the Lessee's payment of Stipulated Loss Value, the Redemption Premium and any other amounts then due and any excess shall be paid as provided in the next sentence.  If the Lessee arranges for such a sale and has paid all Supplemental Rent and Redemption Premium, if any, then due and the net proceeds are in excess of Stipulated Loss Value, such excess proceeds shall be applied to reimburse the Lessee for the reasonable costs  incurred in connection with such sale and the balance shall be paid to the Lessor.

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Upon Lessee's payment of all amounts due under this Section 6.2, and the assumption by the purchaser of any Bank Branch Leases in the terminated Property(ies), Lessor shall, at Lessee's expense, execute such deeds and other instruments of transfer as Lessee may reasonably request to effectuate the transfer to such purchaser, which transfer shall be without recourse or warranty, except as to the absence of Lessor's Liens.

In the event the Lessee elects to terminate this Lease with respect to a Property or Properties as provided in this Section 6.2, the Lessor may elect to retain such Properties (by notice given to Lessee no later than 60 days after Lessor receives the Notice of Termination) and thereby relieve the Lessee from any obligation to pay Stipulated Loss Value (but the Lessee shall nonetheless pay any Redemption Premium, if any, and Supplemental Rent then due), provided that no such election shall be made unless the Lessor shall have deposited funds with the Indenture Trustee sufficient to pay the Allocable Portion of the Notes in full on the Termination Date.  This Lease will so terminate with respect to such Property or Properties whether or not such Allocable Portion is so paid.  Upon such termination the Lessor will transfer such Property or Properties to such other Person as it shall determine, but at the sole cost and expense of the Owner Participant, including as to transfer taxes.

6.3	Effect of Termination

Upon compliance by the Lessee with the provisions of Section 6.2 with respect to termination of one or more Properties, the obligation of the Lessee to pay Basic Rent for the terminated Properties for any period after the Termination Date shall cease.  Upon compliance by Lessee with the provisions of Section 6.1 or 6.2 with respect to termination of one or more Properties, the Lease Term shall end for such Properties and the obligations of the Lessee hereunder with respect to such Properties (other than any such obligations expressly surviving termination of this Lease) shall terminate as of the date of termination.  In the event, for any reason, the purchaser fails to purchase a Property on the Termination Date, this Lease shall continue as to such Property, and the Lessee shall pay any costs incurred by Lessor, Owner Participant, the Pass Through Trustee or Indenture Trustee in connection therewith unless such failure resulted from a breach by a party of its obligations under the Operative Documents, in which case the Lessee shall not pay such party's costs.

6.4	Adjustment of Termination Percentages

The Total Joint Maximum Cumulative Percentages set forth in Section 6.1(a) shall not be reduced upon the termination of this Lease as to a Property unless such termination is pursuant to Section 6.2, 14.1 or 14.3 hereof or Section 9.1 of the Participation Agreement only in the case where the Lessee elects to purchase the Property or Section 9.3 of the Participation Agreement (a Terminating Event), in which case each Total Joint Maximum Cumulative Percentage in Section 6.1(a) for an Anniversary that has not yet occurred shall equal:

EP+((PA-EP) X (1-(TP/((1-CT)-EP))))

EP =           the Total Joint Maximum Cumulative Percentage for the Anniversary that has most recently occurred or, if no Anniversary has previously occurred, 0.04;

PA =          the Total Joint Maximum Cumulative Percentage being adjusted;

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TP =           the percentage of Total Original Lessor's Cost represented by the Property being terminated;

CT =          the percentage of Total Original Lessor's Cost represented by the cumulative Properties  previously terminated from the Lease pursuant to a Terminating Event, without regard of the Terminating Event giving rise to the current Section 6.4 adjustment.

Each variable should be expressed as a decimal when calculating the Total Joint Maximum Cumulative Percentage and converted to a percentage after the calculation.

For example, if during the fourth and eighth years of the Original Leases, Properties representing 40% and 10%, respectively, of total Lessor's Cost for all Properties originally subject to the Original Leases were terminated from the Original Leases (or this Lease, as the case may be) pursuant to a Terminating Event, the Total Joint Maximum Cumulative Percentage table of Section 6.1(a) would become as follows:

Anniversary	4th Year Total Joint Maximum Cumulative Percentages[1]	8th Year Total Joint Maximum Cumulative Percentages[1]

June 10, 2004	13.9167%	13.9167%

June 10, 2009	23.8333%	21.6814%

June 10, 2015	33.1667%	28.9895%

6.5	Demising Work

Any Demising Work required to be performed by Lessee: shall, in each instance, be completed as follows:

(a)
    Lessee shall prepare and submit to Owner Participant for Owner Participant's approval a preliminary space plan (the Preliminary Space Plan) in connection with the proposed separation of the Leased Premises from the Surrendered Premises. Owner Participant's approval shall not be unreasonably withheld or delayed and shall be given or withheld, or Owner Participant shall advise Lessee whether Owner Participant requires additional information in order to evaluate Lessee's request, within ten (10) days following Lessee's delivery to Owner Participant of the Preliminary Space Plan.  If Owner Participant objects to the Preliminary Space Plan (or any revision thereof), Lessee shall deliver a revised Preliminary Space Plan to Owner Participant and the procedure will be repeated, if necessary, until a final space plan is approved.  The final approved space plan is hereinafter referred to as the Final Space Plan. Owner Participant and Lessee shall work with one another reasonably and in good faith to resolve any differences concerning the Preliminary Space Plan and the Final Space Plan (or the Preliminary Drawings or Final Drawings hereafter referenced in Section 6.5(b)).

[1]	Total Joint Maximum Cumulative Percentages are percentages of Lessor's Cost for all Properties originally subject to the Lease.

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(b)
    From the Final Space Plan, Lessee shall prepare and submit to Owner Participant for Owner Participant's approval (which approval shall not be unreasonably withheld or delayed, and which shall be given or withheld, or Owner Participant shall advise Lessee whether Owner Participant requires additional information in order to evaluate Lessee's request, within ten (10) days) following Lessee's delivery to Owner Participant of, one-eighth inch (1/8") architectural, mechanical, electrical, lighting, plumbing and (if reasonably requested by Owner Participant) floor load working drawings together with specifications necessary to complete all of the proposed improvements shown on the Final Space Plan (collectively, the Preliminary Drawings). If Owner Participant objects to the Preliminary Drawings (or any revision thereof), Lessee shall deliver revised Preliminary Drawings to Owner Participant and the procedure will be repeated, if necessary, until final drawings are approved.  The final approved drawings are hereinafter referred to as the Final Drawings.

(c)
    Lessee will cause the Demising Work to be constructed in substantial accordance with the Final Drawings. Owner Participant and the Lessor shall be deemed to have waived Lessee's performance of any Demising Work not shown on the Final Drawings except to the extent required to satisfy Applicable Laws. Owner Participant 's review of Space Plans and Drawings under Sections 6.5(a) and (b) is for Owner Participant's purposes only, and not a representation or warranty that the work to be performed pursuant thereto meets all Applicable Laws.

(d)
    In connection with the Demising Work, Lessee shall file all drawings, plans and specifications, pay all fees and obtain all permits and applications from any authorities having jurisdiction and perform all Demising Work in compliance the requirements of such permits and applications; and Lessee shall promptly obtain, if required, a permanent certificate of occupancy and all other approvals required of Lessee to use and occupy the Leased Premises.

(e)
    Lessee shall have the right to select the general contractor and subcontractors for the Demising Work, provided that Lessee shall not use a contractor or subcontractor as to which Owner Participant shall reasonably object within ten (10) days following Lessee's notice to Owner Participant of the identity of such contractor(s) and subcontractor(s) as Lessee has selected.

(f)
    The parties shall cooperate with each other in good faith and coordinate the scheduling of the Demising Work in an effort to complete the same in a timely manner. Owner Participant, Lessor and Lessee shall be commercially reasonable in agreeing to non-material reconfigurations of the boundaries of the Leased Premises to facilitate Lessee's construction of demising walls for the Leased Premises.

(g)
    All of the Demising Work shall be done in conformity with Applicable Laws and at Lessee's expense, including, without limitation, building permit fees, other fees, architectural and engineering expenses and other expenses relating thereto.  Lessee may request Owner Participant's review of Preliminary Space Plans or Preliminary Drawings before Lessee's notification to Owner Participant or Lessor of Lessee's election to remove Surrendered Premises from the Leased Premises to facilitate Lessee's understanding of the potential approximate costs associated therewith.

6.6	Sublessee Options

If at the time this Lease is to be terminated with respect to any Property pursuant to Section 3.1 or Section 6.1 or at the time any portion of any Property is to be subleased pursuant to an AFR Sublease, a sublessee of any portion of such Property has the option to sublease from the Lessee additional space in such Property at a fair market value rent (including by way of any right of first refusal or similar right), the Lessor and Owner Participant agree, and will cause any relevant Termination Transferee to agree, to honor the terms of such option as if it was an option granted to such permitted sublessee by the Lessor, Owner Participant or relevant Termination Transferee, as the case may be.

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7.	CONDITION AND USE OF PROPERTIES

7.1	Waivers

The Properties are demised and let by the Lessor "AS IS" in their present condition, subject to (a) the rights of any parties in possession thereof, (b) the state of the title thereto existing at the time the Lessor acquired title to such Properties, (c) any state of facts which an accurate survey or physical inspection might show (including the surveys delivered on the Closing Date), (d) all Applicable Laws and Regulations, (e) any violations of Applicable Laws and Regulations which may exist at the commencement of the Lease Term and (f) the presence or potential presence of any Hazardous Material at, on or under any Properties or any property in the vicinity of the Properties.  The Lessee has examined the Properties and has found the same to be satisfactory for all purposes of this Lease (without waiving any rights Lessee may have against any contractor, subcontractor or supplier).  NONE OF THE LESSOR (EITHER IN ITS INDIVIDUAL OR TRUST CAPACITIES), THE OWNER PARTICIPANT, THE INDENTURE TRUSTEE OR THE PASS THROUGH TRUSTEE (EITHER IN ITS INDIVIDUAL OR TRUST CAPACITIES) HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WHATSOEVER OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, HABITABILITY, MERCHANTABILITY, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE PROPERTIES (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTIES (OR ANY PART THEREOF) AND NONE OF THE LESSOR (EITHER IN ITS INDIVIDUAL OR TRUST CAPACITIES), THE OWNER PARTICIPANT, THE INDENTURE TRUSTEE OR THE PASS THROUGH TRUSTEE (EITHER IN ITS INDIVIDUAL OR TRUST CAPACITIES) SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR FOR THE FAILURE OF THE PROPERTIES TO BE CONSTRUCTED IN ACCORDANCE WITH THE PLANS AND SPECIFICATIONS, THE COMPLIANCE OF ITS PLANS AND SPECIFICATIONS WITH APPLICABLE LAWS AND REGULATIONS OR THE FAILURE OF THE PROPERTIES, OR ANY PART THEREOF, OTHERWISE TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS except that the Lessor hereby represents, warrants and covenants that the Properties are and shall be free of Lessor Liens.  It is agreed that the Lessee is fully familiar with the Properties, has been afforded full opportunity to inspect the Properties, is satisfied with the results of its inspections of the Properties for all purposes of this Lease (without waiving any rights Lessee may have against any contractor, subcontractor or supplier) and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the preceding sentence, as between the Lessor, the Owner Participant, the Indenture Trustee or the Pass Through Trustee, on the one hand, and the Lessee, on the other, are to be borne by the Lessee.  The provisions of this Article 7 have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by the Lessor, the Owner Participant, the Indenture Trustee or the Pass Through Trustee, express or implied, with respect to the Properties, that may arise pursuant to any law now or hereafter in effect, or otherwise.

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8.	LIENS; TAXES

8.1	Liens

The Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Properties, this Lease or the leasehold estate created hereby, any Basic Rent or Supplemental Rent, title thereto or any interest therein, or the rentals payable with respect to any subletting of the Properties, including all Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Properties or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee (from other than the Lessor, the Owner Participant or any Termination Transferee) or Alterations constructed by the Lessee and not financed by the Lessor, except in all cases Permitted Liens.  The Lessee shall promptly, but not later than thirty (30) days after notice thereof, at its own expense, take such action as may be necessary duly to discharge or eliminate or bond in a manner reasonably satisfactory to the Lessor any such Lien (other than Permitted Liens) if the same shall arise at any time; provided, however, that the Lessee shall not be required to so discharge or bond any such Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any part of the Properties or title thereto or any interest therein or the payment of Rent.

Nothing contained in this Lease shall be construed as constituting the consent or request of the Lessor, express or implied, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Properties or any part thereof, which would result in any liability of the Lessor for payment therefor.  Notice is hereby given that the Lessor will not be liable for any labor, services or materials furnished or to be furnished to the Lessee, or to anyone holding an interest in the Properties or any part thereof through or under the Lessee, and that no mechanic's or other Liens for any such labor, services or materials shall attach to or affect the interest of the Lessor in and to the Properties.

With respect to any Property located in the State of Florida, Lessor hereby NOTIFIES ALL MECHANICS,  MATERIALMEN AND OTHER LIENORS THAT PURSUANT TO FLORIDA STATUTES §713.10, ANY LIENS UNDER  FLORIDA STATUTES CH. 713 SHALL EXTEND TO, AND ONLY TO, THE RIGHT, TITLE AND INTEREST OF THE PERSON WHO CONTRACTS FOR THE IMPROVEMENT IN QUESTION AND THAT NEITHER THE INTEREST OF LESSOR NOR ANY SUPERIOR INTEREST IN SUCH PROPERTY OR IN ANY OTHER PORTIONS OF THE BUILDING AND LAND OF WHICH THE PROPERTY IS A PART SHALL BE SUBJECT TO LIENS FOR ANY IMPROVEMENTS, SERVICES OR MATERIALS MADE BY, CONTRACTED FOR OR OTHERWISE AUTHORIZED BY LESSEE OR BY ANY EMPLOYEE, CONTRACTOR OR AGENT OF LESSEE.  Lessee agrees that prior to contracting for any improvements, services or materials to be made in or delivered to any Property located in the State of Florida, Lessee shall notify the contractor of the foregoing provisions.  Lessee further agrees that upon request of Lessor, Lessee shall execute a notice which sets forth the foregoing provisions, which notice may be recorded by Lessor in the public records of the county where the applicable Property is located.

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8.2	Taxes

(a)
    Subject to the provisions hereof relating to contests, Lessee shall pay and discharge, before any interest or penalties are due thereon, all of the following taxes, charges, assessments, levies and other items (collectively, “tax” or “taxes”), even if unforeseen or extraordinary, which are imposed or assessed during the Lease Term, regardless of whether payment thereof is due prior to, during or after the Lease Term: all taxes of every kind and nature (including, without limitation, real, ad valorem, personal property, and sales and use tax), on or with respect to the Properties (including, without limitation, any taxes assessed against Lessor’s fee estate in the Land or Improvements or against any real property other than the Properties which is included within the tax parcel which includes the Properties), the Basic Rent and Additional Basic Rent (including, without limitation, ad valorem taxes) payable hereunder, this Lease or the leasehold estate created hereby; all charges and/or assessments for any easement or agreement maintained for the benefit of the Properties; and all general and special assessments, levies, water and sewer assessments and other utility charges, use charges, impact fees and rents and all other public charges and/or taxes whether of a like or different nature.  Lessor and Owner Participant shall promptly deliver to Lessee any bill or invoice Lessor or Owner Participant receives with respect to any tax; provided, that the Lessor’s and Owner Participant’s failure to deliver any such bill or invoice shall not limit Lessee’s obligation to pay such tax.  Lessor and Owner Participant agree to cooperate with Lessee to enable Lessee to receive tax bills directly from the respective taxing authorities.  Nothing herein shall obligate Lessee to pay, and the term “taxes” shall exclude, federal, state or local (i) franchise, capital stock or similar taxes, if any, of Lessor or Owner Participant, (ii) income, excess profits or other taxes, if any, of Lessor or Owner Participant, determined on the basis of or measured by Lessor’s or Owner Participant’s net income, (iii) any estate, inheritance, succession, gift, capital levy or similar taxes of Lessor or Owner Participant, (iv) taxes imposed upon Lessor or Owner Participant under Section 59A of the Internal Revenue Code of 1986, as amended, or any similar state, local, foreign or successor provision, (v) any amounts paid by Lessor or Owner Participant pursuant to the Federal Insurance Contribution Act (commonly referred to as FICA), the Federal Unemployment Tax Act (commonly referred to as FUTA), or any analogous state unemployment tax act, or any other payroll related taxes, including, but not limited to, any required withholdings relating to wages, (vi) except as provided in Section 6 and Section 14 herein, any taxes in connection with the transfer or other disposition of any interest, other than Lessee’s (or any person claiming under Lessee), in the Properties or this Lease, to any person or entity, including, but not limited to, any transfer, capital gains, sales, gross receipts, value added, income, stamp, real property gains or withholding tax, and (vii) any interest, penalties, professional fees or other charges relating to any item listed in clauses (i) through (vi) above; provided, further, that Lessee is not responsible for making any additional payments in excess of amounts which would have otherwise been due, as tax or otherwise, but for a withholding requirement which relates to the particular payment and such withholding is in respect to or in lieu of a tax which Lessee is not obligated to pay; and provided, further, that if at any time during the Lease Term, the method of taxation shall be such that there shall be assessed, levied, charged or imposed on Lessor a tax upon the value of the Properties or any present or future Improvement or Improvements on the Properties, including any tax which uses rents received from Lessee as a means to derive value of the property subject to such tax, then all such levies and taxes or the part thereof so measured or based shall be payable by Lessee, but only to the extent that such levies or taxes would be payable if the Properties were the only property of Lessor and/or Owner Participant, and Lessee shall pay and discharge the same as herein provided.  In the event that any assessment against the Properties is payable in installments, Lessee may pay such assessment in installments; and in such event, Lessee shall be liable only for those installments which become due and payable prior to or during the Lease Term, or which are appropriately allocated to the Lease Term even if due and payable after the Lease Term.  Lessee shall deliver, or cause to be delivered, to Lessor, Owner Participant and Indenture Trustee, promptly upon Lessor’s, Owner Participant’s or Indenture Trustee’s written request, evidence satisfactory to Lessor, Owner Participant and Indenture Trustee that the taxes required to be paid pursuant to this Section 8.2 have been so paid and are not then delinquent.

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(b)
    Lessee, at its own cost and expense, may contest (including seeking an abatement or reduction of)  any taxes agreed to be paid hereunder; provided, that (i) Lessee first shall satisfy any Applicable Laws, including, if required, that the taxes be paid in full before being contested or, if not required to be paid in full, such contest shall suspend the collection of such taxes, (ii) no Lease Event of Default has occurred and is continuing and no Lease Event of Default shall occur as a result of such contest and (iii) failing to pay such taxes will not subject Lessor, Owner Participant or Indenture Trustee to criminal or civil penalties or fines or to prosecution for a crime, or result in the sale, forfeiture, termination, cancellation or loss of any portion of the Properties or any interest therein, any Basic Rent or any Additional Basic Rent.  Lessee agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion.  Lessee shall pay and shall indemnify, defend and hold Lessor, Owner Participant and Indenture Trustee and all other Indemnitees harmless against any and all losses, judgments, decrees and costs (including, without limitation, all reasonable attorneys’ fees and expenses) in connection with any such contest and shall promptly, after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.  At Lessee’s sole cost,  Lessor and Owner Participant shall assist Lessee as reasonably necessary  with respect to any such contest, including joining in and signing applications or pleadings.  Any rebate applicable to any portion of the Lease Term shall belong to Lessee.  If at the time of any such contest a Lease Event of Default has occurred and is continuing, then Lessee shall post a bond or other security with and acceptable to Lessor and Indenture Trustee in their discretion in an amount equal to one hundred twenty-five percent (125%) of the amount being contested.

(c)
    In the event that Lessee shall be required pursuant to this Section 8.2 to pay, discharge or provide indemnity for, or make any other payment with respect to, any tax for which Lessee would not be obligated pursuant to Section 8.2(b) of the Participation Agreement, Owner Participant shall, on demand, reimburse and indemnify Lessee for any amount so paid or incurred by Lessee.

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9.	MAINTENANCE AND REPAIR; ALTERATIONS, MODIFICATIONS AND ADDITIONS

9.1	Maintenance and Repair

The Lessee, at its own expense, shall at all times (unless subject to an Event of Loss or an Event of Taking) (a) maintain the Properties in good order, repair and condition, ordinary wear and tear excepted, and to no less a standard than Lessee utilizes for other comparable properties owned or leased by it, (b) except to the extent Section 9.4 shall apply, maintain the Properties, and make all necessary repairs and Alterations to maintain the Properties, in accordance with all Applicable Laws and Regulations, and (c) comply with the standards imposed by any insurance policies required to be maintained hereunder which are in effect at any time with respect to the Properties or any part thereof, and shall take the preceding actions whether interior or exterior, structural or nonstructural, ordinary or extraordinary and foreseen or unforeseen whether or not such expenditures would constitute capital expenditures under GAAP if made by the owner of such property.  The Lessee waives any right that it may now have or hereafter acquire to require the Lessor to (i) maintain, repair, replace, alter, remove or rebuild all or any part of the Properties or (ii) make repairs and Alterations (whether or not at the expense of the Lessor) pursuant to any Applicable Laws and Regulations or otherwise.  The Lessee, at its own cost and expense, shall promptly replace or cause to be replaced all parts of the Improvements which may from time to time fail to function properly or become worn out, lost, stolen, destroyed, seized or confiscated, subject to a Condemnation, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever; provided, however, that the Lessee shall not be obligated to replace any part if (a) such part has become unnecessary or obsolete and its replacement is not necessary or customary for the proper functioning of the Improvements and (b) the failure to replace such part will not reduce (other than to a de minimis extent) the remaining useful life, fair market value or residual value of the Improvements, in each case assuming that the Improvements are then being operated and maintained in accordance with this Article 9.  In addition, the Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any such parts, whether or not functioning properly, worn out, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that the Lessee will, at its own cost and expense, replace such parts as promptly as practicable and in accordance with the standards set forth in this Section 9.1.  All replacement parts (hereinafter referred to as Replacement Parts) shall be free and clear of all Liens (except for Permitted Liens and except in the case of replacement parts temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a value, useful life and utility at least equal to, the parts replaced, assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof.  Immediately upon any Replacement Part becoming incorporated or installed in or attached to any part of the Improvements as above provided, without further act (subject only to Permitted Liens and except in the case of replacement property temporarily installed on an emergency basis), (i) legal title to such Replacement Part shall there upon vest in the Lessor and shall become subject to this Lease, (ii) such Replacement Part shall be deemed part of the Improvements for all purposes hereof to the same extent as the parts originally incorporated or installed in or attached to the Improvements, and (iii) title to the replaced part shall thereupon vest in the Lessee free and clear of all rights of the Lessor, and shall no longer be deemed part of the Improvements.

9.2	Alterations

(a)
(i)             The Lessee may, without the consent of the Lessor, and without complying with the requirements of paragraph (b) of this Section 9.2, at the Lessee's own cost and expense, make Alterations to any Properties, so long as such Alterations (i) do not reduce the value, residual value and remaining useful life of such Property except to a de minimis extent (which for this purpose only shall mean a decrease in current market value or future residual value as of the applicable date for such Property shown on Schedule 3 of less than the lesser of $500,000 or 1% (in the aggregate for purposes of this Lease) of the then Fair Market Sales Value of such Property or a decrease of less than 2% in remaining useful life), (ii) do not cause such Property to become "limited use" property as defined in Rev. Proc. 2001-28, as amended, and (iii) do not change the use of such Property to a use other than a Permitted Use.

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(ii)
    The Lessee will give the Lessor advance written notice of any structural changes to a Property if the cost thereof is expected to exceed the lesser of $1,000,000 and 10% (in the aggregate for purposes of this Lease) of the Lessor's  Cost of such Property.

(iii)
    So long as no Special Default or Lease Event of Default has occurred and is continuing, the Lessee may remove any Severable Alteration not required by this Lease or Applicable Laws and Regulations at any time during or upon expiration of the Lease Term; provided, that the Lessee, at its cost and expense, shall restore the affected Properties to substantially the same condition as existed prior to any such Alteration.

(iv)
    If the Lessee shall make or cause to be made any Alterations, it shall do so in a good, substantial and workmanlike manner and in compliance with all Applicable Laws and Regulations and free of all Liens other than Permitted Liens.  Whenever the Lessee is required to perform any Alterations upon the Properties, the Lessee shall promptly commence the Alterations and, once commenced, diligently and continually pursue the completion of such Alterations within a reasonable time.  If any Alterations are made following a Casualty, a Condemnation or an Event of Loss where this Lease continues, any Net Proceeds shall be disbursed pursuant to Section 14.2.

(b)
    Notwithstanding the foregoing, the Lessee may decide in its sole discretion to construct additions which may be substantial (the Additions) to a Property which Additions will remain owned by the Lessee or its designees so long as (i) such Additions do not reduce the current market value of such Property, future residual value for such Property or remaining useful life of such Property; provided that in the case of a Property located in (A) College Park, Georgia, (B) Triad Center, Greensboro, North Carolina, and (C) 8011 Villa Park, Richmond, Virginia (the Improved Properties), such Additions may reduce, but by no more than a de minimis amount (which for these purposes shall not exceed the lesser of $1,000,000 and 10% (in the aggregate for purposes of this Lease) of the Lessor's Cost of such Improved Property), the value or residual value of such Improved Property, (ii) the cross-easements referenced in the penultimate sentence of this paragraph are permitted by Applicable Laws and Regulations, (iii) such Property has available to it the number of parking spaces equal to the greater of (x) those required by Applicable Laws and Regulations and (y) those that maintain the same ratio of Square Feet in such Property to parking spaces available to such Property after such Additions as existed before such Addition, (iv) there are no unindemnified tax consequences to the Owner Participant, (v) no Special Default or Lease Event of Default is continuing when construction of such Addition is commenced and (vi) the Lessee shall comply with Section 9.2(a)(iv).  Notwithstanding the foregoing, no such Additions shall be constructed if such construction or any related events may result in material adverse tax consequences to the Owner Participant (regardless of whether the Owner Participant is indemnified for such adverse consequences) unless (A) the Lessee satisfies the Rating Test and (B) Owner Participant receives an opinion from counsel selected by the Lessee and reasonably acceptable to the Owner Participant, that there is at least "more likely than not" authority for the federal income tax position which the Lessee requests the Owner Participant to assume.  Subject to the foregoing, Lessor agrees, at the Lessee's expense, to enter into appropriate cross-easements with respect to any such Addition and its related Improvements so that both properties can be effectively and efficiently utilized; provided, however, that any Addition constructed by Lessee pursuant to this paragraph (b) shall contain heating, ventilating, cooling and life safety facilities and equipment separate and distinct from the Improvements, and shall not interfere with or overburden any sewer, water, natural gas, electric, telephone and other utilities serving the Improvements.  The use and operation of such Addition shall not unreasonably interfere with the use and operation of the Property (except to the extent the Improvements and the Addition share equipment, facilities and parking areas pursuant to appropriate cross-easements) and shall not materially increase the cost of the use and operation of the Improvements.

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(c)
    If the Lessee is prevented from constructing an Addition  or Alteration to a Property as a result of the operation of Section 9.2(d)(z) or the proviso which follows Section 9.2(d)(z), the Lessee may exercise its rights set forth in clause (iii) of the first sentence of Section 9.3 of the Participation Agreement if within 90 days after the Lessee has Actual Knowledge that it has been so prevented it sends written notice to the Lessor, the Owner Participant and the Indenture Trustee exercising such right and specifying the date of purchase pursuant to such clause (iii); provided however, that the Lessee may not purchase such Property under such clause (iii) if (1) within 15 days of the date of Lessee's written notice of such exercise the Indenture Trustee and the Lessor each waive the requirements set forth in Section 9.2(d)(z) and the proviso that follows Section 9.2(d)(z) and, as a result, permit the Alteration or Addition to be constructed on such Property or (2) within 15 days of the date of Lessee's written notice of such exercise, the Lessor or Owner Participant elects  to prepay the Allocable Portion of the Notes relating to such Property (and pay any related Redemption Premium pursuant to the Indenture it being agreed that such Redemption Premium shall be paid by the Lessee on the date specified in such election by the Lessee for the purchase of such Property), whereupon the Lessee may proceed to construct such Alteration or Addition, and such Property shall remain subject to this Lease and the Security Documents; provided that the Owner Participant or the Lessor may not so elect unless the Lessor or the Owner Participant shall have deposited with the Indenture Trustee funds sufficient to pay such Allocable Portion of the Notes and Redemption Premium in full on such date.  There shall be no reduction of Basic Rent as a result of the prepayment contemplated in clause (2) of the immediately preceding proviso.

(d)
    In the event an Addition or an Alteration would result in a decrease in value and/or residual value of a Property such that they would not be permitted pursuant to Section 9.2(a) or (b), the Lessee may nonetheless make such Addition or Alteration if (x) the other requirements of such Section 9.2(a) or (b) are satisfied, (y) the Lessee pays to the Lessor the present value of the amount of such diminution in residual value, discounted at 10.769% per annum, but grossed up so that the Owner Participant is whole on an After-Tax Basis and (z) the loan to value ratio for such Property does not increase above 90% when such Alteration or Addition is completed as determined before construction of such Addition or Alteration has commenced by comparing the Allocable Portion of the Notes for such Property to the expected Fair Market Sales Value of such Property after such Addition or Alteration, as determined by the Appraisal Procedure; provided that if at the time of the commencement of such Appraisal Procedure the Lessee making such Addition or Alteration does not satisfy the Rating Test then, if Notes are outstanding, no Addition or Alteration which decreases the value and/or residual value of a Property may be made; provided further that the preceding clause (z) and the preceding proviso shall only apply so long as the Notes originally issued under the Indenture remain outstanding and shall not apply during any period during which the maturity of such Notes has been extended for any reason.  For the purpose of calculating the residual value pursuant to clause (x) above, each Property will be assumed to be terminated from this Lease on the date set forth in Schedule 2 or, if such calculation is being made following such date, on the next Anniversary on which such Property could be so terminated.  The Lessee may not make such Additions or Alterations with respect to a Property if the aggregate payments made and to be made pursuant to this paragraph (before gross-up) will exceed 25% of the  Lessor's Cost of such Property (as inflated in the same proportion that by CPI has increased from the month of June, 1997 to the most recent date prior to such payment as of which CPI has been published).

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(e)
    The Lessee shall make such Alterations to the Properties as may be required from time to time (i) to comply with all Applicable Laws and Regulations (subject to the contest rights set forth in Section 9.4) and with Section 9.1 and (ii) following a Casualty, Condemnation or Event of Loss (in any instance where the provisions of Section 14.1(ii) shall apply), to restore the Improvements to their respective condition prior to a Casualty or Condemnation, and will maintain such Alterations as provided in Section 9.1 hereof; provided that in the case of a Condemnation, the Lessee's obligation will be to restore the Improvements to such condition as close as possible under the circumstances to the condition prior to such Condemnation.

9.3	Title to Alterations

Title to all Alterations shall without further act vest in the Lessor and shall be deemed to constitute a part of the related Property and be subject to this Lease in the following cases:

(a)	such Alteration shall be in replacement of or in substitution for a portion of the Improvements;

(b)	such Alteration shall be required to be made pursuant to the terms of Sections 9.1 or 9.2(e) hereof;

(c)	such Alteration shall be Nonseverable;

(d)	such Alteration shall be financed by or through the Lessor in accordance with Article XI of the Participation Agreement or otherwise; or

(e)	such Alteration shall be Severable and is not removed by the Lessee upon the end of the Lease Term for the related Property.

The Lessee shall, at the Lessor's request, execute and deliver any deeds or assignments reasonably necessary to evidence the vesting of such title in and to such Alterations in the Lessor.  If such Alteration is not within any of the categories set forth in clauses (a) through (e) of this Section 9.3, then title to such Alteration shall vest in the Lessee or its designee.

9.4	Permitted Contests

If, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable Laws and Regulations relating to the use, operation or maintenance of the Properties or any Alterations to the Properties shall be prosecuted diligently and in good faith by the Lessee or (b) compliance with any Applicable Laws and Regulations shall have been excused or exempted by a valid nonconforming use permit, waiver, extension or forbearance, the Lessee shall not be required to comply with such Applicable Laws and Regulations as provided in this Article 9 or elsewhere in this Lease but only if and so long as no Special Default or Lease Event of Default shall have occurred and be continuing and such test, challenge, appeal, proceeding or noncompliance shall not involve (i) a material risk of foreclosure, sale, forfeiture or loss of any part of the Properties, (ii) a material risk of extending the ultimate imposition of such Applicable Laws and Regulations beyond the expiration of the related Property's Basic Term or then current Renewal Term, as the case may be, (iii) any risk of any criminal liability being imposed on the Lessor, the Owner Participant, the Indenture Trustee or the Pass Through Trustee, (iv) a material risk of any governmental or judicial action which might adversely affect the Lien of the Security Documents, or Lessor's ownership interests in the Properties or the value or utility of the Properties  unless stayed during the pendency of any such test, challenge, appeal, proceeding or noncompliance, or (v) any material risk of material loss of enjoyment of, or material interference with, the use, possession or disposition of the Properties.  Notwithstanding the foregoing, the Properties must be in compliance with Applicable Laws and Regulations at the time of any return of such Property to Lessor pursuant to Article 12 hereof.

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The Lessor will not be required to join in any proceedings pursuant to this Section 9.4 unless a provision of any Applicable Laws and Regulations requires, or in the good faith opinion of the Lessee, it is helpful to the Lessee that such proceedings be brought by or in the name of Lessor.  In any such event, the Lessor will join in the proceedings or permit them to be brought in its name if the Lessee pays all related reasonable expenses.  Lessor, at the cost and expense of Lessee, shall use reasonable good faith efforts to cooperate with Lessee in any such contest.

9.5	Environmental Compliance

Lessee shall:

(a)	maintain the Properties in compliance with all applicable Environmental Laws;

(b)	not cause or permit the manufacture, use, generation, transportation, treatment, storage, Release, or handling of any Hazardous Material at the Properties in violation of Environmental Law;

(c)	cause its sublessees and/or its or their respective agents, employees, contractors and invitees to comply with all applicable Environmental Laws with respect to the Properties;

(d)
within ten (10) Business Days of learning of any Environmental Claim in connection with the Properties, notify the Lessor in writing thereof and provide the Lessor any reasonably requested documents related thereto; and

(e)
upon the Lessor's request, promptly provide or otherwise make available to the Lessor any records concerning the Properties which are required to be maintained under any Environmental Law and which the Lessee then possesses or can reasonably obtain.

10.	USE AND LOCATION

10.1	Location

The Lessee shall not remove, or permit to be removed, the Improvements or any part thereof from the Properties without the prior written consent of the Lessor, except that, subject to Article 12 hereof, the Lessee or any other Person may remove (a) in accordance with the provisions of Section 9.3, any Alteration with respect to which title has passed to or remained with the Lessee pursuant to such Section 9.3, (b) any Improvements if title to such Improvements shall have passed to the Lessee, (c) any part of the Improvements on a temporary basis for the purpose of repair or maintenance thereof, (d) any part of the Improvement which has been replaced by another part which has become subject to this Lease and the Lien of the Security Documents or (e) any part of the Improvement which has become obsolete to the Lessee, whereupon such obsolete part shall cease to be subject to this Lease and the Lien of the Security Documents; provided that in the case of this clause (e) (i) the aggregate value of all such removed parts not given to Lessor shall not exceed $5,000,000 (in the aggregate for purposes of this Lease, (ii)  the Lessee will cause such removal to be performed diligently, in good faith and in a good and workmanlike manner and in compliance with all Applicable Laws and Regulations, and will promptly and fully repair all damage to the Properties caused by such removal and (iii) the Lessee shall have made such Alterations or adjustments to the Properties as are necessary to assure that the functions served by any such removed parts shall continue to be provided by other parts of the Properties.

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10.2	Use

The Lessee may use and occupy the Properties for any Permitted Uses. Permitted Uses shall mean any lawful purposes except that no use may be made (whether by the Lessee or any assignee or sublessee of the Lessee or otherwise) which: (a) is a public or private nuisance or which violates any Applicable Laws and Regulations upon or in any Property or any portion thereof, (b) would void any certificate of occupancy required for a Property, (c) involves the mining or removal of any oil, gas or minerals, (d) results in any violation of any Environmental Law that results in any Environmental Claims from which any material Environmental Damages become due and owing, or otherwise in any manner involves any Release of Hazardous Materials into the environment except in compliance with all applicable Environmental Laws and Governmental Actions issued pursuant to Environmental Laws or that makes it impossible to obtain, or results in the cancellation of or breach of any representation or restriction under the policies of insurance required by Articles 11 hereof; (e) is selling, renting or exhibiting pornographic material or other sexually explicit material (except as part of a magazine store customary for office buildings); or (f) is a massage parlor.  Without limiting the foregoing, Lessee shall not permit the handling, processing, storage or disposal of Hazardous Materials on or at the Properties except to the extent incidental to or required for the conduct of a Permitted Use or a permitted Alteration, and then only in compliance with all applicable Environmental Laws.

11.	INSURANCE

11.1	Coverage

Subject to the Lessee's rights of self-insurance set forth in this Section 11.1, the Lessee shall maintain:

(a)
standard all-risk property insurance covering the Improvements in an amount at least equal to the replacement cost of the Improvements, but not less than the outstanding principal balance of the Notes;

(b)
"boiler and machinery" insurance with respect to damage (not insured against pursuant to Section 11.1(a) hereof) to the boilers, pressure vessels or similar apparatus located on the Properties for risks normally insured against under boiler and machinery policies;

(c)
commercial general liability insurance including broad form contractual liability coverage with minimum combined single limits of $2,000,000 (except when the Security Documents shall no longer be in effect said limit shall be $1,000,000) for injury to or death of one or more Persons or damage to or destruction of property in any one occurrence;

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(d)	umbrella/excess liability insurance over the insurance required by subsection (c) with combined minimum coverage of $5,000,000 written on an occurrence form coverage basis;

(e)	statutory workers' compensation insurance or qualified self-insurance;

(f)	flood insurance with respect to those portions of the Properties that are located in areas identified by the Federal Emergency Management Agency as having special hazards; and

(g)	builder's risk coverage during construction.

The insurance required to be maintained pursuant to this Lease shall be no less favorable than that maintained on the Lessee's other properties and shall be written by companies of reputable standing.

Any of the foregoing insurance coverages may be carried as a part of blanket policies, provided that (i) upon the Lessor's request, the insurer under such blanket policy(ies) shall certify to the Lessor and the Indenture Trustee any sublimits applicable to the Properties, which amounts shall not be less than those required by this Section 11.1; (ii) any such policy(ies) shall otherwise comply with the requirements of this Article 11; and (iii) the protection afforded, except for the exhaustion of aggregate limits, under any such policy(ies) shall be no less than that which would have been afforded under a separate policy or policies relating only to the Properties.

Notwithstanding the preceding provisions of this Section 11.1, the Lessee shall be entitled to self-insure and/or have deductibles against all risks described in Section 11.1(a)-(g) so long as the Lessee satisfies the Rating Test.  In the event the Lessee fails in part or whole to carry insurance which complies with the requirements of this Article 11, if the Lessee is then entitled to self-insure the Lessee will not be deemed to be in breach of this Lease, but will be deemed to self-insure to the extent of such noncompliance.  If the Lessee does not satisfy the Rating Test, then the amount of permitted self insurance and/or deductibles with respect to the Lessee shall not exceed $5,000,000 in the aggregate for the lines of insurance specified in Sections 11.1(a), (b), (f) and (g) and $5,000,000 in the aggregate for the lines of insurance specified in Sections 11.1(c), (d) and (e).  To the extent the Lessee is not permitted to self-insure under the terms hereof, each insurer must have a claims paying ability rating of "A" or better from Duff & Phelps and "A" or better from Moody's, or if an insurer is not rated by Duff & Phelps or Moody's, it has an equivalent rating from at least one other nationally recognized statistical agency.  In the event the Lessee does not satisfy the Rating Test (with the definition thereof modified to change the "BBB" referenced therein to "BBB-" and the "Baa2" referenced therein to "Baa3"), then the Lessee's maximum deductibles shall be the lesser of that described in the second preceding sentence or the standard deductible for comparable buildings in the same region as certified in writing by a national insurance broker or agency.  The two preceding sentences shall be void and of no effect after the Security Documents are no longer in effect.  The Lessor and the Owner Participant shall be entitled to maintain insurance coverage with respect to the Properties, provided that such insurance shall not increase the cost to the Lessee of carrying, or interfere with the ability of the Lessee to carry, insurance with respect to the Properties.

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11.2	Policy Provisions

Any insurance policy required to be maintained by the Lessee pursuant to Section 11.1 shall:

(a)
specify the Lessee as the insured and the Lessor (in both its individual and trust capacities), the Owner Participant, the Co-Trustee, the Pass Through Trustee (in both its individual and trust capacities) and the Indenture Trustee (in both its individual and trust capacities) as additional insureds as to all such insurances (except the insurance described in Section 11.1(e));

(b)
provide, in the case of insurance carried pursuant to Section 11.1(a) and (b), that all insurance proceeds in respect of any loss or occurrence (i) shall be adjusted with the Lessee, unless and only for so long as a Special Default or a Lease Event of Default shall be continuing, in which case such proceeds shall be adjusted solely with the Lessor and (ii) shall be payable (x) if no Special Default or Lease Event of Default is continuing, to the Lessee in accordance with Section 14.2, and (y) in all other circumstances unless and until the Indenture shall have been satisfied and discharged in accordance with Section 11.01 thereof, to the Indenture Trustee and thereafter, to the Lessor;

(c)
provide that in respect of the interests of the Lessor, the Co-Trustee, the Owner Participant, the Pass Through Trustee and the Indenture Trustee, such policies shall not be invalidated by any action or inaction of the Lessee or any other Person (other than the Person making the claim thereunder) and shall insure the Lessor, the Co-Trustee, the Owner Participant, the Pass Through Trustee and the Indenture Trustee regardless of, and any claims for losses shall be payable notwithstanding:

(i)	any act of negligence, including any breach of any condition or warranty in any policy of insurance, of the Lessee or any other Person (other than the Person making the claim thereunder);

(ii)	the occupation or use of the Properties for purposes more hazardous than permitted by the terms of the policies;

(iii)	any foreclosure or other proceeding or notice of sale relating to any of the Properties; and

(iv)	any change in the title to or ownership of any of the Properties after the Lessee and its insurance underwriter has notice of such change in title or ownership;

(d)
provide that such insurance shall be primary insurance and that the insurers under such insurance policies shall be liable under such policies without right of contribution from any other insurance coverage effected by or on behalf of the Lessor, the Owner Participant, the Pass Through Trustee or the Indenture Trustee under any other insurance policies covering a loss that is also covered under the insurance policies maintained by the Lessee pursuant to this Article 11 and shall expressly provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Lessee), shall operate in the same manner as if there were a separate policy covering each insured;

(e)
provide that any cancellation (except at the request of the Lessee) thereof shall not be effective as to the Lessee, the Lessor, the Owner Participant, the Pass Through Trustee and the Indenture Trustee until at least 30 days after receipt by the Lessee, the Lessor, the Pass Through Trustee and the Indenture Trustee of written notice thereof;

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(f)
waive any right of subrogation of the insurers against the Lessor, the Owner Participant, the Pass Through Trustee and the Indenture Trustee, and waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Lessor, the Owner Participant, the Pass Through Trustee and the Indenture Trustee; and

(g)	provide that the whole or any part of the right, title and interest of the Lessor therein may be assigned to the Indenture Trustee.

11.3	Evidence of Insurance

If the Lessee fails to satisfy the Rating Test at any time during the Lease Term, then the Lessee shall promptly (and in any event within 30 days) deliver to the Lessor, the Pass Through Trustee and the Indenture Trustee evidence of all insurance coverages as required by this Article 11 and annually thereafter until such time as the Lessee satisfies the Rating Test, the Lessee shall deliver to the Lessor, the Owner Participant, the Pass Through Trustee and the Indenture Trustee certificates of insurance evidencing the provisions described in Section 11.2(a) through (g) executed by the insurer or its duly authorized agent and stating that in the opinion of such issuer or its agent that such insurance complies with the provisions of this Article 11, and if the signer of such certificate is unwilling to make such statement on a full recourse basis, such certificate shall be accompanied by an Officer's Certificate of the Lessee which also certifies as to such matters.

12.	RETURN OF LEASED PROPERTY

With the exception of any Properties which have been transferred, or leased under a FMV Lease or a Partial Occupancy Lease, to the Lessee pursuant to Article 3, 6, 14 or 19 of this Lease or Article IX of the Participation Agreement, the Lessee shall, on the expiration or earlier termination of this Lease with respect to a Property, and at its own expense, return such Property to the Lessor by surrendering the same into the possession of the Lessor free and clear of all Liens other than (i) Lessor Liens, Remainderman Liens, and Indenture Trustee Liens, (ii) Liens described in clauses (a), (f) or (g) (to the extent expressly permitted to survive termination of this Lease), of the definition of Permitted Liens except that solely for purposes of this sentence, clause (f)(z) of the definition of Permitted Liens shall be deemed to read:  "(z) singly or in the aggregate do not (i) reduce, other than to a de minimis extent, the Fair Market Sales Value of the applicable Property, (ii) materially interfere with or result in a detriment to the conduct of the Lessee's business on the Properties pursuant to the Lease, (iii) impair, other than to a de minimis extent, the usefulness of the applicable Property or (iv) impair the Lessor's interest or the Owner Participant’s interest or the Indenture Trustee's Lien on any portion of the Estate" and (iii) inchoate Liens for taxes which are not yet due, and in the condition required by this Lease (as modified by Alterations permitted by this Lease), ordinary wear and tear excepted; provided that any Improvements removed from the Properties pursuant to Section 10.1(c) shall have been returned to and reinstalled on such Properties.  When the proposed parking facility (Parcel 2) located in St. Petersburg, Florida is returned to Lessor, it shall be free of asbestos and the office building, drive-through facilities, freestanding automated teller machines, and cash vault portion of such parking facility shall have been razed and all debris removed.

Each Property when returned shall either be in "core and shell" condition or shall be in a condition such that such Property can be put to the same general use as such Property was used on the Closing Date (it being understood that a Property which is an office building may have retail space customary for the location of such Property) or, at the Lessee's election, if a Property is not then in either of such conditions, the Lessee may instead pay the Lessor in cash the reasonable cost of converting such Property to be in either such conditions, as the Lessee may elect (which payment shall include any expected loss of revenue to the Lessor during the time of conversion).  If such cost cannot be agreed by the Lessor and the Lessee it shall be determined by the Appraisal Procedure.

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If the Lessee desires to remove any Severable Alteration from a Property during the 360 days prior to the return of such Property to Lessor (unless such return is a result of a Lease Event of Default, Event of Taking or Event of Loss), title to which is vested in Lessee pursuant to Section 9.3 hereof, the Lessee shall give Lessor at least 90 days prior written notice and Lessor shall have the right to purchase any such Severable Alteration for its Fair Market Sales Value.  Any such Alteration or other property of the Lessee which is not removed prior to the time of return shall, at Lessor's option, be removed by the Lessee at the Lessee's expense or become the property of Lessor and title thereto shall vest in Lessor.

13.	ASSIGNMENT

The Lessee may (at the Lessee's expense) assign all of its right, title or interest in, to or under this Lease as to one or more Properties provided no Lease Event of Default or Special Default is then continuing.  An assignment of the Lessee's rights under this Lease as to less than all of the Properties shall be effectuated by the execution by Lessor and the Lessee of an amendment of this Lease removing such Properties from the terms hereof and the execution and delivery of a separate lease of the Properties which are the subject of Lessee's assignment, which lease shall be on the same terms and conditions as this Lease except that Basic Rent and Stipulated Loss Values shall relate only to the Properties which are the subject of such assignment.  In connection with any such assignment, the parties will negotiate such amendments to the Operative Documents as are necessary to effectuate the foregoing and the Lessee shall pay all parties' costs and expenses (including reasonable attorneys fees and expenses) in connection therewith.  In the event of an assignment of all of the Lessee's rights under this Lease, the new lessee shall assume all of the Lessee's obligations hereunder.  Notwithstanding any assignment by the Lessee, all obligations of the Lessee shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no assignment had been made.  The Lessee will notify the Lessor and the Indenture Trustee of any such assignment and will provide the Lessor and the Indenture Trustee with a copy of such assignment at the Lessor's request.

14.	LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE

14.1	Payment of Stipulated Loss Value on an Event of Loss

If an Event of Loss shall occur with respect to a Property, the Lessee shall give the Lessor and the Indenture Trustee prompt written notice of such occurrence and the date thereof and the Lessee may elect one of the following options (it being agreed that (x) if the Lessee shall not have made the offer referred to in the following clause (i) within 60 days of the occurrence of the Event of Loss, the Lessee shall be deemed to have elected the option set forth in the following clause (ii) and (y) if it is impossible to restore, repair, replace or rebuild such Property, the Lessee must elect the following clause (i)):

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(i)
offer to purchase such Property from the Lessor on a Stipulated Loss Value Date not less than 90 or more than 270 days after the date such offer is made at a purchase price equal to the sum of (A) Stipulated Loss Value of such Property determined as of such Stipulated Loss Value Date, plus (B) all Supplemental Rent due and owing on such Stipulated Loss Value Date (including, without limitation, any transfer taxes and other expenses associated with such transfer which are indemnifiable under Article VIII of the Participation Agreement) plus (C) all Basic Rent due and owing on Rent Payment Dates on or prior to such Stipulated Loss Value Date (but not Basic Rent payable in advance on such Stipulated Loss Value Date), in which case the Lessor shall have 60 days from the date of receipt of the Lessee's offer to decide whether or not to accept such offer; or

(ii)
promptly, and in any event within 90 days of the occurrence of such Event of Loss, begin the process of restoring, repairing, replacing or rebuilding the Improvements which were damaged as a result of such Event of Loss and diligently pursue such rebuilding and repair so as to restore the affected Property or Properties to at least the value, residual value and useful life thereof immediately prior to the occurrence of such Event of Loss assuming such Property was in the condition required by this Lease.  If the Lessee and the Lessor cannot agree as to such value, such value will be determined by the Appraisal Procedure.  The Casualty Restoration Costs shall be paid first out of the Lessee's own funds to the extent the Casualty Restoration Costs exceed the Net Casualty Proceeds actually received and then out of the Net Casualty Proceeds.

If the Lessee makes an offer to purchase a Property pursuant to Section 14.1(i) and the Lessor accepts such offer or fails to respond to such offer within the 90-day period referenced in Section 14.1(i), the Lessee shall pay the purchase price specified in Section 14.1(i) to the Lessor on such Stipulated Loss Value Date; provided that any Net Casualty Proceeds then held by the Lessor or the Indenture Trustee shall be credited against such purchase price and any Net Casualty Proceeds remaining or collected after payment in full of all such amounts payable pursuant to Section 14.1(i) shall be paid to or retained by the Lessee.  Upon payment in full of all amounts payable pursuant to Section 14.1(i), (w) subject to Section 11.01 of the Indenture, such Property shall be released from the Lien of the Security Documents, (x) the Lease Term shall end with respect to such Property, (y) the obligations of the Lessee hereunder with respect to such Property (other than any obligations expressed herein as surviving termination of this Lease) shall terminate as of the date of such payment and (z) the Lessor shall transfer to the Lessee, or if the Lessee shall so designate, to the property damage insurer, without recourse or warranty but free and clear of Lessor Liens, all right, title and interest of the Lessor in, to and under such Property including all related Net Proceeds not otherwise retained by the Lessee or credited against the purchase price as provided above.

In the event that the Lessor rejects the offer of the Lessee (which the Lessor may  do only if it has deposited funds sufficient to pay all amounts due and owing on the Notes as of such Stipulated Loss Value Date), to purchase such Property as provided in clause (i) of this Section 14.1 at the purchase price stated therein, the following amount shall be paid to or retained (in the case of the proceeds of insurance) by the Lessor: the sum of (A) all insurance proceeds payable under the policy or policies of insurance required by this Lease, plus (B) an amount equal to the deductible under such policy or policies, plus (C) any amounts the Lessee has chosen to self-insure up to Stipulated Loss Value of such Property (the amounts described in clauses (A), (B) and (C) being collectively referred to as the Insurance Proceeds) plus (D) all Supplemental Rent then due, plus (E) accrued but unpaid Basic Rent due as of such date (but not Basic Rent payable in advance on the Stipulated Loss Value Date).  Upon payment in full of such amount (1) the Lease Term shall end, and (2) the obligations of the Lessee hereunder (other than any obligations expressed herein as surviving termination of this Lease) with respect to the Property or Properties suffering such Event of Loss shall terminate as of the date of such payment.  If the Lessor elects to reject the offer of the Lessee hereunder to purchase such Property pursuant to this Section 14.1, such notice of rejection shall be deemed effective only if it is countersigned by the Indenture Trustee if the Lien of the Security Documents is then in effect.

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If the Lessee elects Section 14.1(ii) with respect to a Property, the Lessee may request that the Owner Participant obtain (at the Lessee's expense) an opinion from counsel reasonably selected by Owner Participant to determine whether such election shall result in any amounts becoming due under the Tax Indemnification Agreement.  The Owner Participant shall obtain such opinion within 30 days of such request.  If (x) such opinion concludes that it is more likely than not that an amount in excess of $200,000 shall be so due or (y) Owner Participant does not obtain any such opinion within such 30 day period, the Lessee may, within 20 days of receipt of such opinion or of the end of such 30 days period, whichever is earlier, elect to offer to purchase such Property by payment of the amounts described in Section 14.1(i), whereupon the Lessor and the Lessee shall proceed as if the offer contemplated by Section 14.1(i) had been made.

14.2	Application of Payments When Lease Continues

Payments (except for payments under insurance policies maintained other than pursuant to Article 11 of this Lease) received at any time by the Lessor, the Indenture Trustee or the Lessee from any Governmental Authority or other Person with respect to any Condemnation or Casualty to a Property or any part thereof or with respect to an Event of Loss not resulting in a termination of this Lease, shall (except to the extent Section 14.5 applies) be paid to the Indenture Trustee and then immediately to the Lessee, to be applied, as necessary, for the repair or restoration of such Property and Improvements and any excess remaining thereafter shall, in the case of a Casualty or Event of Loss not resulting in a termination of this Lease, be retained by the Lessee, and, in the case of a Condemnation, to the extent the Lessee cannot rebuild and restore the affected Property to its value, residual value and useful life as existed immediately prior to such Condemnation, excess amounts shall be for the account of the Lessee and the Lessor, as their interests may appear.  All such repair and restoration shall be effected by the Lessee in compliance with the requirements of Section 9.1 and Section 9.2.

The Lessee shall maintain records for three years setting forth information relating to the receipt and application of payments in accordance with this Section 14.2.  Such records shall be kept on file by the Lessee at its offices and shall be made available to the Lessor and the Indenture Trustee upon request.

From and after a Condemnation, Casualty or Event of Loss and during or prior to any period of repair or rebuilding pursuant to this Article 14, this Lease will remain in full force and effect and Rent shall continue to accrue and be payable without abatement or reduction.

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14.3	Payment of Stipulated Loss Value on an Event of Taking

If an Event of Taking shall occur with respect to a Property, the Lessee shall give the Lessor, the Owner Participant, the Pass Through Trustee and the Indenture Trustee prompt written notice of such occurrence and the date thereof, and the Lessee shall offer to purchase the affected Property from the Lessor on a Stipulated Loss Value Date not less than 90 or more than 270 days after the Event of Taking at a purchase price equal to the sum of (A) Stipulated Loss Value with respect to such Property determined as of such Stipulated Loss Value Date, plus (B) all Supplemental Rent due and owing on such Stipulated Loss Value Date (including, without limitation, any transfer taxes and other expenses associated with such transfer which are indemnifiable under Article VIII of the Participation Agreement), plus (C) all Basic Rent due and owing with respect to Rent Payment Dates on or prior to such Stipulated Loss Value Date (but not Basic Rent payable in advance on the Stipulated Loss Value Date).  If the Lessor accepts such offer, or fails to respond to such offer within 90 days of its receipt of such notice, the Lessee shall pay the purchase price set forth in the preceding sentence on such Stipulated Loss Value Date, provided that the Net Condemnation Proceeds then held by the Lessor or the Indenture Trustee will first be allocated among the Lessee and Lessor as their interests appear and, second, the amounts allocated to the Lessee and the Lessor shall be applied in reduction of the Lessee's obligation to pay the purchase price for such Property, if not already paid by the Lessee, and the balance, if any, of the Net Condemnation Proceeds received or remaining thereafter shall be divided between the Lessor and the Lessee as their interests appear, or if the purchase price for such Property has already been paid by the Lessee, the Net Condemnation Proceeds shall be divided between the Lessor and the Lessee as their interests appear.  If the Lessor rejects such offer within such 90-day period, the Net Condemnation Proceeds will first be allocated among the Lessee and the Lessor as their interests appear and, second, the amounts allocated to the Lessee and the Lessor shall be paid over to, and retained by, the Lessor up to said Stipulated Loss Value and any excess Net Condemnation Proceeds shall be divided between the Lessor and the Lessee as their interests may appear; provided that if the parties cannot agree upon such allocation of the excess Net Condemnation Proceeds, the Lessor and the Lessee agree to submit the matter to a mutually agreed upon method of arbitration.  The Lessee may file a separate claim for its own losses (such as loss of fixtures, equipment and alterations owned by it) and moving and relocation expenses so long as such claim does not reduce the amount payable to the Lessor on account of its interest in the Properties.  Upon distribution of the Net Condemnation Proceeds as provided in this Section 14.3, in respect of amounts due under this Section 14.3, and payment of the sum of (A) all Supplemental Rent then due, plus (B) all Basic Rent-due on such date (but not Basic Rent payable in advance on the relevant Stipulated Loss Value Date), (1) the Lease Term shall end for such Property, (2) the obligations of the Lessee hereunder (other than any obligations expressed herein as surviving termination of this Lease) shall terminate with respect to the affected Property as of the date of such payment and (3) in the case of the purchase of the affected Property by the Lessee as provided in this Section 14.3, the Lessor shall transfer to the Lessee, or if the Lessee shall so designate, the condemning authority, without recourse or warranty but free and clear of Lessor Liens all right, title and interest of the Lessor in, to and under the affected Property shall be released from the Lien of the Security Documents, subject to Section 11.01 of the Indenture.  If the Lessor elects to reject the offer of the Lessee hereunder to purchase such Property pursuant to this Section 14.3, it must prepay the Allocable Portion of the Notes with respect to such Property and the notice of rejection shall be deemed effective only if it is countersigned by the Indenture Trustee.  Upon all payments due under this Section 14.3, with respect to a Property, (1) the Lease Term will end for such Property, and (2) the obligations of the Lessee hereunder (other than any obligations expressed herein as surviving termination of this Lease) with respect to such Property shall terminate.

14.4	Application of Certain Payments Not Relating to an Event of Taking

In case of a Condemnation, this Lease shall remain in full force and effect, without any abatement or reduction of Basic Rent, and the Net Condemnation Proceeds shall, unless a Special Default or a  Lease Event of Default has occurred and is continuing, be paid as set forth in Section 14.2, except that any portion of the Net Condemnation Proceeds that was awarded with respect to the time period after the expiration or termination of the Lease Term shall be paid to the Lessor.

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14.5	Other Dispositions

Notwithstanding the foregoing provisions of this Article 14, so long as a Special Default or a Lease Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, the Lessee pursuant to this Article 14 shall be paid to the Indenture Trustee (or to the Lessor after the Security Documents shall have been satisfied and discharged) as security for the obligations of the Lessee under this Lease and, at such time thereafter as no Special Default or Lease Event of Default shall be continuing, such amount shall be paid promptly to the Lessee.

14.6	Negotiations

In the event any part of the Properties becomes subject to Condemnation or Event of Taking proceedings, the Lessee shall give notice thereof to the Lessor, the Pass Through Trustee and the Indenture Trustee promptly after the Lessee has knowledge thereof and shall control the negotiations with the relevant Governmental Authority unless a Lease Event of Default shall be continuing, in which case the Lessor shall control such negotiations; provided that in any event the Lessor and the Owner Participant may participate at the Lessee's expense in such negotiations, and no settlement will be made without Lessor's and Owner Participant’s prior consent, not to be unreasonably withheld.  The Lessee shall give to the Lessor, the Owner Participant, the Pass Through Trustee and the Indenture Trustee such information, and copies of such documents, which relate to such proceedings, or which relate to the settlement of amounts due under insurance policies required by Article 11, and are in the possession of the Lessee, as are reasonably requested by the Lessor, the Owner Participant, the Pass Through Trustee or the Indenture Trustee.

14.7	No Rent Abatement

Rent shall not abate hereunder by reason of any Casualty, Event of Loss or Condemnation when this Lease does not terminate pursuant to the terms hereof, and the Lessee shall continue to perform and fulfill all of the Lessee's obligations, covenants and agreements hereunder notwithstanding such Casualty, Event of Loss or Condemnation.

14.8	Investment

The Lessor agrees that, in accordance with Section 10.09 of the Indenture, to the extent the Lessor can control how any funds held by the Indenture Trustee pursuant to this Article 14 are invested, the Lessor shall follow the instructions of the Lessee with respect to the nature and timing of such investments unless a Special Default or a Lease Event of Default has occurred and is continuing.

15.	INTEREST CONVEYED TO LESSEE

This Lease is an agreement of lease and the Lessor does not convey to the Lessee any right, title or interest in or to the Properties except as a lessee.

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16.	SUBLEASE

16.1	Sublease Requirements

The Lessee may sublease the Properties or any part thereof to any Person, on such terms and conditions as the Lessee may desire in its sole discretion, without the consent of the Lessor; provided, however, that (i) any such sublease shall not release the Lessee from any of its obligations or liabilities under this Lease of any nature whatsoever; (ii) any such sublease shall be expressly subject and subordinate to this Lease and the Lien of the Security Documents; (iii) no such sublease may be entered into if a Lease Event of Default or a Special Default has occurred and is continuing; (iv) any sublessee shall not be bankrupt at the inception of the sublease and shall be permitted to use the Properties only for the purposes permitted under this Lease; (v) any such sublease shall not increase the Lessor's, the Owner Participant’s, the Indenture Trustee's or the Pass Through Trustee's exposure to the risk of Environmental Claims being made against it; and (vi) any such sublease of a Property or any portion thereof shall be for a term that does not extend beyond the Lease Term with respect to such Property (including any then exercised Renewal Terms).  Notwithstanding the foregoing, any Existing Subleases shall not be subject and subordinate to this Lease or the Lien of the Security Documents and may, to the extent permitted under such Existing Sublease on the date of this Lease, extend beyond the Lease Term with respect to the related Property.

Notwithstanding clauses (ii) and (vi) of the immediately preceding paragraph, the Lessee may enter into subleases which extend beyond the Lease Term (including any then exercised Renewal Term), provided that the following criteria are met at the inception of such sublease (the NonDisturbance Criteria):

(i)
each such sublease agreement shall be in substantially the form of Exhibit B to this Lease; provided, however, that Lessor agrees to approve such reasonable variations in the form of such sublease agreement as are requested by Lessee on a case-by-case basis in order to facilitate specific subleases which otherwise satisfy the Non-Disturbance Criteria;

(ii)
the net effective rent, taking into account all economic terms, must be at least equal to the Fair Market Rental Value for comparable space in comparable buildings for a like term with a tenant of comparable financial creditworthiness;

(iii)
for subleases in excess of 20,000 Square Feet, the sublessee thereunder must provide evidence reasonably satisfactory to the Lessor that such sublessee has reasonably foreseeable financial ability to perform its obligations under the sublease;

(iv)
for subleases with Affiliates of the Lessee, the Lessor must consent, which consent will not be unreasonably withheld, or at the option of the Lessee, a third party independent appraiser acceptable to Lessee and Lessor must opine that the rents of the sublease comply with (ii) above;

(v)	[reserved];

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(vi)	the basic term of the sublease must not extend beyond 10 years, and any renewal terms must be at Fair Market Rental Value and must not extend, collectively, beyond an additional five years;

(vii)	basic and renewal rents under the sublease must be adjusted for CPI increases, or for a fixed increase of at least 2% per year, every five years, and basic rents of the sublease must not decrease;

(viii)
the present value of all rent concessions (including free rent, rent credits, rental abatements, tenant improvement allowances, moving allowances, space assumption or similar concessions or any other related transaction) during the basic term of the sublease must not exceed 20% of the present value (calculated using a discount rate equal to the Interest Rate, as adjusted for monthly compounding) of the scheduled basic rent payable during the basic term of the sublease;

(ix)	the sublease must include provisions that obligate the sublessee to pay its prorata share of operating expenses of the Property in accordance with relevant market practice at the time;

(x)	sublease tenant improvements must not require extraordinary removal or modification to render the space usable by subsequent tenants;

(xi)	the sublessee's share of reserved parking spaces related to such Property, if any, must be no more than the sublessee's share of Square Feet in such Property; and

(xii)	the sublease must be subject to common area agreements governing parking and maintenance of parking areas.

In the event that the Lessor and the Lessee cannot agree on whether any element of the Non-Disturbance Criteria has been satisfied, an independent third party agreed upon by the Lessor and the Lessee shall conclusively determine such issue.  If such a third party is not agreed upon by both parties within 10 days of request therefor by either party, then either party may apply to the American Arbitration Association to appoint such a third party.

If, in connection with any sublease, the Lessee requests that the Lessor confirm its agreement that the Non-Disturbance Criteria have been met, the Lessor shall respond in writing to any such request within 10 Business Days of receipt of such request.  Such request, when made, shall be accompanied by copies of materials relevant to the determination that the Non-Disturbance Criteria have been met.  If the Lessor does not respond to the Lessee's request in writing, either confirming that the Non-disturbance Criteria have been satisfied, or as described in the next sentence, by the end of such 10-Business-Day period, the Lessor shall be deemed to have confirmed that the Non-Disturbance Criteria have been met for all purposes under this Lease.  If the Lessor expresses to the Lessee in writing within the relevant response period that, in the Lessor's opinion, one or more of the Non-disturbance Criteria have not been met, the Lessor must specify in such writing the reasons underlying such a conclusion in reasonable detail.

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If the Non-Disturbance Criteria are met, the Lessor and the Indenture Trustee irrevocably agree that, subject to the terms of the Subordination and Non-disturbance Agreement relating to such Senior Sublease, if any, notwithstanding the exercise by the Lessor and the Indenture Trustee of any rights under Article 19 (including but not limited to proceedings for eviction, termination or other enforcement action) or any termination of this Lease prior to the expiration of the Lease Term or any then exercised Renewal Term, the possession and other rights of the sublessee under such Senior Sublease shall not be disturbed or affected by the Lessor or the Indenture Trustee so long as no default by the sublessee exists under the terms of such Senior Sublease (after notice and an opportunity to cure, if any, as provided in the Senior Sublease).  In the event of termination of this Lease as to any Property, all sublessees in such Property under Senior Subleases shall (unless such a default by such sublessee exists) continue as direct lessees from the Lessor, upon and subject to the terms and conditions of the Senior Sublease and such sublessees will attorn to the Lessor.  Lessor shall deliver to the Lessee, for the benefit of the applicable sublessee under the Senior Sublease, within ten (10) Business Days after the Lessee's request, a confirmation of such attornment in favor of the Lessor, by executing a Subordination and Non-disturbance Agreement.

When an Event of Default is continuing, the rights of the Lessor to determine whether Non-Disturbance Criteria have been satisfied, and to waive portions of such Non-Disturbance Criteria, shall be exercisable by, or subject to the approval of, the Indenture Trustee (or its agent), but otherwise such rights shall not be exercisable by or subject to the consent or approval of the Indenture Trustee (or its agent).  The Indenture Trustee shall join in executing each Subordination and Nondisturbance Agreement whenever the Lessor does, upon request of Lessor, unless an Event of Default is then continuing.

No sublease of a Property shall release the Lessee from any liability or from the performance of any of the Lessee's duties and obligations under this Lease and the other Operative Documents to which the Lessee is a party.  If this Lease is terminated as to a certain Property, the Lessee shall not be liable to the Lessor for any obligations or responsibilities of any sublessees remaining in such Property, except to the extent such obligations arise from or relate solely to the sublessees' possession of such Property prior to the termination of this Lease with respect to such Property.

The Lessee shall be entitled to retain any or all rent or other amounts paid under any sublease of the Properties during the Lease Term; provided that so long as a Lease Event of Default is continuing, the Lessee shall, if the Lessor so requests, direct sublessees to pay all rent or other amounts due under their subleases to the Lessor or as it may direct.

In the event the Lessee exercises its rights under Section 6.1 hereof to terminate the Lease with respect to a Property, on the date on which Lessee's election to terminate becomes irrevocable, Lessor shall have the right, either itself or by agents engaged by Lessor (which engagement may occur by an assumption by Lessor of Lessee's leasing agency agreements, if any) to market any unleased space in such Property.

Lessee shall not amend any Senior Sublease without the written consent of Lessor, Owner Participant and Indenture Trustee if such amendment results in a breach of any of the conditions listed in clauses (i)-(xii) above.  Subject to the immediately preceding sentence, the Lessor shall, at Lessee's request, approve any amendment, modification, assignment, subletting, extension, renewal or prepayment of any sublease (with respect to which a Subordination and Non-disturbance Agreement is in effect) if the effect thereof does not result in a breach of any of the conditions listed in clauses (i)-(xii) above or any other provision of the Operative Documents to which the Lessee is a party.

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16.2	Assignment of Subleases

(a)
    Existing Subleases are hereby assigned by Lessor to Lessee for the Lease Term, and the Lessee assumes and agrees to perform each and every obligation of the landlord with respect to the Existing Subleases affecting the Properties, whether such obligations accrued prior to the Basic Term Commencement Date or accrue during the period from and after the Basic Term Commencement Date to the date such Existing Subleases are absolutely reassigned to Lessor as provided in Section 16.2(c) hereof.

(b)
    The Lessee hereby collaterally reassigns to Lessor, as security for the performance of the Lessee's obligations hereunder, all of the Lessee's right, title and interest in and to (1) each Existing Sublease and (2) each and every sublease that the Lessee has entered into or may enter into with respect to any Property from time to time after the Original Closing Date and (3) any and all proceeds of any of the above, whether presently owned or hereinafter acquired and any future rights, benefits and claims arising therefrom (hereinafter clauses (1)-(3) collectively called the Assigned Subleases).

(c)
    Upon the expiration of the Lease Term as to a Property, the Assigned Subleases in such Property shall automatically and without further action of the Lessor or the Lessee be reassigned to Lessor, in all cases free and clear of all Liens except Lessor Liens and Indenture Trustee Liens.  Upon Lessor's request, Lessee shall execute an assignment of leases in form and substance reasonably satisfactory to Lessor confirming the foregoing.

(d)	The Lessee further acknowledges that the Lessor shall be further assigning the rights granted pursuant to this Section 16.2 to the Indenture Trustee under the Indenture.

(e)
    Notwithstanding the assignment of rights and security interest granted in this Section 16.2, the Lessor agrees that, so long as no Lease Event of Default or Default under paragraph (e) of Article 18 is continuing, Lessee shall have the right to all rent, income and other sums becoming due and payable under the Assigned Subleases and the Lessor (and anyone claiming through the Lessor) shall not communicate or otherwise deal with (unless Lessee shall have given irrevocable notice of its right to terminate this Lease with respect to the applicable Property), or collect any rent from, any sublessee, or approach any sublessee for any acknowledgment of the assignment set forth in this Section 16.2 or receive any such acknowledgment.

(f)
    Regardless of whether a Lease Event of Default or a Default under paragraph (e) of Article 18 is continuing, so long as the assignment made hereunder remains effective, the Lessor may exercise any inspection rights that the Lessee may have under a sublease.

16.3	Sublessor Improvements

The Lessor agrees that for each Approved Sublease it shall reimburse the Lessee for the unamortized balance (computed without interest on a straight line basis over the basic term of such Approved Sublease, excluding renewals) of tenant improvement expenditures made by the Lessee in connection with such Approved Sublease; such balance to be calculated and reimbursed as of the date on which the Lessee surrenders possession to the Lessor of the Property which just before such surrender was subject to such Approved Sublease, whether such surrender occurs at the expiration or earlier termination of this Lease as it relates to such Property.

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17.	INSPECTION, REPORTS AND NOTICES

17.1	Inspection

Upon five days' prior notice (three days' prior notice if the Properties subject to the inspection (or any portion thereof) are being terminated from this Lease) to the Lessee, or in the case of emergency or while a Lease Event of Default is continuing upon reasonable notice, the Indenture Trustee, the Pass Through Trustee, the Lessor, the Owner Participant and their authorized representatives (the Inspecting Parties) may inspect, at their own expense and risk, the Properties other than any areas where proprietary information of the Lessee or any sublessee is retained in the ordinary course of business, but only in a manner so as to not unreasonably interfere with the Lessee's or any other occupant's business operations on the Properties and, if required by the Lessee, only when accompanied by a designated representative of the Lessee.  The Inspecting Parties shall have no right to inspect the books, records or financial information of the Lessee (other than the books, records or financial information relating directly and primarily to the Properties, but only after material related to matters other than the Properties shall have been redacted from such documents).  None of the Inspecting Parties shall have any duty to make any such inspection or inquiry and none of the Inspecting Parties shall incur any liability or obligation by reason of not making any such inspection or inquiry.  None of the Inspecting Parties shall incur any liability or obligation by reason of making any such inspection or inquiry except for such Inspecting Party's gross negligence or willful misconduct.

17.2	Reports

To the extent permissible, the Lessee shall prepare and file in a timely fashion, or, where the Lessor or the Owner Participant shall be required to file, the Lessee shall prepare and deliver to the Lessor or the Owner Participant, as applicable, within a reasonable time prior to the date for filing, any reports with respect to the condition or operation of the Properties that shall be required to be filed with any Governmental Authority.

17.3	Notices from Governmental Authorities

The Lessor and the Owner Participant shall promptly provide the Lessee with copies of any communications received by the Lessor and the Owner Participant from any Governmental Authority relating to the Properties.

18.	LEASE EVENTS OF DEFAULT

The following events shall constitute Lease Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)
the Lessee shall fail to make any payment of Basic Rent, Redemption Premium (arising as the result of the prepayment of any Secured Note pursuant to clauses (b), (c), (d) or (f) of Section 2.04 of the Indenture) or Stipulated Loss Value and such failure shall continue for five days after the date such payment was due;

(b)
the Lessee shall fail to make any payment of any other Supplemental Rent not specifically set forth in paragraph (a) of this Article 18 or any other amount payable hereunder and such failure shall continue for a period of 30 days after notice of such failure to Lessee from the Lessor or the Indenture Trustee;

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(c)
the Lessee shall fail to maintain insurance in the amounts required by Section 11.1 or 11.2 hereof; provided, however, that if such failure is the result of the Lessee not obtaining the insurance required immediately following its downgrading below the Rating Test, such failure shall not constitute a Lease Event of Default unless such failure shall continue for 20 days;

(d)
the Lessee shall fail to timely perform or observe any covenant, condition or agreement (not included in paragraph (a), (b) or (c) of this Article 18) to be performed or observed by it hereunder or under any other Operative Document to which the Lessee is a party (other than the Tax Indemnification Agreement) and such failure shall continue for a period of 30 days after Lessee receives written notice thereof from the Lessor or the Indenture Trustee; provided that the continuation of such failure shall not constitute a Lease Event of Default if (i) such failure is not reasonably curable within 30 days; (ii) the Lessee is diligently pursuing the cure of such default; (iii) such failure does not impair in any material respect the Lessor's ownership interest in the Properties or impair the Lien of the Security Documents; and (iv) such cure is completed within 270 days of Lessee's receipt of written notice of the default or by the end of the Lease Term, if earlier;

(e)
the filing by the Lessee of any petition for dissolution or liquidation, conservatorship or receivership of the Lessee, or the commencement by the Lessee of any case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the Lessee shall have consented to the entry of an order for relief under any such law, or the failure of the Lessee generally to pay its debts as such debts become due, or the failure by the Lessee promptly to satisfy or discharge any execution, garnishment or attachment of such consequence as will impair its ability to carry out its obligations under this Lease, or the appointment of or taking possession by a receiver, custodian or trustee (or other similar official) for the Lessee or any substantial part of its property, or a general assignment by the Lessee for the benefit of its creditors, or the entry by the Lessee into an agreement of composition with its creditors, or the Lessee shall have taken any corporate action in furtherance of any of the foregoing; or the filing against the Lessee of a petition in bankruptcy, insolvency or other similar law which results in an order for relief being entered or, notwithstanding that an order for relief has not been entered, the petition is not dismissed within 90 days of the date of the filing of the petition, or the filing under any law relating to bankruptcy, insolvency or relief of debtors of any petition against the Lessee for reorganization, conservatorship or  receivership, composition, extension or arrangement with creditors which either (i) results in a finding or adjudication of insolvency of the Lessee or (ii) is not dismissed within 90 days of the date of the filing of such petition (the term dissolution or liquidation of the Lessee, as used in this paragraph (e), shall not be construed to include the cessation of the corporate existence of the Lessee resulting either from a merger or consolidation of the Lessee into or with another corporation or a dissolution or liquidation of the Lessee following a transfer of all or substantially all of its assets as an entirety, if the conditions permitting such actions contained in Section 5.1 of the Participation Agreement are satisfied); or

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(f)
any representation or warranty by the Lessee in any Operative Document to which the Lesee is a party (other than the Tax Indemnification Agreement) or in any certificate or document delivered to the Lessor or the Indenture Trustee pursuant to any Operative Document to which the Lessee is a party (other than the Tax Indemnification Agreement) shall have been materially incorrect when made and shall remain incorrect for 30 days after the Lessee's receipt of written notice thereof from the Lessor or the Indenture Trustee unless (i) such breach is curable and the Lessee is diligently attempting to cure such misrepresentation and (ii) such cure is completed within 270 days of receipt of such notice or the end of the Lease Term, if earlier;

19.	ENFORCEMENT

19.1	Remedies

Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor may, at its option, by notice to the Lessee and the Indenture Trustee declare this Lease to be in default, and at any time thereafter so long as a Lease Event of Default is continuing the Lessor may exercise one or more of the following rights and remedies as the Lessor in its sole discretion shall determine:

(a)
the Lessor may, by notice to the Lessee, terminate this Lease as to some or all of the Properties as of the date specified in such notice; however, (A) no reletting, reentry or taking of possession of the Properties by the Lessor will be construed as an election on the Lessor's part to terminate this Lease unless a written notice of such intention is given to the Lessee, (B) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Lease for a continuing Lease Event of Default, and (C) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Properties shall be valid unless the same be made in writing and executed by the Lessor;

(b)
the Lessor may (i) demand that the Lessee, and the Lessee shall upon the demand of the Lessor, return the Properties promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles 9 and 12 hereof as if the Properties were being returned at the end of the Lease Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (ii) without prejudice to any other remedy which the Lessor may have for possession of the Properties, enter upon the Properties and take immediate possession of the Properties (to the exclusion of the Lessee) and expel or remove the Lessee and any other Person who may be occupying the Properties (except any sublessee under Senior Subleases subject to an applicable Subordination and Non-Disturbance Agreement), by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor's other damages, the Lessee shall be responsible for the reasonably necessary costs and expenses of reletting, including brokers' fees, marketing costs, legal fees and the costs of any repairs made by Lessor.  The provisions of this Section 19.1(b) shall operate as a notice to quit and shall be deemed to satisfy any other requirement or provisions of Applicable Laws and Regulations which may require the Lessor to provide a notice to quit or of the Lessor's intention to reenter the Properties and any such requirements or provisions are hereby waived by the Lessee;

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(c)
the Lessor may sell all or any part of the Properties at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by paragraph (f) below if the Lessor shall elect to exercise its rights thereunder) in which event the Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be (except to the extent that Basic Rent is to be included in computations under paragraph (e) or (f) below if the Lessor shall elect to exercise its rights thereunder);

(d)
to the extent permitted by Applicable Laws and Regulations, the Lessor may hold, keep idle or lease to others all or any part of the Properties as the Lessor in its sole discretion may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that the Lessee's obligation to pay Basic Rent from and after the occurrence of a Lease Event of Default shall be reduced by the net proceeds, if any, received by the Lessor from leasing the Properties previously leased to the Lessee to any Person other than the Lessee for the same periods or any portion thereof;

(e)
the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under paragraph (b), (c) or (d) of this Article 19 with respect to one or more Properties, demand, by written notice to the Lessee, and specify a Stipulated Loss Value Date (the Final Payment Date) not earlier than 25 days after the date of such notice, that the Lessee pays to the Lessor, on the Final Payment Date, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that the Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due after the Final Payment Date), an amount equal to the sum of (A) all Supplemental Rent then due and owing plus all accrued Basic Rent unpaid as of the Final Payment Date other than, in the case where the Lessee pays all or any portion of Stipulated Loss Value to the Lessor pursuant to clauses (i), (ii) or (iii) below, the Basic Rent installment due and payable in advance on such Stipulated Loss Value Date, plus (B) whichever of the following amounts the Lessor, in its sole discretion, shall specify in such notice (together with interest on such amount at the Overdue Rate from the Final Payment Date specified in such notice to the date of actual payment):

(i)
if a Property has not been sold, an amount equal to the excess, if any, of the Stipulated Loss Value of such Property, computed as of the Final Payment Date, over the Fair Market Sales Value of such Property as of the Final Payment Date (such Fair Market Sales Value to be determined by mutual agreement of the Lessor and the Lessee or if they cannot agree within 10 days after such notice by the Appraisal Procedure);

(ii)
an amount equal to the excess, if any, of the Stipulated Loss Value of a Property computed as of the Final Payment Date over the present value of the Fair Market Rental Value of such Property for the balance of the useful life of such Property discounted at the Interest Rate (as adjusted for monthly compounding) (such Fair Market Rental Value to be determined by mutual agreement of the Lessor and the Lessee or if they cannot agree within 10 days of such notice by the Appraisal Procedure); or

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(iii)
the Stipulated Loss Value of a Property computed as of the Final Payment Date and upon payment of such amount, and the amount of any unpaid Rent referred to in Section 19.2, the Lessor shall convey to the Lessee all of the Lessor's  right, title and interest in and to such Property without recourse or warranty, but free and clear of Lessor's Liens;

(f)
if the Lessor shall have sold a Property pursuant to paragraph (c) above, the Lessor, in lieu of exercising its rights under paragraph (e) above, may, if it shall so elect, demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that the Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Stipulated Loss Value Date coinciding with such date of sale (or, if the sale date is not a Stipulated Loss Value Date, the Stipulated Loss Value Date next preceding the date of such sale)), an amount equal to the sum of (1) all accrued and unpaid Basic Rent as of such Stipulated Loss Value Date other than, in the case where the Lessee pays all or any portion of Stipulated Loss Value on such Stipulated Loss Value Date, the Basic Rent installment due and payable in advance on such Stipulated Loss Value Date, plus (2) the amount of any excess of the Stipulated Loss Value of such Property, computed as of such Stipulated Loss Value Date, over the net proceeds of such sale, together with interest at the Interest Rate on such excess from such Stipulated Loss Value Date to the date of sale, plus (3) all Supplemental Rent then due and owing under this Lease, plus (4) interest at the Overdue Rate on all of the foregoing amounts from the date of such sale until the date of payment;

(g)
the Lessor may exercise any other right or remedy that may be available to it under Applicable Laws and Regulations or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof.  Separate suits may be brought to collect any such damages for any period of this Lease, and such suits shall not in any manner prejudice the Lessor's right to collect any such damages for any subsequent period of this Lease, or the Lessor may defer any such suit until after the expiration of the Basic Term or the then current Renewal Term, in which event such suit shall be deemed not to have accrued until the expiration of the Basic Term, or the then current Renewal Term; or

(h)
the Lessor may retain and apply against the Lessor's damages, all sums which the Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Lease, including, without limitation, any sums which the Lessor may be required to pay to the Lessee under Section 14.5.

19.2	Survival of the Lessee's Obligations

No termination of this Lease, in whole or in part, or repossession of any of the Properties or exercise of any remedy under Section 19.1 shall, except as specifically provided therein, relieve the Lessee of any of its liabilities and obligations hereunder.  In addition, except as specifically provided therein, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other costs and expenses incurred by the Lessor, the Pass Through Trustee and the Indenture Trustee by reason of the occurrence of any Lease Event of Default or the exercise of the Lessor's remedies with respect thereto, and including all costs and expenses incurred in connection with the return of the Properties in the manner and condition required by, and otherwise in accordance with the provisions of, Articles 9 and 12 hereof as if such Properties were being returned at the end of the Lease Term.  At any sale of the Properties or any part thereof or any other rights pursuant to Section 19.1, the Lessor, the Owner Participant or the Indenture Trustee may bid for and purchase such Properties.

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19.3	Remedies Cumulative; No Waiver; Consents

To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws and Regulations, each and every right, power and remedy herein specifically given to the Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy.  No delay or omission by the Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Lessee or to be an acquiescence therein.  The Lessor's consent to any request made by the Lessee shall not be deemed to constitute or preclude the necessity for obtaining the Lessor's consent, in the future, to all similar requests.  No express or implied waiver by the Lessor of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default.

20.	RIGHT TO PERFORM FOR THE LESSEE

If the Lessee shall fail to perform or comply with any of its agreements contained herein or in any other Operative Document to which the Lessee is a party, the Lessor may, on five Business Days' (one Business Day's in the case of an emergency) prior notice to the Lessee, but only if the Lessee is not diligently attempting to cure such failure, perform or comply with such agreement, and the Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of such payment and the amount of the expenses of the Lessor (including reasonable attorney's fees and expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by the Lessee to the Lessor upon demand.  The provisions set forth in the preceding sentence shall not be construed as extending or modifying the cure periods otherwise provided under Article 18 with respect to Lease Events of Default.

21.	MISCELLANEOUS

21.1	Binding Effect; Successors and Assigns; Survival

The terms and provisions of this Lease, and the respective rights and obligations hereunder of the Lessor and the Lessee, shall be binding upon their respective successors, legal representatives and assigns, and inure to the benefit of their respective permitted successors and assigns, and the express rights hereunder of the Indenture Trustee and the Pass Through Trustee shall inure (subject to such conditions as are contained herein) to the benefit of their respective permitted successors and assigns.  The obligations of the Lessee (a) under Section 3.2 and (b) with respect to any Property or Properties terminated from this Lease, where such obligations referenced in clause (a) or (b) were accrued prior to the effectiveness of such termination, shall survive the termination of this Lease.

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21.2	Quiet Enjoyment

The Lessor covenants that it will not interfere in the Lessee's, and any permitted sublessee's, respective peaceful and quiet enjoyment of the Properties hereunder during the Lease Term, so long as no Lease Event of Default has occurred and is continuing, but subject in all cases to Section 16.1; provided that the Lessor shall have no responsibility for the actions of the Indenture Trustee, the Pass Through Trustee or any Person claiming by, through or under either thereof or for any defects in or exceptions to title to the Properties other than those which are attributable to Lessor's Liens.

21.3	Notices

Unless otherwise specifically provided herein, all notices, consents, demands, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given as provided in Section 12.3 of the Participation Agreement.

21.4	Severability

Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and the Lessee shall remain liable to perform its obligations hereunder except to the extent of such unenforceability.  To the extent permitted by Applicable Laws and Regulations, the Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

21.5	Amendment; Complete Agreements

Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought.  This Lease, together with the other Operative Documents, is intended by the parties as a final expression of their lease agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein and therein.  No course of prior dealings between the parties or their officers, employees, agents or Affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease or any other Operative Document.  Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their Affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease or any other Operative Document.  No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth in the Operative Documents.

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21.6	Headings

The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

21.7	Counterparts

This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

21.8	Governing Law

This Lease shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance, except laws governing conflicts of law, provided that to the extent the law of the jurisdiction where a Property is located requires that the laws of such jurisdiction apply to any aspect of this Lease, then to that extent such laws of such jurisdiction will so apply to such Property.

21.9	Apportionments

Upon any termination of this Lease as to a Property, (a) there shall be apportioned, as of the date of such termination all items of income and expense, including but not limited to, all rents (including water or sewer rents), real estate taxes, assessments, insurance or other charges payable with respect to such Property; (b) the Lessee shall transfer to Lessor all security deposits (whether cash or other form of security) from any sublessee under Assigned Subleases, including Senior Subleases, (c) all contracts pertaining to the operation of such Property shall, at Lessor's option as to each such contract if it is assignable, be assigned to Lessor and assumed by Lessor or its designee, (d) Lessee shall undertake such other actions as are necessary or appropriate in connection with the termination of this Lease and the transfer of possession of the Property to Lessor, (e) the Lessee shall deliver to Lessor or its designee at least one complete set of as-built plans for the Improvements in Lessee's or its managing agent's possession and (f) the Lessee shall deliver to Lessor copies or originals of all books and records in Lessee's or its managing agent's possession pertaining to the operation of the Property.

21.10	Discharge of the Lessee's Obligations by its Sublessees

The Lessor agrees that performance by any sublessee of the Lessee's obligations hereunder shall constitute performance by the Lessee of such obligations to the same extent and with the same effect hereunder as if such obligations were performed by the Lessee.

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21.11	Nature of Lessor's Obligations

Trust Company and the Co-Trustee are each parties to this Agreement solely in their respective capacities as trustee under the Trust Agreement (1997-D) and not in their individual capacities (except as expressly stated therein) and in no case shall Owner Participant, Trust Company or Co-Trustee (or any entity acting as successor trustee under the Trust Agreement (1997-D)) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Lessor hereunder, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through, or under any such party; provided, however, that Trust Company (or any such successor trustee) shall be personally liable hereunder for its own gross negligence or willful misconduct and for its breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

21.12	Estoppel Certificates

Each party hereto agrees that at any time and from time to time during the Lease Term, it will promptly, but in no event later than thirty (30) days after request by the other party hereto, execute, acknowledge and deliver to such other party or to any prospective purchaser (if such prospective purchaser has signed a purchase agreement, commitment or letter of intent to purchase the Properties or any part thereof), assignee or mortgagee or third party designated by such other party, a certificate stating (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified, and identifying the modification agreements); (b) the date to which Basic Rent has been paid; (c) whether or not there is any existing default by the Lessee in the payment of Basic Rent or any other sum of money hereunder, and whether or not, to the knowledge of the signer, there is any other existing default by either party with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof; (d) whether or not, to the knowledge of the signer, there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate and (e) other items that may be reasonably requested; provided that no such certificate may be requested unless the requesting party has a good faith reason for such request.

21.13	Granting of Easements

If no Lease Event of Default has occurred and is continuing, the Lessor will join with the Lessee from time to time at the request of the Lessee (at the Lessee's sole cost and expense) to (a) subject to the terms of Sections 14.3 and 14.6, sell, assign, convey or otherwise transfer an interest in the Properties to any Person legally empowered to take such interest under the power of eminent domain, (b) grant easements, licenses, rights of way and other rights and privileges in the nature of easements, (c) release existing easements and appurtenances affecting the Properties, (d) subject to the terms of Sections 14.3 and 14.6, dedicate or transfer unimproved portions of the Properties for road, highway or other public purposes, (e) execute petitions to have the Properties annexed to any municipal corporation or utility district, (f) execute amendments to any covenants and restrictions affecting the Properties and (g) execute and deliver any instrument, in form and substance reasonably acceptable to the Lessor, necessary or appropriate to make or confirm such grants or releases to any Person, with or without consideration, but in all cases only if (1) the Lessor and the Indenture Trustee shall have received, together with the request from the Lessee to make such grant or release, (x) an Officer's Certificate of the Lessee stating that such grant or release does not interfere with the continued use of the Properties pursuant to this Lease and does not reduce the Fair Market Sales Value of the Properties except to a de minimis extent, and (y) an Officer's Certificate of the Lessee stating the consideration, if any, and that such consideration being paid for said sale, grant, easement, license, release, right of way, petition, amendment or other such instruments described in this paragraph, is in the opinion of the Lessee fair and adequate (such consideration, to the extent in the form of cash and/or tangible property, to be shared by the Lessor and the Lessee in proportion to their respective interests in the affected Properties) and (z) a duly authorized and binding undertaking of the Lessee, in form and substance reasonably satisfactory to the Lessor, to remain obligated under this Lease as though such easement, license, right-of-way or other right or privilege has not been granted or released, and to perform all obligations of the Lessor, grantor or party effecting the release or granting such easement or other interest under such instrument of grant or release during the Lease Term and (2) the statements in the certificates described in the preceding clauses (x) and (y) are accurate.  Notwithstanding the foregoing, the Lessor shall not be required to grant to any Person an easement allowing access to and/or through any portion of the Properties the term of which exceeds the Lease Term; provided that this sentence shall not be construed to limit the rights of the Lessee to remove Severable Improvements and Alterations within a reasonable time beyond the Lease Term as provided in Article 12.

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21.14	No Joint Venture

Any intention to create a joint venture or partnership relation between the Lessor and the Lessee, is hereby expressly disclaimed.

21.15	No Accord and Satisfaction

The acceptance by the Lessor of any sums from the Lessee (whether as Basic Rent or otherwise) in amounts which are less than the amounts due and payable by the Lessee hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction of any dispute between the Lessor and the Lessee regarding sums due and payable by the Lessee hereunder, unless the Lessor specifically deems it as such in writing.

21.16	No Merger

In no event shall the leasehold interest, estate or right of the Lessee hereunder, or of the Holder of any Notes secured by a security interest in this Lease, merge with any interests, estates or rights of the Lessor in or to the Properties, it being understood that such lease hold interest, estate and right of the Lessee hereunder, and of the Holder of any Notes secured by a security interest in this Lease, shall each be deemed to be separate and distinct from the Lessor's interests, estates and rights in or to the Properties, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same Person; provided, however, that if all of such interests, estates or rights at any time shall be held by or vested in one Person, such Person may at its option effect a merger of such interests by written instrument clearly and specifically evidencing such intention.

21.17	Investment of Funds

Any moneys held by the Lessor or the Indenture Trustee as security hereunder (to the extent not applied against the Lessee's obligations under the Operative Documents to which the Lessee is a party) at a time when a Lease Event of Default or Special Default exists shall, until paid to the Lessee or so applied, be invested by the Lessor in Permitted Investments, at the Lessee's risk and expense.  All such amounts, including any gain (including interest received) realized as a result of any such investment (net of any fees, Taxes, commissions and other expenses, if any, incurred in connection with such investment) shall be reinvested, applied or paid over to the Lessee, at its direction, upon the Lessee's cure of its Lease Event of Default or Special Default.

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21.18	True Lease

This Lease is intended as, and shall constitute, an agreement of lease, and nothing herein shall be construed as conveying to the Lessee any right, title or interest in or to the Properties, except as a lessee.

21.19	Radon Disclosure

Lessee is hereby advised that radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from your county public health unit.  The foregoing disclosure is provided to comply with Florida law, is for informational purposes only and does not create any contingency or any representation, warranty or obligation of Lessor.

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IN WITNESS WHEREOF, the undersigned have each caused this Lease Agreement to be duly executed and delivered and their corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized as of the day and year first above written.

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:	U.S. BANK NATIONAL ASSOCIATION,

not in its individual capacity, but solely as successor Owner Trustee to State Street Bank and Trust Company of Connecticut, National Association, under the Amended and Restated Trust Agreement (1997-D) dated as of May 23, 2003, as Lessor in states other than the Co-Trustee States and with the Co-Trustee, as applicable in the Co-Trustee States, as Lessor

By:
Name:	Name:
Title:
Name:

PATRICK E. THEBADO, not in his individual capacity, but solely as successor Co-Trustee to Dori Anne Seakas, as successor Co-Trustee to Traci Hopkins, under the Amended and Restated Trust Agreement (1997-D) dated as of May 23, 2003, with the Owner Trustee as applicable in the Co-Trustee States, as Lessor

By:
Name:	Name:
Title:
Name:
BANK OF AMERICA, N.A. as Lessee

By:
Name:	Name: Michael F. Hord
Title: Associate General Counsel

Name:

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*           Receipt of this original Counterpart No. 1 of the foregoing Lease Agreement is hereby  acknowledged on ____ day of May, 2003.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION as Indenture Trustee
By:
Name:	Name:
Title:

Name:

*	This language contained in original Counterpart No. 1 only

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LEASE AGREEMENT
(FMV)

BETWEEN

FIRST STATES [ENTITY TO BE NAMED], LLC (“LANDLORD”)

AND

BANK OF AMERICA, N.A. (“TENANT”)

Dated: ___________, 20__

i

(continued)

(continued)

EXHIBITS AND SCHEDULES

Exhibit A	Leased Premises, Building NRA, Leased Premises NRA, Tenant Occupancy Percentages
Exhibit B	Janitorial Specifications
Exhibit C	Form of Confidentiality Agreement
Exhibit D	Form of Subordination, Attornment and Non-Disturbance Agreement
Exhibit E	Form of Estoppel Certificate
Exhibit F	Form of Subtenant Non-Disturbance Agreement

Schedule 1	Description of Tenant’s Art
Schedule 2	Existing Ground Lease or Mortgage

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into as of ___________, _____, by and between FIRST STATES [ENTITY TO BE NAMED], LLC, a Delaware limited liability company (hereinafter called “Landlord”), and BANK OF AMERICA, N.A., a national banking association (hereinafter called “Tenant”).

BACKGROUND

WHEREAS, STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION (as “Landlord”) and Tenant (as “Tenant”) are parties to a certain Amended and Restated Lease Agreement dated May 23, 2003 (“Original Lease”) pursuant to which Landlord has leased to Tenant certain properties, including the Project (as hereinafter defined); and

WHEREAS, Tenant has elected to exercise its option under Section 6.1 of the Original Lease to terminate its rights in and to the Project as stated in the Original Lease and to instead lease from Landlord only the Leased Premises (as hereinafter defined), which form a part of the Project.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto intending to be legally bound hereby, agree as follows:

ARTICLE I

BASIC LEASE INFORMATION, LEASED PREMISES, TERM, AND USE

1.1          Basic Lease Information; Definitions.

(a)           The following Basic Lease Information is hereby incorporated into and made a part of this Lease.  Each reference in this Lease to any information and definitions contained in the Basic Lease Information shall mean and refer to the information and definitions hereinbelow set forth.

Commencement Date:	_______________, _____.

Expiration Date:	[term of between 5 and 10 years, at Tenant’s election]

Initial Term:	Commencing on [________________] [20__], and, unless sooner terminated as herein provided, ending on June 10, 2022.

Leased Premises:	That portion of the Project identified in Exhibit A being demised and leased to Tenant hereunder.

Landlord’s Address for Notices:	[ ] c/o First States Group, L.P. 1725 The Fairway Jenkintown, PA 19046 Attention: Nicholas S. Schorsch, President and CEO Fax Number: (215) 887-2585

with a copy to:	[ ] c/o First States Group, L.P. 1725 The Fairway Jenkintown, PA 19046 Attention: Edward J. Matey Jr., General Counsel Fax: (215) 887-9856

Tenant’s Address for Notices:	Bank of America, N.A. 525 North Tryon 3rd Floor – Corporate Real Estate Department NC1-023-03-03 Charlotte, NC 28255 Attention: Property Services Fax: (704) 386-7339

with a copy to:	Bank of America, N.A. 901 Main Street, 68th Floor Dallas, TX 75202-3714 Attention: Michael F. Hord, Associate General Counsel Fax: (214) 209-0871

and to:	Trammell Crow Corporate Services, Inc. 2850 North Federal Highway Lighthouse Point, Florida 33064 Attention: Chuck Dunn, Senior Vice President Fax: (954) 786-4405

Interest Holder’s Address for Notices:	__________________________ __________________________ __________________________ __________________________

with a copy to:	__________________________ __________________________ __________________________ __________________________

(b)           As used in this Lease, the following terms shall have the respective meanings indicated below, and such meanings are incorporated in each such provision where used as if fully set forth therein:

“Above Standard Services” shall have the meaning assigned to such term in Section 3.1(c).

“Above Standard Services Rent” shall mean any and all charges required to be paid by Tenant for Above Standard Services as expressed in Section 3.1(c).

“Additional Equipment” shall have the meaning assigned to such term in Section 3.5.

“Additional Rent” means Tenant’s Operating Expense Share, Tenant’s Tax Share, Above Standard Services Rent and all other sums (other than Annual Basic Rent) that Tenant is obligated to pay or reimburse to Landlord as required by the terms of this Lease.

“Affiliate” or “Affiliates” means any person or entity controlling, controlled by, or under common control with another such person or entity.  “Control” as used herein shall mean the possession, direct or indirect, or the power to direct or cause the direction, of the management and policies of such controlled person or entity.  The ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote in, the ordinary direction of its affairs, more than fifty percent (50%) of the voting interest in, any person or entity shall be presumed to constitute such control.  In the case of Landlord (if Landlord is a partnership), the term Affiliate shall also include any person or entity controlling or controlled by or under common control with any general partner of Landlord or any general partner of Landlord’s general partner.

“After-Tax Basis” shall mean, with respect to any payment received or accrued by any Indemnitee, the amount sufficient to hold such Indemnitee harmless from all Taxes actually required to be paid with respect to the receipt or accrual of such payment and such amount, including interest and penalties in connection therewith, and after taking into account any deductions to which such Indemnitee is entitled as a result of the payment of such Taxes or the event or circumstance giving rise to such payment; provided that for purposes of this definition, it shall be assumed that Landlord is subject to United States federal income tax at the highest marginal corporate income tax rate then in effect and to state and local income taxes at the actual composite state and local income tax rate applicable for the relevant tax year to Landlord (as certified by Landlord).

“Annual Basic Rent” shall mean the annual basic rent payable by Tenant for the Leased Premises, which Annual Basic Rent shall be calculated and paid as herein provided.

“Applicable Rate” shall mean an annual rate of interest equal to the lesser of (i) 9.44% and (ii) the maximum contract interest rate per annum allowed by North Carolina law.

“Appraiser” shall mean an independent professional real estate appraiser, MAI or equivalent, with at least ten (10) years’ experience appraising commercial real estate comparable to the Project, who shall be associated with a nationally-recognized real estate services firm offering appraisal services, with local offices in the region where the subject Project is located, and which firm is not under contract with or otherwise so associated with either Landlord or Tenant as to reasonably impair its or their ability to render impartial judgments (it being agreed that an Appraiser that performs residential or commercial property appraisals for Tenant in Tenant’s capacity as a mortgage lender shall not be disqualified from serving as an Appraiser solely as a result of such other relationship with Tenant).

“Art” shall have the meaning assigned to such term in Section 5.8.

“ATM” shall mean automated teller machine.

“Award” shall have the meaning assigned to such term in Section 13.2

“Banking” shall have the meaning assigned to such term in Section 1.5.

“BOMA” shall mean the Building Owners and Managers Association.

“Building” shall mean the building identified on Exhibit A in which the Leased Premises are located.

“Building Operating Hours” shall mean from 7:00 a.m. to 7:00 p.m. on Mondays through Fridays and from 8:00 a.m. to 2:00 p.m. on Saturdays, excepting Holidays.

“Building Rules” shall have the meaning assigned to such term in Section 4.4.

“Building Standard Services” shall have the meaning assigned to such term in Section 3.1(a).

“Building Standards” shall mean materials of the type, quality and quantity generally used throughout the Building and in Comparable Buildings.

“Bureau of Labor Statistics” shall mean the U.S. Department of Labor, Bureau of Labor Statistics.

“Business Day” means any day other than a Saturday, Sunday or Holiday.

“Casualty” shall have the meaning assigned to such term in Section 6.3(a).

“Claims” shall mean liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses and costs of investigation) of any kind and nature whatsoever, including without limitation any Environmental Claims.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect on the Closing Date.

“Commencement Date” shall have the meaning assigned to such term in Section 1.1(a).

“Common Areas” shall have the meaning assigned to such term in Section 1.2.

“Communications Equipment” shall have the meaning assigned to such term in Section 3.5.

“Comparable Buildings” shall mean a quality, age, location and construction that is comparable to that of other buildings comparable to the Building within the metropolitan area within which the Building is located.

“Cost Approved Sublease” shall have the meaning assigned to such term in Section 8.1(h).

“Damaged Property” shall have the meaning assigned to such term in Section 6.3(a).

“Demising Work” shall mean the construction by Tenant, as a result of the creation of Surrendered Premises, of (i) all walls and other work required to demise, separate and secure the Leased Premises from any portion of the Building that is not included within the Leased Premises, (ii) all work, if and to the extent required as a result of such demise, for (a) the creation of multi-tenant access to Common Areas, facilities and systems necessary for the general office use of the Surrendered Premises, including, without limitation, multi-tenant access to the mechanical, electrical, plumbing and other utility facilities and systems serving the Surrendered Premises or (b) at Tenant’s sole option, in lieu of creating multi-tenant access to existing Common Areas, facilities or systems, Tenant may construct replacements for Common Areas, facilities or systems necessary for the general office use of the Surrendered Premises and (iii) to provide proper and lawful means of ingress and egress to the Surrendered Premises. Notwithstanding the foregoing, Tenant will not be obligated to (i) make any alterations or improvements to demise the Leased Premises on floors of any Buildings that are and shall continue to be leased by Tenant as full floors, (ii) make any alterations or improvements to floors that do not contain any Leased Premises or (iii) bring the Project into compliance with building codes or other Legal Requirements, except to the extent required by any Governmental Authority as being necessary to perform the Demising Work. All Demising Work shall be performed in conformity with the requirements of Section 5.7.

“Enforcement” shall have the meaning assigned to such term in Section 7.7.

“Environmental Claim” shall mean any investigation, notice, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien (or other restriction on transferability of the Leased Premises, the Building or the Project), proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to or in connection with any Release or actual or alleged violation of any Environmental Law, or (b) in connection with any Hazardous Material, from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material or arising under any Environmental Law, or any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

“Environmental Damages” shall mean any and all losses, liabilities, judgments, decrees, fines, penalties, damages, obligations, expenses, amounts paid in settlement and investigation and costs and charges of any kind, including but not limited to, attorney's and investigation fees, relating in any way what-so-ever to, or arising, either directly or indirectly, from (a) any Release or threat of Release of any Hazardous Material or the presence of any Hazardous Materials in the soil or groundwater at the Building or the Project, regardless of when or how discovered; (b) the violation of any Environmental Law at the Leased Premises, the Building or the Project; or (c) any Environmental Claim in connection with the Leased Premises, the Building or the Project, unless such Release or threat of Release, violation of Environmental Law, or Environmental Claim arises from a Hazardous Material present solely as a result of the gross negligence or willful misconduct of the Landlord.

“Environmental Law” shall mean (a) any federal, state or local law or regulation in force prior to and during the Term hereof (or in force after the Lease is in effect but applicable to the Tenant’s conduct during the Term) relating to the handling, use, control, management, treatment, storage, disposal, Release or threat of Release of any Hazardous Material, including without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. §§ 9601 et seq., the federal Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §§ 6901 et seq., the federal Water Pollution Control Act (“CWA”), 33 U.S.C. §§ 1251 et seq., the federal Clean Air Act (“CAA”), 42 U.S.C. §§ 7401 et seq., the Toxic Substances Control Act (“TSCA”), 7 U.S.C. §§ 136 et seq., the Safe Drinking Water Act (“SDWA”), 42 U.S.C. §§ 300f et seq., the Occupational Safety and Health Act of 1970 (the “OSH Act”), 29 U.S.C. §§ 651 et seq., all regulations promulgated thereunder and any similar state or local laws, rules or regulations, and (b) any and all requirements arising under applicable present and future federal, state or local laws, statutes, common law, rules, ordinances, codes, orders, licenses, permits, approvals, plans, authorizations, concessions, or the like, and all applicable judicial, administrative, and regulatory decrees, judgments, and orders in force prior to and during the Term (or in force after the Lease is in effect but applicable to the Tenant’s conduct during the Term) relating to the protection of human health or the environment, including without limitation:  (i) any and all requirements pertaining to reporting, licensing, authorizing, approving, permitting, investigating, and remediating emissions, discharges, releases, or threat of releases of any Hazardous Material into the indoor or outdoor air, surface water, groundwater, or land, or otherwise into the environment, or relating to the manufacture, operation, processing, distribution, use, treatment, storage, disposal, transport, handling or management of any Hazardous Material; and (ii) any and all requirements pertaining to the protection of the health and safety of employees or the public and/or the environment.

“Expiration Date” shall have the meaning assigned to such term in Section 1.1(a).

“Event of Default” shall have the meaning assigned to such term in Section 7.1(a).

“Facility Manager” shall have the meaning assigned to such term in Section 3.6.

“Fair Market Rental Value” shall mean the fair market rental value, as of the date the determination is made, that would be obtained in an arm’s-length net lease (i.e., net of all operating expenses, real estate taxes, utilities and other pass-throughs) between an informed and willing tenant (other than a tenant in possession) and an informed and willing landlord, neither of whom is under any compulsion to enter into such transaction, for space in Comparable Buildings that is comparable in size, location and quality to the Leased Premises, for a comparable term.  Such Fair Market Rental Value shall be calculated assuming that (i) the Leased Premises are in the condition and state of repair required under the Lease, (ii) Tenant is in compliance with the requirements of the Lease and (iii) Tenant will accept the Leased Premises in “AS-IS” condition.  In determining the Fair Market Rental Value for the Leased Premises, the Appraiser shall give due consideration, to and make any necessary adjustments to the rentals paid at Comparable Buildings in light of, the following factors: (i) Tenant will not receive, and Landlord will not pay, any tenant improvement, relocation, moving or other allowance, rent abatement or other reduced or free rent period or any other allowance or concession in connection with Tenant’s leasing of the Leased Premises, (ii) Tenant’s obligation to pay Rent commences on the date possession of the Leased Premises are delivered to Tenant, (iii) Landlord will not pay any brokers’ fee or commission in connection with Tenant’s leasing of the Leased Premises, (iv) the Landlord’s inclusion, and Tenant’s payment, of amortized capital expenditures in Operating Expenses to the extent provided in this Lease and (v) the creditworthiness of Tenant and the tenants at Comparable Buildings.

“Final Drawings” shall have the meaning assigned to such term in Section 5.7.

“Final Space Plan” shall have the meaning assigned to such term in Section 5.7(a).

“Floor Common Area” shall have the meaning assigned to such term in the Measurement Standard.

“Force Majeure Events” means events beyond Landlord’s or Tenant’s (as the case may be) control, which shall include, without limitation, all labor disputes, governmental regulations or controls, war, fire or other casualty, inability to obtain any material or services, acts of God, or any other cause not within the reasonable control of Landlord or Tenant (as the case may be).  The times for performance set forth in this Lease (other than for monetary obligations of a party) shall be extended to the extent performance is delayed by Force Majeure Events.

“GAAP” shall mean generally accepted accounting principles, consistently applied.

“Governmental Authority” means the United States, the state, county, city and political subdivision in which a Project is located or that exercises jurisdiction over the Project, Landlord or Tenant, and any agency, department, commission, board, bureau or instrumentality of any of the foregoing that exercises jurisdiction over the Project, Landlord or Tenant.

“Gross Revenue” shall mean all gross income generated in connection with the Project, including, without limitation, basic rents, additional rents and other charges collected from Tenant and other tenants or occupants of the Project and income from services, coin operated vending machines and telephones, parking facilities, but excluding (i) security deposits, unless and not until such deposits are applied as rental income, (ii) interest on bank accounts for the operation of the Project, (iii) proceeds from the sale or refinancing of the Project, (iv) insurance proceeds or dividends received from any insurance policies pertaining to physical loss or damage to the Project, (v) condemnation awards or payments received in lieu of condemnation of the Project, and (vi) any trade discounts and rebates received in connection with the purchase of personal property or services in connection with the operation of the Project.

“Hazardous Materials” shall mean any substance or material:  (a) the presence of which requires investigation or remediation under any Environmental Law; (b) which is or becomes regulated prior to and during the Term (or in force after the Lease is in effect but applicable to the Tenant’s conduct during the Term) by any Governmental Authority, including without limitation, any substance or waste material which is defined or listed as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “industrial waste,” “hazardous substance,” “solid waste,” “hazardous material,” “pollutant” or “contaminant” under any Environmental Law; (c) which contains gasoline, diesel fuel or other petroleum hydrocarbons or a petroleum derivative; (d) which contains polychlorinated biphenyls (“PCBs”), asbestos or urea formaldehyde; or (e) which is explosive, corrosive, flammable, infectious, radioactive, toxic, carcinogenic, mutagenic or otherwise hazardous.

“Holidays” shall mean New Year’s Day, Martin Luther King Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Thanksgiving Day, Christmas Day and any and all other dates observed as bank holidays by national banks.  If, in the case of any holiday described above, a different day shall be observed than the respective day described above, then that day that constitutes the day observed by national banks in the state in which the Project is located on account of such holiday shall constitute the Holiday under this Lease.

“HVAC” shall mean heating, ventilating and air conditioning.

“Initial Term” shall have the meaning assigned to such term in Section 1.1(a).

“Interest Holder” shall have the meaning assigned to such term in Section 7.7.

“Land” shall mean all of the parcels of land identified on Exhibit A on which the Building, Common Areas, Parking Areas and other elements of the Project are located.

“Landlord” shall have the meaning assigned to such term in the parties paragraph.

“Landlord Default” shall have the meaning assigned to such term in Section 7.1(f).

“Landlord Designated Submanager” shall have the meaning assigned to such term in Section 3.6.

“Landlord Transfer” shall the meaning assigned to such term in Section 8.2.

“Lease” shall have the meaning assigned to such term in the parties paragraph.

“Leased Premises” shall have the meaning assigned to such term in Section 1.1(a).

“Lease Year” means a period of one (1) year; provided that the first Lease Year shall commence on the Commencement Date and shall end on [__________, 200[__]]; the second Lease Year commences upon the expiration of first Lease Year and ends one (1) year later, and all subsequent Lease Years commence upon the expiration of the prior Lease Year, except that the last Lease Year during the Term ends on the last day of the Term.

“Legal Requirements” means any law, statute, ordinance, order, rule, regulation or requirement of a Governmental Authority, including, without limitation, Environmental Laws.

“MAI” means Member of the Appraisal Institute.

“Maximum Term” shall have the meaning assigned to such term in Section 1.4(f).

“Measurement Standard” shall mean the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996, as promulgated by BOMA.

“Net Rentable Area” shall mean, as applicable, the net rentable areas of the Leased Premises and the Building, determined in conformity with the Measurement Standard.  The Net Rentable Area of the Leased Premises and the Building is as specified in Exhibit A.

“Non-Removable Improvements” shall have the meaning assigned to such term in Section 5.3.

“Notice Parties” shall mean the parties identified in Section 1.1(a), and any successor or additional party as a Notice Party may from time to time designate, as parties entitled to receive written notices under this Lease.

“Occupancy Percentage” shall mean a fraction, expressed as a percentage, the numerator of which is the Net Rentable Area of the Leased Premises and the denominator of which is Net Rentable Area of the Building, all as set forth on Exhibit A hereto.

“Operating Expenses” shall have the meaning assigned to such term in Section 2.2(b).

“Operating Expense Statement” shall have the meaning assigned to such term in Section 2.2(f).

“Outside Completion Date” shall have the meaning assigned to such term in Section 6.3(d).

“Owner” shall have the meaning assigned to such term in Section 7.7.

“Parking Areas” shall mean the exclusive and non-exclusive parking areas and facilities for the Project, if any, as indicated on Exhibit A, together with any connecting walkways, covered walkways, tunnels, or other means of access to the Building, and any additional minor improvements now or hereafter located on the Land related to the foregoing facilities.

“Person” shall mean an individual, corporation, partnership, joint venture, limited liability company, association, joint–stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

“Preliminary Drawings” shall have the meaning assigned to such term in Section 5.7.

“Preliminary Space Plan” shall have the meaning assigned to such term in Section 5.7.

“Prime Rate” shall mean the “prime rate” announced by Bank of America, N.A., or its successor, from time to time (or if the Prime Rate is discontinued, the rate announced as that being charged to said bank’s most credit-worthy commercial borrowers).

“Project” means the Land, the Building, the Common Areas, including, without limitation, the Parking Areas, and any and all additional improvements now or hereafter located on the Land that serve the Building, the Common Areas, including, without limitation, the Parking Areas or the tenants of the Building generally.

“Qualified Damage” shall have the meaning assigned to such term in Section 6.3(b).

“Real Estate Taxes” shall have the meaning assigned to such term in Section 2.3(b).

“Rejected CapEx” shall have the meaning assigned to such term in Section 2.4(a).

“Release” shall mean any spilling, leaking, seeping, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into, upon or under any land, water or air, or otherwise into the indoor or outdoor environment as further defined under applicable Environmental Law.

“Remedial Work” means the removal, relocation, elimination, remediation or encapsulation of Hazardous Materials from all or any portion of the Leased Premises or the Common Areas and, to the extent thereby required, the reconstruction and rehabilitation of the Leased Premises or the Common Areas pursuant to, and in compliance with this Lease.

“Renewal Option(s)” shall have the meaning assigned to such term in Section 1.4(a).

“Renewal Option Notice Date” shall mean, with respect to a Renewal Option, the date on which Tenant sends written notice of exercise of such Renewal Option to Landlord as provided in Section 1.4.

“Renewal Premises” shall have the meaning assigned to such term in Section 1.4(a).

“Renewal Terms” shall have the meaning assigned to such term in Section 1.4(a).

“Rent” means Annual Basic Rent and Additional Rent.

“Security Areas” shall have the meaning assigned to such term in Section 4.2.

“Self-Insurance Net Worth Test” shall mean, as of any date, that Tenant’s long-term senior unsecured debt obligations are rated at least BBB (or its equivalent) by Duff & Phelps and Baa2 (or its equivalent) by Moody’s at of that date; provided that if Tenant is rated by only one of Duff & Phelps or Moody’s, such obligations shall have such rating from Duff & Phelps or Moody’s, as the case may be, and a comparable rating from one of Fitch Investors Service, S&P or another nationally-recognized rating agency.

“Service Failure” shall have the meaning assigned to such term in Section 3.1(e).

“Subtenant Non-Disturbance Agreement” shall mean a written agreement substantially in the form attached as Exhibit F hereto among Landlord, Tenant, the subtenant under a Cost Approved Sublease and any Interest Holders pursuant to which Landlord and such Interest Holders agree not to disturb such subtenant’s possessory and other rights under the Cost Approved Sublease, and such subtenant agrees to attorn to and recognize Landlord, notwithstanding any expiration or earlier termination of the Term of this Lease prior to the expiration or earlier termination of the term of the Cost Approved Sublease, except to the extent that such possessory or other rights can be disturbed or terminated as provided in the Cost Approved Sublease.

“Surrendered Premises” shall have the meaning assigned to such term in Section 5.7(a).

“Tax Statement” shall have the meaning assigned to such term in Section 2.3(a).

“Taxes” shall mean any and all present or future liabilities, losses, expenses and costs of any kind whatsoever that are fees (including without limitation, license fees, documentation fees and registration fees), taxes (including without limitation, income, gross or net income, gross or net receipts, sales, use, value added, franchise, business, transfer, capital property (tangible and intangible), municipal assessments, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings, together with any penalties, fines or interest thereon or addition thereto, (any of the foregoing being referred to herein individually as a “Tax”), imposed by any foreign or any United States Federal, state or local taxing authority.

“Tenant” shall have the meaning assigned to such term in the parties paragraph.

“Tenant’s Business Equipment” shall have the meaning assigned to such term in Section 5.3.

“Tenant Designated Submanager” shall have the meaning assigned to such term in Section 3.6.

“Tenant Managed Project” shall have the meaning assigned to such term in Section 3.6.

“Tenant’s Operating Expense Share” shall have the meaning assigned to such term in Section 2.2(a).

“Tenant’s Tax Share” shall have the meaning assigned to such term in Section 2.3(a).

“Term” shall have the meaning assigned to such term in Section 1.3.

“Transfer Notice” shall have the meaning assigned to such term in Section 8.1(b).

“VARA” means the Visual Artists Rights Act of 1990, as amended.

1.2           Leased Premises.  Subject to and upon the terms hereinafter set forth, Landlord does hereby lease and demise to Tenant, and Tenant does hereby lease and take from Landlord, the Leased Premises.  The Leased Premises are described in Exhibit A hereto.  Tenant shall be entitled to the following as appurtenances to the Leased Premises: the right to use (a) the Parking Areas, if any, identified on Exhibit A, (b) for Tenant’s non-exclusive use, the roof of the Building in accordance with Section 3.5 hereof, (c) for Tenant’s exclusive use, the restrooms, telephone, electric and other utility closets on floors leased entirely by Tenant; and (d) for use in common with Landlord and other tenants or occupants of the Project, their invitees and guests and others as designated by Landlord from time to time, all areas, facilities and systems, including risers, telephone, electric and other utility closets in the Building and other portions of the Projects available from time to time for the common use of tenants in the Building (all such areas, facilities and systems, together with all areas, facilities and systems denominated as “Building Common Areas” and “Floor Common Areas” in the Measurement Standard, the “Common Areas”) and all rights and benefits appurtenant to, or necessary or incidental to, the use and enjoyment of the Leased Premises by Tenant for the purposes permitted by Section 1.5 hereof including, but not limited to, the right of Tenant, its employees and invitees, in common with Landlord and other persons, to use any non-exclusive easements and/or licenses in, about or appurtenant to the Project, including but not limited to the non-exclusive right to use any walkways, tunnels, and skywalks connected to the Project.

1.3           Term.  The Initial term of this Lease shall be as described in Section 1.1(a), which Initial Term may be renewed and extended as provided in Section 1.4 (the Initial Term and, to the extent renewed and extended, any such Renewal Terms are hereinafter collectively called the “Term”).  Tenant is in possession of the Leased Premises as of the date of this Lease and shall accept the Leased Premises in its “AS-IS” condition on the Commencement Date, subject to all applicable Legal Requirements, covenants and restrictions.  Landlord has made no representation or warranty regarding the suitability of the Leased Premises or the Building for the conduct of Tenant’s business, and Tenant waives (a) any implied warranty that the Leased Premises or the Building are suitable for Tenant’s intended purposes, (b) any right of Tenant to claim that the Leased Premises are not now or in the future in compliance with Legal Requirements (except to the extent that any such future non-compliance with Legal Requirements within the Leased Premises was caused by any act or omission of Landlord, or its agents, servants or employees) and (c) any right of Tenant to claim that the Building is not in compliance with Legal Requirements in effect on the Commencement Date.  Except as otherwise expressly set forth in this Lease to the contrary, in no event shall Landlord have any obligation for any defects in effect on the Commencement Date in the Leased Premises or the Building or any limitation on their respective uses.

1.4         Options to Renew.

(a)           So long as no event of default shall have occurred and be continuing at the time(s) Tenant elects in writing to exercise its renewal options hereunder and at the commencement of the applicable Renewal Term, and subject to the conditions hereinafter set forth, Tenant is hereby granted options (individually, a “Renewal Option” and, collectively, the “Renewal Options”) to renew the Term of this Lease with respect to the Leased Premises or a portion thereof, but in no event other than one or more full floors of the Building (as applicable, the “Renewal Premises”) for up to three (3) successive periods five (5) years each, and thereafter for successive periods of not fewer than five (5) and not more than ten (10) years each (each, a “Renewal Term,” and collectively, the “Renewal Terms”); provided that the Term of this Lease (inclusive of all Renewal Terms) shall not extend beyond the useful life of the Building as determined by the appraisal procedure described below at the time of the renewal.

(b)           The first Renewal Term shall commence at the expiration of the Initial Term, and each subsequent Renewal Term shall commence at the expiration of the prior Renewal Term.  Tenant shall exercise its options to renew, if at all, by delivering notice of such election to Landlord not later than twelve (12) months prior to the expiration of the Initial Term or the expiration of the then `current Renewal Term, as the case may be.  IN ORDER TO PREVENT TENANT’S INADVERTENT FORFEITURE OF ANY THEN REMAINING RENEWAL OPTION, IF TENANT SHALL FAIL TO TIMELY EXERCISE ANY AVAILABLE RENEWAL OPTION, TENANT’S RIGHT TO EXERCISE SUCH RENEWAL OPTION SHALL NOT LAPSE UNTIL LANDLORD SHALL DELIVER TO TENANT WRITTEN NOTICE THAT SUCH NOTICE OF EXERCISE HAS NOT BEEN DELIVERED AND TENANT SHALL THEREAFTER FAIL TO EXERCISE SUCH RENEWAL OPTION WITHIN TEN (10) DAYS FOLLOWING THE DELIVERY OF SUCH NOTICE.

(c)           The Annual Basic Rent to be paid by Tenant for the Renewal Premises during a Renewal Term (“Renewal Rent”) shall equal the Fair Market Rental Value of the Renewal Premises, as determined by the parties, or in the absence of their agreement, determined by appraisal as set forth below.

(d)           Within thirty (30) days following the Renewal Option Notice Date, Landlord shall deliver to Tenant, a proposal setting forth Landlord’s determination of the Fair Market Rental Value and Renewal Rent for the Renewal Premises for the applicable Renewal Term.  For thirty (30) days thereafter, Landlord and Tenant shall negotiate in good faith to reach agreement as to the Fair Market Rental Value and Renewal Rent for the Renewal Premises.  Tenant’s leasing of the Renewal Premises shall be upon the same terms and conditions as set forth in this Lease, except (i) the Renewal Rent during the Renewal Term shall be determined as specified in Sections 1.4(d) and (e), and (ii) the leasehold improvements for the space in question will be provided in their existing condition, on an “AS-IS” basis at the time the Renewal Term commences.  Once established, the Renewal Rent for the applicable Renewal Term will remain fixed for such Renewal Term, and be paid monthly in advance.

(e)           If Landlord and Tenant are unable to reach a definitive agreement as to the Fair Market Rental Value and Renewal Rent for the Renewal Premises within sixty (60) days following the Renewal Option Notice Date, the Fair Market Rental Value will be submitted for resolution in accordance with the provisions of this Section 1.4(e).  Within seventy-five (75) days following the Renewal Option Notice Date (or, if later, within fifteen (15) days following the date on which either Landlord or Tenant notifies the other party in writing that such notifying party desires to have the Annual Basic Rent for a Renewal Term determined by appraisal), Landlord and Tenant shall each select and engage an Appraiser to determine the Fair Market Rental Value of the Renewal Premises.  If either party fails to select and engage an Appraiser within such time, if such failure continues for more than five (5) business days following such party’s receipt of written notice that states in all capital letters (or other prominent display) that such party has failed to select an Appraiser as required under the Lease and will be deemed to have waived certain rights granted to it under the Lease unless it selects an Appraiser within five (5) business days, the Fair Market Rental Value will be determined by the Appraiser engaged by the other party.  Each Appraiser shall prepare an appraisal report and submit it to both Landlord and Tenant within thirty (30) days following the date on which the last Appraiser was selected.  If the higher of the two appraisals of Fair Market Rental Value does not exceed one hundred five percent (105%) of the lower of the two appraisals of Fair Market Rental Value, then the average of the two (2) appraisals shall be the Fair Market Rental Value for the Renewal Premises.  If the higher of the two appraisals of Fair Market Rental Value exceeds 105% of the lower of the two appraisals of Fair Market Rental Value, then within seven (7) days after receipt by Landlord and Tenant of both appraisal reports, the Appraisers selected by Landlord and Tenant shall agree on a third Appraiser to determine Fair Market Rental Value.  The third Appraiser shall not perform a third appraisal, but shall, within ten (10) days after his or her designation, select one (1) of the two (2) appraisals already performed, whichever of the two appraisals the third Appraiser determines to be closest to Fair Market Rental Value, as the controlling determination of the Fair Market Rental Value.  The decision of the third Appraiser shall be conclusive, and shall be used by the parties to establish the Renewal Rent for the ensuing Renewal Term.  Each party shall pay the costs of its Appraiser and one-half of the cost of the third Appraiser.  The instructions to the Appraisers with respect to the determination of the Fair Market Rental Value applicable to such space will be to determine the Fair Market Rental Value for such space as of the relevant Renewal Term, assuming that such space will be leased on an “AS-IS” basis.  Within thirty (30) days following the determination of the Fair Market Rental Value, Tenant shall elect one (1) of the following options:  (A) to revoke the exercise of the subject Renewal Option, in which event, the Term of this Lease shall automatically, and without further action of Landlord or Tenant, expire on the later of (1) the expiration of the then existing Term or (2) the last day of the calendar month that is six (6) months following the month in which Tenant’s notice of revocation was given to Landlord or (B) to renew the Lease at the rate to be determined in accordance with Sections 1.4(d) and (e) after the Fair Market Rental Value has been determined by appraisal.  If Tenant fails to exercise any of the foregoing options within the thirty (30) day period, Tenant shall be deemed to have elected option (A).  If Tenant has elected option (B), Tenant thereby shall have irrevocably exercised its right to renew the Term and Tenant may not thereafter withdraw the exercise of the Renewal Option; in such event the renewal of this Lease shall be upon the same terms and conditions of this Lease, except (i) the Renewal Rent shall be determined in accordance with the foregoing provisions and (ii) the leasehold improvements for the space in question will be provided in their existing condition, on an “AS-IS” basis at the time the Renewal Term commences.  If the Renewal Rent for a Renewal Term has not been determined prior to the commencement of such Renewal Term, Tenant shall pay to Landlord as of the commencement of the Renewal Term the same Annual Basic Rent as Tenant was paying immediately prior to the commencement of the Renewal Term, subject to adjustment upon final determination.  Once established, the Renewal Rent for the Renewal Term will remain fixed for such Renewal Term, and be paid monthly in advance.

(f)            INTENTIONALLY OMITTED.

(g)           Notwithstanding anything to the contrary contained in this Section 1.4, subject to the provisions of Section 1.4(a) above, Tenant’s failure to give the required renewal notice in conformity with the requirements of Section 1.4(b) shall render the upcoming and all subsequent Renewal Options for the Leased Premises, if there be any, null and void.

1.5         Use.  The Leased Premises may be used and occupied by Tenant (and its permitted assignees and subtenants) only for banking and related uses and general business office purposes and such other lawful purposes as are consistent with banking and general office uses being made from time to time by tenants of the Building.  In addition and without limitation of the foregoing, Tenant may maintain (for use by Tenant and its employees, customers, and invitees):  (a) conference and/or meeting facilities, (b) libraries, (c) non-retail coffee bars, (d) support staff facilities (including, without limitation, word processing and copy facilities), (e) lunchrooms and kitchen facilities for use by Tenant and its employees and invitees, including vending machines and microwave ovens for use by Tenant and its employees and invitees, subject, however, to Legal Requirements, (f) storage space incidental to banking and general business office purposes only, (g) bank and storage vaults, (h) cash vault, (i) telephone call centers, (j) retail banking facilities and (k) any lawful purpose for which such Leased Premises were used on the Commencement Date.  Tenant is not obligated to maintain occupancy in all or any portion of the Leased Premises.  For purposes of this Section 1.5, the term “banking” shall be deemed to include, without limitation, all traditional banking activities as well as the sale of insurance and annuities of all types, trust services, investment and financial advice, and the sale of securities.  If Tenant receives notice of any material directive, order, citation or of any violation of any Legal Requirement or any insurance requirement, Tenant shall endeavor to promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice.

1.6         Survival.  Any claim, cause of action, liability or obligation arising during the Term of this Lease in favor of a party hereto and against or obligating the other party hereto shall (to the extent not theretofore fully performed) survive the expiration or any earlier termination of this Lease.

ARTICLE II
RENTAL AND OPERATING EXPENSES

2.1         Rental Payments.

(a)           Beginning on the Commencement Date, Tenant shall pay Annual Basic Rent in conformity with the provisions of this Lease, in equal monthly installments on the first day of each calendar month during the Term, in advance, and throughout the entire Term, Tenant’s Operating Expense Share, Tenant’s Tax Share and Above Standard Services Rent shall be due and payable in accordance with Sections 2.2, 2.3 and 3.1, respectively.  Unless otherwise specified herein, throughout the entire Term hereof, Above Standard Services Rent shall be payable twenty (20) days following Landlord’s submission to Tenant of an invoice therefor.

(i)           Annual Basic Rent to be paid by Tenant for the Initial Term hereof shall equal the Fair Market Rental Value of the Leased Premises, as determined by the parties, or in the absence of their agreement, determined by appraisal as set forth below.

(ii)           Not later than ten (10) days following the execution of this Lease, if the Annual Basic Rent for the Initial Term shall not have theretofore been agreed in writing by the parties, Landlord shall deliver to Tenant a proposal setting forth Landlord’s determination of the Fair Market Rental Value.  For thirty (30) days thereafter, Landlord and Tenant shall negotiate in good faith to reach agreement as to the Fair Market Rental Value.

(iii)          If Landlord and Tenant are unable to reach a definitive agreement as to the Fair Market Rental Value within thirty (30) days following the execution of this Lease, the Fair Market Rental Value will be submitted for resolution in accordance with the provisions of this Section 2.1(a)(iii).  Within fifteen (15) days following the date on which either Landlord or Tenant notifies the other party in writing that such notifying party desires to have the Fair Market Rental Value determined by appraisal, Landlord and Tenant shall each select and engage an Appraiser to determine the Fair Market Rental Value.  If either party fails to select and engage an Appraiser within such time, if such failure continues for more than five (5) business days following such party’s receipt of written notice that states in all capital letters (or other prominent display) that such party has failed to select an Appraiser as required under the Lease and will be deemed to have waived certain rights granted to it under the Lease unless it selects an Appraiser within five (5) business days, the Fair Market Rental Value will be determined by the Appraiser engaged by the other party.  Each Appraiser shall prepare an appraisal report and submit it to both Landlord and Tenant within thirty (30) days following the date on which the last Appraiser was selected.  If the higher of the two appraisals of Fair Market Rental Value does not exceed one hundred five percent (105%) of the lower of the two appraisals of Fair Market Rental Value, then the average of the two (2) appraisals shall be the Fair Market Rental Value for the Leased Premises and shall establish the Annual Basic Rent for the Initial Term.  If the higher of the two appraisals of Fair Market Rental Value exceeds 105% of the lower of the two appraisals of Fair Market Rental Value, then within seven (7) days after receipt by Landlord and Tenant of both appraisal reports, the Appraisers selected by Landlord and Tenant shall agree on a third Appraiser to determine Fair Market Rental Value.  The third Appraiser shall not perform a third appraisal, but shall, within ten (10) days after his or her designation, select one (1) of the two (2) appraisals already performed, whichever of the two appraisals the third Appraiser determines to be closest to Fair Market Rental Value, as the controlling determination of the Fair Market Rental Value.  The decision of the third Appraiser shall be conclusive, and shall be used by the parties to establish the Annual Basic Rent for the Initial Term.

Each party shall pay the costs of its Appraiser and one-half of the cost of the third Appraiser.  The instructions to the Appraisers with respect to the determination of the Fair Market Rental Value applicable to such space will be to determine the Fair Market Rental Value for such space, assuming that such space will be leased on an “AS-IS” basis.

Within ten (10) days following the determination of the Fair Market Rental Value, Tenant shall elect one (1) of the following options: (A) to revoke its exercise under Section 3.1(c) of the Original Lese to terminate the Original Lease as to the Leased Premises, in which event the Term of this Lease shall terminate automatically, without further action of Landlord or Tenant, or (B) proceed to lease the Leased Premises from Landlord pursuant to this Lease at the Annual Basic Rent determined in accordance with this Section 2.1(a)(iii).  If Tenant fails to exercise either of the foregoing options within the ten (10) day period, and in any event by that date which is one hundred twenty (120) days next following Tenant’s notice of termination under Section 3.1(c) of the Original Lease, Tenant shall be deemed to have elected option (A).  If Tenant has elected option (B), Tenant thereby shall have irrevocably exercised its right to proceed to lease the Leased Premises from Landlord pursuant to this Lease and Tenant may not thereafter withdraw such exercise.  If the Annual Basic Rent for the Initial Term has not been determined prior to the commencement of the Initial Term, Tenant shall pay to Landlord as of the commencement of the Initial Term, the same Annual Basic Rent as Tenant was paying under the Original Lease immediately prior to the commencement of the Initial Term, subject to adjustment upon final determination.  Once established, the Annual Basic Rent shall remain fixed for such Initial Term.

(b)           If the Term commences on a day other than the first day of a calendar month, or if the Term expires on a day other than the last day of a calendar month, then all installments of Rent that are payable on a monthly basis shall be prorated for the month in which such Term commences or terminates, as the case may be, and the installment or installments so prorated for the month in which such Term commences or terminates, as the case may be, shall be paid in advance.  Said installments for such prorated month or months shall be calculated by multiplying the monthly installment by a fraction, the numerator of which shall be the number of days such Rent accrues during said commencement or expiration month, as the case may be, and the denominator of which shall be the actual number of days in the month.  If the Term commences, or if the Term expires on other than the first day of a calendar year, then all Rent payable on an annual basis shall be prorated for such commencement or expiration year, as the case may be, by multiplying such Rent by a fraction, the numerator of which shall be the number of days of the Term during the commencement or expiration year, as the case may be, and the denominator of which shall be the actual number of days in such commencement or expiration year.  In such event, the foregoing calculation shall be made as soon as is reasonably possible.  Landlord and Tenant hereby agree that the provisions of this Section 2.1(b) shall survive the expiration or termination of this Lease.

(c)           Tenant agrees to pay all Rent as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, at Landlord’s address as provided herein (or such other address in the continental United States as may be designated in writing by Landlord from time to time).  Tenant shall have the right, at its option, to pay Rent by means of electronic funds transfer to such account and depository institution as Landlord shall specify from time to time upon Tenant’s request.  All sums owed by Landlord to Tenant pursuant to this Lease shall bear interest from the date due thereof until payment is received by Tenant at the Applicable Rate.  Any payments made by Landlord or Tenant to the other hereunder shall not be deemed a waiver by such party of any rights against the other party.

(d)           Tenant recognizes that late payment of any Rent will result in administrative and other expense to Landlord.  Therefore, other remedies for nonpayment of Rent notwithstanding, if any Rent shall not be paid when due, the Tenant shall pay to the Landlord (or, in the case of Additional Rent, to whomever shall be entitled thereto) as Additional Rent, interest (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the Business Day of payment thereof (unless such payment shall be made after 11:00 a.m. New York City time, on such date of payment, in which case such date of payment shall be included) at the Applicable Rate.  If any Rent shall be paid on the date when due, but after 11:00 a.m. New York City time, interest shall be payable as aforesaid for one day.  All additional charges described herein are not intended as a penalty, but are intended to liquidate the damages so occasioned to Landlord and to reimburse Landlord for Landlord’s additional costs in processing such late payment, which amounts shall be added to the Rent then due.

(e)           Rent received by Landlord shall be applied by Landlord in the following order:  (i) Annual Basic Rent, (ii) Tenant’s Operating Expense Share, (iii) Tenant’s Tax Share, (iv) Above Standard Services Rent, and to any remaining items of Rent that are due and unpaid.

(f)           This Lease is a net lease and, notwithstanding any other provision of this Lease, it is intended that Annual Basic Rent and Additional Rent and any other amounts payable hereunder shall be paid without, and the rights of the Landlord in and to all such amounts shall not be subject to, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the Tenant’s obligation to pay all such amounts, throughout the Initial Term and all applicable Renewal Terms, is absolute and unconditional.  Except to the extent otherwise expressly specified in Sections 6.1(a), 6.1(d), 6.3(a), 6.3(c) and 6.3(d) of this Lease, the obligations and liabilities of the Tenant hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, merchantability, design, quality or fitness for use of the Leased Premises, the Building or the Project or any part thereof or any failure of the Leased Premises, the Building or the Project to comply with plans and specifications, or the failure of the Leased Premises, the Building or the Project or any part thereof or the plans and specifications to comply with Legal Requirements, including any inability to occupy or use the Leased Premises, the Building or the Project or any part thereof by reason of such noncompliance; (b) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Leased Premises, the Building or the Project or any part thereof or any environmental conditions including the presence of Hazardous Materials at, on or under the Leased Premises, the Building or the Project or any part thereof or any property in the vicinity of the Project; (c) any restriction, prevention or curtailment of or interference with any use of the Leased Premises or any part thereof including eviction; (d) any defect in title to or rights to the Leased Premises, the Building or the Project or any part thereof or any lien or encumbrance on such title or rights or on the Leased Premises, the Building or the Project or any part thereof; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Landlord; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Landlord or Tenant or any action taken with respect to this Lease by any trustee or receiver of the Landlord or Tenant, or by any court, in any such proceeding; (g) any claim that the Tenant has or might have against any person or party, including without limitation the Landlord, any vendor, manufacturer, contractor of or for any improvement; (h) any failure on the part of the Landlord to perform or comply with any of the terms of this Lease, (i) any invalidity or unenforceability or disaffirmance of this Lease against or by the Tenant or any provision hereof; (j) the impossibility of performance by any one or more of the Landlord or Tenant, or any other person or party; (k) any action by any court, administrative agency or other Governmental Authority; (l) any claim by any person or party based upon a failure to record this Lease (or any memorandum or short form agreement with respect to this Lease) or to file precautionary financing statements with respect to the Lease in the State of Maryland, including any termination or attempted termination of the Tenant’s rights to possession of any Leased Premises located in such state in connection with the assertion of such claim; or (m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Tenant shall have notice or knowledge of any of the foregoing.  Except as specifically set forth in Section 6.1(a), 6.1(d), 6.3(a), 6.3(c) or 6.3(d) of this Lease, this Lease shall be noncancelable by the Tenant for any reason whatsoever and, except as expressly provided in Section 6.1(a), 6.1(d), 6.3(a), 6.3(c) or 6.3(d) of this Lease, the Tenant, to the extent permitted by Legal Requirements, waives all rights now or hereinafter conferred by Legal Requirements or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by the Tenant hereunder.  If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided in Section 6.1(a), 6.1(d), 6.3(a), 6.3(c) or 6.3(d) hereof, the Tenant shall, unless prohibited by applicable law, nonetheless pay to Landlord an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part, and in such case, so long as such payments are made and no Lease Event of Default shall have occurred and be continuing, the Landlord will deem this Lease to have remained in effect.

(g)           Simultaneously with each payment of Rent due hereunder with respect to any portion of the Leased Premises located in the State of Florida, Tenant shall pay to Landlord all applicable Florida sales tax and any local surtaxes due on such Rent payment, provided that so long as there shall be in effect with respect to any such portion of the Leased Premises a certificate of direct payment authority issued to Tenant by the Florida Department of Revenue, Tenant shall instead self-accrue and remit all such sales tax and local surtaxes due on Rent payments with respect to such portions of the Leased Premises directly to the Florida Department of Revenue and shall simultaneously deliver to Landlord copies of all documentation delivered to the Florida Department of Revenue with respect to each such payment.  In the event of any non-payment of the taxes required to be paid under this Section 2.1(g), Landlord shall have all the rights and remedies provided for herein or at law in the case of non-payment of Rent.

2.2         Operating Expenses.

(a)           During each month of the Term of this Lease, on the first day of each calendar month or, during any Renewal Term, on the same day that Annual Basic Rent is due (if other than the first day of each calendar month), Tenant shall pay to Landlord, as Additional Rent, an amount equal to one-twelfth (1/12) of the annual cost of Tenant’s Occupancy Percentage of the Operating Expenses for the Project as hereinafter provided (the amount so payable by Tenant, “Tenant’s Operating Expense Share”).  Tenant agrees the amount of Operating Expenses may be estimated by Landlord for the upcoming calendar year.  Landlord reserves the right to reasonably re-estimate Operating Expenses (and Tenant’s monthly installments of Tenant’s Operating Expense Share on account thereof) up to one (1) time each calendar year; provided that any re-estimation made during the course of any calendar year for purposes of adjusting Tenant’s monthly installments falling due during the same calendar year shall be made on not less than ninety (90) days’ prior notice to Tenant, which notice shall include documentation that evidences and supports, in reasonable detail, the basis and need for Landlord’s re-estimation of Operating Expenses.  Any overpayment or underpayment of Tenant’s Operating Expense Share shall be reconciled after the period for which estimated payments have been made by Tenant as expressed in Section 2.2(f).

(b)           “Operating Expenses,” for each calendar year, shall mean all expenses and costs of every kind and nature (other than as set forth in Section 2.2(c)) that have accrued for a particular calendar year, as reasonably allocated by Landlord and, except as otherwise expressly provided herein, computed in accordance with GAAP, on an accrual basis and incurred in connection with the servicing, repairing, maintenance and operation of the Project during each calendar year, including, but not limited to, the expenses and costs set forth in items (i) through (xi) below:

(i)           wages and salaries, including, without limitation, taxes, insurance and benefits, of all persons engaged in operations, on-site property management, maintenance or access control, as reasonably allocated by Landlord (excluding, however, executive personnel of Landlord, senior to the property manager, and personnel to the extent engaged in the development and/or leasing of the Project);

(ii)          replacement costs, whether acquired or leased, of tools and equipment and all costs of materials and supplies, to the extent used in operations, maintenance and access control, as reasonably allocated by Landlord;

(iii)         cost of all utilities, including, but not limited to, electricity, water, gas, steam and sewer charges, except to the extent, if any, that the cost thereof is separately metered and billed to Tenant or any other occupants of the Project or recovered by Landlord (or for which Landlord is entitled to reimbursement, even if not actually collected by Landlord) from Tenant or any other occupants of the Project as Above Standard Services Rent or otherwise;

(iv)         cost of repairing, maintaining and cleaning the Common Areas of the Project and the furniture and furnishings therein;

(v)          cost of all maintenance and service agreements and the equipment therein, including, but not limited to, access control service, window cleaning, mechanical, electrical and plumbing service contracts, including, without limitation, elevator maintenance, janitorial service, security, landscaping maintenance, garbage and waste disposal;

(vi)         cost of repairs and general maintenance (excluding repairs, alterations and general maintenance to the extent covered by proceeds of condemnation or insurance);

(vii)        subject to the provisions of Section 2.2(c)(xxi) below, the cost of all repairs and replacements of a capital nature, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, made by Landlord to the Building or the Common Areas all to the extent necessary to operate, repair and maintain the Project in conformity with the requirements of this Lease and in accordance with the accepted principles of sound management practices (and in conformance with GAAP) as applied to the operation, repair and maintenance of Comparable Buildings, but excluding (aa) costs to expand the Net Rentable Area of the Project, and (bb) except as otherwise expressly required by this Lease, costs to upgrade or improve the general character or quality of the Project;

(viii)      the cost of all insurance premiums (a) required to be obtained by Landlord pursuant to this Lease or (b) customarily obtained by the owners of Comparable Buildings, including, but not limited to, the cost of casualty and liability insurance, rental loss insurance for the Project, insurance on Landlord’s personal property located in and used in connection with the operation of the Project and insurance covering losses resulting from perils and acts of terrorism on terms specified in Article VI or as otherwise specified from time to time by Landlord;

(ix)         fair market management fees to the property manager for the Project and fair market rentals for a reasonably sized management office (if located in the Project); provided that in no event shall Operating Expenses include any costs attributable to a Building leasing office, and any space used for leasing and management functions shall be reasonably allocated between leasing and management functions for purposes of the pass-through of rental of the on-site management office;

(x)          costs of Remedial Work to the Common Areas (excluding Floor Common Areas on floors not leased by Tenant); provided that Landlord shall not be permitted to include any such costs as Operating Expenses unless (A) Landlord’s failure to perform the Remedial Work constitutes a violation of Legal Requirements, (B) Landlord is required to perform the Remedial Work by any notice of violation, order, decree, permit, rule or regulation issued by any Governmental Authority or (C) Landlord’s failure to perform the Remedial Work would, in Landlord’s reasonable opinion, endanger the health, safety or welfare of any person on or about the Project; and

(xi)         HVAC service for the Common Areas.

For purposes of this Section 2.2(b), the phrase “as reasonably allocated by Landlord” shall mean as allocated by Landlord on a reasonable and consistent basis based upon time, square footage or other comparative measure that fairly reflects the Project’s appropriate share of such costs and in a manner that does not result in a profit to Landlord or result in a disproportionate burden to Tenant.

(c)           Anything in the foregoing provisions hereof to the contrary notwithstanding, Operating Expenses shall not include the following:

(i)           repairs or other work occasioned by fire, windstorm or other casualty, the costs of which are reimbursed to Landlord by insurers (or would have been so reimbursed to Landlord if Landlord had been in full compliance with the insurance provisions of this Lease) or by Governmental Authorities in eminent domain or by others; provided that in the event of a loss, the amount of the loss not reimbursed (including the amount of applicable deductibles) shall be includable in Operating Expenses;

(ii)          marketing costs, leasing commissions, broker fees, legal fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants and prospective tenants, or other occupants of the Project, and all other legal fees, whether or not in connection with the foregoing;

(iii)         costs incurred in renovating or otherwise improving or decorating or redecorating space for tenants or other occupants of the Project or vacant space in the Building (including, without limitation, any allowances or inducements made to the tenants and prospective tenants or other occupants or any costs for Remedial Work or compliance with Legal Requirements for such tenants or such space);

(iv)         costs incurred by Landlord of a capital nature if and to the extent expressly excluded under Section 2.2(b)(vii), above;

(v)          amortization and depreciation;

(vi)         expenses in connection with providing Above Standard Services or similar services or benefits that are not Building Standard Services to Tenant or to any other occupants of the Project;

(vii)        costs incurred due to the violation by Landlord or any tenant or other person (other than Tenant, its agents, employees or contractors) of the terms and conditions of any lease or other agreement pertaining to the Project or of any Legal Requirement;

(viii)       fines or penalties incurred due to the Project being in violation of Legal Requirements;

(ix)         costs incurred due to acts of any tenant causing an increase in the rate of insurance on the Building or its contents;

(x)          overhead and profit increment and other fees (including without limitation management fees or rental for a management office) paid to Landlord or subsidiaries or affiliates of Landlord or its partners for services on or to the Project, to the extent that the costs of such services exceed competitive costs for such services rendered by persons or entities of similar skill, competence and experience, other than Affiliates of Landlord;

(xi)         property management fees at the Project in excess of two and one-half percent (2.5%) of Gross Revenues for the Project; except that for all Tenant Managed Projects, all property management fees shall be excluded from Operating Expenses, and, in lieu thereof, (A) Tenant shall be solely responsible for paying the property management fees due the Tenant Designated Submanager and (B) Tenant shall pay Landlord a property management fee equal to one percent (1%) of Gross Revenue for the Project that is paid by Tenant minus one and one-half percent (1.5%) of Gross Revenue, if any, for such Tenant Managed Project that is paid by non-Tenant sources;

(xii)        principal, points, fees and interest on any debt;

(xiii)       rental under any ground or underlying lease or leases hereafter entered into by Landlord, except for rentals under leases for Parking Areas or other Common Area facilities that are made available for Tenant’s use and are, in fact, used by Tenant;

(xiv)       Landlord’s general overhead and administration expenses;

(xv)        any compensation paid to clerks, attendants or other persons in commercial concessions operated for profit by Landlord;

(xvi)       any cost or expense to the extent Landlord is entitled to payment or reimbursement from any tenant (including Tenant), insurer or other person (other than through payment of its proportionate share of Operating Expenses) or for which any tenant (including Tenant) pays third persons;

(xvii)      costs incurred in installing, operating and maintaining any specialty facility such as an observatory, broadcasting facilities (other than the Building’s music system, life support and security system), and to the extent not available to Tenant (or, if available to Tenant, Tenant nevertheless elects not to (and does not) utilize the same), the costs of any luncheon club, athletic or recreational club or facility, net of revenues generated thereby;

(xviii)     any expenses in connection with on-site parking areas (or off-site parking areas available to tenants of the Building), except to the extent, if any, that such expenses exceed all income in connection with such parking areas;

(xix)        any fines, penalties, legal judgments or settlements or causes of action by or against Landlord; and

(xx)         Real Estate Taxes and any fines, penalties or interest payable in connection therewith.

(xxi)        the provisions of Section 2.2(b)(vii) above notwithstanding, during the last three (3) Lease Years of the Initial Term, unless the Project shall be a Tenant Managed Project, Tenant’s Operating Expense Share of the costs of repairs and replacements of a capital nature shall be limited to Tenant’s Operating Expense Share of the annual amortization of the cost of the repair or replacement based upon its useful life determined in accordance with GAAP, with interest at Landlord’s then prevailing borrowing rate; if the Project shall be a Tenant Managed Project, Tenant shall, during the final three Lease Years of the Initial Term, have the right to reject capital expenditures proposed by Landlord subject to and in accordance with Section 2.4(b), below.

(d)           Landlord shall use its reasonable efforts to make payments on account of Operating Expenses in a time and manner to obtain the appropriate discounts or rebates available.  Landlord shall operate the Project in an efficient manner and exercise reasonable efforts to minimize Operating Expenses consistent with maintaining services at a level consistent with Comparable Buildings.  In addition, with respect to janitorial services for the Leased Premises only, Tenant shall have the right, upon sixty (60) days written notice to Landlord, to separately contract for such services.  If Tenant makes such election, Operating Expenses shall exclude the cost of providing janitorial services to other tenants and occupants of the Building and all other portions of the Project (except for Common Areas) during the period of time that Tenant separately contracts for its own janitorial services, and the calculation of Tenant’s Operating Expense Share shall be adjusted so that Tenant receives the benefit of an appropriate credit for its payment of janitorial expenses allocable to its Leased Premises.

(e)           In the event the Project is not one hundred percent (100%) occupied during any year, appropriate adjustments shall be made (on a consistent basis from Lease Year to Lease Year) to those components of Operating Expenses which vary with Building occupancy, so as to calculate Operating Expenses as though the Building had been one hundred percent (100%) occupied in such year.  The percentage of Building occupancy during any Lease Year shall be determined by adding together the total leased space on the first day of each month during such year and dividing by twelve (12).  The foregoing notwithstanding, Landlord shall not recover from Tenant and other tenants of the Project an amount in excess of one hundred percent (100%) of the total Operating Expenses paid or incurred by Landlord with respect to the Project.

(f)           Within one hundred twenty (120) days after the end of each calendar year during the Term or as soon thereafter as possible in the exercise of reasonable diligence, Landlord shall provide Tenant a statement (the “Operating Expense Statement”) prepared by Landlord showing Operating Expenses for such calendar year broken down by component expenses, in reasonable detail, and calculating Tenant’s Operating Expense Share for the applicable year and the prior year.  The Operating Expense Statement shall be certified by Landlord’s group controller or other officer knowledgeable of the facts certified to therein that, to the best of his or her knowledge, the Operating Expense Statement has been prepared in accordance with the definitions and provisions pertaining to Operating Expenses contained in this Lease.  In the event that an Operating Expense Statement indicates that Tenant owes Landlord additional amounts on account of Tenant’s Operating Expense Share for said calendar year, Tenant shall pay the amount due within thirty (30) days after delivery of the Operating Expense Statement.  Notwithstanding any other provision of this Lease, Landlord shall be estopped from amending, and hereby waives the right to amend, any Operating Expense Statement not amended by Landlord within three (3) years after the end of the calendar year to which said Operating Expense Statement applies, nor shall Landlord have the right through any other procedures or mechanism to collect any Operating Expense not included on the pertinent Operating Expense Statement after the third anniversary of the last day of the calendar year to which said Operating Expense Statement applies, unless before said third anniversary Landlord has delivered to Tenant a revised  Operating Expense Statement reflecting such revised Operating Expense (with a reasonably detailed explanation of the reasons for any such revision) and made a written demand for payment of said Operating Expense.

(g)           Any Operating Expense Statement or other notice from Landlord pursuant to this Section 2.2 shall be subject to Tenant’s rights of review and audit set forth in Section 2.4.  Pending the resolution of any dispute, however, Tenant shall make payments in accordance with said Operating Expense Statement or other notice.

2.3         Real Estate Taxes.

(a)           Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant’s Occupancy Percentage of Real Estate Taxes for the Project that become due and payable during the Term of this Lease as hereinafter provided.  Landlord shall deliver to Tenant a copy of each Real Estate Tax invoice received by Landlord, together with a written statement (“Tax Statement”) setting forth (i) the amount of the Real Estate Taxes set forth on the invoice and (ii) Tenant’s Occupancy Percentage of such Real Estate Taxes, prorated on a per diem basis if only a part of the period for which such Real Estate Taxes relate falls within the Term of this Lease and, with respect to Real Estate Taxes for which a discount is available for early payment, discounted to reflect the greatest possible discount available to Landlord for such early payment assuming timely payment by Tenant of Tenant’s Occupancy Percentage thereof, but regardless of when such taxes are actually paid by Landlord and  (subject to Tenant’s timely payment) regardless of whether Landlord actually obtains a discount for early payment (the amount so payable by Tenant with respect to each such invoice and in the aggregate, as applicable, “Tenant’s Tax Share”).  Tenant shall pay Tenant’s Tax Share to Landlord within thirty (30) days following Tenant’s receipt of the Tax Statement evidencing same.

(b)           “Real Estate Taxes” shall mean all real estate taxes, assessments and other governmental levies and charges, general and special, ordinary or extraordinary, of any kind and nature (including any interest on such assessments whenever the same are permitted to be paid in installments) which may presently or hereafter be imposed, levied, assessed or confirmed by any lawful taxing authorities which may become due and payable out of or for, or which may become a lien or charge upon or against the whole, or any part, of the Project, including, without limitation, taxes imposed on (i) the gross rents or gross receipts (but not the net income) of the Project, and (ii) personal property in the Project owned by Landlord and used in connection with the Project, but only to the extent that the same would be payable if the Project were the only property of Landlord.  If at any time during the Term the present system of ad valorem taxation of real property is changed or supplemented so that in lieu of or in addition to the ad valorem tax on real property there shall be assessed on Landlord or the Project any tax of any nature that is imposed in whole or in part, in substitution for, addition to, or in lieu of any tax that would otherwise constitute a Real Estate Tax, such tax shall be included within the term “Real Estate Taxes,” but only to the extent that the same would be payable if the Project were the only property of Landlord.  Such taxes may include, but shall not be limited to, a capital levy or other tax on the gross rents or gross receipts (but not the net income) of the Project or similar tax, assessment, levy or charge measured by or based, in whole or in part, upon any such gross rents or gross receipts.  There shall be excluded from Real Estate Taxes (i) any realty transfer or similar taxes imposed on Landlord, (ii) taxes and assessments attributable to the personal property of other tenants, (iii) federal, state and local taxes on income, (iv) death taxes, (v) franchise taxes and (vi) any taxes (but not including ad valorem property taxes) imposed or measured on or by the net income of Landlord from the operation of the Project or imposed in connection with any change of ownership of the Project.  In no event shall Real Estate Taxes be included on the amount, if any, by which the value of leasehold improvements of any other tenant of the Building hereafter made (or leasehold improvements already existing and separately charged as an expense to be paid by such tenant) exceed the value of leasehold improvements generally found in the Building.  In the case of Real Estate Taxes that may be paid in installments, only the amount of each installment accruing during a calendar year shall be included in Real Estate Taxes during each calendar year.

(c)           At Tenant’s request so long as Tenant’s Occupancy Percentage at the Project is at least thirty-five percent (35%), Landlord shall contest or appeal the validity or amount of Real Estate Taxes for the Project by appropriate proceedings.  Landlord may also contest or appeal the validity or amount of Real Estate Taxes for the Project on Landlord’s own initiative.  Tenant shall pay as Additional Rent Tenant’s Occupancy Percentage of Landlord’s reasonable, out of pocket expenses incurred in any such appeal.  Real Estate Taxes that are the subject of an appeal filed by or on behalf of Landlord shall be paid on the basis of the amount reflected in the tax bill and shall not be adjusted until the final determination of the appeal.  Within thirty (30) days following such final determination, Landlord will refund to Tenant, or Tenant shall pay to Landlord, as applicable, the difference, if any, between Tenant’s Tax Share payments previously made by Tenant and the finally determined amount of Tenant’s Tax Share.

(d)           Any Tax Statement or other notice from Landlord pursuant to this Section 2.3 shall be subject to Tenant’s rights of review and audit set forth in Section 2.4.  Pending the resolution of any dispute, however, Tenant shall make payments in accordance with said Tax Statement or other notice.

2.4         Budget; Audit Rights.

(a)           On or before June 1 of each calendar year during the Term of this Lease, Landlord shall deliver to Tenant for Tenant’s review and comment, a written estimate in reasonable detail of the projected budget for Operating Expenses and Real Estate Taxes for the Project for the next succeeding calendar year (the “Budget”).  The Budget shall show (i) the estimated amount of Operating Expenses, Tenant’s Operating Expense Share, Real Estate Taxes and Tenant’s Tax Share for the Project, for the next succeeding calendar year, (ii) the estimated amount for each major category of expense that is expected to be included in Operating Expenses for the Project during the next succeeding calendar year, (iii) the estimated rates to be charged by Landlord for Above Standard Services for the Project during the next succeeding calendar year and (iv) the actual amounts for all such items for the prior calendar year.  It is understood and agreed by Landlord and Tenant that the Operating Expenses and Real Estate Taxes in the Budget shall be estimated on a reasonable good faith basis taking into consideration, among other things, the actual Operating Expenses and Real Estate Taxes for the then current calendar year, a good faith estimate of the rate of cost increases during the then current calendar year, the actual known prospective increases to each item in the Budget and a good faith estimate for contingencies for the next succeeding calendar year.  Tenant may disapprove a portion of a proposed Budget only if such portion of the Budget fails to reflect the reasonable and necessary Operating Expenses and Real Estate Taxes to operate, repair and maintain the Project in conformity with the requirements of this Lease and in accordance with the accepted principles of sound management practices as applied to the operation, repair and maintenance of Comparable Buildings; provided however, if Tenant’s Occupancy Percentage of the Project is greater than fifty-five percent (55%), (i) Tenant may disapprove Landlord’s decision to replace (and not repair or maintain) any major equipment or system unless Landlord establishes, by certification of a qualified engineer as to whom Landlord has no reasonable objection, that the equipment or system in question is beyond its useful life and that continued repair or maintenance (and not replacement) is not commercially practicable, (ii) Tenant may require Landlord to replace (and not repair or maintain) any major equipment or system if Tenant establishes, by certification of a qualified engineer as to whom Landlord has no reasonable objection, that the equipment or system in question is beyond its useful life and that continued repair or maintenance (and not replacement) is not commercially practicable, and (iii) clauses (i) and (ii) immediately above notwithstanding, with respect to any Tenant Managed Project during the final three Lease Years of the Initial Term, in respect of capital expenditures proposed by Landlord but expressly rejected by Tenant (“Rejected CapEx”), Tenant shall be relieved of the responsibility to reimburse Landlord for Tenant’s Operating Expense Share thereof; provided, however, that if Tenant shall thereafter renew the Term hereof for any then remaining Renewal Term, Tenant shall within thirty (30) days next following the inception of such Renewal Term, reimburse Landlord in the full amount of Tenant’s Operating Expense Share of the Rejected CapEx.  If Tenant disapproves a portion of a proposed Budget, Tenant shall so notify Landlord in writing, which notification shall state, in reasonable detail, the item or items of the proposed Budget disapproved by Tenant and the basis for such disapproval.  Landlord and Tenant shall negotiate in good faith to resolve any differences concerning any proposed Budget.  Landlord shall deliver to Tenant the proposed final Budget for the next succeeding calendar year and the calculation of Tenant’s Occupancy Percentage thereof on or before July 15 of each calendar year.  Notwithstanding the foregoing, if the parties shall not have resolved any disagreement regarding the Budget by January 1 of the calendar year to which such proposed Budget relates, then (A) the costs set forth on the proposed Budget shall be used for all items not the subject of a dispute, and (B) to the extent applicable, the prior year’s budgeted costs shall be used for all items of a proposed Budget that are the subject of a dispute and (ii) in the event that the actual Operating Expenses or Real Estate Taxes incurred by Landlord during a calendar year exceed Landlord’s estimated Operating Expenses and Real Estate Taxes (including contingencies) for such year as set forth on an approved Budget, Landlord may prepare and submit a revised Budget to Tenant for Tenant’s review and approval (but not more frequently than once during any calendar year).  Upon completion of any necessary dispute resolution, the new year’s Budget shall be correspondingly adjusted and Tenant’s monthly payment of Tenant’s Operating Expense Share shall likewise be adjusted.

(b)           Tenant, at Tenant’s sole cost and expense, shall have the right, to be exercised by notice given to Landlord within three (3) years after receipt of an Operating Expense Statement, Tax Statement or other invoice, to audit and/or inspect that portion of Landlord’s books and records pertaining to such Operating Expenses, Real Estate Taxes or other components of Additional Rent, as applicable, for such calendar year; provided such audit and/or inspection commences within ninety (90) days after Tenant’s notice to Landlord and thereafter proceeds reasonably to conclusion, and further provided that Tenant may audit any single year only once unless Landlord has subsequently made revisions to any Operating Expense Statement, Tax Statement or other components of Additional Rent that impact Tenant’s Operating Expense Share, Tenant’s Tax Share or other Additional Rent payment.  Tenant may conduct such audit and/or inspection of Landlord’s books with Tenant’s own employees, or through an accountant or other agent selected by Tenant, or both in combination.  Tenant shall require any accountant or agent selected by Tenant to conduct or assist in such audit and/or inspection to execute and deliver to Landlord a confidentiality agreement substantially in the form attached hereto as Exhibit C.  Landlord agrees to cooperate in good faith with Tenant in the conduct of any such audit and/or inspection, and to make Landlord’s books and records of and relating to Operating Expenses, Real Estate Taxes or other components of Additional Rent, as applicable, available to Tenant or Tenant’s agents at one (1) single location.  If Tenant’s audit and/or inspection shows that Landlord’s calculation of Tenant’s Operating Expense Share, Tenant’s Tax Share or other components of Additional Rent for the audited/inspected calendar year or years (which shall in no event be prior to the two (2) calendar years immediately preceding the most recently completed calendar year) was overstated by more than four percent (4%), then Landlord shall pay, within thirty (30) days after Tenant’s request, Tenant’s actual reasonable audit/inspection out-of-pocket fees applicable to the audit/inspection of said calendar year statements.  Upon completion of the audit and/or inspection, if the calculation of Tenant’s Operating Expense Share, Tenant’s Tax Share or other components of Additional Rent indicates that Tenant overpaid Rent for any audited calendar year, Landlord shall pay Tenant (at Landlord’s option, in the form of a check or, by a credit against Rent next due or, upon expiration of this Lease, in the form of Landlord’s check within thirty (30) days after the completion of such audit and/or inspection) an amount equal to such overpayment.  In the event of any such audit or inspection, Landlord shall cause the books and records to be made available during such normal business hours as are prescribed by Landlord at Landlord’s headquarters or main office, which shall be located in the continental United States.  In any case, should Landlord disagree with the results of Tenant’s audit, Landlord and Tenant shall refer the matter to a mutually acceptable independent certified public accountant, who shall work in good faith with Landlord and Tenant to resolve the discrepancy.  The fees and costs of such independent accountant to which such dispute is referred shall be borne by the unsuccessful party and shall be shared pro rata to the extent each party is unsuccessful as determined by such independent certified public accountant, whose decision shall be final and binding.

ARTICLE III
BUILDING SERVICES, IDENTITY, SIGNAGE, AND MANAGEMENT

3.1         Building Standard and Above Standard Services.  During the Term, Landlord shall furnish the following services to Tenant:

(a)           Building Standard Services.  Landlord shall furnish the following services to Tenant during the Term (“Building Standard Services”), all of which shall comply with and shall be subject to Legal Requirements and, except as expressly provided to the contrary in this Section 3.1(a) shall be equal to or exceed services customarily provided for Comparable Buildings:

(i)           At all times, hot (i.e., thermostat set in the range of 105° to 110° Fahrenheit for comfort and energy conservation purposes but with the capability to produce hot water for specified purposes at 140° Fahrenheit if requested by Tenant) and cold domestic water in all restrooms, drinking fountains, kitchen and pantry areas within the Leased Premises and all common use restrooms, kitchen and pantry areas at locations provided for general use;

(ii)           During Building Operating Hours, HVAC sufficient to maintain temperatures that are reasonably required for comfortable use and occupancy of all portions of the Leased Premises designed for occupancy by persons; provided that Landlord shall have the right, but not the obligation, at Landlord’s sole cost and expense, to install and operate such utility submeters as Landlord deems necessary to measure utility demand and usage within and outside the Leased Premises (and, in such event, (A) Tenant shall pay Tenant’s allocable share of any such submetered costs as Additional Rent at Landlord’s actual cost of providing the same, without mark-up and reflecting the actual bulk-purchase or other discounts obtained to Landlord from the utility provider, if any, and (B) all such submetered utility costs shall be excluded from Operating Expenses as provided in Section 2.2(b)(iii));

(iii)         Electric lighting service for all Common Areas, including, without limitation, the Parking Areas, in conformity with the practices for the Project on the Commencement Date;

(iv)         Janitorial service to the Leased Premises in conformity with the janitorial specifications for the Project as set forth in Exhibit B;

(v)          Access control services for the Project and the Building providing Tenant and its employees access to the Leased Premises and the Common Areas at all times; provided that Tenant shall have the right, at Tenant’s sole cost and expense, to install and operate such additional access control systems as it shall determine desirable for the purpose of limiting access to or within the Leased Premises, so long as any additional access control systems installed by Tenant are monitored and maintained by Tenant at Tenant’s sole expense;

(vi)         At all times, dedicated electrical capacity, transformed to a panel box located in the core of each floor of the Leased Premises or to the location of the panel boxes servicing the Leased Premises on the Commencement Date, in an amount not less than the dedicated capacity available to the Leased Premises on the Commencement Date; provided that Landlord shall have the right, but not the obligation, at Landlord’s sole cost and expense, to install and operate such utility submeters as Landlord deems necessary to measure utility demand and usage within and outside the Leased Premises (and, in such event, (A) Tenant shall pay Tenant’s allocable share of any such submetered costs as Additional Rent at Landlord’s actual cost of providing the same, without mark-up and reflecting the actual bulk-purchase or other discounts obtained by Landlord from the utility provider, if any, and (B) all such submetered utility costs shall be excluded from Operating Expenses as provided in Section 2.2(b)(iii));

(vii)        Security for the Project, Building and Common Areas, including, without limitation, any Parking Areas, substantially similar to the security services existing immediately prior to the Commencement Date; provided that Tenant is solely responsible for compliance with all Legal Requirements in effect from time to time pertaining to banking security systems, devices, services, equipment and procedures for the Leased Premises and that Landlord shall have no responsibility or liability therefor.

(viii)       All bulb replacement in all Common Areas and Building Standard bulb replacement in the Leased Premises, it being understood that replacement of all fluorescent, incandescent, halogen and other types of bulbs in all fixtures existing in the Leased Premises as of the Commencement Date shall be deemed to be Building Standard and that Landlord shall not be obligated to replace any bulbs in Tenant’s furniture or furnishings in the Leased Premises;

(ix)          At all times, elevator cab passenger service to the Leased Premises, subject to temporary cessation for ordinary repair and maintenance (but as to each floor of the Leased Premises, such temporary cessation for ordinary repair and maintenance shall not occur simultaneously for all passenger cabs serving such floor), and further subject to security measures or other means of controlling access imposed by Landlord after Building Operating Hours, on Holidays and during times when life safety systems override normal building operating systems;

(x)          Maintenance and cleaning of the Project, Building and Common Areas, including, without limitation, the Common Areas on each floor of the Building on which any part of the Leased Premises are situated, the Parking Areas and all exterior landscaped areas in and around the Project;

(xi)         During Building Operating Hours, shared access to and use of, in common with Landlord and other tenants of the Building, a loading dock facility for the Building (if and to the extent that such facility exists on the Commencement Date), subject to such reasonable rules and regulations as are promulgated by Landlord from time to time pursuant to Section 4.4;

(xii)        At all times, sanitary sewer service to the Leased Premises and Common Areas facilities; and

(xiii)       Trash removal from the Project at designated locations.

All costs incurred by Landlord in connection with providing Building Standard Services shall be included in Operating Expenses.

The foregoing provisions of this Section 3.1(a) notwithstanding, the enumeration of particular building services is not a representation or agreement by Landlord that each Building Standard Service is available in specific quantities or amounts, or to particular standards or specifications at the Project.  Landlord and Tenant acknowledge that Tenant leased and operated the Project prior to the Commencement Date and Tenant is fully aware of the capabilities and limitations of the Building systems.  Nothing herein shall be deemed to be a covenant or agreement of Landlord, or a representation or warranty of Landlord, express or implied, that Landlord shall improve the performance of existing Project systems.  With respect to the Building Standard Services referenced in Section 3.1(a)(i), (ii), (v) and (ix), Landlord shall furnish such services in such quantities and at such levels that are at least equal to the quantities and levels being furnished at each Project immediately prior to the Commencement Date, with Tenant acknowledging and agreeing that Landlord shall not be required to provide during the Term greater quantities or higher levels of service than is capable of being provided with the machinery, equipment and systems that existed immediately prior to the Commencement Date under the original Lease and that Landlord has no obligation to replace or improve such machinery, equipment or systems other than in the ordinary course as may be consistent with sound building management practices or as required by Section 5.5.

(b)           If Tenant requires electrical energy for use in the Leased Premises in excess of the capacities described in Section 3.1(a)(vi), and if electric energy for such additional requirements is available to Landlord, Landlord shall, upon Tenant’s request and at Tenant’s sole cost and expense, furnish and install such additional wires, risers, conduits, feeders, switchboards and circuit panels as reasonably may be required to supply such additional requirements of Tenant.  If any portions of the Leased Premises or any of Tenant’s electrical equipment requires HVAC service in excess of Building Standard HVAC service, the same shall be installed, or the installation supervised by Landlord, on Tenant’s behalf, and Tenant shall pay all design, installation, submetering, repair, maintenance, replacement and operating costs relating thereto, unless such HVAC service is used in common with other tenants of the Building, in which event such costs shall be reasonably allocated by Landlord among Tenant and such other tenants.  The location and specifications of any such supplemental HVAC units shall be subject to Landlord’s prior written approval, which approval may not be unreasonably withheld or delayed.  In connection with the operation of any supplemental HVAC units serving the Leased Premises, to the extent the Project shall have available chilled water capacity, during Building Operating Hours Tenant may use such available chilled water for said supplemental HVAC units, and Landlord shall not charge Tenant for such service except to the extent that Landlord actually incurs an expense in providing such chilled water to Tenant.  If Tenant shall require chilled water service in amounts not otherwise available or during other than Building Operating Hours, Tenant shall pay Landlord for the cost of providing such services as Above Standard Services Rent.

(c)           If and to the extent requested by Tenant from time to time and to the extent the same are reasonably available, Landlord shall provide Tenant with services in excess of Building Standard Services as described in Section 3.1(a) (“Above Standard Services”).  All of the costs incurred by Landlord in connection with providing any special Tenant services shall be paid by Tenant as Above Standard Services Rent, including costs that would not have been incurred but for Tenant’s request for Above Standard Services.  Landlord’s charges for Above Standard Services shall be established and revised from time to time by Landlord; provided that at no time shall Landlord’s charges for Above Standard Services exceed Landlord’s actual out-of-pocket costs, nor shall Landlord (i) include any overhead or profit in the calculation of Above Standard Services costs or (ii) charge Tenant at a higher rate for Above Standard Services than Landlord charges any other tenant of a Building for comparable services.  All amounts collected by Landlord from Tenant and any other party to provide Above Standard Services or similar services shall be used to reduce Operating Expenses to the extent that the cost of providing the same were included in the calculation of Operating Expenses.

(d)           Landlord shall furnish Tenant at least twenty four (24) hours prior written notice of any non-emergency suspension or interruption in the Building Standard Services scheduled by Landlord for routine repairs or maintenance; provided that if such suspension or interruption will render the Common Areas or the Leased Premises inaccessible, without electric power, without cold domestic water or sanitary sewer service or otherwise untenantable in the ordinary course, Landlord shall endeavor to provide Tenant with not less than ninety (90) days’ prior notice thereof.

(e)           To the extent the services described in this Section 3.1 require electricity, water or other utility services supplied by public utilities, Landlord shall not be deemed to be in breach of Landlord’s covenants hereunder because of the failure of a public utility to supply the required services so long as Landlord uses reasonable efforts to cause the applicable public utilities to furnish the same.  No failure by Landlord to furnish the services described in this Section 3.1, nor any cessation thereof for reasons beyond Landlord’s control, shall render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof.  Without limitation of the foregoing, should any of the equipment or machinery, for any cause, fail to operate or function properly, Tenant shall have no claim for a rebate of Rent or for damages on account of any interruption in services occasioned thereby or resulting therefrom.

(f)            In the event Landlord fails to provide any of the services Landlord is obligated to provide under this Lease, and if such failure adversely impacts Tenant’s use or enjoyment of the Leased Premises or any portion thereof (and Tenant actually ceases to use the affected area for business operations), and if such failure of Landlord to provide services continues for more than three (3) consecutive business days after written notice from Tenant to Landlord and all Notice Parties for any reason (except due to Force Majeure Events or gross negligence or willful misconduct of Tenant or Tenant’s agents, employees or contractors) (any such failure, a “Service Failure”), then Tenant shall have the right, but not the obligation, to cure the Services Failure in the manner expressed in Section 7.1(f) and recover the reasonable cost thereof from Landlord.

3.2          Keys and Locks.  Tenant currently possesses keys and/or access cards, as applicable, for each lockset on doors entering the Leased Premises from public areas for use by its current employees maintaining offices in the Leased Premises.  Additional keys and/or access cards, including without limitation keys and/or access cards for new employees of Tenant and replacement keys and/or access cards for lost or damaged keys and/or access cards will be furnished by Landlord upon an order signed by Tenant and at Tenant’s sole cost and expense.  Tenant shall be permitted to install additional locks or other access control devices in the Leased Premises provided Tenant furnishes Landlord with a duplicate set of keys or a master key and/or access cards to all such locks other than those locks securing Security Areas.  Upon termination of this Lease, Tenant shall surrender to Landlord all keys and/or access cards to any locks on doors entering or within the Leased Premises, and shall provide Landlord with the combination of all locks for safes, safe cabinets and vault doors, if any, within the Leased Premises.

3.3          Graphics and Building Directory.

(a)           On any full floor of the Leased Premises, and at each location within the Project where Tenant maintains such signage as of the Commencement Date, Tenant may, using Tenant’s standard corporate signage and graphics (as Tenant may change its standard corporate signage and graphics from time to time) install and maintain on or adjacent to entrances to the Leased Premises Tenant’s name, numerals and/or logo designating the appropriate suite numbers and departments occupying such floor.

(b)           If the lobby of the Building contained a building directory on the Commencement Date, or if Landlord elects to install or construct a building directory in the lobby of the Building at any time, then such building directory board shall contain a listing of Tenant’s name and such other information as Tenant shall reasonably require (including, at Tenant’s option, the names of all of Tenant’s businesses, related entities, assignees, sublessees, and senior management), and Tenant shall be entitled to Tenant’s Occupancy Percentage, from time-to-time, of the space contained in such directory, which listings shall be installed by Landlord at Tenant’s expense.

3.4          Building Identity; Signage; Exclusivity.

(a)           During the Term of this Lease, for so long as the herein named Tenant, or its Affiliates, shall remain in possession of at least five percent (5%) of the Net Rentable Area of the Project, or shall continue to operate a retail bank at such location, neither the Building name (if such Building is named for the herein named Tenant as of the Commencement Date), nor Tenant’s exterior building signage may be changed by Landlord without Tenant’s consent, which consent may be withheld in Tenant’s sole and absolute discretion.  If the Project is named for the herein named Tenant as of the Commencement Date and during the Term hereof Tenant’s corporate name, identity or logo is changed, provided that the herein named Tenant, or its Affiliates, shall remain in possession of not less than five percent (5%) of the net Rentable Area of the Project, or shall continue to operate a retail bank at such location, Tenant shall have the right, upon ninety (90) days prior written notice to Landlord, to change the name of the Building (and/or any Building signage containing such prior name or logo) to include the herein named Tenant’s new corporate name, identity, or logo; provided that Tenant shall pay for all signage costs and all of Landlord’s other out-of-pocket costs associated with the removal of the old, and installation of the new, signage, and further provided that such new signage shall satisfy all applicable Legal Requirements and shall have been approved in advance by Landlord, such approval not to be unreasonably withheld or delayed.  In addition, at any time during or after the Term of this Lease Tenant shall have the right, in its sole and absolute discretion, upon ninety (90) days prior written notice to Landlord, to require Landlord to change the name of the Project so as to remove Tenant’s identity therefrom; provided that Tenant shall pay for the cost of removing Tenant’s name from all Building signage.  Tenant shall repair any damage to the interior or exterior of the Building caused by Tenant’s installation, maintenance, use, relocation or removal of signage; provided that Tenant shall not be obligated to repair any damage to the interior or exterior of the Building caused by the removal of signage so long as Tenant, at Tenant’s sole cost and expense, patches any holes or covers over (by sign blanks of similar size, shape and general appearance) such signage areas on the facades of the Building and on and in the other interior and exterior Common Areas.

(b)           During the Term of this Lease, for so long as the herein named Tenant, or its Affiliates, shall remain in possession of office space or shall continue to operate a retail bank at such location (i) Landlord may not remove or alter any Tenant signage or graphics existent on the Commencement Date (other than interior signage or graphics on floors no longer leased, in whole or in part, by Tenant) and (ii) the Project shall not be named for any other Building tenant.

(c)           During the Term of this Lease, for so long as the herein named Tenant, or its Affiliates, shall remain in possession of at least thirty-five percent (35%) of the Net Rentable Area of the Project, or shall continue to operate a retail bank at such location, Landlord will not allow any portion of the Project (other than the portion of the Project then leased to Tenant) to be used for any retail banking or savings and loan, without Tenant’s prior written consent, which consent may be withheld in Tenant’s sole and absolute discretion.  For purposes of this Agreement, banking and savings and loan shall mean any retail banking use or purpose, which shall include, but not be limited to, receiving deposits or making loans to the general public, whether done by a state bank, national bank, savings and loan association, trust company, credit union, mortgage broker or company, or other entity, whether by walk-up, drive-in teller facility or otherwise.  If Landlord shall intend to lease space to any other bank or savings and loan for the operation of a retail banking or savings and loan at a time when the herein named Tenant, or its Affiliates, shall occupy less than thirty-five percent (35%) of the Net Rentable Area of the Project, and shall not operate a retail banking facility at the Building, Landlord shall advise Tenant of Landlord’s intentions, and Tenant shall have the right, exercisable by notice in writing to Landlord within twenty (20) days following Landlord’s notice to Tenant, to re-lease and re-occupy the retail banking location at the Building at the Rent last payable in respect of such Leased Premises, failing which Landlord may proceed with Landlord’s lease as proposed.

(d)           During the term of this Lease, Tenant shall have the right, at Tenant’s expense, to erect and maintain such exterior building signage displaying the corporate name, identity or logo of the herein named Tenant, or its Affiliates, as Tenant may from time to time desire, including, without limitation, monument signage at up to two (2) corners of the Land, and, in such event, Tenant will have the exclusive right to place signage on any such monuments so erected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld or delayed.  In connection with its installation, repair, maintenance and removal of any exterior or monument signage, Tenant, at Tenant’s sole cost and expense, shall comply with all Legal Requirements.

(e)           Tenant’s  retail banking exclusivity rights as described above at Section 3.4(c) also includes the exclusive right to place ATMs in the Building, including all exterior areas of the Building and the Land.  Tenant shall have the right, for no additional Rent, to place not more than five (5) ATMs at locations outside such retail bank and in and about the Common Areas of the Building and the Land.  There is no restriction on the number of ATMs that Tenant can maintain within the Leased Premises, including any drive-through banking facilities.  However, except for any ATMs existing as of the Commencement Date, the plans and specifications, and specific locations, for any ATMs located outside the Leased Premises are subject to Landlord’s prior written consent, which consent will not be unreasonably withheld or delayed.  Tenant, at its expense, shall install, maintain, operate and repair such ATMs in compliance with all Legal Requirements.  At the expiration or earlier termination of this Lease, Tenant, at its expense, shall remove the ATMs in accordance with Section 5.3.  The restrictions set forth herein shall not apply to ATMs operated by third parties as of the date of this Lease.

(f)            Tenant’s exterior and monument signage existing as of the Commencement Date is hereby deemed to be approved by Landlord.  Any changes to the existing exterior and/or monument signage by Tenant (including, without limitation, changes to the location, size, shape, color, and content of the exterior and/or monument signage) shall be subject to approval by Landlord, which approval may not be unreasonably withheld or delayed.  Landlord agrees that Tenant shall have the right to change such signage in the event of a change in Tenant’s name, trade name or logo; provided that such new signage shall satisfy all applicable Legal Requirements and shall have been approved in advance by Landlord, such approval not to be unreasonably withheld or delayed.

(g)           Notwithstanding anything to the contrary contained in this Lease, the rights granted to Tenant pursuant to Sections 3.3 and 3.4 shall be subject and subordinate to the rights of any Building tenants whose leases are in effect as of the Commencement Date.  For example purposes only, and not as a means of limitation, if an existing tenant’s lease (as in effect on the Commencement Date) requires such existing tenant’s approval for a change in the name of the Building, then Tenant may not cause the name of the Building to change without such existing tenant’s approval.  As another example, if an existing tenant’s lease (as in effect on the Commencement Date) provides for such existing tenant to place its name on exterior and/or monument signage, then any exercise of such existing tenant’s rights shall not be deemed to be a violation of Tenant’s rights under this Lease.

3.5          Communications Equipment.

(a)           Subject to the provisions of this Section 3.5, Tenant shall have the non-exclusive right, at its sole cost and expense and for Tenant’s use, to install, maintain and operate upon the roof of the Building one (1) or a reasonable and necessary additional number of transmitters and/or receiver antennas or dishes approved by Landlord, which approval shall not be unreasonably withheld or delayed (collectively, the “Communications Equipment”) for use by Tenant in the conduct of its business; provided that such Communications Equipment may not materially compromise the aesthetics or appearance of the Building nor shall Landlord be required to incur any expense in accommodating the Communications Equipment.  The Communications Equipment must be (i) designed, installed and operated in compliance with all Legal Requirements, and (ii) installed and operated so as not to adversely affect or impact structural, mechanical, electrical, elevator, or other systems serving the Building or customary telephone service for the Building and so as not to cause injury to persons or property, and without limitation of the foregoing, so as not to void or impair any applicable roof warranty.  Upon the expiration or termination of this Lease, Tenant shall remove the Communications Equipment and repair any damage to the Building caused by the installation, maintenance, use or removal of the Communications Equipment.

(b)           Landlord hereby grants to Tenant the right to install (at Tenant’s sole cost and expense) any additional equipment required to operate the Communications Equipment and to connect the Communications Equipment to Tenant’s other machinery and equipment located in the Leased Premises (e.g., conduits and cables) in the shafts, ducts, chases and utility closets located in the core of the building (“Additional Equipment”), which Additional Equipment shall be deemed a part of the Communications Equipment for all purposes of this Section 3.5; provided that (i) the use of such space in the Building core by Tenant (except customary chases for cabling) may not materially adversely affect the marketability of the remaining space on any floor of the Building, and (ii) to the extent any such Additional Equipment occupies space (other than space in customary chases for the Building) that would have otherwise been Net Rentable Area on a floor of the Building, such space shall be included within the Net Rentable Area of the Leased Premises and Tenant shall be obligated to pay Annual Basic Rent and Additional Rent with respect to such space as if such space was included in the Leased Premises.  Tenant’s use of such space in the Building core shall be subject to the provisions of this Lease relating to Tenant’s use of Common Areas of the Building.

(c)           Subject to the Building Rules and other reasonable rules relating to Building security and safety that may be promulgated by Landlord pertaining to access by tenants to the roof of the Building and provided Tenant does not unreasonably disturb any other tenants of the Building, Tenant and Tenant’s contractors shall have reasonable access to the Communications Equipment and the Additional Equipment for purposes of operating, servicing, repairing or otherwise maintaining said equipment.

(d)           Nothing contained in this Section 3.5 shall be deemed to prohibit or restrict any other individual or entity, including without limitation Landlord or any other tenant of the Building, from installing communications equipment on the roof of the Building or to use the roof for any other purpose.

(e)           In connection with its installation, repair, maintenance and removal of any Communications Equipment and Additional Equipment, Tenant, at Tenant’s sole cost and expense, shall comply with all applicable Building Rules and Legal Requirements and repair any damage to the Building caused by such installation, repair, maintenance or removal.  In the event that the placement of Tenant’s Communications Equipment or Additional Equipment interferes with Landlord’s performance of any repair or maintenance to the Common Areas, including, without limitation, the roofs of the Buildings, any costs incurred by Landlord to temporarily or permanently relocate and reinstall Tenant’s Communications Equipment or Additional Equipment shall be included in the cost of such repair or maintenance as an Operating Expense.

(f)           Tenant’s Communications Equipment and Additional Equipment existing as of the Commencement Date are hereby deemed to be approved by Landlord.  Any changes to the existing Communications Equipment and/or Additional Equipment by Tenant shall first be approved by Landlord, which approval will not be unreasonably withheld or delayed.

(g)           If Landlord shall place on the roof of any Building communications equipment of its own, or shall grant to any third party the right to locate and maintain any such equipment, all such equipment shall be located, designed and operated so as not to interfere with signals to and from Tenant’s Communications Equipment and Additional Equipment, the installation of which, in accordance with this Section 3.5, predates the installation of such other equipment.  Similarly, any Communications Equipment and Additional Equipment hereafter installed by Tenant shall be located and designed so as not to interfere with signals to and from such other equipment belonging to Landlord or to third parties, that may have previously been installed.  The party responsible for the communications equipment which interferes with equipment previously installed by others shall be required, at its or their expense, to take all measures necessary to eliminate the source of interference caused by such party’s equipment.

3.6           Building Management.  The Project shall be managed by Landlord; provided that for so long as Tenant’s Occupancy Percentage at the Project shall be equal to or greater than fifty-five percent (55%), after consultation with Landlord to review Landlord’s property management qualifications and pricing, Tenant may in its sole discretion elect to cause the Project to be submanaged by a qualified property submanager designated by Tenant (any such submanager, a “Tenant Designated Submanager”), who shall provide on-site and supervisory property management services for Landlord, Tenant and any third party tenants and other occupants at such Project (any Project with a Tenant Designated Submanager, a “Tenant Managed Project”).  If the Project shall not be a Tenant Managed Project, Landlord shall provide on-site and supervisory property management services either through an Affiliate of Landlord or through a qualified third party property submanager designated by Landlord (any such Landlord Affiliate or submanager, a “Landlord Designated Submanager”).  Landlord shall be and remain responsible for disbursement of Operating Expense and Real Estate Tax payments.  Notwithstanding the foregoing, (a) Landlord shall not select a Landlord Designated Submanager for whom Tenant has a reasonable objection, (b) Tenant shall not select a Tenant Designated Submanager for whom Landlord has a reasonable objection, (c) if a Landlord Designated Submanager persistently fails to perform its property management duties in a timely, complete and professional manner that is consistent with the highest level of property management services provided at Comparable Buildings, Tenant may cause such non-performing Landlord Designated Submanager to be replaced by a Tenant Designated Submanager, in which event, at Tenant’s election, the Project shall become a Tenant Managed Project and (d) if a Tenant Designated Submanager persistently fails to perform its property management duties in a timely, complete and professional manner that is consistent with the highest level of property management services provided at Comparable Buildings, Landlord may cause such non-performing Tenant Designated Submanager to be replaced by a Landlord Designated Submanager, in which event, at Landlord’s election, the Project shall no longer be a Tenant Managed Project.

ARTICLE IV
CARE OF PREMISES; LAWS, RULES AND REGULATIONS

4.1          Care of Leased Premises.  Upon the expiration or any earlier termination of this Lease, Tenant shall surrender the Leased Premises to Landlord in the same condition in which such Leased Premises existed on the Commencement Date, except for ordinary wear and tear and any casualty or condemnation damage not required to be repaired or restored by Tenant pursuant to the terms of this Lease and subject to the provisions of Section 5.3 hereafter.  Upon such expiration or termination of this Lease, Landlord shall have the right to re-enter and resume possession of the Leased Premises immediately.

4.2          Access of Landlord to Leased Premises.  Subject to the provisions of this Section 4.2, Landlord and its contractors, agents or representatives may enter into and upon any part of the Leased Premises during reasonable hours as may be necessary to clean the same, make repairs, alterations or additions thereto or otherwise perform Landlord’s obligations under this Lease, and, upon reasonable prior notice to Tenant, for the purpose of showing the same to existing or prospective purchasers or lenders.  At any time during the last twelve (12) months of the Term (including any Renewal Terms that Tenant has exercised) and promptly upon Landlord’s receipt of notice from Tenant of Tenant’s intent to terminate this Lease with respect to or otherwise vacate a Leased Premises as herein provided, Landlord may, upon reasonable prior notice to Tenant, enter the Leased Premises to show the same to prospective tenants.  With respect to any of the aforementioned entries by Landlord into and upon any part of the Leased Premises other than for emergencies or routine repairs or routine janitorial service, Tenant shall be entitled to have a representative accompany Landlord.  Tenant shall not be entitled to any abatement or reduction of Rent by reason of any such entry by Landlord.  Landlord shall not interfere with the operation of Tenant’s business during any such entry and Landlord shall use reasonable efforts to make any routine repairs requiring access to the Leased Premises after Building Operating Hours.  Notwithstanding any of the foregoing, unless otherwise instructed by Tenant in writing, Landlord shall not enter areas designated by Tenant as high security areas (the “Security Areas”) unless an emergency situation exists.  All access by Landlord or any invitee of Landlord shall be subject to applicable federal banking regulations.  If the telecommunications demarcation point for the Building is located within the Leased Premises, then Landlord may, at Landlord’s option, at Landlord’s sole expense, relocate such telecommunications demarcation point to a location outside of the Leased Premises, and make all necessary modifications to maintain Tenant’s then existing telecommunications service to the Leased Premises.  If the telecommunications demarcation point for the Building is located within the Leased Premises and if such location of the telecommunications demarcation point for the Building at any time in the future is deemed by Tenant to interfere with Tenant’s desired reconfiguration of its use of or improvements in the Leased Premises, then Landlord shall, at Landlord’s sole expense, relocate such telecommunications demarcation point to a location outside of the Leased Premises, and make all necessary modifications to maintain Tenant’s then existing telecommunications service to the Leased Premises, within a reasonable time after Tenant’s written request.  If the telecommunications demarcation point for the Building is located within the Leased Premises, then until Landlord relocates such telecommunications demarcation point to a location outside of the Leased Premises, Tenant shall allow Landlord and other tenants of the Building reasonable access to the telecommunications demarcation point as required to connect telecommunication lines thereto, but each and any such access shall be subject to reasonable advance notice (not less than one (1) full business day, except in the case of emergencies), and at Tenant’s election and at Landlord’s sole cost and expense, shall be supervised by security personnel acceptable to Tenant.  In no event shall Landlord or any tenant of the Building other than Tenant be entitled to connect to, use, or in any way affect the operation of Tenant’s telecommunications equipment in the Leased Premises.

4.3          Nuisance.  Tenant shall conduct its business and use reasonable efforts to control its agents, employees, invitees, contractors and visitors in such a manner as not to create any nuisance, or unreasonably interfere with, or unreasonably annoy or disturb, any other tenant or Landlord in its operation of the Project.  Landlord shall operate the Project and use reasonable efforts to control its agents, employees, invitees, contractors and visitors in such a manner as not to create any nuisance, or unreasonably interfere with, or unreasonably disturb Tenant in its occupancy of the Leased Premises.

4.4          Laws and Regulations; Rules of Building.  Tenant shall comply with, and shall use its reasonable efforts to cause its employees, agents, visitors and invitees to comply with, all Legal Requirements relating to the use or occupancy of the Leased Premises, and with the rules of the Building reasonably adopted and altered by Landlord from time to time for the safety, protection, care and cleanliness of the Leased Premises, the Building and the Project, the operation thereof, the preservation of good order therein and the comfort of the tenants of the Building and their agents, employees and invitees, consistent with Comparable Buildings, which rules and regulations shall be binding upon Tenant upon Tenant’s receipt of notice of the adoption or alteration of such rules and regulations (the “Building Rules”).  In the event of a conflict between the provisions of this Lease and the Building Rules, the provisions of this Lease shall control.  Landlord shall use its reasonable efforts to cause all tenants of the Building to comply with the Building Rules to the extent that failure to so comply will materially affect Tenant’s use or enjoyment of the Leased Premises.  Landlord shall not enforce the Building Rules with respect to Tenant in a manner that is more restrictive than Landlord’s enforcement of the Building Rules as to any other tenants of the Building.  Landlord shall not enforce Tenant’s compliance with Legal Requirements unless (a) Landlord’s failure to do so constitutes a violation of Legal Requirements by Landlord or makes Landlord liable for Tenant’s continuing violation, (b) Landlord is required to do so by any notice of violation, order, decree, permit, rule or regulation issued by any Governmental Authority or (c) Landlord’s failure to do so would, in Landlord’s reasonable opinion, endanger the health, safety or welfare of any person on or about the Leased Premises or the Project.

4.5          Legal Use and Violations of Insurance Coverage.  Tenant shall not occupy or use the Leased Premises, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose that (a) is unlawful, (b) creates noxious or offensive odors emanating from the Leased Premises, or (c) does anything that would in any way increase the rate of fire insurance coverage on the Project or its contents unless Tenant pays for the cost of such increased insurance premium.  Tenant shall not cause or permit any Hazardous Materials to be used, generated, treated, installed, stored or disposed of in, on, under or about the Leased Premises, except to the extent consistent with the customary and reasonable business practice of entities conducting businesses similar to the business being conducted by Tenant in the Leased Premises; provided (i) such Hazardous Materials do not endanger the health of any person on or about the Leased Premises or the Project and (ii) Tenant complies with all Legal Requirements applicable to such Hazardous Materials.  It is hereby agreed that possession and use of copy machines and machines used to electronically accept or produce written data which utilize small amounts of chemicals which may be included in the definition of Hazardous Materials shall be considered “customary and reasonable business practices” within the meaning of the previous sentence.  Landlord shall meet all of its obligations under this Lease so as to keep in force all certificates of occupancy for the Project generally and Tenant, if and to the extent required by Legal Requirements, shall meet all of its obligations under this Lease so as to keep in force certificates of occupancy for the Leased Premises.  Landlord shall comply with, and not violate, all applicable Legal Requirements to the extent relating to the Project generally and any other Legal Requirements applicable to Landlord to the extent necessary to perform Landlord’s obligations under this Lease (except to the extent that such Legal Requirement relates to a tenant’s obligations under its lease, in which case Landlord shall exercise reasonable efforts to cause compliance by such tenant), and Tenant, at its sole cost and expense, shall comply with, and not violate, all applicable all Legal Requirements to the extent relating to the Leased Premises.  Landlord shall not enforce Tenant’s compliance with Legal Requirements unless (a) Landlord’s failure to do so constitutes a violation of Legal Requirements by Landlord or makes Landlord liable for Tenant’s continuing violation, (b) Landlord is required to do so by any notice of violation, order, decree, permit, rule or regulation issued by any Governmental Authority or (c) Landlord’s failure to do so would, in Landlord’s reasonable opinion, endanger the health, safety or welfare of any person on or about the Leased Premises or the Projects.

4.6          Environmental Laws.

Tenant shall be solely responsible for and shall undertake all Remedial Work required by any Governmental Authority or as necessary to comply with, and not violate, Legal Requirements arising from (i) Hazardous Materials on or in the Leased Premises; or (ii) Hazardous Materials introduced on, in or under the Building or the Project solely by Tenant, its agents, employees, invitees or contractors after the Commencement Date.  Landlord shall not enforce Tenant’s performance of Remedial Work unless (i) Landlord’s failure to do so constitutes a violation of Legal Requirements by Landlord or makes Landlord liable for Tenant’s continuing violation, (ii) Landlord is required to do so by any notice of violation, order, decree, permit, rule or regulation issued by any Governmental Authority or (iii) Landlord’s failure to do so would, in Landlord’s reasonable opinion, endanger the health, safety or welfare of any person on or about the Leased Premises, the Building or the Project.

ARTICLE V
LEASEHOLD IMPROVEMENTS AND REPAIRS

5.1          Leasehold Improvements.  Subject to the provisions of this Lease, Tenant hereby accepts the Leased Premises, including without limitation any and all existing leasehold improvements, in their “AS-IS” condition, and acknowledges that, subject to the provisions of Section 5.5, Landlord has no obligation to construct additional leasehold improvements in the Leased Premises or to provide any money, work, labor, material, fixture, decoration or equipment with respect to the Leased Premises.

5.2          Alterations.  Except as provided below, Tenant shall not make or allow to be made any alterations or physical additions in or to the Leased Premises, without first obtaining the written consent of Landlord to the plans and specifications and contractors therefor, which consent shall not be unreasonably withheld or delayed.  Any and all such alterations or additions shall be made in compliance with Legal Requirements.   Notwithstanding the foregoing, Tenant shall have the right to make alterations and physical additions to the Leased Premises costing less than $500,000 in the aggregate, or which are of such a nature as not to require a building permit, without Landlord’s consent provided:  (i) Tenant notifies Landlord in writing and furnishes Landlord with plans and specifications and the names of the contractors for all such alterations or additions at least seven (7) days prior to undertaking them, (ii) Tenant provides Landlord with as-built plans and specifications related to such alterations or additions upon completion of same, (iii) such alterations or additions are not visible from the exterior of the Leased Premises or the Building, (iv) the modifications are in compliance with all Legal Requirements, (v) such additions and alterations do not adversely affect the mechanical, electrical, plumbing, life safety, or structural integrity of the Building and (vi) Tenant coordinates its activities with the Building’s property manager.  In no event shall Tenant be obligated to pay any charge to Landlord or any agent of Landlord for (i) supervision of any alterations or physical additions in or to the Leased Premises made by Tenant or (ii) review or approval of plans or specifications for or in connection with any alterations or physical additions in or to the Leased Premises made or proposed by Tenant (other than reimbursement of any actual, out-of-pocket costs reasonably incurred by Landlord to verify that Tenant’s plans do not adversely affect the mechanical, electrical, plumbing, life safety or structural integrity of the Building as expressed in clause (v) above).

5.3          Non-Removable Improvements.  The term “Non-Removable Improvements” shall mean each and all of the following to the extent owned by Tenant or its Affiliates: all mechanical equipment above the ceiling, the ceiling system, the ceiling tile, light fixtures (other than chandeliers; provided Tenant replaces the ceiling tile and leaves a connection for a replacement chandelier or Building Standard fixture), permanent walls, wall coverings, doors, door hardware, floor coverings (other than area rugs), all electrical and plumbing systems located within the Leased Premises, and blinds, all life safety and other Building systems, all cafeterias and commissaries, including, without limitation, all fixtures, equipment and appliances used in connection therewith; all gymnasiums, fitness or exercise centers, including, without limitation, all equipment, fixtures and furnishings therein, and at all properties that include retail banking facilities, all vaults, vault doors, pneumatic tubing then existing at drive-through facilities, teller counters and under-counter steel.  All Non-Removable Improvements are and shall remain the property of Landlord.  Tenant shall be permitted (but not obligated) to remove any other improvements to the Leased Premises (together “Tenant’s Business Equipment,” whether or not installed so as to be fixtures under applicable law), including trade fixtures, equipment, furniture, furnishings, supplies, records, documents, cash, coin, and other items of moveable personal property relating to the operation of Tenant’s business, including, without limitation, all safe deposit boxes (but not the nests or frames thereof), safes, Tenant identification signage, ATMs connected to or located within the Building or situated as freestanding structures on the Property and ATM equipment, telecommunication equipment, security systems and equipment, satellite dishes and antennas, computers, computer terminals and computer equipment, any office equipment (whether leased or owned) located in the Buildings, framed artwork not permanently affixed to the Property, and Tenant’s furniture, trade fixtures, and equipment installed in the Leased Premises by Tenant at its cost and expense; provided Tenant repairs any damage to the Leased Premises or other parts of the Building caused by the removal of the foregoing items.

5.4          Mechanics Liens.  Tenant shall have no authority or power, express or implied, to create or cause to be created any mechanic’s, materialmen’s or other lien, charge or encumbrance of any kind against the Leased Premises or the Project.  Should any mechanic’s, materialmen’s or other lien, charge or encumbrance of any kind be filed against the Leased Premises or the Project by reason of Tenant’s acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be cancelled or discharged of record by bond or otherwise within sixty (60) days after notice to Tenant by Landlord, or within thirty (30) days after notice to Tenant by Landlord if at the time of such notice Landlord anticipates a sale or refinancing of the Project will be closed within sixty (60) days after said notice (and if Landlord includes that fact in Landlord’s notice to Tenant).  If Tenant shall fail to cancel or discharge said lien or liens within the time provided pursuant to this Section 5.4, Landlord may, at its sole option, cancel or discharge the same, and upon Landlord’s demand, Tenant shall promptly reimburse Landlord for all reasonable costs incurred in canceling or discharging such liens.  Except to the extent that such costs, losses, or liabilities are caused by Landlord’s actions, Tenant shall indemnify and hold Landlord harmless from and against all costs (including reasonable attorneys’ fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any alterations, additions or improvements made by Tenant to the Leased Premises, including, but not limited to, any mechanic’s or materialman’s liens asserted in connection therewith.  Landlord and Tenant expressly agree and acknowledge that no interest of Landlord in the Leased Premises or the Project shall be subject to any lien for improvements made by Tenant in or for the Leased Premises, and that Landlord shall not be liable for any lien for any improvements made by Tenant, such liability being expressly prohibited by the terms of this Lease.  Landlord may file in the public records of the County in which the Building is located, a public notice containing a true and correct copy of this paragraph, and Tenant hereby agrees to inform all contractors and materialmen performing work in or for or supplying materials to the Leased Premises of the existence of the prohibition contained in this paragraph.

With respect to any Leased Premises located in the State of Florida, Landlord hereby NOTIFIES ALL MECHANICS,  MATERIALMEN AND OTHER LIENORS THAT PURSUANT TO FLORIDA STATUTES §713.10, ANY LIENS UNDER FLORIDA STATUTES CH. 713 SHALL EXTEND TO, AND ONLY TO, THE RIGHT, TITLE AND INTEREST OF THE PERSON WHO CONTRACTS FOR THE IMPROVEMENT IN QUESTION AND THAT NEITHER THE INTEREST OF LANDLORD NOR ANY SUPERIOR INTEREST IN SUCH PORTION OF THE LEASED PREMISES OR IN ANY OTHER PORTIONS OF THE BUILDING AND LAND OF WHICH THE LEASED PREMISES IS A PART SHALL BE SUBJECT TO LIENS FOR ANY IMPROVEMENTS, SERVICES OR MATERIALS MADE BY, CONTRACTED FOR OR OTHERWISE AUTHORIZED BY TENANT OR BY ANY EMPLOYEE, CONTRACTOR OR AGENT OF TENANT.  Tenant agrees that prior to contracting for any improvements, services or materials to be made in or delivered to Leased Premises located in the State of Florida, Tenant shall notify the contractor of the foregoing provisions. Tenant further agrees that upon request of Landlord, Tenant shall execute a notice which sets forth the foregoing provisions, which notice may be recorded by Landlord in the public records of the county where the applicable portion of the Leased Premises is located.

5.5          Repairs by Landlord.  Landlord will make, as an Operating Expense (to the extent allowable), all repairs to, and perform necessary maintenance, repair, refurbishing and replacement work to the Project, and all parts thereof, in such manner as is in keeping with Comparable Buildings, including, but not limited to, the: (a) structural elements of the Building, (b) mechanical (including HVAC), electrical, the plumbing and fire/life safety systems serving the Building in general, (c) Common Areas including, without limitation, the Parking Areas, (d) roof of the Building, (e) exterior windows of the Building and (f) elevators serving the Building.  Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible.  Except in emergency situations as reasonably determined by Landlord, Landlord shall provide Tenant with prior notice of any entry into the Leased Premises required to effectuate the repairs for which Landlord is responsible and shall exercise reasonable efforts to perform any such entry into the Leased Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant’s business in the Leased Premises.  If Landlord should fail or refuse to make such repairs, refurbishings or replacements or perform said maintenance with reasonable promptness after written notice from Tenant, then Tenant may, at its option, but without any obligation to do so, upon written notice to Landlord, cure such failure as expressed in Section 7.1(f) and recover the reasonable cost thereof from Landlord.

5.6          Repairs by Tenant.  Tenant shall, at its sole cost and expense, promptly perform all maintenance, repairs, refurbishing and replacement work to the Leased Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Leased Premises in good condition and repair, reasonable wear and tear excepted.  Tenant’s repair obligations include, without limitation, repairs to: (a) floor covering, (b) interior partitions, (c) doors, (d) the interior side of demising walls, (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant and located in the Leased Premises or other portions of the Building, (f) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing and similar facilities serving Tenant exclusively, and (g) alterations performed by contractors retained by Tenant, including related HVAC balancing.  All Tenant’s work shall be performed in accordance with the rules and procedures described in Section __ hereof.  Upon termination of this Lease, Tenant will surrender and deliver the Leased Premises to Landlord in the same condition in which the Leased Premises existed on the Commencement Date, subject, however, to (i) the provisions of Article VI hereof, (ii) the alterations permitted pursuant to this Lease, (iii) the provisions of  Section 5.3, and (iv) except for ordinary wear and tear.  If Tenant should fail or refuse to make such repairs, refurbishings or replacements or perform said maintenance as and when reasonably required, Landlord may, at its option, but without any obligation to do so, cure such failure or refusal and Landlord’s costs shall be reimburseable by Tenant as additional rent, by Tenant, immediately upon invoicing by Landlord.  Notwithstanding the foregoing, Landlord agrees to perform, as Above Standard Services, Tenant’s repair and maintenance obligations with respect to the Leased Premises.  Tenant shall notify Landlord of the need for any such repair and maintenance and Landlord shall endeavor to respond timely to each such request.

5.7          Demising Work.  Any Demising Work required to be performed by Tenant shall, in each instance, be completed as follows:

(a)           Tenant shall prepare and submit to Landlord for Landlord’s approval a preliminary space plan (the “Preliminary Space Plan”) in connection with Tenant’s separation of the Leased Premises from the Surrendered Premises pursuant to Section 6.1(e) of the Original Lease.  Landlord’s approval shall not be unreasonably withheld or delayed and shall be given or withheld, or Landlord shall advise Tenant whether Landlord requires additional information in order to evaluate Tenant’s request, within ten (10) days following Tenant’s delivery to Landlord of the Preliminary Space Plan.  If Landlord objects to the Preliminary Space Plan (or any revision thereof), Tenant shall deliver a revised Preliminary Space Plan to Landlord and the procedure will be repeated, if necessary, until a final space plan is approved.  The final approved space plan is hereinafter referred to as the “Final Space Plan”.  Landlord and Tenant shall work with one another reasonably and in good faith to resolve any differences concerning the Preliminary Space Plan and the Final Space Plan (or the Preliminary Drawings or Final Drawings hereafter referenced in Section 5.7(b) immediately below).

(b)           From the Final Space Plan, Tenant shall prepare and submit to Landlord for Landlord’s approval (which approval shall not be unreasonably withheld or delayed, and which shall be given or withheld, or Landlord shall advise Tenant whether Landlord requires additional information in order to evaluate Tenant’s request, within ten (10) days) following Tenant’s delivery to Landlord of, one-eighth inch (1/8”) architectural, mechanical, electrical, lighting, plumbing and (if reasonably requested by Landlord) floor load working drawings together with specifications necessary to complete all of the proposed improvements shown on the Final Space Plan (collectively, the “Preliminary Drawings”). If Landlord objects to the Preliminary Drawings (or any revision thereof), Tenant shall deliver revised Preliminary Drawings to Landlord and the procedure will be repeated, if necessary, until final drawings are approved.  The final approved drawings are hereinafter referred to as the “Final Drawings”.

(c)           Tenant will cause the Demising Work to be constructed in substantial accordance with the Final Drawings.  Landlord shall be deemed to have waived Tenant’s performance of any Demising Work not shown on the Final Drawings except to the extent required to satisfy Legal Requirements.  Landlord’s review of Space Plans and Drawings under Sections 5.7(a) and (b) above is for Landlord’s purposes only, and not a representation or warranty that the work to be performed pursuant thereto meets all Legal Requirements.

(d)           In connection with the Demising Work, Tenant shall file all drawings, plans and specifications, pay all fees and obtain all permits and applications from any authorities having jurisdiction and perform all Demising Work in compliance the requirements of such permits and applications; and Tenant shall promptly obtain, if required, a permanent certificate of occupancy and all other approvals required of Tenant to use and occupy the Leased Premises.

(e)            Tenant shall have the right to select the general contractor and subcontractors for the Demising Work; provided that Tenant shall not use a contractor or subcontractor as to which Landlord shall reasonably object within ten (10) days following Tenant’s notice to Landlord of the identity of such contractor(s) and subcontractor(s) as Tenant has selected.

(f)            The parties shall cooperate with each other in good faith and coordinate the scheduling of the Demising Work in an effort to complete the same in a timely manner.  Landlord and Tenant shall be commercially reasonable in agreeing to non-material reconfigurations of the boundaries of the Leased Premises to facilitate Tenant’s construction of demising walls for the Leased Premises.

(g)            All of the Demising Work shall be done in compliance with Building Standards at Tenant’s expense, including, without limitation, building permit and other fees, architectural and engineering expenses and other expenses relating thereto.  Tenant may request Landlord’s review of Preliminary Space Plans or Preliminary Drawings before Tenant’s notification to Landlord of Tenant’s election to remove Surrendered Premises from the Leased Premises to facilitate Tenant’s understanding of the potential approximate costs associated therewith.

5.8           Art.  Landlord acknowledges that Tenant may store and/or display within the Building multiple works of art, including paintings, textiles, sculptures, and other forms of artwork (the “Art”) that are an integral part of the Bank of America Art Collection.  The Art may be located within the Leased Premises, or with Landlord’s approval, in Common Areas, including lobbies or other public spaces within the Buildings or outdoor plaza areas.

(a)            The Art that is located within the Project as of the date hereof is listed in the attached Schedule 1 hereto.  Tenant may hereafter locate additional pieces of Art within the Leased Premises, or, with Landlord’s approval, in the Common Areas within or outside of the Building, and any of such Art shall also be considered part of the Bank of America Art Collection, unless it cannot be removed from the Building without damaging the Art.  Tenant shall have the right at any time during the Term of the Lease and for a period of thirty (30) days following the Term of the lease, to remove any of the Art at Tenant’s sole cost and expense.  In the event any Art is removed from either Leased Premises or Common Areas, Tenant shall repair any damage caused by its removal.  To the extent Art is removed from the Common Areas, Tenant shall notify Landlord in writing not less than thirty (30) days prior to the anticipated removal date that the Art shall be removed.  Tenant agrees to indemnify Landlord against any claims made by the artist or putative right holder pursuant to VARA arising out of Tenant’s removal or subsequent treatment of the Art, and such indemnity shall survive the termination or expiration of this Lease.

(b)           Landlord agrees that (i) Landlord shall not remove any Art from any Common Areas or public spaces of the Building during the Term hereof or within a period of thirty (30) days following the Term hereof, and Landlord acknowledges that any such removal in violation of this paragraph may cause damage to the Art, for which Landlord shall bear sole responsibility; and (ii) Landlord’s removal of any Art during the Term or thereafter shall not be within the scope of Tenant’s VARA indemnification.  The foregoing provisions of this subsection 5.8(b) shall not be construed as Landlord’s approval of the placement of any Art in Common Areas within or outside of the Building.

(c)           Tenant shall have the right at any time or from time to time, to erect plaques or markers, subject to Landlord’s approval (not to be unreasonably withheld) identifying the Art as commissioned by Bank of America or on loan from the Bank of America Art Collection.  To the extent Tenant elects not to remove any Art at the termination of the Lease, Landlord agrees that any plaques or markers installed by Tenant identifying the Art as commissioned by Bank of America or on loan from the Bank of America Art Collection shall remain in place for so long as the Art is displayed within the Building or Common Areas.

ARTICLE VI
CONDEMNATION, CASUALTY AND INSURANCE

6.1          Condemnation.

(a)           If all or a portion of a Building or the Leased Premises as would render the continuance of Tenant’s business from the Leased Premises impracticable (as reasonably determined by Tenant) is permanently taken or condemned for any public purpose, this Lease, at the option of Tenant upon the giving of notice to Landlord within twenty (20) days from the date of such condemnation or taking shall forthwith cease and terminate as provided in Section 6.1(c) below.

(b)           If all or substantially all of the Project, or so much thereof as to cause the remainder not to be economically feasible to operate, as reasonably determined by Landlord, should be permanently taken or condemned for any public purpose and Landlord terminates all similarly affected leases in the Building that Landlord has the right to terminate, then Landlord shall have the option of terminating this Lease by notice to Tenant within twenty (20) days from the date of such condemnation or taking.

(c)           If this Lease is terminated as provided in Sections 6.1(a) or (b) above, this Lease shall cease and expire as if the date of transfer of possession of the Leased Premises, the Project, or any portion thereof, was the expiration date of this Lease.

(d)           If this Lease is not terminated by either Landlord or Tenant as aforesaid, Tenant shall pay all Rent up to the date of transfer of possession of such portion of the Leased Premises so taken or condemned and this Lease shall thereupon cease and terminate with respect to such portion of the Leased Premises so taken or condemned as if the date of transfer of possession of the Leased Premises was the expiration date of the Term relating to such portion of the Leased Premises, however Annual Basic Rent and Additional Rent shall continue unabated.  If any such condemnation or taking occurs and this Lease is not so terminated, Landlord shall, within sixty (60) days after the date any portion of the Project is damaged, or the use of any portion of the Project by Tenant and Tenant’s employees and invitees is impeded, because of such condemnation, commence to repair the Project (excluding Tenant’s Business Equipment), so that the remaining portion of the Project, as the case may be, shall constitute a complete architectural unit, reasonably fit for Tenant’s occupancy and business as reasonably determined by Tenant and Landlord.  If Landlord fails to cause such restoration to be substantially completed within one (1) year after the date Landlord commences such restoration work for any reason other than a delay caused by an act or omission of Tenant, then Tenant shall have the right to terminate this Lease by notifying Landlord in writing of such termination within thirty (30) days after the date that is one (1) year after the date Landlord commences such restoration work.  The one (1) year period described in the preceding sentence shall be automatically extended for each day of delays caused by Force Majeure Events.

(e)           In the event of any condemnation or taking of all or a portion of the Leased Premises, and in the event of any condemnation or taking of all or a portion of the Parking Areas or the Project which taking materially adversely affects the value of or Tenant’s use or enjoyment of the Leased Premises, Tenant, at Tenant’s expense may, jointly with Landlord, appear, claim, prove and recover, in proceedings relative to such taking, (i) the value of any fixtures, furniture, furnishings, leasehold improvements and other personal property that were condemned but which under the terms of this Lease Tenant is permitted to remove at the end of the Term, (ii) the unamortized cost of any leasehold improvements that are not so removable by Tenant at the end of the Term and that were installed at Tenant’s expense, (iii) the loss of Tenant’s business as the result of such condemnation and (iv) relocation and moving expenses.

(f)            Intentionally Omitted.

6.2          Damages from Certain Causes.  [Except as provided in Section 3.1 and Section 6.6,] and subject to Landlord’s obligations to restore, repair and maintain as specifically provided in this Lease, Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, riot, strike, insurrection, war, requisition or order of governmental body or authority, court order or injunction, or any other cause beyond Landlord’s control.

6.3          Casualty Clause.

(a)           If at any time during the Term of this Lease, the Leased Premises, the Common Areas, including, without limitation, the Parking Areas, the Building or any systems or equipment serving the Leased Premises, the Common Areas or the Building (collectively, the “Damaged Property”) is damaged by fire, earthquake, flood or by any other casualty of any kind or nature (a “Casualty”) then, except as hereinafter provided, Landlord shall proceed to rebuild or restore the Damaged Property at Landlord’s sole cost and expense; provided that, in no event, shall Damaged Property include, nor shall Landlord or Tenant have any obligation to rebuild or restore, any of Tenant’s furniture, furnishings, equipment, trade fixtures or other property owned by Tenant.  If, in the reasonable opinion of Landlord’s architect as evidenced by a written letter or certification delivered to Tenant not more than forty-five (45) days following the Casualty, the Damaged Property cannot be repaired so as to make the Leased Premises and the Parking Areas tenantable within two hundred seventy (270) days from the date of notice of Landlord’s architect’s opinion, then Tenant shall have the right to terminate this Lease as to such property by notifying Landlord in writing of such termination within thirty (30) days of receipt of Landlord’s architect’s opinion.  Any failure by Tenant to deliver such termination notice to Landlord by such thirtieth (30th) day shall constitute a waiver of Tenant’s right to terminate this Lease pursuant to this Section 6.3(a) as a result of such Casualty.

(b)           Landlord may elect to terminate this Lease on account of the Casualty by delivering written notice to Tenant within forty-five (45) days after a Qualified Damage; provided that Landlord also terminates all other similarly affected tenant leases that Landlord has a right to terminate as a result of such Casualty.  As used herein, a “Qualified Damage” shall mean any one or more of the following:

(i)           There shall be damage to an extent greater than fifty percent (50%) of the replacement cost of the Building above the foundation, and such damage or destruction shall be caused by a risk covered by insurance maintained or required to be maintained (whether or not actually maintained) by Landlord pursuant to this Lease (i.e., an “insurable risk”).

(ii)          There shall be damage, resulting from a risk other than an insurable risk, to an extent greater than twenty-five percent (25%) of the replacement cost of the Building above the foundation.

(iii)         Necessary repairs to the Damaged Property cannot be completed, in the reasonable opinion of Landlord’s architect, within two hundred seventy (270) days after the occurrence of such damage, which opinion Landlord shall cause its architect to deliver to Tenant not more than thirty (30) days after the Casualty.

(c)           Notwithstanding any language herein to the contrary, if at the time of any substantial damage to the Leased Premises from a Casualty, less than one (1) year remains in the Term, then (i) Landlord shall have the right, in its sole option, to elect not to rebuild or restore the Damaged Property, such right to be exercised, if at all, by written notice to Tenant within thirty (30) days after the date of such Casualty, and (ii) Tenant shall have the right, in its sole option, to terminate this Lease, such right to be exercised, if at all, within thirty (30) days after the date of such Casualty or within thirty (30) days after Tenant’s receipt of Landlord’s notice pursuant to Section 6.3(c)(i) ..

(d)           If Landlord is herein required to repair and restore the Project, and Tenant shall have had, but shall not have exercised, a right of termination as provided at Section 6.3(a), Landlord shall use commercially reasonable efforts to commence such repair and restoration within sixty (60) days following the Casualty.  Landlord’s architect shall determine the date that Landlord commences the repair and restoration of the Project and shall notify Tenant of such determination within thirty (30) days thereof.  Notwithstanding any language herein to the contrary, if Landlord undertakes but fails to repair and restore the Damaged Property within the later of (i) one (1) year after the date determined by Landlord’s architect to be the date Landlord commenced the restoration and repair work or (ii) the date identified in Landlord’s architect’s opinion given pursuant to Section 6.3(a) as the date by which Landlord’s architect believed the repair and restoration to the Damaged Property would be completed (the later such date, the “Outside Completion Date”), for any reason other than a delay caused by an act or omission of the Tenant, then subject to the final sentence of this paragraph, Tenant may terminate this Lease by delivering written notice to Landlord within thirty (30) days after the Outside Completion Date, but before the repairs and restoration to the Damaged Property have been completed.  If Tenant fails to deliver such notice within such thirty (30) day period, Tenant shall have waived its right to terminate this Lease on account of the time required to repair such casualty.  The Outside Completion Date shall be automatically extended for each day of delays caused by Force Majeure Events (but in no event shall such Outside Completion Date be extended for more than sixty (60) days by Force Majeure Events).

6.4          Property Insurance.  Landlord shall maintain standard fire and extended coverage insurance, plus, if elected by Landlord, coverage for acts of terrorism, for the Project, including, without limitation, for the Building, Common Areas, including, without limitation, Parking Areas, Leased Premises and other tenantable areas and on the improvements and betterments contained therein (excluding Tenant’s and any other tenant’s furniture, furnishings, equipment, trade fixtures or other property), in an amount not less than eighty percent (80%) of the full replacement cost thereof above the foundation.  Upon the request of Tenant, a copy of a duly executed certificate of insurance reflecting Landlord’s maintenance of the insurance required under this Section 6.4 shall be delivered to Tenant.  Said insurance shall be maintained with a reputable insurance company selected by Landlord and qualified and licensed to do business in the State in which the Project is located and having a current Best’s Rating of A+ or better.  All payments for losses thereunder shall be made solely to Landlord.

6.5          Liability Insurance.  Landlord and Tenant shall each maintain a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid on or before the due dates, issued by and binding upon a reputable insurance company qualified and licensed to do business in the State in which the Project is located, with a current Best’s Rating of A+ or better.  Such insurance shall afford minimum protection (which may be effected by primary and/or excess coverage) of not less than Three Million Dollars ($3,000,000.00) for bodily injury or death in any one (1) accident or occurrence and against property damage.  Notwithstanding anything to the contrary, so long as Tenant satisfies the Self-Insurance Net Worth Test, Tenant may self insure in order to meet any insurance requirements in this Lease.  In the event Tenant fails, in whole or in part, to carry insurance that complies with the requirements of this Section 6.5, Tenant shall be deemed to self-insure to the extent of such noncompliance.

6.6          General Indemnification.  Tenant agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless Landlord and its successors, assigns, servants, employees, officers, directors, shareholders, partners and agents (together with Landlord, each an “Indemnitee,” and collectively, the “Indemnitees”), on an After-Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted against any Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other person or party, and whether or not such Claim arises or accrues prior to the date of this Lease, in any way relating to or arising out of (a) the Leased Premises, the Building or the Project or any part thereof, or the design, construction, inspection, purchase, ownership, acquisition, acceptance, rejection, delivery, nondelivery, possession, transportation, lease, sublease, mortgaging, granting of a security interest in, preparation, installation, condition, transfer of title, rental, use, nonuse, occupancy, operation, management, storage, maintenance, modification, alteration, repair, rebuilding, assembly, sale, return, abandonment or other application or disposition of all or any part of the Leased Premises, the Building or the Project, including without limitation (i) claims or penalties arising from any violation of law or liability in tort (strict or otherwise), (ii) loss of or damage to any property or death or injury to any person, (iii) latent, patent, hidden or other defects, whether or not discoverable, and (iv) any claim for patent, trademark or copyright infringement, (b) this Lease, and any modification, waiver, amendment or supplement hereto, or any breach or violation hereof by Tenant, (c) the non-compliance of Tenant’s business or on the Leased Premises with Legal Requirements, (d) whether or not such Claim arises or accrues prior to the date of this Lease, any Claim or Environmental Damages relating to or arising out of or in connection with any matter relating to the Leased Premises, the Building or the Project, including, without limitation, the Tenant’s breach of its representations, warranties, covenants and obligations in this Lease prior to or during the Term, as the case may be, at, on or under the Leased Premises, the Building or the Project (e) an inaccuracy of any representation or a breach of any warranty or covenant made by the Tenant in this Lease; provided, however, that Tenant shall not be required to indemnify any Indemnitee under this Section 6.6 for any of the following:

(1)           any Claim to the extent attributable to loss or liability arising from acts or events with respect to the Leased Premises which occur after the Leased Premises have been returned to the Landlord after termination or expiration of this Lease (I) unless the Leased Premises were returned to Landlord as a result of the exercise of remedies as a result of an Event of Default, in which case such indemnity shall continue as long as such Event of Default is continuing and (II) except to the extent such loss or liability arose because of (A) a breach by the Tenant of the Lease, including covenants which expressly provide for performance by Tenant after termination or expiration of the Lease, including provisions hereof regarding the condition of the Leased Premises upon surrender, as the case may be, or (B) any personal injury which occurred prior to such surrender,

(2)           any Claim to the extent resulting from the willful misconduct or gross negligence of the Indemnitee,

(3)           any cost or any other expense expressly provided under any of this Lease to be paid or borne by a party other than the Tenant,

(4)           any Claim to the extent resulting from a transfer by such Indemnitee of all or part of its interest in the Lease, or the Leased Premises or any interest therein, other than while an Event of Default shall have occurred and be continuing,

(5)           any Claim to the extent resulting from a breach or violation by such Indemnitee of any of its representations, warranties or covenants hereunder or from a violation of Legal Requirements by such Indemnitee (including, without limitation, any such breach, misrepresentation relating to, or violation of, ERISA or any related provisions of the Code), unless such breach, misrepresentation or violation is the result of a misrepresentation or breach by Tenant of any of its respective obligations under this Lease, or if such violation is attributable to the business or activities of the Tenant or the nature, design, engineering, use, repair, construction or location of any of the Leased Premises,

(6)           any Claims in respect of Taxes (excepting Tenant’s obligation to pay Real Estate Taxes under Section 2.3), other than a payment necessary to make payments under this Section 6.6 on an After-Tax Basis, and

(7)           overhead expenses incurred by any Indemnitee,

Tenant shall be entitled to credit against any payments due under this Section 6.6 any insurance recoveries received by the Indemnitee in respect of the related Claim under or from insurance paid for by the Tenant or assigned to such Indemnitee by the Tenant.

If Tenant shall obtain knowledge of any Claim indemnified against under this Section 6.6, Tenant shall give prompt notice thereof to Landlord, and if Landlord shall obtain any such knowledge, Landlord shall give prompt notice thereof to Tenant, provided that failure to so notify Tenant shall not release Tenant from any of its obligations to indemnify hereunder except if such failure shall have precluded Tenant from contesting such Claim or such failure shall result in an increased Claim, but only to the extent of such increase.  With respect to any amount that Tenant is requested by Landlord or any Indemnitee to pay by reason of this Section 6.6, Landlord shall, if so requested by the Tenant, at the Tenant’s expense, and prior to any payment, submit such additional information to Tenant as Tenant may reasonably request and which is reasonably available to Landlord or the respective Indemnitee to substantiate properly the requested payment.

In case any action, suit or proceeding shall be brought against any Indemnitee, Landlord or such Indemnitee shall notify Tenant of the commencement thereof, and Tenant or its insurer shall be entitled, at Tenant’s expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that Tenant or its insurer desires to, assume and control the defense thereof; provided, however, that Tenant shall not be entitled to assume and control the defense of any such action, suit or proceeding if, and only for so long as, (i) an Event of Default has occurred and is continuing hereunder; and provided further that if and to the extent such action, suit or proceeding includes a claim that the Indemnitee is guilty of criminal misconduct or involves Tenant in a material conflict of interest as determined in accordance with then prevailing standards of professional conduct, or Tenant has not acknowledged in writing to such Indemnitee that Tenant is obligated to indemnify such Indemnitee with respect to such Claim under this Section 6.6, such Indemnitee may at its election engage a second legal counsel to represent such Indemnitee in such action, suit or proceeding and the reasonable fees and expenses of which will be paid by Tenant if such counsel is reasonably acceptable to Tenant and Tenant retains control of such action, suit or proceeding; provided that Landlord or such Indemnitee shall assume control of all matters relating to Landlord and the Indemnitees.  Landlord may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by Tenant in accordance with the foregoing.

Landlord, or the respective Indemnitee(s) shall, at Tenant’s expense, supply Tenant with such information and documents reasonably requested by the Tenant as are necessary or advisable for the Tenant to participate in any action, suit or proceeding to the extent permitted by this Section 6.6.  Unless an Event of Default shall have occurred and be continuing hereunder, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this Section 6.6 without the prior written consent of the Tenant, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under this Section 6.6 with respect to such Claim.

Upon payment in full of any Claim by the Tenant pursuant to this Section 6.6 to or on behalf of an Indemnitee, Tenant, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and Landlord shall at the Tenant’s expense endeavor to cause such Indemnitee to execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with Tenant and give such further assurances as are necessary or advisable to enable Tenant vigorously to pursue such claims.  Tenant shall not enter into any settlement or other compromise with respect to any Claim against any Indemnitee without the prior written consent of Landlord unless the Tenant has acknowledged in a writing satisfactory to Landlord and such Indemnitee such Indemnitee’s right to full indemnification hereunder with respect to such Claim.

Any amount payable to an Indemnitee pursuant to this Section 6.6 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from Landlord or such Indemnitee, accompanied by a written statement describing the basis for such indemnity and the computation of the amount so payable and, if requested by Tenant, such determination shall be verified by a nationally recognized independent accounting firm mutually acceptable to Tenant and such Indemnitee at Tenant’s expense.

All Indemnitees are hereby made third party beneficiaries of this Section 6.6, subject in all cases to such parties’ agreeing in writing to their obligations under this Section 6.6.  If an Indemnitee is not a party to this Lease, Tenant may require such Indemnitee to agree in writing, in a form reasonably acceptable to the Tenant, to the terms of this Section 6.6 prior to making any payment to such Indemnitee under this Section 6.6.

Should an Indemnitee receive any refund, in whole or in part, with respect to any Claim paid by Tenant hereunder, it shall promptly pay the amount refunded (but not an amount in excess of the amount Tenant or any of its insurers has paid in respect of such Claim) over to Tenant unless an Event of Default shall have occurred and be continuing in which case the amount refunded shall be held by Landlord as security for the obligations of the Tenant hereunder.

6.7          WAIVER OF RECOVERY.  ANYTHING IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, LANDLORD AND TENANT EACH HEREBY WAIVES ANY AND ALL RIGHTS OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION, AGAINST THE OTHER, AND ITS AGENTS, SERVANTS, PARTNERS, SHAREHOLDERS, DIRECTORS, OFFICERS OR EMPLOYEES, FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE LEASED PREMISES, THE PROJECT OR ANY IMPROVEMENTS THERETO OR THEREON, OR ANY PROPERTY OF SUCH PARTY THEREIN OR THEREON, BY REASON OF FIRE, THE ELEMENTS, OR ANY OTHER CAUSE THAT IS INSURED AGAINST (OR IS INSURABLE, WHETHER OR NOT ACTUALLY INSURED) UNDER THE TERMS OF STANDARD FIRE AND EXTENDED COVERAGE INSURANCE POLICIES IN THE STATE IN WHICH THE PROJECT IS LOCATED, REGARDLESS OF THE AMOUNT OF THE PROCEEDS, IF ANY, PAYABLE UNDER SUCH INSURANCE POLICIES AND THE CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF THE OTHER PARTY HERETO, OR ITS AGENTS, OFFICERS, PARTNERS, SHAREHOLDERS, SERVANTS OR EMPLOYEES, AND COVENANTS THAT NO INSURER SHALL HOLD ANY RIGHT OF SUBROGATION AGAINST SUCH OTHER PARTY ON ACCOUNT THEREOF.

ARTICLE VII
DEFAULTS, REMEDIES, BANKRUPTCY, SUBORDINATION

7.1          Default and Remedies.

(a)           The occurrence of any of the following shall constitute an Event of Default (“Event of Default”) under this Lease on the part of Tenant:

(i)           Failure to pay any payment of Annual Basic Rent where such failure to pay continues for a period of five (5) days after written notice thereof from Landlord to Tenant, or failure to pay any other Rent (including without limitation, Tenant’s Operating Expense Share, Tenant’s Tax Share and Above Standard Services Rent) where such failure to pay continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that Landlord shall not be obligated to send written notice of a failure to pay more than two (2) times in any consecutive twelve (12) month period, or

(ii)          At any time that Tenant does not satisfy the Net Worth Test, failure of Tenant to maintain any policy of insurance that Tenant is required by the terms of this Lease to maintain and such failure continues for a period of twenty (20) days after written notice from Landlord to Tenant of such failure, which notice shall (A) specify the insurance policy which Tenant has failed to maintain and the provision of this Lease which requires Tenant to maintain such insurance, and (B) state, in all capital letters and in a prominent place, that the continuance of such failure to maintain insurance for twenty (20) days after Tenant’s receipt of such written notice will constitute an Event of Default under Section 7.1(a) of the Lease, or

(iii)         Tenant breaches or fails to comply with any term, provision, condition or covenant of this Lease, other than as described in Section 7.1(a)(i) and (ii), and such breach or failure continues for thirty (30) days after written notice from Landlord to Tenant of such breach or failure to comply (or, if such breach or failure is curable but reasonably cannot be cured within thirty (30) days, Tenant does not commence to cure such breach or failure promptly within such thirty (30) day period and continuously and diligently thereafter pursue such cure and remedy until such breach or failure is remedied; provided that there shall be a maximum period of two hundred seventy (270) days after Landlord’s written notice to cure or remedy such default, except that such maximum cure period shall extended as appropriate for delays caused by Force Majeure Events.

(b)           Upon the occurrence of an Event of Default, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease:

(i)           Landlord may immediately or at any time thereafter, collect all overdue Rent and other charges payable to Landlord, together with Landlord’s legal fees and costs of enforcement, with interest at the Applicable Rate from the date such sums were originally due until the date paid in full.

(ii)          Landlord may immediately or at any time thereafter re-enter the Leased Premises and correct or repair any condition which shall constitute a failure on Tenant’s part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of this Lease or of the Building Rules now in effect or hereafter adopted or of any notice given Tenant by Landlord pursuant to the terms of this Lease, and Tenant shall fully reimburse and compensate Landlord on demand.

(iii)         Landlord, with or without terminating this Lease, may immediately or at any time thereafter demand in writing that Tenant vacate the Leased Premises and thereupon Tenant shall immediately vacate the Leased Premises and remove therefrom all property thereon (other than Non-Removable Improvements) belonging to or placed in the Leased Premises by, at the direction of, or with consent of Tenant, whereupon Landlord shall have the right to re-enter and take possession of the Leased Premises.  Any such demand, re-entry and taking possession of the Leased Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Leased Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

(iv)         Landlord may immediately or at any time thereafter, re-enter the Leased Premises, and if persons or any of Tenant’s property are then in the Leased Premises, then, upon prior written notice to Tenant, Landlord may remove therefrom Tenant and all property belonging to or placed on the Leased Premises by, at the direction of, or with consent of Tenant, all at Tenant’s expense.  Any such re-entry and removal by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Leased Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

(v)          Landlord, without terminating this Lease, may immediately or at anytime thereafter relet the Leased Premises or any part thereof, for such time or times, at such rental or rentals and upon such other terms and conditions as Landlord deems reasonable, and Landlord may make any alterations or repairs to the Leased Premises that are necessary or proper to facilitate such reletting as office space; and Tenant shall pay all costs of such reletting, including, but not limited to, the cost of any such alterations and repairs to the Leased Premises and reasonable attorneys’ fees actually incurred; and Tenant shall continue to pay all Rent due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Leased Premises, and thereafter Tenant shall pay monthly during the remainder of the Term the amount, if any, by which the Rent and other charges reserved in this Lease exceed the rent and other charges collected from any such subsequent tenant or tenants (net of the costs Landlord incurred to re-enter and relet the Leased Premises), but Tenant shall not be entitled to receive any excess of any such rents collected over the Rent reserved herein.  Landlord hereby agrees to use its commercially reasonable efforts to relet the Leased Premises to mitigate or otherwise reduce the damages for which Tenant may be liable hereunder, but only to the extent required under applicable law in the state in which the Building is located; provided that in no event shall Landlord’s leasing or attempted leasing of other space in the Building instead of the Leased Premises, in and of itself, violate the provisions of the preceding sentence.  Any such reletting may be for such rent, for such time, and upon such terms as the Landlord, in the Landlord’s good faith discretion, shall determine to be commercially reasonable.  Landlord shall be deemed to have exercised commercially reasonable efforts to relet the Leased Premises so long as Landlord or Landlord’s agents employ marketing methods and procedures substantially similar to marketing methods and procedures used by Landlord or Landlord’s agents to market and lease vacant space in other buildings, which are similar in nature and quality to the Building, owned by Landlord or an affiliate of Landlord.

(vi)         Landlord may immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon notice to Tenant of such termination; upon such termination Landlord shall elect to either recover from Tenant (A) all damages Landlord may suffer by reason of such termination including, without limitation, all arrearages in rentals, costs, charges, additional rentals, and reimbursements, the cost (including court costs and reasonable attorneys’ fees) of recovering possession of the Leased Premises, the actual or estimated (as reasonably estimated by Landlord) cost of any alteration of or repair of the Leased Premises that is necessary or proper to prepare the same for reletting as office space, or (B) all arrearages in rentals, plus an amount equal to the excess, if any, of the present value discounted at the Prime Rate of the total amount of all Rent to be paid by Tenant for the remainder of the Term, over the present value (discounted at the same rate) of the fair market rental value of the Leased Premises for the remainder of the Term.

(c)           If Landlord re-enters the Leased Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages that may be caused by such re-entry or termination by Landlord pursuant to the provisions of this Lease.  Tenant shall and does hereby indemnify and hold Landlord harmless from any loss, cost (including court costs and attorneys’ fees), or damages suffered by Landlord by reason of such re-entry or termination unless caused by Landlord’s gross negligence.

(d)           The exercise by Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other rights and remedies herein provided.  Except as otherwise provided in this Lease, remedies provided for in this Lease are cumulative and may, at the election of Landlord, be exercised alternatively, successively, or in any other manner and are in addition to any other rights provided for or allowed by law or in equity.

(e)           [Intentionally Omitted.]

(f)            If Landlord should fail to perform or observe any covenant, term, provision or condition of this Lease and such default should continue beyond a period of ten (10) days as to a monetary default or thirty (30) days (or such longer period as is reasonably necessary to remedy such default; provided Landlord shall continuously and diligently pursue such remedy at all times until such default is cured) as to a non-monetary default, after in each instance written notice thereof is given by Tenant to Landlord (and a copy of said notice is sent simultaneously therewith to the Notice Parties) (“Landlord Default”), then, in any such event Tenant shall have the right, (i) to cure or attempt to cure the Landlord Default (upon twenty-four (24) hours’ notice in the event of an emergency, notwithstanding the foregoing provisions of this Section 7.1(f)) and Landlord shall reimburse Tenant for all reasonable sums expended in so curing the Landlord Default, or (ii) to commence such actions at law or in equity to which Tenant may be entitled.  The exercise by Tenant of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Tenant of any one or more of the other rights and remedies herein provided.  Except as otherwise provided in this Lease, remedies provided for in this Lease are cumulative and may, at the election of Tenant, be exercised alternatively, successively, or in any other manner and are in addition to any other rights provided for or allowed by law or in equity, including without limitation the right to claim that Tenant has been constructively evicted.

(g)           Notwithstanding the provisions of Section 7.1(e) hereof, if Landlord should fail to maintain any policy of insurance which Landlord is required by the terms of this Lease to maintain and such failure continues for a period of ten (10) business days after written notice from Tenant to Landlord and all Notice Parties of such failure, which notice shall (A) specify the insurance policy which Landlord has failed to maintain and the provision of this Lease which requires Landlord to maintain such insurance, and (B) state, in all capital letters and in a prominent place, that the continuance of such failure to maintain insurance for ten (10) business days after receipt of such written notice by Landlord and the Notice Parties may cause Tenant to terminate this Lease under Section 7.1(f) of the Lease, then Tenant may obtain such coverage in place thereof as Tenant deems to be appropriate, and Landlord shall reimburse Tenant for the reasonable cost therefor.

7.2          Insolvency or Bankruptcy.  The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or any general assignment by Tenant for the benefit of creditors, or any action taken by Tenant under any insolvency, bankruptcy, or reorganization act, or an involuntary proceeding against Tenant that is not dismissed or bonded against within one hundred twenty (120) days after the filing thereof, shall at Landlord’s option, constitute a breach of this Lease by Tenant.  Upon the happening of any such event or at any time during the duration of such event, this Lease shall terminate five (5) days after notice of termination from Landlord to Tenant.  In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy or a proceeding in lieu thereof and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

7.3          Negation of Lien for Rent.  Landlord hereby expressly waives and negates any and all contractual liens and security interests, statutory liens and security interests or constitutional liens and security interests arising by operation of law to which Landlord might now or hereafter be entitled on all property of Tenant now or hereafter placed in or upon the Leased Premises, except for judgment liens, if any.

7.4          Attorney’s Fees.  If either party is in default beyond any applicable grace or notice period in the performance of any of the terms of this Lease and the other party employs an attorney in connection therewith, the non-prevailing party agrees to pay the prevailing party’s reasonable attorneys’ and paralegals’ fees and costs, at all levels, before, during and after trial, and on appeal.

7.5          No Waiver of Rights.  No failure or delay of Landlord or Tenant in any one instance to exercise any remedy or power given it herein or to insist upon strict compliance by Tenant or Landlord of any obligation imposed on it herein in any other instance and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by such party in any one instance or any right it has herein to demand strict compliance with the terms hereof by the other party in any other instance.  No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and then only for the time and in the manner specified in such waiver.  No person has or shall have any authority to waive any provision of this Lease unless such waiver is expressly made in writing and signed by an authorized officer of Landlord or Tenant.  No endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

7.6          Holding Over.

(a)           Except as provided in Section 7.6(b), in the event of holding over by Tenant after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay for the entire holdover period as liquidated damages, solely for such holding over, one hundred fifty percent (150%) of the Annual Basic Rent that would have been payable if the Lease had not so terminated or expired plus one hundred fifty percent (150%) of all Rent other than Annual Basic Rent (including, without limitation, Tenant’s Operating Expense Share and Tenant’s Tax Share) that would have been payable if this Lease had not so terminated or expired.  Nothing in this Section 7.6(a) shall be construed as granting Tenant a right to retain possession of the Leased Premises, or as limiting Landlord’s right to recover possession of the Leased Premises, after the expiration or termination of this Lease as to such Leased Premises.

(b)           Notwithstanding the provisions of Section 7.6(a), Tenant shall be permitted to holdover in the Leased Premises, or a portion thereof, for a period of time not to exceed sixty (60) days after the expiration of the Term (whether the Initial Term or the Term as renewed) if and only if: (1) Landlord has not already leased the portion of the Leased Premises in which Tenant is holding over, and (2) Tenant gives Landlord written notice of such intent to holdover within thirty (30) days prior to the expiration of the Term; such written notice shall specify the length of time Tenant intends to holdover and the portion of the Leased Premises in which Tenant intends to holdover.  If Tenant elects to holdover pursuant to the preceding sentence, such holdover will be on an AS-IS basis except that the Annual Basic Rent shall be one-hundred twenty-five percent (125%) of the Annual Basic Rent applicable to such Leased Premises immediately prior to such holdover.

7.7          Subordination.  Except as set forth in Schedule 3, Landlord represents and warrants to Tenant that as of the Commencement Date, there is no ground lease or other superior lease presently encumbering the Leased Premises, and no mortgage or deed of trust lien presently encumbering the Leased Premises.  Landlord will provide to Tenant, within thirty (30) days following the recording of a mortgage or deed of trust encumbering the Project (the holder thereof, or of a ground lease or other superior lease to which this Lease may hereafter be subject, being hereafter referred to as an “Interest Holder”), a non-disturbance agreement in the form attached hereto as Exhibit D or such other form as shall be reasonably satisfactory to Tenant and such Interest Holder, and such form in any event shall specifically include provisions that, in the case of a deed of trust or mortgage, in the event of any foreclosure or other enforcement under the mortgage or deed of trust, either by judicial proceeding or by power of sale, or if conveyance or transfer of the Project shall be made in lieu of foreclosure, or in the case of a lease, in the event of any termination of the lease for any reason (whether or not because of exercise by Landlord of any right or remedy) or any enforcement of remedies by the Landlord thereof (any such foreclosure or conveyance in lieu of foreclosure, and any such lease termination or enforcement of lease remedies, being herein referred to as “Enforcement”), then this Lease shall not be terminated as a result of such Enforcement, whether by operation of law or otherwise, but rather, notwithstanding such Enforcement, and the fact that this Lease is subordinate to the deed of trust mortgage or lease (as the case may be), this Lease shall continue in full force and effect as a binding lease agreement between Owner and Tenant in accordance with its provisions, and the rights of Tenant under this Lease shall not be interfered with nor disturbed by any party owning the Project or any interest therein as a result of Enforcement, or such party’s successors and assigns (any such owner, and its successors and assigns, being herein called “Owner”).  However, nothing herein shall negate the right of Owner to exercise the rights and remedies of Landlord under this Lease, including, without limitation, the right to terminate this Lease as provided herein in the event of a default by Tenant under this Lease, and as to any default by Tenant under this Lease existing at the time of Enforcement, such Enforcement shall not operate to waive or abate any action initiated by Landlord under this Lease to terminate the same on account of such default.  Tenant agrees to subordinate its interest under this Lease to any ground lease, mortgage or deed of trust lien hereafter placed on the Project; provided that as a condition to such subordination, the party to whose interest Tenant subordinates its interest hereunder shall execute and deliver to Tenant a subordination, non-disturbance and attornment agreement in the form attached as Exhibit D, or in another form otherwise meeting the requirements of this Section.  Unless and until a subordination, non-disturbance and attornment agreement is entered into between Tenant and the applicable party, the holder of any ground or land lease that may now affect any of the Land or the holder of any mortgage or deed of trust that may now encumber the Project may elect at any time to cause their interests in the Land or the Project to be subordinate and junior to Tenant’s interest under this Lease by filing an instrument in the real property records of the county in which the Building is located effecting such election and providing Tenant with notice of such election.

7.8          Estoppel Certificate.  At the request of either Landlord or Tenant, the other party will execute within ten (10) business days from the date of receipt of the request, from time to time, an estoppel certificate substantially in the form attached hereto as Exhibit E or in such other form as may be reasonably requested by the requesting party; provided that any request submitted by Landlord requesting an estoppel certificate by Tenant shall be accompanied by an estoppel certificate executed by Landlord indicating whether or not there are any then existing defaults by Tenant under this Lease, and if so, describing said defaults.  Tenant and any third party certifying, to the best of such party’s knowledge and belief, to the facts (if true) described in such certificate.

7.9          Subsequent Documents.  Any provision in this Lease for Tenant or Landlord to execute estoppel certificates, subordination, non-disturbance or attornment agreements or other documents pertaining to this Lease, is subject to the requirements that, except as provided in this Lease or otherwise agreed to, any such document must involve no diminution of Tenant’s or Landlord’s rights provided for in this Lease, no additional liability of Tenant or Landlord, and no cost or expense to Tenant or Landlord; and any estoppel certificate regarding Lease defaults or breaches shall be limited to the actual knowledge of the signing representative.

7.10        Interest Holder Privileges.  In the event of any Landlord’s Default, Tenant shall give written notice thereof to Landlord and to any Interest Holder whose address shall have been furnished to Tenant, such notice to be delivered to said Interest Holder at the same time notice is delivered to Landlord.  Tenant shall offer such Interest Holder the same opportunity to cure the default as Landlord is entitled, and Tenant shall forbear in the exercise of any rights or remedies in the interim.

ARTICLE VIII
SUBLEASING, ASSIGNMENT, LIABILITY, AND CONSENTS

8.1          Sublease or Assignment by Tenant.

(a)           Tenant shall not (i) assign, convey or otherwise transfer (whether voluntarily, by operation of law, or otherwise) this Lease or any interest hereunder to any party other than to an Affiliate or corporate successor of Tenant or (ii) allow any lien to be placed upon Landlord’s or Tenant’s interest hereunder in and to the Leased Premises or the Project or the estates or interests created by this Lease.

(b)           Subject to the provisions of this Section 8.1(b), Tenant may, at any time during the Term, sublease all or a portion of the Leased Premises; provided that any sublease for a term of longer than five (5) years, other than a sublease to an Affiliate or corporate successor of Tenant or to one or more of Tenant’s vendors for the purpose of allowing such vendors to place their personnel on-site at Tenant’s premises during the duration of the vendor/vendee relationship shall be subject to and contingent upon Landlord’s right of recapture as provided in this Section 8.1(b).  If Tenant desires to sublet all or any portion of the Leased Premises to a person or entity other than an Affiliate, corporate successor or Tenant vendor for a term of longer than five (5) years, Tenant shall notify Landlord in writing at least twenty (20) days prior to the date on which Tenant desires such sublease to become effective (hereinafter referred to in this Section 8.1(b) as the “Transfer Notice”) of the (i) economic terms of the proposed subletting, (ii) the identity of the proposed sublessee, (iii) the area proposed to be sublet (hereinafter referred to as the “Sublet Space”), and (iv) the use to be made by such sublessee of such Sublet Space.  The Transfer Notice shall also state in all capital letters (or other prominent display), that Landlord shall be deemed to have declined to recapture the Sublet Space and to have approved the sublease if Landlord fails to respond within twenty (20) days after receipt thereof.  If Landlord fails to respond to such Transfer Notice within twenty (20) days after receipt thereof, Landlord shall be deemed to have approved the proposed sublease as set forth in the Transfer Notice.  Tenant agrees to use its reasonable efforts to promptly provide any additional information about a proposed sublease that is reasonably requested by Landlord.  Tenant shall deliver a copy of any such sublease to Landlord promptly after its execution.  If Tenant shall fail to consummate the sublease that was the subject of the Transfer Notice on the same terms as those set forth in the Transfer Notice within ninety (90) days following the date of the Transfer Notice, then Tenant shall be obligated to deliver to Landlord a further Transfer Notice in regard to the proposed sublease, and the process shall be repeated until the sublease shall be signed within the time and on the terms required, or Landlord shall elect to recapture the Sublet Space.  If Landlord elects to recapture the Sublet Space, upon such recapture and Tenant’s surrender and Landlord’s acceptance of the Sublet Space, (i) Tenant shall be released from its obligations under this Lease for the remainder of the Term of this Lease as they relate to the recaptured Sublet Space only, including, without limitation, Tenant’s obligation to pay Annual Basic Rent and Tenant’s Operating Expense Share and Tenant’s Tax Share as they relate to the recaptured Sublet Space only, which shall continue unabated, and (ii) Landlord shall pay all leasing commissions, tenant improvement allowances and other costs associated with releasing the recaptured Sublet Space and all costs associated with demising the recaptured Sublet Space for separate occupancy.

(c)           Anything in this Lease contained to the contrary notwithstanding, Tenant shall not have the right to sublease all of any portion of the Leased Premises to an organization or person enjoying sovereign or diplomatic immunity, a medical or dental practice that will attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a high quality office building or that will impose an excessive demand on or use of the facilities or services of the Building.

(d)           Each sublessee must fully observe all covenants of this Lease applicable to the Sublet Space, and no consent by Landlord to a sublease shall be deemed in any manner to be a consent to a use not permitted under this Lease.  During the occurrence of an Event of Default by Tenant hereunder, Landlord may collect subrentals directly from a sublessee of the Sublet Space.

(e)           Notwithstanding the giving by Landlord of its consent or approval to any subletting, assignment or occupancy as provided in this Section 8.1 or any language contained in such lease, sublease or assignment to the contrary, except to the extent this Lease or any obligation or liability of Tenant hereunder is expressly terminated or released in writing by Landlord, Tenant shall not be relieved of any of Tenant’s obligations or covenants under this Lease and Tenant shall remain fully liable hereunder.

(f)           Any attempted assignment, sublease or other transfer by Tenant in violation of the terms and covenants hereof shall be void and shall be a breach under Section 7.1(a)(iii), with respect to which, however, no grace period shall apply.  Any consent or approval by Landlord to a particular assignment, sublease or other transfer shall not constitute Landlord’s consent or approval to any other or subsequent assignment, sublease or other transfer, and any proposed assignment, sublease or other transfer by an assignee, sublessee or transferee of Tenant or any other assignee, sublessee or transferee shall be subject to the provisions hereof as if it were a proposed assignment, sublease or other transfer by Tenant.

(g)           Tenant agrees to reimburse Landlord for reasonable legal fees and costs incurred by Landlord in connection with Landlord’s consideration of any request by Tenant for a Subtenant Non-Disturbance Agreement in connection with a Cost Approved Sublease, it being understood that, if the sublease does not satisfy the criteria for a Cost Approved Sublease, Landlord may grant or withhold its approval of the Subtenant Non-Disturbance Agreement in Landlord’s sole discretion.

(h)           If (i) Landlord declines its right of recapture and Tenant thereafter enters into a sublease that satisfies mutually acceptable criteria theretofore established by Landlord and Tenant or (ii) Tenant obtains Landlord’s prior written approval of the particular sublease, including without limitation, the term, the subtenant, the subrent, the sublease improvement allowances and other material economic and non-economic terms of the sublease before Tenant enters into the sublease with the third party subtenant (a subtenant who is neither an Affiliate, corporate successor of Tenant nor a Tenant vendor); it being understood that, if the sublease does not satisfy the mutually approved criteria, Landlord may grant or withhold its approval of the sublease for purposes of this cost reimbursement in Landlord’s sole discretion (any such sublease, a “Cost Approved Sublease”), then Landlord shall reimburse Tenant for the unamortized balance (computed without interest on a straight line basis over the basic term of the Cost Approved Sublease, excluding renewals) of the actual, documented leasing commissions and subtenant improvement expenditures made by Tenant in connection with delivering the Sublet Space to the subtenant pursuant to the Cost Approved Sublease, calculated and payable as of the date Tenant surrenders possession of the subject Sublet Space to Landlord.  If so requested by Landlord, Tenant shall deliver to Landlord, a statement in reasonable detail itemizing Tenant’s sublease improvement expenditures to the Sublet Space and such other and further information and documentation regarding the Cost Approved Sublease as Landlord shall reasonably request.

(i)            Any provision of the Lease to the contrary notwithstanding, the rights granted to Tenant pursuant to provisions of Section 1.4 (Options to Renew) and Section 3.4 (Building Identity; Signage; Exclusivity), are personal to the herein named Tenant and any corporate successor or permitted assignee of this Lease and such rights may not be assigned or subleased to, or exercised by, any other person or entity, it being understood that no assignment of this Lease or subletting of all or a portion of the Leased Premises shall cancel or void any of the aforesaid rights as they pertain to the herein named Tenant and any corporate successor permitted assignee of this Lease.  Tenant shall furnish to Landlord copies of any and all subleases executed by Tenant within ten (10) business days following the date such sublease is by its terms effective and whether such sublease is a Cost Approved Sublease, and if so, Tenant’s sublease improvement expenditures incurred in connection therewith.  All subleases shall by their terms be subject and subordinate to this Lease as amended from time to time.

(j)            In any instance in which Landlord shall have the right of recapture but Tenant shall, in violation of Section 8.1(b), sublease Sublet Space without first offering the same to Landlord, then without limitation of Landlord’s rights, Landlord shall have the continuing right of recapture pursuant to Section 8.1(b) upon learning of such sublease and so advising Tenant; the twenty (20) day response period reserved to Landlord under Section 8.1(b) being deemed tolled until the date Tenant delivers a Transfer Notice in respect of the Sublet Space and shall run for a period of twenty (20) days thereafter.  If Tenant shall have subleased the Sublet Space at a profit (after deduction of Tenant’s reasonable, documented costs of subleasing) and Landlord thereafter elects to recapture, then Tenant shall be obliged to compensate Landlord, upon Landlord’s demand, in the full amount of such profit from the inception of such sublease to the date of recapture.  Except as provided in this Section 8.1(j), Tenant shall retain any and all profits on subleasing.

8.2          Transfer by Landlord.  (a)  At any time after the Commencement Date, Landlord shall have the right to transfer, assign or convey, in whole or in part, the Project of which the Leased Premises are a part, or any portion or portions thereof, and any and all of its rights under this Lease (“Landlord Transfer”), and in the event of any such Landlord Transfer, Landlord shall thereby be released from any future obligations hereunder and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such future obligations to the extent such successor in interest has, by written instrument of which a copy has been delivered to Tenant, assumed all of the liabilities and obligations of its predecessor in interest under this Lease accruing from and after the date of such Landlord Transfer; the foregoing provision shall not release the transferring Landlord from any obligation or liability which has not been assumed by such successor in interest of Landlord.  Except for such release of the prior Landlord, in no event shall any Landlord Transfer affect or otherwise impair the rights of Tenant to the rights and remedies of Tenant hereunder arising out of any breach of an express warranty or representation of any Landlord contained in this Lease, the failure of any Landlord to perform any covenant of Landlord under this Lease or otherwise arising out of this Lease.  Notwithstanding any other provision of this Lease, no Landlord Transfer shall release or reduce, or prejudice Tenant’s rights against the transferring Landlord with respect to, any liabilities or obligations of Landlord which accrued, or relate to any period of time, prior to the date of such Landlord Transfer.

(b)           Any Landlord Transfer shall be subject to the satisfaction of the following conditions on or prior to the effective date of such Landlord Transfer:

(i)           no such Landlord Transfer shall violate any provision of, or create a relationship which would be in violation of, any Legal Requirements or disqualify or render ineligible the Tenant from holding any license, franchise or permit issued by, or from submitting a bid to or conducting any business with, any Governmental Authority or impose any material limitation on Tenant in connection therewith;

(ii)          Landlord shall deliver to Tenant a copy of the agreement pursuant to which the transferee assumes the Landlord’s obligations arising under the Lease from and after the effective date of the Landlord Transfer;

(iii)         Landlord shall have certified to Tenant or Tenant shall have otherwise received evidence reasonably satisfactory to it that all required approvals, if any, under the governing documents of Landlord to effectuate such Landlord Transfer shall have been obtained or are not needed;

(iv)        The transferee shall be in good standing in its state of formation and, if required in order to perform the obligations of landlord under this Lease, duly qualified and in good standing in the state in which the Leased Premises are located;

(v)         Landlord or the transferee shall pay or cause to be paid to Tenant the reasonable attorneys fees and disbursements incurred by Tenant in connection with the review of the documentation of the matters relating to such Landlord Transfer, not to exceed $_________ in the instance of any Landlord Transfer.  [This amount should be capped given the relatively few Landlord deliverables.]

ARTICLE IX
INTENTIONALLY OMITTED

ARTICLE X
PURCHASE RIGHTS

10.1        Rights of First Offer.  If during the Term, the Landlord desires to sell or assign its rights in the Building or Project of which the Leased Premises form a part (the “Offered Assets”) (other than to an Affiliate of the Landlord), then Landlord shall, as a condition to such sale or assignment, first offer the Offered Assets to the Tenant (unless at such time an Event of Default has occurred and is continuing hereunder) (the “Offeree”) at a price and on such other terms and conditions as the Landlord, would accept from another Person.  The Offeree may, within 60 days of receipt of such offer, elect to purchase the Offered Assets or any part thereof on the terms offered by the Landlord by so notifying the Landlord, as the case may be, within such 60 day period, whereupon the Offeree shall be bound to purchase from the Landlord, and the Landlord shall be bound to sell to the Offeree, such Offered Assets (or portion thereof) on such terms.  If the Offeree does not accept such offer, the Landlord may sell or assign its rights in the Offered Assets to another Person for a period of up to 9 months from the end of such 60 day period (x) on terms and conditions which are no less favorable (taken as a whole) to the Landlord, than the terms and conditions Landlord offered to the Tenant and (y) at a net price no less than 95% of that offered to the Offeree.  If the Offeree does not accept such offer and the Landlord, during such 9-month period, desires to sell or assign its rights in the Offered Assets to another Person on terms and conditions less favorable (taken as a whole) to Landlord, than those offered to the Offeree or at a net price less than 95% of that offered to the Offeree, then the Landlord shall give the Offeree written notice of such proposed sale or assignment, and the Offeree shall have the right, within 30 days of such notice, to offer to purchase the Landlord’s rights in the Offered Assets on the same terms and conditions as are offered to such other Person.  If the Offeree does not make such offer within such 30-day period, the Landlord may thereafter complete the proposed sale or assignment of its rights in the Offered Assets to such other Person without any further obligation to the Offeree under this Section 10.1 as to the Offered Assets so sold or assigned (but without releasing the purchaser from its obligations under this Section 10.1).  If the Landlord does not consummate such sale within 9 months then, if the Landlord still desires to sell the Offered Assets, it must repeat the process set forth in this Section 10.1.

The Landlord may offer the Offered Assets in a transaction subject to the preceding paragraph only on an all-cash basis (without seller financing or any other financing arranged by the Landlord, unless the Tenant  agrees that any such financing is comparable to an all-cash offer).

10.2        Purchase and Transfer of Offered Asset.  If the Offeree shall have exercised its right provided in Section 10.1 to purchase the Offered Assets, the Offeree shall pay for and purchase the Offered Assets, and the Landlord shall sell the Offered Assets, on the terms required by Section 10.1 hereof.

ARTICLE XI
[INTENTIONALLY OMITTED]

ARTICLE XII
[INTENTIONALLY OMITTED]

ARTICLE XIII
[INTENTIONALLY OMITTED]

ARTICLE XIV
MISCELLANEOUS

14.1        Notices.  Any notice or other communications required or permitted to be given under this Lease must be in writing and shall be given or delivered at the addresses specified in Section 1.1 and sent by certified United States Mail, return receipt requested, telecopy, or by Federal Express or other nationally recognized overnight courier service.  Any notice shall be deemed given upon receipt or refusal thereof. Either party shall have the right to change its address to which notices shall thereafter be sent and the party to whose attention such notice shall be directed by giving the other party notice thereof in accordance with the provisions of this Section 14.1; provided that such notice of change of address shall become effective only upon the other party’s actual receipt thereof.  Additionally, each of Landlord and Tenant may designate one (1) additional address to which copies of all notices shall be sent.  Additionally, Tenant agrees that copies of all notices of a Landlord Default hereunder shall also be sent to each Interest Holder that notifies Tenant in writing of its interest and the address to which copies of such notices are to be sent.  Notwithstanding anything contained in this Section 14.1 to the contrary, any notice regarding a party’s change of address or designation of additional addressees shall become effective only upon the other party’s actual receipt thereof.  Any notice or other communication sent by either party pursuant to this Section 13.1 shall state, with particularity, by property number, address or other geographic designation noted on Exhibit A, the specific Leased Premises involved.

14.2        Brokers.  Tenant represents that it has not engaged any broker, agent or similar party with respect to the transactions contemplated by this Lease.  Tenant agrees to indemnify and hold harmless Landlord from and with respect to any claims for a brokerage fee, finder’s fee or similar payment with respect to this Lease which is made by any party claiming by, through or under Tenant.  Landlord represents that it has not engaged any broker, agent or similar party with respect to the transactions contemplated by this Lease.  Landlord agrees to indemnify and hold harmless Tenant from and with respect to any claims for a brokerage fee, finder’s fee or similar payment with respect to this Lease which is made by a party claiming by, through or under Landlord.

14.3        Binding on Successors.  This Lease shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant, its legal representatives, successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant’s assigns.  Where appropriate the pronouns of any gender shall include the other gender, and either the singular or the plural shall include the other.

14.4        Rights and Remedies Cumulative.  Except as otherwise provided herein, all rights and remedies of Landlord and Tenant under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law.

14.5        Governing Law.  This Lease shall in all respects be governed by, and construed in accordance with, the laws of the State in which the Project is located, including all matters of construction, validity and performance, except laws governing conflicts of law.

14.6           Rules of Construction.  The terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the “Landlord” or the “Tenant” hereunder or such party or its counsel is the draftsman of this Lease.

14.7           Authority and Qualification.  Tenant warrants that all consents or approvals required of third parties (including but not limited to its Board of Directors) for the execution, delivery and performance of this Lease have been obtained and that Tenant has the right and authority to enter into and perform its covenants contained in this Lease.  Landlord warrants that all consent or approvals required of third parties (including but not limited to its Board of Trustees) for the execution, delivery and performance of this Lease have been obtained and that Landlord has the right and authority to enter into and perform its covenants contained in this Lease.  Landlord and Tenant each also represents and warrants that it is lawfully doing business in the state in which the Projects are located.

14.8           Severability.  If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

14.9           Quiet Enjoyment.  Landlord covenants that Tenant shall and may peacefully and quietly have, hold and enjoy the Leased Premises, subject to the other terms hereof; provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and performs all of Tenant’s covenants and agreements herein contained.  It is understood and agreed that subject to the terms of Section 8.2 above, this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during the ownership of Landlord’s interest hereunder.

14.10         Limitation of Personal Liability.  Tenant specifically agrees to look solely to Landlord’s interest in the Project and the rent and other income derived therefrom after the date execution is levied for the recovery of any monetary judgment against Landlord, it being agreed that neither Landlord nor, in any event, its partners [direct and indirect], shareholders, directors, employees, representatives and officers shall ever be personally liable for any such judgment or for any other liability or obligation of Landlord under this Lease beyond such interest in the Project.  The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest or for offset or to prosecute any suit or action in connection with enforcement of rights hereunder or arising herefrom or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

14.11         Memorandum of Lease.  Upon the written request of Tenant, Landlord and Tenant shall enter into a short form of this Lease for the purpose of recording the same, and shall, at Tenant’s expense, record the same.

14.12         Consents.  Except where a party is specifically granted herein the right to approve or consent to a matter in its sole and absolute discretion, whenever in this Lease it is agreed that a party shall have the right to approve or consent to any matter, said party shall not unreasonably withhold, condition or delay its consent or approval.

14.13         Time of the Essence.  Time is of the essence in this Lease.

14.14         Amendments.  This Lease may not be altered, changed or amended, except by an instrument in writing signed by Landlord and Tenant.

14.15         Entirety.  This Lease embodies the entire agreement between Landlord and Tenant relative to the subject matter of this Lease and all summaries, proposals, letters and agreements with respect to the subject matter of this Lease that were entered into prior to the date of this Lease shall be of no further force and effect after the date hereof.

14.16         References.  All references in this Lease to days shall refer to calendar days unless specifically provided to the contrary.

14.17         Counterpart Execution.  This Lease may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

14.18         No Partnership.  Nothing in this Lease creates any relationship between the parties other than that of Landlord and lessee and nothing in this Lease, whether the computation of rentals or otherwise, constitutes the Landlord a partner of the Tenant or a joint venturer or member of a common enterprise with the Tenant.

14.19         Captions.  The captions and headings used in this Lease are for convenience and reference only and in no way add to or detract from the interpretation of the provisions of this Lease.

14.20         Intentionally Omitted.

14.21         Changes to Project by Landlord.  Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring liability to Tenant therefor, to make reasonable changes to the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, and bathrooms in the Common Areas of Project so long as access to the Leased Premises remains comparable to or better than the access to the Leased Premises available on the Commencement Date, and so long as Tenant’s exterior signage (if any) is not adversely affected.  Landlord shall have the right to close, from time to time, the Common Areas and other portions of the Project for such temporary periods as Landlord deems legally necessary and sufficient to evidence Landlord’s ownership and control thereof and to prevent any claim of adverse possession by, or any implied or actual dedication to, the public or any party other than Landlord.

14.22         Storage Space.  To the extent that any portion of the Leased Premises consists of storage space in or about the Project, Tenant shall use the storage space for storage of files, records, and other personal property only and for no other purpose.  Tenant shall not store any food (other than canned items) or perishable goods, flammable materials (other than paper, cardboard, or normal office supplies), explosives, or any other inherently dangerous material in the storage space.  Except for elevator service to the floor on which the storage space is located and lighting for reasonable visibility in the storage space, Tenant acknowledges and agrees that there shall be no other services whatsoever provided to the storage space.  Tenant agrees and understands that no bailment, deposit of goods for safekeeping, warehouse receipt, bill of lading, or other document of title for the property stored by Tenant is intended or created hereby and Landlord is not engaged in the business of storing goods for hire or in the warehouse business.

14.23         Radon Disclosure.  Tenant is hereby advised that radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from your county public health unit.  The foregoing disclosure is provided to comply with Florida law, is for informational purposes only and does not create any contingency or any representation, warranty or obligation of Landlord.

14.24         WAIVER OF JURY TRIAL.  LANDLORD AND TENANT EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY ISSUE OR CONTROVERSY ARISING UNDER THIS LEASE.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date aforesaid.

Witness:	LANDLORD:

FIRST STATES [ENTITY TO BE NAMED], LLC,
a Delaware limited liability company

By:_________________________________
Name:	Name:_______________________________
Title:_________________________________
Name:

Attest:	TENANT:

BANK OF AMERICA, N.A.,
a national banking association

By:__________________________________	By:_________________________________
Name:________________________________	Name:_______________________________
Title:_________________________________	Title:_________________________________

By:__________________________________
Name:________________________________
Title:_________________________________

EXHIBIT A
LEASED PREMISES,
BUILDING NRA, LEASED PREMISES NRA,
AND TENANT OCCUPANCY PERCENTAGE
AND PARKING AREAS, IF ANY

EXHIBIT B

JANITORIAL SPECIFICATIONS
[SCHEDULE TO BE COMPLETED AND ATTACHED
PRIOR TO LEASE EXECUTION]

EXHIBIT C

FORM OF CONFIDENTIALITY AGREEMENT

1.           Definition.  For the purposes of this Agreement, “Confidential Information” shall mean any information which _____________________________________________ (“Owner”) in good faith believes in some material part, alone or in combination with other information (1) provides Owner with an economic value from its disclosure or use, and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2.           Restrictions on Disclosure of Confidential Information to Qualified Persons.  All information exchanged between Owner, Bank of America, N.A. (“Tenant”), and _______________________ (“Auditor”), with respect to operating expense and tax pass-throughs (collectively, "CAM Charges") assessed against Tenant, in connection with Tenant’s lease of space in that certain building located at ______________________________________, ________ (“Building”) shall be deemed Confidential Information for the purposes of this Agreement.

3.           Qualified Persons.  “Qualified Person” includes employees of Auditor and Tenant, and any outside law firms or accounting firms representing Auditor or Tenant and their support personnel (including paralegals, photocopy operators, and any independent contractors hired by any such party to make photocopies of documents containing Confidential Information) and the principals and agents for those parties.

4.           Maintenance of Confidential Information.  All documents or other materials containing Confidential Information shall be maintained at all times in the custody of Auditor and shall be labeled and secured in a manner designed to prevent any disclosure to persons who are not Qualified Persons under this Agreement.  Auditor agrees to exercise reasonable diligence to insure that Qualified Persons to whom the Confidential Information is disclosed maintain its confidentiality.

5.           Disclosure of Confidential Information.  Auditor acknowledges that Confidential Information shall not be used or disclosed (other than to Qualified Persons) for any purpose without the prior consent of Owner, unless required or compelled by judicial process.  If Confidential Information is provided to non-Qualified Persons, Auditor acknowledges that Owner shall be entitled to a temporary and permanent injunction to prevent the disclosure of such Confidential Information.  In addition, Owner shall be entitled to a mandatory injunction requiring the return of all Confidential Information from any person in possession of Confidential Information.

6.           No Solicitation.  Except for Tenant and other existing clients of Auditor, Auditor agrees that it shall not solicit business from any of the other tenants in the Building, nor shall it request that Tenant so solicit other tenants on Auditor’s behalf, with respect to the review or analysis of CAM Charges assessed any of them by Owner.

7.           Attorney’s Fees.  If any action is instituted to enforce or construe this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and all costs at all levels, including appeals.

8.           Miscellaneous.  This Agreement shall be subject to and construed in accordance with the laws of the State in which the Building is located.  If any provision of this Agreement is held or rendered illegal or unenforceable, it shall be considered separate and severable from this Agreement and the remaining provisions of this Agreement shall remain in force and bind the parties as though the illegal or unenforceable provision had never been included in this Agreement.  This Agreement sets forth the entire agreement between Owner and Auditor and there are no other agreements or understandings between them.  This Agreement may not be modified except by an instrument in writing executed by Owner and Auditor.  This Agreement may be executed in counterparts, each of which counterparts shall constitute an original and all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature which shall, for all purposes, serve as an original executed counterpart of this Agreement upon delivery of an executed copy hereof by facsimile.

9.           Consideration.  Auditor acknowledges that it has received sufficient and adequate consideration from Owner in exchange for the obligations of Auditor hereunder.  Said consideration including, but not limited to, Owner’s agreement to provide reasonable access to all relevant information relating to the CAM Charges, and assistance to Auditor with respect to Auditor’s review and analysis of Tenant’s CAM Charges.  Auditor also acknowledges the receipt of Ten and No/100 Dollars ($10.00) as additional consideration for its obligations hereunder.  Further, Auditor acknowledges that Owner is providing access to Confidential Information and cooperating with Auditor in reliance upon Auditor fully performing and honoring its obligations hereunder.  Auditor acknowledges that Owner would not have provided such access or cooperation without Auditor assuming the obligations stated herein.

AUDITOR:

By:
Print Name:
Its:
Authorized Signature

Date:

OWNER:

By:
Print Name:
Its:
Authorized Signature

Date:

2

EXHIBIT D
SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

This Instrument prepared by:

_______________
_______________
_______________
_______________

Record and Return to:

_______________
_______________
_______________
_______________

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS  SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) made as of this ____ day of __________, _____, by BANK OF AMERICA, N.A., a national banking association (“Tenant”) and _______________ (“Lender”).

RECITALS:

A.          Lender, whose address is _______________________________________________ (“Lender”), has agreed to make a loan (the ”Loan”) to ___________________________ (“Landlord”) in connection with the real property described on Exhibit A attached hereto and made a part hereof and the improvements thereon (the ”Real Property”).

B.          Landlord and Tenant have entered into that certain Lease dated as of __________, ______ (the “Lease”) demising space in the Real Property (the “Premises”).

C.          Lender and Tenant have executed this Agreement to subordinate the Lease to the mortgage securing the Loan, and to provide for non-disturbance and attornment as hereinafter set forth.

ACCORDINGLY, Tenant hereby confirms as follows:

1.           The leasehold estate and all of Tenant’s rights thereunder shall at all times be subject, subordinate and inferior to the Loan, collateral and security interest securing the Loan and all rights of Lender (and any subsequent holder(s) of the Loan) thereunder (the “Loan Documents”) and to any and all renewals, modifications and extensions thereof.

2.            In the event of foreclosure of the Loan Documents, or upon a sale of the collateral encumbered thereby pursuant to a sale by Lender (or any subsequent holder(s) of the Loan), or upon a transfer of the collateral in lieu of foreclosure, the Lease and Tenant’s rights thereunder shall continue and shall not be terminated or disturbed, except in accordance with the provisions of the Lease.  In consideration of the foregoing, Tenant hereby agrees to attorn to and accept any such successor owners as landlord under the Lease; provided  that Lender, or any successor owner, shall not be:

2.1
liable for any act or omission of a prior landlord (including Landlord) [provided, however, that Lender or any other successor owner will be liable, on a going forward basis from the date Lender or said successor owner acquires ownership or control of the property containing the Premises, for compliance with Landlord’s obligations under the Lease; and further provided that after Lender or said successor owner acquires ownership or control of the property containing the Premises, Tenant shall continue to be entitled to exercise any remedy expressly provided to Tenant in the Lease (including without limitation self-help and offset rights), regardless of whether such exercise by Tenant relates to defaults or failures of Landlord, or other conditions, occurring before Lender or said successor owner acquires ownership or control of the property containing the Premises]; or

2.2
subject to any offsets that Tenant may have against any prior landlord (including Landlord) except for offset rights expressly granted in the Lease, subject to notice requirements as set forth in the Lease; or

2.3	bound by any rent or additional rent Tenant might have paid to any prior landlord (including Landlord) more than one (1) month in advance of the date such rent is due under the Lease; or

2.4
bound by any subsequent agreement or modification of the Lease made without the written consent of Lender or any subsequent holder(s) of the Loan, except as expressly permitted by the terms and conditions of the Lease; or

2.5
liable or responsible for or with respect to the retention, application or return to Tenant of any security deposit paid to any prior landlord (including Landlord), whether or not still held by such prior landlord, except to the extent that Lender or such other purchaser has actually received for its own account as landlord all or any part of such security deposit.

2

3.           In the event of any default or breach by Landlord under the Lease or otherwise that would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim partial or total eviction or to offset against the rental due under the Lease any amount due Tenant as a result of a breach by Landlord, Tenant will provide to any Notice Party (as hereinafter defined), at the address shown above (or at such other address as may be provided in writing by such party to Tenant at least ten (10) days prior to the Commencement Date of such address change), a copy of any notice Tenant delivers to Landlord with respect to such fact, at the same time Tenant delivers such written notice to Landlord.  Tenant agrees that after such notice, Lender (or any subsequent holder(s) of the Loan), shall have the same cure period provided in the Lease to cure such default or breach by Landlord, and during such time the Lease shall remain in full force and effect. For purposes of this Certificate, “Notice Party” means Lender or any subsequent holder(s) of the Loan who notifies Tenant in writing that they wish to receive written notice of such fact.

4.           This Agreement shall be binding upon Lender and Tenant and all parties claiming through or under such persons or any successors or assigns.  The Agreement shall inure to the benefit of the respective successors and assigns of Tenant and Lender.

5.           Lender and Tenant agree that this Agreement satisfies any requirements in the Lease relating to the execution or delivery of a non-disturbance agreement or a subordination and non-disturbance agreement.

{remainder of this page Intentionally Omitted left blank}

TENANT:

Witness:	BANK OF AMERICA, N.A.,
a national banking association

By:
Name:	Name:
Title:

3

STATE OF	§
COUNTY OF	§

(Insert standard notary provision for applicable State)

LENDER:

By:
Name:
Title:

Attest:

By:
Its:

STATE OF	§
COUNTY OF	§

(Insert standard notary provision for applicable State)

EXHIBIT “A”

LEGAL DESCRIPTION OF REAL PROPERTY

4

EXHIBIT E
ESTOPPEL CERTIFICATE

and

RE:	Lease Dated:	Effective as of _________, _______
(Include titles and dates of any amendments)

Landlord:             ______________________________
Tenant:                                Bank of America, N.A.
Premises:

Ladies and Gentlemen:

As a tenant under the above-referenced lease (the “Lease”), the undersigned hereby acknowledges for the benefit of __________________  (“Landlord”), the current owner of the property containing the Premises, and _______________________ and/or its affiliates and subsidiaries (“Lender”) which has or is proposing to make a loan (the “Loan”) on the above-referenced real property, the truth and accuracy of the following statements pertaining to the Lease to the best of Tenant’s knowledge as of the date hereof, but subject to any matters that a physical inspection of the Leased Premises would disclose:

1.
Tenant has accepted, is conducting business in, and is in full possession of, said Premises, including all improvements, additions and alterations thereto required to be made by Landlord under the Lease.  The Premises is comprised of _______ square feet of rentable space, together with other areas more particularly described in the Lease .  Additionally, Tenant is entitled to ____ parking spaces in the parking facilities serving the subject building.

2.
Tenant is not in default of its obligations under the Lease, is paying full rent stipulated therein with no offset, defense or claim of any kind and Tenant has not assigned, sublet, transferred or hypothecated its interest under the Lease.

3.
Landlord is not presently in default under any of the terms, covenants or provisions of the Lease, nor has any event occurred which with the passage of time and/or the giving of notice (if required by the Lease) would constitute an event of default under the Lease.

4.
Landlord has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the term of the Lease as specified in said Lease, including, without limitation, completion of any required tenant improvements.  There are no unfunded tenant obligations of Landlord under the Lease.

5.	The initial monthly rent under the Lease is $__________.

6.	A security deposit in the amount of $ N/A has been paid by Tenant to Landlord under the Lease.

7.
The Lease is for a term expiring on ___________.   Tenant has options to renew the Lease for _____ renewal terms of _______ years each.  Tenant does not have any right to renew, extend or terminate the term of the Lease except as expressly provided in the Lease.

8.	The term of the Lease shall expire on _________, unless Tenant exercises its option to renew.

9.
Tenant hereby acknowledges (i) the Lease is valid and enforceable in accordance with its terms against the Tenant, (ii) that there have been no modifications or amendments to the Lease other than as therein specifically stated and that the Lease represents the entire agreement between the Landlord and the Tenant, (iii) that it has no notice of prior assignments, hypothecation or pledge of rents or of the Lease except in connection with any prior financing by Landlord being repaid from the proceeds of the Loan, and (iv) that notice of the assignment of Landlord’s interest in said Lease may be given by mail, at the Premises, or as otherwise directed herein or in the Lease.

10.	The execution and delivery of this Certificate by Tenant does not require any consent, vote or approval which has not been given or taken.

11.	This Certificate may not be changed, waived or discharged orally, but only by an instrument in writing.

12.
Except as expressly provided in the Lease, there are no purchase options under the Lease or other agreements giving Tenant any rights or options to purchase the Premises and/or improvements, or a part thereof, on which the space covered by the Lease is located.

13.	This Certificate shall be binding upon the Tenant and shall inure to the benefit of the respective successors and assigns of Landlord and Lender.

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14.	Tenant agrees that Landlord and Lender and their respective successors and assigns shall also be entitled to rely upon the statements and agreements contained herein.

15.	This Certificate shall not have the effect of modifying any provision of the Lease.

This Certificate is executed and delivered by the undersigned with the knowledge that Lender will rely upon the statements and agreements contained herein in connection with the making of the Loan on the above-referenced real property and may rely hereon.

DATED: as of _______, _____.

TENANT:

Witness:	BANK OF AMERICA, N.A.,
a national banking association
By:
Name:	Name:
Title:

Name:

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EXHIBIT F
FORM OF SUBTENANT NON-DISTURBANCE AGREEMENT

[TO BE ADDED]

SCHEDULE 1

ART
[SCHEDULE TO BE COMPLETED AND ATTACHED
PRIOR TO LEASE EXECUTION]

SCHEDULE 2

EXISTING GROUND LEASE OR MORTGAGE

EXHIBIT B

SUBLEASE AGREEMENT

Office Building

BANK OF AMERICA, N.A., a national banking association
Landlord

Tenant

Date _______, ___

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SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (herein called this “Lease”), dated as of the _____ day of ________________, ____, by and between BANK OF AMERICA, N.A., a national banking association, lessee of the Office Complex (as hereinafter defined), hereinafter referred to as “Landlord,” and __________________________________________, hereinafter referred to as “Tenant.”

WITNESSETH:

That Landlord is the lessee under that certain Amended and Restated Lease Agreement dated as of May ___, 2003 with U.S. Bank National Association (as successor to State Street Bank and Trust Company of Connecticut, National Association), not in its individual capacity, but solely as Owner Trustee under the Amended and Restated Trust Agreement (1997-D) dated as of May ___, 2003 and Patrick E. Thebado, not in his individual capacity, but solely as successor Co-Trustee to Dori Anne Seakas, as successor Co-Trustee to Traci Hopkins, under the Amended and Restated Trust Agreement (1997-D) dated as of May ___, 2003 (the “Prime Lease”), which Prime Lease demises to Tenant the building (the “Building”) commonly known as _________________ located at _________________________________.  The land (including all easement areas appurtenant thereto) upon which the Building is located is hereinafter referred to as the “Property;” and the Property and all buildings and improvements and personal property of Landlord used in connection with the operation or maintenance thereof located therein and thereon and the appurtenant parking facilities, if any, are hereinafter called the “Office Complex.”

That Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby sublease and sublet unto Tenant, and Tenant does hereby hire and take from Landlord, that certain office space in the Building shown and designated on the floor plan attached hereto and made a part hereof as Exhibit A, consisting of approximately _____ rentable square feet of space (hereinafter called the “Premises”).

TO HAVE AND TO HOLD THE PREMISES, without any liability or obligation on the part of Landlord to make any alterations, improvements or repairs of any kind on or about the Premises, except as expressly provided herein, for a term of _______ (__) years, commencing on the ________ day of ________________, 20__, and ending on the ___________ day of _________________, 20__, unless sooner terminated or extended in the manner provided hereinafter, to be occupied and used by Tenant for general office and other purposes incidental thereto and for no other purpose, subject to the covenants and agreements hereinafter contained.

This Lease is subject and subordinate to the Prime Lease (the lessors under which are hereinafter collectively called the “Prime Lessor”) all present and future ground or underlying leases of the Land and to the lien of any mortgages or deeds of trust now or hereafter in force against the Office Complex or any interest therein and to all renewals, extensions, modifications, consolidation and replacements thereof.  At Landlord’s request, Tenant shall execute such instruments or assurances as Landlord may deem necessary to evidence and confirm such subordination of this Lease thereto or, if requested, to make Tenant’s interest in this Lease superior thereto.  If any mortgage or deed of trust shall be foreclosed or the property encumbered thereby is sold pursuant to the exercise of a power of sale or transferred in lieu of foreclosure, or if the Prime Lease or any future ground lease or underlying lease is terminated: (i) the liability of the Prime Lessor, the mortgagee, trustee, transferee, purchaser at such foreclosure sale or ground lessor and the liability of a subsequent owner (all of the foregoing parties are collectively called the “Successor”) shall exist only with respect to the period during which the Successor is the owner of the Office Complex, and the Successor shall be released from any further liability upon its transfer of ownership; and (ii) the Successor shall not have any liability whatsoever for the acts of the Landlord prior to any such transfer nor any liability for any deposits made by Tenant hereunder unless Successor has received such deposits; and (iii) Tenant hereby agrees to attorn to and recognize as Landlord, Successor, provided Successor or any other successor agrees not to disturb Tenant’s tenancy so long as Tenant is not in Default hereunder.

ARTICLE I.  BASE RENT:

A.  In consideration of the leasing aforesaid, Tenant agrees to pay to Landlord, c/o ___________________________________, Attention: _____________________, or at such other place as Landlord from time to time may designate in writing, an annual rental of __________________________________ and __/100 Dollars ($______), sometimes hereinafter referred to as the “Base Rent,” payable monthly, in advance, in equal installments of ____________________________________ and __/100 Dollars ($______), commencing on the first day of the term and continuing on the first day of each and every month thereafter during the balance of the term. If the term commences on a date other than the first day of a calendar month or ends on a date other than the last day of a calendar month, monthly rent for the first month of the term or the last month of the term, as the case may be, shall be prorated based upon the ratio that the number of days in the term within such month bears to the total number of days in such month.

ARTICLE II.  ADDITIONAL RENT:  In addition to the Base Rent payable by Tenant under the provisions of Article I hereof, Tenant shall pay to Landlord “Additional Rent” as hereinafter provided in this Article II.

For purposes of this Article II, Landlord and Tenant agree upon the following Definitions:

A.  The term “Lease Year” shall mean each of those calendar years commencing with and including the year during which the term of this Lease commences, and ending with the calendar year during which the term of this Lease (including any extensions or renewals) terminates.

B.   The term “Base Year” shall mean the calendar year in which the commencement date of this Lease occurs.

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C.  The term “Real Estate Taxes” shall mean and include all personal property taxes of Landlord relating to Landlord’s personal property located in the Office Complex and used or useful in connection with the operation and maintenance thereof, general real estate taxes, and installments of special assessments, including interest thereon, relating to the Property and Office Complex, and all other governmental charges, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of any kind and nature whatsoever, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Office Complex is located or any political subdivision thereof, against Landlord or all or any part of the Office Complex as a result of Landlord’s ownership of the Property or Office Complex, and payable during the respective Lease Year. Real Estate Taxes shall not include any income tax, estate tax, or inheritance tax.

D.  The term “Operating Expenses” shall mean and include all expenses, costs and disbursements (other than Real Estate Taxes) of every kind and nature including, but not limited to, the cost of all electricity used in the Office Complex for building systems, building equipment, lighting in common areas, and electricity used by Landlord, Tenant and all other tenants in the Office Complex for lighting, office equipment, signage and through convenience outlets within any portion of the Office Complex (determined for the applicable Lease Year on an accrual basis), paid or incurred by Landlord in connection with the ownership, management, operation and repair of the Property and the Office Complex, but excluding the following:

(i)	Principal or interest payments on loans secured by mortgages or trust deeds on the Property and/or on the Office Complex;

(ii)
Costs of capital improvements, except that Operating Expenses shall include (a) the cost during the term, as reasonably amortized by Landlord with interest at the rate of 10% per annum on the unamortized amount, of any capital improvement completed after the Base Year which reduces any component cost included within Operating Expenses; and (b) the cost of any capital improvements which are necessary to keep the Property and the Office Complex in compliance with all governmental rules and regulations applicable from time to time thereto;

(iii)	Real estate brokers’ leasing commissions;

(iv)
repairs or other work occasioned by fire, windstorm or other casualty, the costs of which are reimbursed to Landlord by insurers (or would have been so reimbursed to Landlord if Landlord had been in full compliance with the insurance provisions of this Lease) or by governmental authorities in eminent domain or by others;

(v)
costs incurred in altering, renovating or otherwise improving or decorating or redecorating space for tenants or other occupants in the Building or vacant space in the Building (including without limitation any allowances or inducements made to any tenants or other occupants);

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(vi)	expenses in connection with services or other benefits of a type which are provided solely to or for the benefit of another tenant or occupant (except electricity, as hereinabove described);

(vii)
overhead and profit increment paid to subsidiaries or affiliates of Landlord or its beneficiaries for services on or to the Building, to the extent that the costs of such services exceed competitive market costs for such services;

(viii)
any cost or expense to the extent Landlord is entitled to payment or reimbursement from any tenant (including Tenant), insurer or other person (other than through payment of its proportionate share of Operating Expenses) or for which any tenant (including Tenant) pays third persons;

(ix)
costs incurred in installing, operating and maintaining any specialty facility such as an observatory, broadcasting facilities (other than the Building’s music system and life support and security system), luncheon club, athletic or recreational club;

(x)	any fines, penalties, legal judgments or settlements of causes of action by or against Landlord; and

(xi)	any expenses relating to repairs or replacements of the foundation, exterior or interior structural walls, or roof of the Building or of latent defects.

E.   The term “Tenant’s Pro Rata Share” shall mean _______ and __/100ths percent (____%).  Said percentage has been agreed upon by the parties hereto after due consideration of the rentable area of the Premises (being approximately ___________ rentable square feet of space) compared to the rentable area of the Office Complex (being approximately ______________ rentable square feet of space).

F.   Anything herein to the contrary notwithstanding, it is agreed that in the event the Office Complex is not fully occupied during the Base Year or any Lease Year, a reasonable and equitable adjustment shall be made by Landlord in computing the Operating Expenses for the Base Year or such Lease Year so that the Operating Expenses shall be adjusted to the amount that would have been incurred had the Office Complex been ninety-five percent (95%) occupied during the Base Year or such Lease Year.

From and after the initial Lease Year, Tenant shall pay to Landlord as Additional Rent an amount (“Expense Adjustment Amount”) equal to Tenant’s Pro Rata Share of the amount by which the combined total of Real Estate Taxes paid during each Lease Year and Operating Expenses incurred with respect to each Lease Year exceeds the total of the Real Estate Taxes paid and Operating Expenses incurred during the Base Year.  The Expense Adjustment Amount with respect to each Lease Year shall be paid in equal monthly installments, in advance, on the first day of each month during such Lease Year in an amount estimated from time to time by Landlord and communicated by written notice to Tenant.  In the event that said estimate is delivered to Tenant after the first day of January of the applicable Lease Year, said amount, so estimated, shall be payable as Additional Rent, in equal monthly installments, in advance, on the first day of each month over the balance of such Lease Year, with the number of installments being equal to the number of full calendar months remaining in such Lease Year.

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As promptly as practicable following the close of each Lease Year, Landlord shall prepare and deliver to Tenant a certificate (the “Certificate”) specifying Operating Expenses and Real Estate Taxes for the applicable Lease Year.  Landlord shall compute the Expense Adjustment Amount for the applicable Lease Year based on Operating Expenses and Real Estate Taxes specified in the Certificate and Landlord shall deliver to Tenant a statement of such amount based upon said Certificate.  Tenant shall pay any deficiency to Landlord as shown by such statement within ten (10) days after receipt of such statement.  The amounts set forth on the Certificate shall be final, binding and conclusive on Tenant.  If the total of the estimated monthly installments paid by Tenant during any Lease Year exceeds the actual Expense Adjustment Amount due from Tenant for such Lease Year, Landlord shall, provided Tenant is not in Default hereunder, at Landlord’s option, either (i) refund such excess or (ii) credit such excess against the most current monthly installment or installments due Lessor for its estimate of the Expense Adjustment Amount for the next following Lease Year.  A pro rata adjustment shall be made for a fractional Lease Year occurring during the term of this Lease or any renewal or extension thereof based upon the number of days of the term of this Lease during said Lease Year as compared to three hundred sixty-five (365) days and all additional sums payable by Tenant or credits due Tenant as a result of the provisions of this Article II shall be adjusted accordingly.

From time to time during any applicable Lease Year, Landlord may reestimate the amount of the Expense Adjustment Amount, and in such event Landlord shall notify Tenant, in writing, of such reestimate in the manner above set forth and fix monthly installments for the then remaining balance of such Lease Year in an amount sufficient to pay the reestimated amount over the balance of such Lease Year after giving credit for payments made by Tenant on the previous estimate.

Further, Tenant shall pay, also as Additional Rent, any tax or excise on rents, gross receipts tax, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Office Complex is located or any political subdivision thereof, against Landlord in respect to the Base Rent, Additional Rent, or other charges reserved under this Lease or as a result of Landlord’s receipt of such rents or other charges accruing under this Lease; provided, however, Tenant shall have no obligation to pay net income taxes of Landlord.

ARTICLE III.  OVERDUE AMOUNTS - RENT INDEPENDENT:  Any installment of Base Rent, Additional Rent, or other charges to be paid by Tenant accruing under the provisions of this Lease, which shall not be paid within 7 days of the date when due, shall bear interest at the rate of ten percent (10%) per annum from the date when the same is due until the same shall be paid, but if such rate exceeds the maximum interest rate permitted by law, such rate shall be reduced to the highest rate allowed by law under the circumstances.  Further, in the event any installment of Base Rent, Additional Rent, or other charges to be paid by Tenant accruing under the provisions of this Lease shall not be paid within 7 days of the date when due, then in addition to the overdue amount accruing pursuant to the immediately preceding sentence, Tenant shall pay to Landlord a “late charge” equal to five percent (5%) of the current installment of monthly Base Rent, as additional rent.  Tenant’s covenants to pay the Base Rent and the Additional Rent are independent of any other covenant, condition, provision or agreement herein contained.

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ARTICLE IV.  POSSESSION OF PREMISES:  If Landlord shall be unable to give possession of the Premises on the date of the commencement of the term because the construction of the Premises has not been sufficiently completed to make the Premises ready for occupancy, or for any other reason, Landlord shall not be subject to any claims, damages or liabilities for the failure to give possession on said date.  Under said circumstances, the rent reserved and all covenants, agreements and obligations herein, and the term of this Lease shall not commence until possession of the Premises is given or the Premises are ready for occupancy, whichever is earlier, and failure to give possession on the date of commencement of the term shall in no way affect the validity of this Lease or the obligations of Tenant hereunder.  If Tenant is given and accepts possession of the Premises on a date earlier than the date above specified for commencement of the term, the rent reserved herein and all covenants, agreements and obligations herein and the term of this Lease shall commence on the date that possession of the Premises is given to Tenant.  In the event that the commencement date of the term is delayed in accordance with the terms and provisions of this Article IV, then the termination date of the term shall be delayed for an equal number of days so that in all events the term hereof shall consist of _____ ( ) years.

The acceptance of possession by Tenant shall be deemed conclusively to establish that the Premises have been completed and are in a condition satisfactory to Tenant.

ARTICLE V.  SERVICES:  Subject to the provisions of Article II hereof, Landlord shall provide the following services on all days excepting Saturdays, Sundays, holidays, and as otherwise stated:

1.A.
Nightly janitorial services Monday through Friday in and about the Premises.  The janitorial service furnished to the Premises shall include normal cleaning and upkeep services, normal removal of trash and rubbish, vacuuming and spot cleaning of carpeting, maintenance of towels, tissue and other restroom supplies and such other work as is customarily performed in connection with such nightly janitorial services in an office complex similar in construction, general location, use and occupancy to the Office Complex.  Landlord shall also provide periodic interior and exterior window washing and cleaning and waxing of uncarpeted floors in accordance with the standards of other comparable office buildings in the local community in which the Office Complex is located.

B.
All electric lighting bulbs and tubes and all ballasts and starters within the Premises shall be replaced by Landlord at the expense of Tenant and shall be paid by Tenant upon receipt of invoice from Landlord as Additional Rent.  Tenant shall not by the use of any apparatus or device or otherwise overload or cause damage to any component of the electrical system of the Office Complex.

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C.
Heat and air conditioning, from 8 o’clock A.M. to 6:00 o’clock P.M., and on Saturdays which are not holidays, from 8 o’clock A.M. to 1 o’clock P.M., at temperatures and in amounts as are generally provided in comparable buildings in the locality of the Building or in compliance with any governmental regulations, whichever is greater.  Service for central heating and air conditioning at times other than as above provided shall be furnished upon not less than twenty-four (24) hours’ advance notice from Tenant, and Landlord shall be entitled to charge Tenant the cost incurred by Landlord in providing such overtime service, including reasonable charges for overhead and supervision in connection therewith (not to exceed five percent (5%) of any such costs), and if more than one tenant has requested such overtime service for all or some of the same hours, the charge therefor will be prorated, based upon the number of tenants requesting said overtime service concurrently.

D.	Hot and cold water from the regular building outlets for lavatory and restrooms and for drinking purposes.

E.
Passenger elevator service in common with other tenants to be provided by operator-less automatic elevators.  Landlord shall have the right to restrict the use of elevators for freight purposes to hours to be reasonably determined by Landlord.  Landlord shall have the right to limit the number of elevators to be in operation on Saturdays, Sundays and holidays.

F.
Maintenance in good order, condition and repair of the parking facilities and all driveways leading thereto and keeping the same free from any unreasonable accumulation of snow.  Landlord shall keep and maintain the landscaped area and parking facilities in a neat and orderly condition. Landlord reserves the right to designate areas of the appurtenant parking facilities where Tenant, its agent, employees and invitees shall park and may exclude Tenant, its agents, employees and invitees from parking in other areas as designated by Landlord, provided, however, Landlord shall not be liable to Tenant for the failure of any tenant, its invitees, employees, agents and customers to abide by Landlord’s designations or restrictions.

G.	A directory of all tenants in this Office Complex.

H.
Electricity for (i) lighting fixtures in the Premises of up to two (2) watts per square foot of rentable area within the Premises, (ii) signage, (iii) office equipment and (iv) convenience outlets in the Premises, together with adequate electrical wiring and facilities for standard building lighting fixtures and for Tenant’s incidental uses.  Distribution of electrical wiring and facilities within the Premises is at Tenant’s expense, although Tenant may use any existing conduit system within the Premises.  Tenant shall bear the cost of providing all replacement lamps, tubes, ballasts and starters for lighting fixtures.

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2.
Except for the limited abatement of rent upon a fire or casualty described in Article XI and except as otherwise provided herein, Tenant agrees that Landlord shall not be liable in damages, by abatement of rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas or other fuel, or water at the Office Complex after reasonable effort so to do, by any accident or casualty whatsoever, by act, omission or Default by Tenant, or any other cause beyond Landlord’s reasonable control. Except in case of emergency, Landlord shall give Tenant reasonable prior notice of any delay or diminution in any service and shall use reasonable efforts to minimize any inconvenience to Tenant where such delay or diminution is the result of Landlord’s voluntary actions.  Except as hereinafter provided, such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying rent or performing any of its obligations under this Lease.  If Landlord ceases to furnish any of the services referred to in this Article V.2. or such services are interrupted, and if (i) such cessation does not arise as a result of an act or omission of Tenant, (ii) such cessation does not arise as a result of a matter or condition affecting two or more city blocks, such as a city-wide power outage, (iii) as a result of such cessation, the Premises or any material portion thereof is rendered untenantable (which term shall mean but not be limited to, a lack of elevator access, the failure to provide HVAC in accordance with the standards herein set forth or Tenant’s inability to use the Premises or such material portion thereof in the normal course of its business) and Tenant in fact so ceases to use the Premises or such material portion thereof for the normal conduct of its business, and (iv) such cessation continues for a period of twenty (20) or more consecutive business days, then the rent payable hereunder shall be equitably abated based upon the percentage of the space in the Premises so rendered untenantable and not being used by Tenant.  The foregoing abatement of rent shall become effective as of the day the Premises or such material portion thereof becomes untenantable and Tenant ceases to use such space for the normal conduct of its business.

ARTICLE VI.  INSURANCE:  Landlord shall keep the Office Complex insured for the benefit of Landlord in an amount equivalent to the full replacement value thereof (excluding foundation, grading and excavation costs) against:

(a)	loss or damage by fire; and

(b)
such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Office Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosion, vandalism, malicious mischief, civil commotion, and such other coverage as may be deemed necessary by Landlord, providing such additional coverage is obtainable and providing such additional coverage is such as is customarily carried with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Office Complex.

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The foregoing insurance provisions shall in no way limit or modify any of the obligations of Tenant under any provision of this Lease Agreement.  Insurance premiums paid by Landlord hereunder shall be included in the “Operating Expenses” described in Article II hereof.

Tenant shall keep all of its machinery, equipment, furniture, fixtures, personal property (including also property under the care, custody, or control of Tenant) and business interests which may be located in, upon or about the Premises insured for the benefit of Tenant in an amount equivalent to the full replacement value or insurable value thereof against:

(a)	loss or damage by fire; and

(b)
such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to a tenant’s machinery, equipment, furniture, fixtures, personal property and business located in a building similar in construction, general location, use, occupancy and design to the Office Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion, and such other coverage as Tenant may deem appropriate or necessary.

Anything in this Lease to the contrary notwithstanding, Landlord and Tenant severally waive any claim in its favor against the other, the other’s agents or employees, for loss of or damage to any of its property located in or constituting a part of the Leased Premises or the Building, by reason of fire or the elements, or any other cause (INCLUDING NEGLIGENCE AND STRICT LIABILITY OF ANY KIND) that is insured, or is insurable (whether or not actually insured) by the terms of standard fire and extended coverage insurance in the state where the Building is located, regardless of the amount of the proceeds, if any, payable under such insurance.

Landlord shall, as a portion of the Operating Expenses defined in Article II, maintain, for its benefit and the benefit of its managing agent, general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Office Complex, such insurance to afford protection to Landlord and its managing agent.

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Tenant shall, at Tenant’s sole cost and expense but for the mutual benefit of Landlord, its managing agent and Tenant, maintain general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises, such insurance to afford protection to Landlord, its managing agent and Tenant to the limit of not less than One Million and 00/100 Dollars ($1,000,000.00) in respect to the injury or death to a single person, and to the limit of not less than Three Million and 00/100 Dollars ($3,000,000.00) in respect to any one accident, and to the limit of not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00) in respect to any property damage.  Such policies of insurance shall be written in companies reasonably satisfactory to Landlord, naming Landlord and its managing agent as additional insureds thereunder, and such policies, or a memorandum or certificate of such insurance, shall be delivered to Landlord endorsed “Premium Paid” by the company or agency issuing the same or accompanied by other evidence satisfactory to Landlord that the premium thereon has been paid.  At such time as insurance limits required of tenants in office buildings in the area in which the Office Complex is located are generally increased to greater amounts, Landlord shall have the right to require such greater limits as may then be customary.

Tenant agrees to include in such policy the contractual liability coverage insuring Tenant’s indemnification obligations provided for herein.  Any such coverage shall be deemed primary to any liability coverage secured by Landlord.

Tenant agrees to indemnify and save Landlord and its managing agent harmless against and from any and all liabilities, damages, costs and expenses (including reasonable attorneys’ fees and expenses) arising from causes of action, suits, claims, demands and judgments by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from any act or negligence on the part of Tenant or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Tenant, its agent, and employees to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Premises and Office Complex; and in case any action or proceeding be brought against Landlord or its managing agent by reason of any such claim, Tenant, upon notice from Landlord, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord.

Landlord hereby indemnifies and agrees to hold Tenant harmless from and against all liability, damages, costs and expenses from causes of action, suits, claims, demands and judgments of any nature whatsoever caused by the negligence or willful misconduct of Landlord, its agents or employees, or Landlord’s breach of this Lease.

Tenant agrees, to the extent not expressly prohibited by law, that Landlord, its agents, employees and servants shall not be liable, and Tenant waives all claims for damage to property and business sustained during the term of this Lease Agreement by Tenant occurring in or about the Office Complex, resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Premises, the Office Complex, or any part thereof, or from equipment or appurtenances becoming out of repair or from accident, or from any occurrence or act or omission of Landlord, its agents, employees or servants, or any tenant or occupant of the Building or any other person.  This paragraph shall apply especially, but not exclusively, to damage caused as aforesaid or by the flooding of basements or other subsurface areas, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally, whether any such damage results from the act or omission of other tenants or occupants in the Office Complex or any other persons, and whether such damage be caused by or result from any of the aforesaid, or shall be caused by or result from other circumstances of a similar or dissimilar nature.

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Anything herein to the contrary notwithstanding, in the event any damage to the Office Complex results from any act or omission of Tenant, its agents, employees or invitees, and all or any portion of Landlord’s loss is “deductible,” Tenant shall pay to Lessor the amount of such deductible loss.  All property in the Office Complex or on the Premises belonging to Tenant, its agents, employees, invitees or otherwise located at the Premises, shall be at the risk of Tenant only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof and Tenant agrees to defend and hold Landlord, its agents, employees and servants harmless and indemnify them against claims and liability for injuries to such property.

ARTICLE VII.  CERTAIN RIGHTS RESERVED BY LANDLORD:  Landlord reserves the following rights exercisable without notice and without liability to Tenant and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession, or giving rise to any claim for setoff or abatement of rent:

A.  To control, install, affix and maintain any and all signs on the Property, or on the exterior of the Office Complex and in the corridors, entrances and other common areas thereof.

B.  To reasonably designate, limit, restrict and control any service in or to the Office Complex, including but not limited to the designation of sources from which Tenant may obtain sign painting and lettering.  Any restriction, designation, limitation or control imposed by reason of this subparagraph shall be imposed uniformly on Tenant and other tenants occupying space in the Office Complex.

C.  To retain at all times and to use in appropriate instances keys to all doors within and into the Premises.  No locks shall be changed without the prior written consent of Landlord.  This provision shall not apply to Tenant’s safes, or other areas maintained by Tenant for the safety and security of monies, securities, negotiable instruments or like items.

D.  To make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Office Complex, or any part thereof, and for such purposes to enter upon the Premises upon reasonable prior notice to Tenant (except in the case of emergency, in which event no notice shall be required), and during the continuation of any said work, to temporarily close doors, entryways, public spaces, and corridors in the Office Complex and to interrupt or temporarily suspend services and facilities.  Landlord shall use reasonable commercial efforts to cause any repairs, alterations, additions or improvements to be made in a manner which does not unreasonably interfere with the normal conduct of Tenant’s business in the Premises.

E.   To restrict or prohibit vending or dispensing machines of any kind in or about the Premises.

F.   To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Office Complex, and to require all such items to be moved into and out of the Office Complex and the Premises only at such times and in such manner as Landlord shall direct in writing.

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G.   To enter the Premises (except for vaults and other secured areas) to show the Premises to prospective purchasers, lenders or, during the last twelve (12) months of the term, potential tenants.

H.  To grant to anyone the exclusive right to conduct any particular business or undertaking in the Office Complex other than general office use, including but not limited to the following businesses: banks, savings and loan associations, restaurants, cafeterias, candy and/or tobacco shops, and other stores selling retail products.

ARTICLE VIII.  ALTERATIONS AND IMPROVEMENTS:  Tenant shall not make any improvements, alterations, additions or installations in or to the Premises (hereinafter referred to as the “Work”) without Landlord’s prior written consent.  Along with any request for Landlord’s consent and before commencement of the Work or delivery of any materials to be used in the Work to the Premises or into the Office Complex, Tenant shall furnish Landlord with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and licenses, and an indemnification in such form and amount as may be reasonably satisfactory to Landlord and a performance bond executed by a commercial surety reasonably satisfactory to Landlord, and in an amount equal to the Work and the payment of all liens for labor and material arising therefrom.  Tenant agrees to defend and hold Landlord forever harmless from any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with said improvements, alterations, additions or installations.  All Work shall be done only by contractors or mechanics reasonably approved by Landlord and at such time and in such manner as Landlord may from time to time reasonably designate.  Tenant shall pay the cost of all such improvements, alterations, additions or installations (including a reasonable charge for Landlord’s services and for Landlord’s inspection and engineering time not to exceed five percent (5%) of the cost of such improvements, alterations, additions or installations), and also the cost of painting, restoring, or repairing the Premises and the Office Complex occasioned by such improvements, alterations, additions or installations.  Upon completion of the Work, Tenant shall furnish Landlord with contractor’s affidavits and full and final waivers of liens, and receipted bills covering all labor and materials expended and used.  The Work shall comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities and shall be constructed in a good and workmanlike manner.  Tenant shall permit Landlord to inspect construction operations in connection with the Work.

ARTICLE IX.  REPAIRS; COMPLIANCE WITH LAWS; ENTRY.

A.  Repairs:  Subject to Article VI hereof, Tenant shall, during the term of this Lease, at Tenant’s expense, keep the Premises in as good order, condition and repair as they were at the time Tenant took possession of the same, reasonable wear and tear and damage from fire and other casualties excepted.  Tenant shall keep the Premises in a neat and sanitary condition and shall not commit any nuisance or waste on the Premises or in, on, or about the Office Complex, throw foreign substances in the plumbing facilities, or waste any of the utilities furnished by the Landlord.  All uninsured damage or injury to the Premises, or to the Office Complex caused by Tenant moving furniture, fixtures, equipment, or other devices in or out of the Premises or Office Complex or by installation or removal of furniture, fixtures, equipment, devices or other property of Tenant, its agents, contractors, servants or employees, due to carelessness, omission, neglect, improper conduct, or other cause of Tenant, its servants, employees, agents, visitors, or licensees, shall be repaired, restored and replaced promptly by Tenant at its sole cost and expense to the satisfaction of Landlord.  All repairs, restorations and replacements shall be in quality and class equal to the original work.

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B.     Compliance with Laws.  Tenant shall not use or permit the use of any part of the Premises for any purpose prohibited by law.  Tenant shall, at its sole expense, comply with and conform to all federal, state and local laws, ordinances, rules and regulations and the requirements of all governmental authorities having jurisdiction over the Building which relate in any way to the condition, use and occupancy of the Premises throughout the entire term of this Lease.  Without limitation of the foregoing, Tenant covenants and agrees not to bring into the Premises or to use, store, treat or dispose, or permit the use, storage, treatment or disposal, in the Premises of (i) any hazardous substance or regulated materials as defined under any present or future federal, state or local law, rule or regulation or (ii) any explosives or any flammable substances, including, but not limited to, gasoline, liquified petroleum gas, turpentine, kerosene and naphtha (the substances and materials referred to in clauses (i) and (ii) hereof are collectively referred to herein as “Hazardous Materials”), except for such materials customarily used in office operation (x) in such quantities which do not exceed any legal limits, and (y) used, stored, treated and disposed of in compliance with all applicable laws and regulations.  Tenant, from time to time, upon not less than ten (10) days’ prior written request by Landlord, will provide Landlord with such information in Tenant’s possession which Landlord may request regarding Tenant’s operations in the Premises (including, without limitation, whether or not such operations involve the generation, transportation, storage, treatment or disposal of Hazardous Materials) and shall cooperate with Landlord in connection with disclosure to any governmental authority of matters relating to the physical condition of Premises, under any federal, state or local laws, rules or regulations.

C.     Entry.  Landlord or its employees, or agents, shall have the right to enter the Premises at any reasonable time or times for the purpose of inspection, cleaning, repairs, altering, or improving the same but nothing contained herein shall be construed as imposing any obligation on Landlord to make any repairs, alterations or improvements which are the obligation of the Tenant.

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ARTICLE X.  ASSIGNMENT AND SUBLETTING:  Tenant shall not, without the prior written consent of Landlord, (i) transfer, pledge, mortgage or assign this Lease or any interest hereunder; (ii) permit any assignment of this Lease by voluntary act, operation of law or otherwise; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises by any parties other than Tenant, its agents and employees.  Tenant shall seek such consent of Landlord by a written request therefor, setting forth such information as Landlord may deem necessary.  Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) days after date of Tenant’s notice), to assign this Lease or to sublet any part or all of the Premises for the balance or any part of the term. Tenant’s notice shall include all of the terms of the proposed assignment or sublease and shall state the consideration therefor.  In such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s notice, to recapture the space described in Tenant’s notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant’s notice.  Tenant’s notice shall state the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed assignment or sublease shall be delivered to Landlord with Tenant’s notice.  If Tenant’s notice shall cover all of the Premises, and Landlord shall have exercised its foregoing recapture right, the term of this Lease shall expire and end on the date stated in Tenant’s notice as fully and completely as if that date had been herein definitely fixed for the expiration of the term.  If, however, this Lease be cancelled with respect to less than the entire Premises, the Base Rent and Additional Rent shall be equitably adjusted by Landlord with due consideration of the size, location, type and quality of the portion of the Premises so remaining after the “recapture” and such rent shall be reduced accordingly from and after the termination date for said portion, and this Lease as so amended shall continue thereafter in full force and effect.  The rent adjustments provided for herein shall be evidenced by an amendment to Lease executed by Landlord and Tenant.  If this Lease shall be terminated in the manner aforesaid, either as to the entire Premises or only a portion thereof, to such extent the term of this Lease shall end upon the appropriate effective date of the proposed sublease or assignment as if that date had been originally fixed in this Lease for such expiration, and in the event of a termination affecting less than the entire Premises, Tenant shall comply with Article XIII (“Surrender of Premises”) of this Lease with respect to such portion of the Premises affected thereby.

If Landlord, upon receiving Tenant’s notice with respect to any such space, shall not exercise its right to recapture as aforesaid, Landlord will not unreasonably withhold its consent to Tenant’s assignment of the Lease or subletting such space to the party identified in Tenant’s notice, provided, however, that in the event Landlord consents to any such assignment or subletting, and as a condition thereto, Tenant shall pay to Landlord fifty percent (50%) of all net profit derived by Tenant from such assignment or subletting.  For purposes of the foregoing, profit shall be deemed to include, but shall not be limited to, the amount of all rent payable by such assignee or sublessee in excess of the Base Rent and Additional Rent, payable by Tenant under this Lease.  If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Landlord shall be in cash for its share of any non-cash consideration based upon the fair market value thereof.  For purposes of the foregoing, net profit shall mean all profit, less customary and reasonable brokerage commissions, reasonable legal fees, reasonable lease takeover costs and expenses, and reasonable and bona fide construction allowances and costs of improvements necessary to put such subtenant in occupancy, all of which shall be amortized over the remaining term of the Lease.

Tenant shall and hereby agrees that it will furnish to Landlord upon request from Landlord a complete statement, certified by a duly authorized officer of Tenant setting forth in detail the computation of all profit derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting principles. Tenant agrees that Landlord or its authorized representatives shall be given access at all reasonable times to the books, records and papers of Tenant relating to any such assignment or subletting, and Landlord shall have the right to make copies thereof.  The percentage of Tenant’s profit due Landlord hereunder shall be paid to Landlord within five (5) days of receipt by Tenant of all payments made from time to time by such assignee or sublessee to Tenant.

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For purposes of the foregoing, any change in the partners of Tenant, if Tenant is a partnership, or, if Tenant is a corporation, any transfer of any or all of the shares of stock of Tenant by sale, assignment, operation of law or otherwise resulting in a change in the present control of such corporation by the person or persons owning a majority of such shares as of the date of this Lease, shall be deemed to be an assignment within the meaning of this Article X.

Tenant shall not in any event assign this Lease or sublet the Premises, or any portion thereof, to a party which is a tenant in the Office Complex at the time of, or immediately prior to, the execution of such assignment or sublease, or an agreement therefor.

Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully liable thereunder.  The subtenant or subtenants or assignee shall agree in a form satisfactory to Landlord to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee.  Consent by Landlord to any assignment of this Lease or to any subletting of the Premises shall not be a waiver of Landlord’s rights under this Article as to any subsequent assignment or subletting.

Any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this Article X shall be of no effect and void.  Landlord’s right to assign its interest in this Lease shall remain unqualified.  Landlord may make a reasonable charge to Tenant for any reasonable attorney’s fees or expenses incident to a review of any documentation related to any proposed assignment or subletting by Tenant.

ARTICLE XI.  DAMAGE BY FIRE OR OTHER CASUALTY:  If fire or other casualty shall render the whole or any material portion of the Premises untenantable, and the Premises can reasonably be expected to be made tenantable within ninety (90) days from the date of such event, then Landlord shall repair and restore the Premises and the Office Complex to as near their condition prior to the fire or other casualty as is reasonably possible within such ninety (90) day period (subject to delays for causes beyond Landlord’s reasonable control) and notify Tenant that it will be doing so, such notice to be mailed within thirty (30) days from the date of such damage or destruction, and this Lease shall remain in full force and effect, but the rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable).  If Landlord is required to repair the Office Complex and/or the Premises, as aforesaid, said work shall be undertaken and prosecuted with all due diligence and speed.

If fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within ninety (90) days from the date of such event, then either party, by notice in writing to the other mailed within thirty (30) days from the date of such damage or destruction, may terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

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In the event that more than fifty percent (50%) of the value of the Office Complex is damaged or destroyed by fire or other casualty, and irrespective of whether damage or destruction can be made tenantable within ninety (90) days thereafter, then at Landlord’s option, by written notice to Tenant, mailed within forty-five (45) days from the date of such damage or destruction, Landlord may terminate this Lease effective upon a date within ninety (90) days from the date of such notice.

If fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within ninety (90) days from the date of such event and neither party hereto terminates this Lease pursuant to its rights herein or in the event that more than fifty percent (50%) of the value of the Office Complex is damaged or destroyed by fire or other casualty, and Landlord does not terminate this Lease pursuant to its option granted herein, or in the event that fifty percent (50%) or less of the value of the Office Complex is damaged or destroyed by fire or other casualty and neither the whole nor any material portion of the Premises is rendered untenantable, then Landlord shall repair and restore the Premises and the Office Complex to as near their condition prior to the fire or other casualty as is reasonably possible with all due diligence and speed (subject to delays for causes beyond Landlord’s reasonable control) and the rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable).  In no event shall Landlord be obligated to repair or restore any special equipment or improvements installed by Tenant at Tenant’s expense.

In the event of a termination of this Lease pursuant to this Article, rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty.

ARTICLE XII.  EMINENT DOMAIN:  If the whole of or any substantial part of the Premises is taken by any public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render (in Tenant’s reasonable judgment) the remaining portion of the Premises unsuitable for the purposes intended hereunder, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and Landlord shall make a pro rata refund of any prepaid rent.  All damages awarded for such taking under the power of eminent domain or any like proceedings shall belong to and be the property of Landlord, Tenant hereby assigning to Landlord its interest, if any, in said award.  In the event that fifty percent (50%) or more of the building area or fifty percent (50%) or more of the value of the Office Complex is taken by public authority under the power of eminent domain, then, at Landlord’s option, by written notice to Tenant, mailed within sixty (60) days from the date possession shall be taken by such public authority, Landlord may terminate this Lease effective upon a date within ninety (90) days from the date of such notice.  Further, if the whole of or any material part of the Premises is taken by public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable in Tenant’s reasonable opinion, for the purposes intended hereunder, upon delivery of possession to the condemning authority pursuant to the proceedings, Tenant may, at its option, terminate this Lease as to the remainder of the Premises by written notice to Landlord, such notice to be given to Landlord within thirty (30) days after Tenant receives notice of the taking. Tenant shall not have the right to terminate this Lease pursuant to the preceding sentence unless the business of Tenant conducted in the portion of the Premises taken cannot in Tenant’s reasonable judgment be carried on with substantially the same utility and efficiency in the remainder of the Premises.  Any notice of termination shall specify the date no more than sixty (60) days after the giving of such notice as the date for such termination.

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Anything in this Article XII to the contrary notwithstanding, Tenant shall have the right to prove in any condemnation proceedings and to receive any separate award which may be made for damages to or condemnation of Tenant’s movable trade fixtures and equipment and for moving expenses; provided, however, Tenant shall in no event have any right to receive any award for its interest in this Lease Agreement or for loss of leasehold.  Anything in this Article XII to the contrary notwithstanding, in the event of a partial condemnation of the Office Complex or the Premises and this Lease is not terminated, Landlord shall, at its sole cost and expense, restore the Premises and Office Complex to as close to the condition the Office Complex and Premises were in prior to such condemnation as possible, and the Base Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceedings to the termination of this Lease shall be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by a fraction, the numerator of which is the fair market rent of the Premises after such taking and after the same has been restored to a complete architectural unit, and the denominator of which is the fair market rent of the Premises prior to such taking.

ARTICLE XIII.  SURRENDER OF PREMISES:

A.    On the last day of the term of this Sublease, or the sooner termination of this Sublease, Tenant shall peaceably surrender the Premises in good order, condition and repair (reasonable wear and tear excepted) consistent with Tenant’s duty to make repairs as herein provided.  Landlord, by written notice to Tenant given at or prior to termination of this Lease, may require Tenant, at Tenant’s sole cost and expense, to remove any improvements, additions or installations constructed or installed by Tenant in the Premises subsequent to the date of this Lease, and to repair or restore any damage caused by the installation and removal of such improvements, additions, or installations; provided, however, the only improvements, additions or installations which Tenant shall remove shall be those specified in such notice.  On or before the last day of the term of this Lease, or the date of sooner termination thereof, Tenant shall, at its sole cost and expense, remove all of its personal property, trade fixtures and equipment from the Premises, and all property not removed shall be deemed abandoned.  Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant’s benefit, all at the sole cost and risk of Tenant, and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto.  Tenant shall pay all costs and expenses of such removal, transportation and storage.  Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal, transportation, or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair.  All alterations, additions, installations and fixtures, other than Tenant’s trade fixtures and equipment, which have been made or installed by either Landlord or Tenant upon the Premises, shall remain the property of Landlord and shall be surrendered with the Premises as a part thereof.

B.     If the Premises are not surrendered at the end of the term or sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenants founded on such delay and any attorney’s fees resulting therefrom.  Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of combinations on any vaults, locks and safes left on the Premises.

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C.     Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises for the express purpose of arranging a meeting with Landlord for a joint inspection of the Premises.  In the event of Tenant’s failure to give such notice and arrange such joint inspection, Landlord’s inspection at or after Tenant’s vacation of the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration hereunder.

D.     In the event Tenant remains in possession of the Premises after expiration of this Lease and without the execution of a new lease and without Landlord’s written consent, Tenant shall be deemed to be occupying the Premises without claim of right and Tenant shall pay Landlord for all costs arising out of loss or liability resulting from delay by Tenant in so surrendering the Premises as above provided and shall pay a charge for each day of occupancy in an amount equal to double the Base Rent and Additional Rent (on a daily basis) then currently being charged by Landlord on new leases in the Office Complex for space similar to the Premises.

ARTICLE XIV.  DEFAULT OF TENANT AND LANDLORD’S REMEDIES:

(a)
Default. Any one or more of the following events shall be a default (“Default”) under this Lease:  (i) If Tenant does not pay the Base Rent and Additional Rent or any installment thereof or does not pay any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord (or Landlord’s predecessors in title) and Tenant and such default shall continue for five (5) days after written notice to Tenant; or (ii) if Tenant fails to observe or perform any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant, provided, however, if such default does not involve a hazardous condition and is susceptible to cure but cannot by the use of reasonable efforts, be cured within thirty (30) days, Landlord shall not exercise any of its remedies hereunder if and so long as (1) Tenant shall have commenced to cure such default within thirty (30) days and (2)  Tenant shall thereafter continuously and diligently proceed to cure such default in a manner reasonably satisfactory to Landlord, and (3) such default shall be cured within ninety (90) days of such notice to Tenant; or (iii) if a default is made in the performance by Tenant of any covenant of this Lease which involves a hazardous condition and upon written notice to Tenant Tenant does not take immediate action to remedy such condition; or (iv) if the interest of Tenant in this Lease shall be levied on under execution or other legal process; or (v) if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant; or (vi) if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within ninety (90) days from the filing thereof; or (vii) if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within ninety (90) days from the date of his appointment; or (viii) if Tenant shall make an assignment for the benefit of creditors; or (ix) if Tenant shall admit in writing Tenant’s inability to meet Tenant’s debts as they mature.

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(b)
Landlord’s Remedies.  If a Default occurs, Landlord may, at its sole option, with or without further notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein (provided that Landlord shall use such efforts as are required by law to mitigate any damages resulting from such Default):

(i)
Terminate this Lease and the term created hereby and immediately repossess the Premises.  If Landlord does terminate this Lease and repossess the Premises, Landlord shall be entitled to immediately recover, in addition to any other sums or damages for which Tenant may be liable to Landlord, as damages a sum of money equal to the excess of the present value of the rent (Base Rent and Additional Rent) provided to be paid by Tenant for the balance of the term over the present value of the anticipated fair market rent for the Premises (computed based upon the yield on U.S. Treasury obligations having a maturity closest to the last day of the term of this Lease, absent early termination) that could be achieved for said period, after deduction of all anticipated expenses of reletting, including, without limitation, all allowances, abatements, construction costs, brokerage commissions and Tenant concessions likely to be required under then-existing market conditions.  Should the present value of the anticipated fair market rent for the Premises, after deduction of all anticipated expenses of reletting, that could be achieved for the balance of the term exceed the present value of the rent provided to be paid by Tenant for the balance of the term, Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

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(ii)
Landlord may terminate Tenant’s right of possession and may repossess the Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise, without terminating this Lease.  If Landlord terminates Tenant’s right of possession without terminating this Lease, Landlord shall take such measures as are required by law, to relet the same for the account of Tenant, for such rent and upon such terms as shall be reasonably satisfactory to Landlord.  Reasonable measures shall not obligate Landlord to show the Premises before showing other space in the Building to a prospective tenant.  For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises and to relet the Premises at such rental rate (which may be higher than the rental rate then applicable under this Lease), as Landlord reasonably determines to be necessary to maximize the effective rent on reletting.  If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord as damages the amount of the rent (Base Rent and Additional Rent) reserved in this Lease for the balance of the term as due hereunder.  If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs of alterations, installations and additions and the expenses of such reletting (including all allowances, abatements and other Tenant concessions required under then-existing market conditions), to satisfy the rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time.  Tenant shall not be entitled to any rents received by Landlord in excess of the rent provided for in this Lease.  Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Paragraph XIV(b)(ii) from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not therefore reduced to judgment in favor of Landlord.

(c)
Jury Trial Waiver.  Tenant hereby waives its rights to a trial by jury in any action or proceeding based upon or related to the subject matter of this Lease and the business relationship that is being established.  This waiver is knowingly, intentionally and voluntarily made by Tenant and Tenant acknowledges neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to include this waiver of trial by jury or has taken any actions which in any way modify or nullify its effect.  Tenant acknowledges that this waiver is a material inducement to enter into this Lease and that Landlord has already relied on this waiver in entering into this Lease and that Landlord will continue to rely on this waiver in its future dealings with Tenant.  Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel.

(d)
Expenses of Enforcement.  The prevailing party shall be entitled to receive from the other party hereto upon demand all reasonable costs, charges and expenses including the reasonable fees and out-of-pocket expenses of counsel (including in-house attorneys), agents and others retained by the prevailing party incurred in enforcing the obligations hereunder against the other party hereto.

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ARTICLE XV.  [RESERVED]

ARTICLE XVI.  MISCELLANEOUS:

A.           Tenant represents that Tenant has dealt directly with and only with __________________________________________, as broker, in connection with this Lease and that insofar as Tenant knows, no other broker negotiated or participated in negotiations of this Lease or submitted or showed the Premises or is entitled to any commission in connection therewith.

B.           Landlord and Tenant each agree, from time to time upon not less than 10 days’ prior written request by the other to deliver a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect and stating the modifications); (ii) the dates to which the rent and other charges have been paid; (iii) that such other party is not in default in any provision of this Lease or, if in default, the nature thereof specified in detail; (iv) the amount of monthly rental currently payable by Tenant; (v) the amount of any prepaid rent; and (vi) such other matters as may be reasonably requested by such other party or any mortgagee or prospective purchaser of the Office Complex.

C.           All notices, demands and requests shall be in writing, and shall be effectively served in any of the following manners:

(i)	If addressed to Tenant:
By forwarding such notice, demand or request by certified or registered mail, postage prepaid, addressed to Tenant at:

___________________________________
___________________________________
___________________________________

Attention: __________________________

or at such other address as Tenant may hereafter designate by written notice to Landlord, in which case said notice shall be effective at the time of mailing such notice.

(ii)	If addressed to Landlord:
By forwarding such notice, demand or request by certified or registered mail, postage prepaid, addressed to Landlord at:

Bank of America, N.A.
401 North Tryon Street
Charlotte, North Carolina 28255
Attention: Real Estate Services, NC1 –021-06-11

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or at such other address as Landlord may hereafter designate by written notice to Tenant, in which case said notice shall be effective at the time of mailing such notice.

D.     All rights and remedies of Landlord under this Lease or that may be provided by law may be executed by Landlord in its own name, individually, or in the name of its agent, and all legal proceedings for the enforcement of any such rights or remedies, including those set forth in Article XIV, may be commenced and prosecuted to final judgment and execution by Landlord in its own name or in the name of its agent.

E.      Landlord covenants and agrees that Tenant, upon paying the Base Rent, Additional Rent and other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept and performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease.

F.      The covenants and agreements herein contained shall bind and inure to the benefit of the Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

G.      If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.  This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

H.      Tenant covenants not to do or suffer any waste or damage or disfigurement or injury to the Premises or Office Complex and Tenant further covenants that it will not vacate or abandon the Premises during the term of this Lease.

I.       The term “Landlord” as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners of the Office Complex at the time in question, and in the event of any transfer or transfers or conveyances the then grantor shall be automatically freed and released from all personal liability accruing from and after the date of such transfer or conveyance as respects the performance of any covenant or obligation on the part of Landlord contained in this Lease to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on the Landlord, its successor and assigns, only during and in respect to their respective successive periods of ownership.

In the event of a sale or conveyance by Landlord of the Office Complex or any part of the Office Complex, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions herein contained and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.  This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the purchaser or grantee, which shall be personally obligated on this Lease only so long as it is the owner of Landlord’s interest in and to this Lease.

J.       The marginal or topical headings of the several Articles are for convenience only and do not define, limit or construe the contents of said Articles.

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K.     This Lease contains the entire agreement of the parties with respect to the subject matter herein contained and all preliminary negotiations with respect to the subject matter herein contained are merged into and incorporated in this Lease and all prior documents and correspondence between the parties with respect to the subject matter herein contained are superseded and of no further force or effect including without limitation that certain correspondence dated ___________________, 20__, from _______________________ of ____________________________________ to ________________________________ of ________________________.

L.      This Lease can only be modified or amended by an agreement in writing signed by the parties hereto.  No receipt of money by Landlord from Tenant or any other person after termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit, or imply consent for any action for which Landlord’s consent is required, unless specifically agreed to in writing by Landlord. Any amounts received by Landlord may be allocated to any specific amounts due from Tenant to Landlord as Landlord determines.

M.    Landlord shall have the right to close any portion of the building area or land area to the extent as may, in Landlord’s reasonable opinion, be necessary to prevent a dedication thereof, or the accrual of any rights to any person or the public therein.  Landlord shall at all times have full control, management and direction of the Office Complex, subject to the rights of Tenant in the Premises, and Landlord reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number and location of buildings, layout and nature of the Office Complex and the other tenancies, premises and buildings included in the Office Complex, to construct additional buildings and additions to any building, and to create additional rentable areas through use and/or enclosure of common areas, or otherwise, and to place signs on the Office Complex, and to change the name, address, number or designation by which the Office Complex is commonly known.  No implied easements are granted by this Lease.

N.     Tenant shall permit Landlord (or its designees) to erect, use, maintain, replace and repair pipes, cables, conduits, plumbing, vents, and telephone, electric and other wires or other items, in, to and through the Premises, as and to the extent that Landlord may now or hereafter deem necessary or appropriate for the proper operation and maintenance of the Office Complex.

O.     Tenant confirms that Landlord and its agents have made no representations or promises with respect to the Premises or the making of or entry into this Lease except as in this Lease expressly set forth, and agrees that no claim or liability shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, breach of any representations or promises not expressly stated in this Lease.  This Lease, except for the Building Rules and Regulations, with respect to which Paragraph P of this Article shall prevail, can be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

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P.      Tenant shall perform, observe and comply with such reasonable rules and regulations adopted from time to time by Landlord for the Office Complex with respect to the safety, care and cleanliness of the Premises and the Office Complex, and the preservation of good order thereon, and, upon written notice thereof to Tenant, Tenant shall perform, observe, and comply with any changes, amendments or additions thereto as from time to time shall be established and deemed advisable by Landlord for tenants of the Office Complex.  Landlord shall not be liable to Tenant for any failure of any other tenant or tenants of the Office Complex to comply with such Building Rules and Regulations.  Landlord covenants to enforce the rules and regulations in a fair and equitable manner as to all tenants of the Office Complex.

Q.     All rights of occupancy of Tenant herein shall be subject to all governmental laws, ordinances and regulations, and Tenant shall comply with the same.

R.     All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations with respect to Operating Expenses and Real Estate Taxes and all obligations concerning the condition of the Premises.

ARTICLE XVII.  OTHER PROVISIONS: The following are made a part hereof, with the same force and effect as if specifically set forth herein:

A.     Floor Plan - Exhibit A.

B.     Rider to Lease

ARTICLE XVIII.  SECURITY DEPOSIT:  At the time of execution hereof, Tenant shall deposit with Landlord the sum of ________________ and ____________________ Dollars ($______________) in cash, as and for a security deposit for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease.  In the event that Tenant defaults with respect to any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of any rentals or other charges or items to be paid or provided for by Tenant, Landlord may use, apply or retain the whole or any part of the security so deposited for the payment of any such rentals in default or for any other sum which Landlord may expend or be required to expend by reason of Tenant’s default, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency may accrue before or after reentry by Landlord.  Tenant shall not be entitled to any interest on the security deposit.  It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon application of any part of the deposit by Landlord as provided herein, Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount.  Any application of the deposit by Landlord shall not be deemed to have cured Tenant’s default by reason of which the application is made.

In the event of a bona fide sale of the Office Complex, Landlord shall have the right to transfer the security deposit to its vendee for the benefit of Tenant, and thereafter Landlord shall be released of all liability for the return of such deposit and Tenant agrees to look to said vendee for the return of its security deposit.  It is agreed that this provision shall apply to every transfer or assignment made of the security deposit to any new landlord.

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The security deposit shall not be assigned or encumbered by Tenant.  It is expressly understood that the reentry of the Premises by Landlord for any Default on the part of Tenant prior to the expiration of the term of this Lease shall not be deemed a termination of this Lease so as to entitle Tenant to recover the security deposit, and the security deposit shall be retained and remain in the possession of Landlord until the end of the term of this Lease.

Actions by Landlord against Tenant for breach of this Lease shall in no way be limited or restricted by the amount of the security deposit and resort to such security deposit shall not waive any other rights or constitute an election of remedies which Landlord may have.

If Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the security deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after the time fixed herein as the expiration of the term hereof and after the removal of Tenant and surrender of possession of the Premises to Landlord.

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IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LANDLORD:	TENANT:

BANK OF AMERICA, N.A., a national banking association

By:	By:
Its:		Its:

26

EXHIBIT C

BANK BRANCH LEASE

Office Building

Landlord

BANK OF AMERICA, N.A., a national banking association

Tenant

Date ___________ ____

1-PH/1804009.2

TABLE OF CONTENTS

ARTICLE I.	BASE RENT	2
ARTICLE II.	ADDITIONAL RENT	2
ARTICLE III.	OVERDUE AMOUNTS - RENT INDEPENDENT	6
ARTICLE IV.	POSSESSION OF PREMISES	6
ARTICLE V.	SERVICES	6
ARTICLE VI.	INSURANCE	8
ARTICLE VII.	CERTAIN RIGHTS RESERVED BY LANDLORD	11
ARTICLE VIII.	ALTERATIONS AND IMPROVEMENTS	12
ARTICLE IX.	REPAIRS; COMPLIANCE WITH LAWS; ENTRY	13
ARTICLE X.	ASSIGNMENT AND SUBLETTING	14
ARTICLE XI.	DAMAGE BY FIRE OR OTHER CASUALTY	16
ARTICLE XII.	EMINENT DOMAIN	17
ARTICLE XIII.	SURRENDER OF PREMISES	18
ARTICLE XIV.	DEFAULT OF TENANT AND LANDLORD'S REMEDIES	19
ARTICLE XV.	SUBORDINATION	21
ARTICLE XVI.	MISCELLANEOUS	22
ARTICLE XVII.	OPTIONS TO RENEW	25
ARTICLE XVIII.	OTHER PROVISIONS	26
ARTICLE XIX.	NOTICE TO LIEN HOLDERS	26
ARTICLE XX.	SEPARATE METERING OF ELECTRICITY	26

1-PH/1804009.2

i

BANK BRANCH LEASE

WITNESSETH:

That Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby lease and let unto Tenant, and Tenant does hereby hire and take from Landlord, that certain bank lobby space shown and designated on the floor plan attached hereto and made a part hereof as Exhibit A, consisting of approximately ____ rentable square feet of space located on the ground floor of the building (the "Building") known and described as ________________ located at _______________________________. The aforesaid space leased and let unto Tenant is hereinafter referred to as the "Premises;" the land (including all easement areas appurtenant thereto) upon which the Building is located is hereinafter referred to as the "Property;" and the Property and all buildings and improvements and personal property of Landlord used in connection with the operation or maintenance thereof located therein and thereon and the appurtenant parking facilities, if any, are hereinafter called the "Office Complex." Tenant shall have the exclusive right, without additional cost or other charge (except to the extent properly included in Operating Expenses (as hereinafter defined)), to use ten (10) [twelve (12) in the case of St. Petersburg; zero (0) in the case of Washington, D.C. and eight (8) in the case of Viers Mill, Silver Springs, Maryland), (or such greater number as Landlord may determine in its sole discretion), reserved parking spaces located on the Office Complex for Tenant's business invitees in connection with Tenant's banking business. The location of such reserved parking spaces shall be reasonably determined by Landlord. The exclusive right to such parking spaces shall be designated by signage installed by Landlord. Landlord shall not be liable to Tenant for the failure of any other tenant in the Office Complex, its invitees, employees, agents and customers, or any other person to abide by Landlord's designation or restriction of such parking spaces for Tenant's exclusive use.

1-PH/1804009.2

Real Estate Taxes for the applicable Lease Year. Landlord shall compute the Expense Adjustment Amount for the applicable Lease Year based on Operating Expenses and Real Estate Taxes specified in the Certificate and Landlord shall deliver to Tenant a statement of such amount based upon said Certificate. Tenant shall pay any deficiency o Landlord as shown by such statement within ten (10) days after receipt of the Certificate. If the total of the estimated monthly installments paid by Tenant during any Lease Year exceeds the actual Expense Adjustment Amount due from Tenant for such Lease Year, Landlord shall, provided Tenant is not in Default hereunder, refund such excess to Tenant. A pro rata adjustment shall be made for a fractional Lease Year occurring during the term of this Lease or any renewal or extension thereof based upon . the number of days of the term of this Lease during said Lease Year as compared to three hundred sixty-five (365) days and all additional sums payable by Tenant or credits due Tenant as a result of the provisions of this Article II shall be adjusted accordingly. Each Certificate given by Landlord shall be conclusive and binding upon Tenant unless within one hundred eighty (180) days after the receipt of such Certificate, Tenant shall notify Landlord in writing that it disputes the correctness of the Certificate, specifying the particular respects in which the Certificate is claimed to be incorrect. If Tenant so notifies Landlord, and such dispute shall not be settled by agreement of Landlord and Tenant within thirty (30) days after Landlord's receipt of such notice from Tenant, either party may submit the dispute to arbitration in accordance with the rules of the American Arbitration Association. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment of Tenant's share of Operating Expenses and Real Estate Taxes.

Anything contained herein to the contrary notwithstanding, Tenant, at its sole cost and expense, except as hereinafter provided, and by its internal auditors or an independent certified public accountant reasonably acceptable to Landlord, shall have the right to audit Landlord's books and records with respect to Operating Expenses and Real Estate Taxes and Tenant shall have the right, at its cost and expense, to make copies at Landlord's office of the pertinent portions thereof. Such audit shall be conducted during Landlord's regular business hours upon not less than two (2) weeks prior notice, at Landlord's office where such books and records are maintained, and such auditors and Tenant shall keep the results thereof in confidence. In the event Tenant's auditors determine that Tenant's share of Operating Expenses and Real Estate Taxes for the period in question have been overstated by an amount in excess of five percent (5%) of the amount which Tenant has paid therefor, Landlord shall refund the amount of any overpayments to Tenant as described herein and Landlord shall pay for the reasonable out-of-pocket costs of Tenant's audit, not to exceed Five Thousand Dollars ($5,000.00).

1-PH/1804009.2

5

Notwithstanding anything to the contrary contained herein, (i) Landlord will not use, lease or permit any area in the Office Complex to be used by anyone other than Tenant for "retail banking purposes", which shall include receiving deposits or making loans to the general public, whether done by a state bank, national bank, savings and loan association, credit union or other entity, whether walk-up or drive-in teller facility or otherwise; (ii) the Office Complex shall not be named, designated or commonly referred to by the name of, or by reference to any financial institution other than Tenant; (iii) no financial institution other than Tenant, shall be permitted to locate any signage or advertising of any type on any portion of the Office Complex. As used herein, the term "financial institution" shall mean a national banking association, state banking corporation, savings and loan association, credit union, or any other financial institution receiving deposits or making loans to the general public, or a walk-up or drive-in teller facility or automated teller machine. Subject to Tenant's rights under Article VII A. hereof, Tenant may, with Landlord's written consent, which consent shall not be unreasonably withheld or delayed, advertise its banking services within portions of the common areas of the Office Complex reasonably designated by Landlord, provided Landlord shall not be deemed unreasonable by withholding consent to Tenant's advertising in areas that would interfere with the use of premises leased to other tenants in the Office Complex, and Tenants shall not take any action which would unreasonably interfere with the rights of other persons to use the common areas of the Office Complex.

ARTICLE VIII.
ALTERATIONS AND IMPROVEMENTS:

1-PH/1804009.2

12

ARTICLE XV.
SUBORDINATION:

This Lease shall be subject and subordinate to any mortgage, deed of trust or ground lease which encumbers, on the date hereof, the Premises, the Office Complex, the Property, or any portion thereof, and to amendments, replacements, renewals and extensions thereof. Tenant agrees at any time hereafter, upon demand, to execute and deliver any instruments or other documents that may be reasonably required for the purpose of confirming such subordination. Tenant agrees that this Lease shall be subject and subordinate to any mortgage, deed of trust or ground lease hereafter placed upon the Premises, the Office Complex, the Property, or any portion thereof by Landlord, its successors or assigns, and to amendments, replacements, renewals and extensions thereof, and to execute and deliver any instruments or other documents that may be reasonably required for the purpose of confirming such subordination; provided, however, that as a condition to such subordination, Tenant shall receive a non-disturbance agreement from any such mortgagee, trustee under a deed of trust or ground lessor in form and content reasonably satisfactory to Tenant and such mortgagee, trustee or ground lessor. Such non-disturbance agreement shall provide (i) that so long as Tenant is not in Default under this Lease, Tenant's leasehold estate and possession, occupancy and use of the Premises in accordance with this Lease shall remain undisturbed and shall survive any foreclosure, transfer in lieu of foreclosure or other enforcement of such mortgage or deed of

1-PH/1804009.2

21

trust, or termination of such ground lease and (ii) such mortgagee, trustee, ground lessor or other successor in interest to Landlord shall not (1) be liable for any previous act or omission under this Lease by Landlord; (2) be subject to any offset or defenses which shall theretofore have accrued to Tenant against Landlord; or (3) be bound by any previous amendment, modification, assignment, subletting, extension or renewal of this Lease or by any previous payment of rent hereunder for a period greater than one (l) month, unless such amendment, modification, assignment, subletting, extension, renewal or prepayment shall have been expressly approved in writing by such mortgagee, trustee or ground lessor.

ARTICLE XVI.
MISCELLANEOUS:

(i) If addressed to Tenant:

(ii) If addressed to Landlord:

____
____

1-PH/1804009.2

22

Q. Tenant acknowledges and agrees that in the event of a failure by Landlord to perform or discharge any of its obligations under this Lease, which failure is not cured within a reasonable period of time after Landlord's receipt of written notice thereof from Tenant specifying in detail the nature of such failure, Tenant shall have the right, as its sole and exclusive remedy, to perform or discharge such obligation and to institute a legal action against Landlord for Tenant's actual, but not consequential damages, resulting from such failure by Landlord to perform or discharge its obligations.

ARTICLE XVII.
OPTIONS TO RENEW:

Tenant shall have the right, subject to the following conditions, to extend the term of this Lease for three consecutive periods of five (5) years each, provided that:

A. At the time Tenant exercises its right to renew the term for each such period and on the commencement date of each renewal term, this Lease is in full force and effect and Tenant is not in Default in the performance of any of the terms, covenants and conditions herein contained;

B. Such renewal term shall be upon the same terms, covenants and conditions as provided in this Lease except that the annual Base Rent for the renewal term shall be the then current Base Rent for new leases in the Office Complex according to Landlord's then current rental rate schedule for new leases for prospective tenants as in effect six (6) months prior to commencement of the renewal term; provided further, however, the Base Rent for such renewal period shall in no event be less that the Base Rent payable by Tenant immediately prior to commencement of such renewal term. Upon determination of the Base Rent for the renewal period, the parties shall execute an amendment to this Lease to establish and evidence such Base Rent for the renewal term;

C. Tenant shall exercise its right to each renewal term provided herein, if at all, by notifying Landlord in writing of its irrevocable election to exercise the right to renew the term on or before the date which is (i) twelve (12) months prior to the expiration of the initial

1-PH/1804009.2

25

ARTICLE XVIII.
OTHER PROVISIONS:

A. Floor Plan - Exhibit A.

ARTICLE XIX.
NOTICE TO LIEN HOLDERS:

Tenant agrees to give any Mortgagees, Ground Lessors and/or Trust Deed Holders, by Registered or Certified Mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagees, Ground Lessors and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees, Ground Lessors and/or Trust Deed Holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any Mortgagee, Ground Lessor and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

ARTICLE XX.
SEPARATE METERING OF ELECTRICITY:

Tenant shall have the right, at its sole cost and expense, to cause to be installed a separate meter for electricity used in the Premises for lighting, signage, office equipment and through convenience outlets. In such event, electricity charges included in Operating Expenses under this Lease shall include only electricity used for building systems, building equipment and lighting in the common areas of the Office Complex.

1-PH/1804009.2

26

EXHIBIT D

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

1-PH/1802459.5

55

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (2003-A)

This Subordination, Non-Disturbance and Attornment Agreement (this *"Agreement"*) is made this _____ day of April, 2003, by and between U.S. BANK NATIONAL ASSOCIATION, a national banking association (as successor to State Street Bank and Trust Company of Connecticut, National Association), not in its individual capacity, but solely as Owner Trustee under the under the Amended and Restated Trust Agreement (1997-D) dated as of May __, 2003 (the *"Amended and Restated Trust Agreement"*) and Lessor and PATRICK E. THEBADO, as successor Co-Trustee and Lessor (the *"Prime Lessor"*) having its principal place of business located at U.S. Bank Corporate Trust Services, EX-MA-FED, One Federal Street, 3rd Floor, Boston, MA 02110, Attention: Patrick E. Thebado, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Indenture Trustee, having its principal place of business at MAC: U1228-120, 299 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department (the *"Indenture Trustee"*) and ______________________________, a ________________, having an office and place of business located at __________________________________ (hereinafter referred to as *"Sublessee"*).

WITNESSETH:

WHEREAS, the Prime Lessor is the fee simple owner of the premises described on Exhibit A attached hereto and made a part hereof (the *"Land"*) and the improvements and buildings located thereon (the *"Improvements"*); and

WHEREAS, the Prime Lessor has issued certain promissory notes evidencing indebtedness, which promissory notes are secured by, among other things, a first priority lien on the Prime Lessor's interest in the Improvements in favor of the Indenture Trustee, which lien was created by that certain Indenture, Mortgage, Deed of Trust, Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Financing Statement (the *"Indenture"*) dated as of the date hereof in favor of the Indenture Trustee [With respect to the Maryland properties, insert "Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement"]; and

WHEREAS, Bank of America, N.A. (the *"Prime Lessee"*) is leasing the Leased Premises from the Prime Lessor pursuant to that certain Lease Agreement dated as of May __, 2003 (2003-A) (the *"Prime Lease"*); and

WHEREAS, the Prime Lessee, as sublessor, and the Sublessee, as sublessee, entered into a certain sublease of space in certain of the Improvements by Sublease dated as of ________________, which Sublease is hereinafter referred to as the *"Sublease,"* the premises demised thereby are hereinafter referred to as the *"Demised Premises"* and which Demised Premises are more particularly described in the Sublease; and

SNDA EXHIBIT D.DOC
1569599/JRN

WHEREAS, the Sublessee has requested that the Prime Lessor and the Indenture Trustee agree not to disturb the Sublessee's possessory rights in the Demised Premises and the Sublessee's rights and privileges under the Sublease (as the same may be extended or renewed in accordance with the terms thereof) in the event that the Prime Lessor should terminate the Prime Lessee's interest in the Prime Lease or otherwise cancels the Prime Lease, or the term of the Prime Lease expires or otherwise comes to an end, or in the event the lien of the Indenture is foreclosed or the property encumbered thereby is sold pursuant to the exercise of a power of sale or transferred in lieu of foreclosure; *provided* that the Sublessee is not in default (subsequent to any required notice and the expiration of any cure or grace period) under the Sublease, *provided further* that the Sublessee attorns to the Prime Lessor or any successor lessor under the Prime Lease, the Indenture Trustee or any purchaser in the event of any sale of the Improvements by the exercise of a power of sale or at any foreclosure sale or any transfer in lieu of foreclosure (each of the foregoing parties being hereinafter called the *"Successor,"* as the case may be); and

WHEREAS, the Prime Lessor, the Sublessee and the Indenture Trustee are willing to so agree on the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and TEN ($10.00) DOLLARS and other good and valuable consideration each to the other in hand paid, receipt of which is hereby acknowledged, the Prime Lessor, the Indenture Trustee and the Sublessee hereby agree as follows:

1. The Sublease is and shall be subject and subordinate in all respects to the Prime Lease and the Indenture [with respect to the Maryland properties, insert "Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement"] and to all renewals, modifications, replacements, amendments and/or extensions thereto.

2. Provided that the Sublessee complies with this Agreement and is not in default under the terms of the Sublease in the payment of the basic rent or the additional rent provided in the Sublease, or the performance of any other terms, conditions, covenants, clauses or agreements on its part to be performed under the Sublease beyond all applicable notice and grace periods provided in the Sublease, no default by the Prime Lessee under the Prime Lease, no default by the Prime Lessor under the Security Documents (as defined in the Indenture), as any thereof may have been modified, extended, renewed and/or replaced, and no expiration, cancellation or termination of the Prime Lease for any reason, or foreclosure of the lien created by the Indenture or sale of the property encumbered thereby by the exercise of a power of sale or a transfer of such property in lieu of foreclosure, will (a) disturb the Sublessee's possession under the Sublease, (b) affect Sublessee's rights and privileges under the Sublease (as same may be extended or renewed in accordance with the terms thereof) or (c) affect or cut-off the Sublease (except to the extent that the Sublessee's right to receive or set-off any monies or obligations owed or to be performed by the Prime Lessee or its successors or assigns shall not be enforceable thereafter against the Prime Lessor or the Indenture Trustee).

3. In the event of any expiration, termination or cancellation of the Prime Lease for any reason, other acquisition of the Prime Lessee's interest in the Prime Lease and merger with the Prime Lessor's interest in the Land and the Improvements, foreclosure of the lien of the

-2-

Indenture, sale of the property encumbered thereby or transfer thereof in lieu of foreclosure, the Sublease will be recognized as a direct lease from the Successor, *except* that the Successor or any subsequent holder of the Successor's interest in the Land and the Improvements shall not (a) be liable for any previous act or omission under the Sublease by the holder of the Prime Lessee's interest in the Sublease; (b) be subject to any offset or defenses which shall theretofore have accrued to the Sublessee against the holder of the Prime Lessee's interest in the Sublease; (c) have any obligation with respect to any security deposited under the Sublease unless such security has been physically delivered to the Successor; or (d) be bound by any previous amendment, modification, assignment, subletting, extension or renewal of the Sublease or by any previous payment of basic rent for a period greater than one (1) month, unless such amendment, modification, assignment, subletting, extension, renewal or prepayment shall have been expressly approved in writing by the Successor.

4. In the event that the Sublease is recognized as a direct lease from the Successor as provided in Paragraph 3 hereof, the Sublessee shall attorn to the Successor or any subsequent holder of the Successor's interest in the Land and the Improvements. Said attornment shall be effective and self-operative, without the execution of any further instruments; *provided* that the Sublessee shall, upon request of the Successor or any subsequent holder of the Successor's interest in the Land and the Improvements, execute a written agreement pursuant to which the Sublessee will confirm the attornment to the Successor or any such subsequent holder of the Successor's interest in the land and the Improvements contemplated hereby and affirm the Sublessee's obligations under the Sublease and agree to pay all rentals and charges then due or to become due to the Successor or any such subsequent holder of the Successor's interest in the Land and the Improvements in accordance with the terms of the Sublease.

5. No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid, or binding for any purpose whatsoever unless in writing and duly executed by the party against whom such modification, amendment, waiver or release is sought to be asserted.

6. The Sublessee hereby agrees that the Indenture Trustee and Prime Lessor shall be entitled to copies of all notices of Prime Lessee default(s), if any, under the Sublease in the same manner as, and whenever, the Sublessee shall give any such notice of default to the Prime Lessee, and no such notice of default shall be deemed given to the Prime Lessee unless and until a copy of such notice shall have been so delivered to the Indenture Trustee and Prime Lessor. The Sublessee shall accept performance by the Indenture Trustee or the Prime Lessor of any term, covenant, condition or agreement to be performed by the Prime Lessee under the Sublease with the same force and effect as though performed by the Prime Lessee and shall accept notices of default from the Indenture Trustee (so long as the Indenture Trustee, to the extent it is not then stayed or otherwise prevented from doing so, has provided a similar notice of default under the Lease) or the Prime Lessor. The Indenture Trustee or the Prime Lessor's cure of the Prime Lessee's default shall not be considered an assumption by the Indenture Trustee or the Prime Lessor , as applicable, of the Prime Lessee's other obligations under the Sublease and the Indenture Trustee or the Prime Lessor shall have no liability with respect to such obligations under the Sublease, *except* to the extent of the rights of the Sublessee set forth in paragraph 2 or otherwise agreed upon in writing. If, in curing any such default, the Indenture Trustee or the

-3-

Prime Lessor requires access to the Demised Premises to effect such cure, the Sublessee shall furnish access to the Demised Premises to the Indenture Trustee or the Prime Lessor, as applicable as reasonably required by the Indenture Trustee or the Prime Lessor, as applicable, to effect such cure; *provided* that the Sublessee's occupancy, use and enjoyment of the Demised Premises shall not be disrupted thereby.

7. In accordance with the terms of the Sublease, the Sublessee agrees to permit the Indenture Trustee and/or the Prime Lessor and the Indenture Trustee's and/or the Prime Lessor's representatives access to, and an opportunity to inspect, the Demised Premises during normal business hours and upon reasonable notice.

8. The Sublessee represents, warrants and agrees that (i) the individual executing this Agreement on behalf of the Sublessee is duly authorized to execute and deliver this Agreement on behalf of the Sublessee and (ii) this Agreement is binding upon the Sublessee in accordance with its terms.

9. This Agreement shall inure to the benefit of the parties hereto, their successors and assigns; *provided, however,* that in the event of the assignment or transfer of the interest of the Prime Lessor or the Indenture Trustee, all of the respective obligations and liabilities of the Prime Lessor or the Indenture Trustee, as the case may be, under this Agreement shall terminate, and thereupon all such respective obligations and liabilities of the Prime Lessor or the Indenture Trustee arising or accruing prior to, contemporaneous with, or subsequent to, the date of such transfer or assignment shall, without the necessity of the execution of any further instrument, be the responsibility of the party to whom such interest is assigned or transferred; *provided,* that the interest of the Sublessee under this Agreement may not be assigned or transferred, *except* in connection with an assignment or transfer permitted under and in accordance with the terms of the Sublease.

10. The Sublessee agrees that this Agreement satisfies any condition or requirements in the Sublease relating to the granting of a non-disturbance agreement from the owner of the Improvements of which the Demised Premises are a part.

11. In the event that the Indenture Trustee or the Prime Lessor notifies the Sublessee of an Event of Default under the Prime Lease and demands that the Sublessee pay its rent and all other sums due under the Sublease to the Indenture Trustee or the Prime Lessor, the Sublessee agrees that it will honor such demand and pay its rent and all other sums due under the Sublease directly to the Indenture Trustee or the Prime Lessor , as applicable. Prime Lessee, as holder of the lessee's interest in the Prime Lease and as the Sublessor under the Sublease, hereby consents, agrees and directs the Sublessee, upon the Sublessee's receipt of the aforesaid notice and demand from the Indenture Trustee or the Prime Lessor , as applicable, to pay the rents and other sums payable by the Sublessee under the Sublease directly to the Indenture Trustee or the Prime Lessor, as applicable, and the amounts so paid to the Indenture Trustee or the Prime Lessor shall be credited against the rentals and other sums payable by the Sublessee under the Sublease to the extent and as if such amounts had been paid to the Sublessor.

-4-

12. The Prime Lessor and the Indenture Trustee shall have no obligation, nor incur any liability, with respect to any warranties of any nature whatsoever, whether pursuant to the Sublease or otherwise, including, without limitation, any warranties respecting the use of the Demised Premises, compliance of the Improvements with zoning or other laws or ordinances, title of the Prime Lessee under the Sublease, the authority of the Prime Lessee under the Sublease, habitability, fitness for purpose or possession of the Improvements or the Demised Premises.

13. Anything herein or in the Sublease to the contrary notwithstanding, the Prime Lessor (including any Successor or any subsequent holder of the Successor's interest in the Land and the Improvements) shall have no obligation, nor incur any liability, beyond the Prime Lessor's then interest, if any, in the Land and the Improvements and the Sublessee shall look exclusively to such interest for the payment and discharge of any obligations imposed upon the Prime Lessor hereunder or under the Sublease, and the Prime Lessor is hereby released or relieved of any other obligations hereunder and under the Sublease.

14. All notices under this Agreement shall be deemed to have been duly given if made in writing and sent by United States certified or registered mail, postage prepaid, or by overnight delivery service providing proof of receipt, and addressed as first provided above; *provided* that each party by like notice may designate any future or different addresses to which subsequent notices shall be sent. Notices shall be deemed given upon receipt or upon refusal to accept delivery.

15. No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by the party against whom such modification, amendment, waiver or release is sought to be asserted.

16. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

17. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.

-5-

IN WITNESS WHEREOF, the parties hereto have respectively signed this Agreement as of the day and year first above written.

PRIME LESSOR:

By:______________________________
Name:
Title:

By:______________________________
Name:
Title:

INDENTURE TRUSTEE:

WELLS FARGO BANK NORTHWEST, a national banking association, not in its individual capacity but solely as Indenture Trustee

By:______________________________
Its: ____________________________

-6-

SUBLESSEE:

____

By: ______________________________
Its: ______________________________

Agreed to this _____ day of __________, 20__.

BANK OF AMERICA, N.A.

By: ______________________________
Its: ______________________________

-7-

STATE OF:)
) to-wit:
COUNTY OF:)

On this, the ____ day of May, 2003, before me, ______________, the undersigned officer, personally appeared ______________, who acknowledged himself/herself to be the ______________ of U.S. BANK NATIONAL ASSOCIATION, a national banking association (as successor to State Street Bank and Trust Company), not in its individual capacity, but solely as Owner Trustee under the Amended and Restated Trust Agreement (1997-D) dated as of May ___, 2003, and that he/she, as such ______________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the association by himself/herself as ______________.

In witness whereof I hereunto set my hand and official seal.

____
Notary Public

[Notarial Seal]

-8-

STATE OF ________)
) SS
COUNTY OF ______)

I, ______________________________________, a Notary Public in and for the County and State aforesaid, do hereby certify that ____________________________, personally known to me, who declared and acknowledged that he/she is the ___________________________ of WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she, being thereunto duly authorized, signed and delivered said instrument as the free and voluntary act of said company, for the uses and purposes therein set forth.

Given under my hand and notarial seal, this _________ day of April, 2003.

____
Notary Public

My Commission Expires: ______________________

-9-

STATE OF ________)
) SS
COUNTY OF ______)

I, ______________________________________, a Notary Public in and for the County and State aforesaid, do hereby certify that ____________________________, personally known to me, who declared and acknowledged that he/she is the _________________________ of ______________________________________, a __________________________, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she, being thereunto duly authorized, signed and delivered said instrument as the free and voluntary act of said company, for the uses and purposes therein set forth.

Given under my hand and notarial seal this ____ day of April, 2003.

____
Notary Public

My commission expires:

-10-

DESCRIPTION OF THE REAL PROPERTY

EXHIBIT A
(to Subordination, Non-Disturbance and Attornment Agreement)

SCHEDULE 1 TO LEASE AGREEMENT

STIPULATED LOSS VALUES

Date	Stipulated Loss Value (Expressed as a % of Lessor's Cost
May 10 2003	85.21221467%
Jun 10 2003	85.72759743%
Jul 10 2003	85.87386701%
Aug 10 2003	86.39473264%
Sep 10 2003	86.91625802%
Oct 10 2003	87.44265142%
Nov 10 2003	87.96973949%
Dec 10 2003	88.49752763%
Jan 10 2004	89.03022438%
Feb 10 2004	76.49099075%

SCHEDULE 1 TO LEASE AGREEMENT

STIPULATED LOSS VALUES

Date	Stipulated Loss Value (Expressed as a % of Lessor's Cost
Mar 10 2004	76.97641673%
Apr 10 2004	77.46258965%
May 10 2004	77.94751519%
Jun 10 2004	78.43318754%
Jul 10 2004	88.87981308%
Aug 10 2004	89.39914387%
Sep 10 2004	89.91891723%
Oct 10 2004	90.43670645%
Nov 10 2004	90.95493159%
Dec 10 2004	91.47359639%
Jan 10 2005	91.99027415%
Feb 10 2005	76.61720522%
Mar 10 2005	77.07110687%
Apr 10 2005	77.52544911%
May 10 2005	77.98734886%
Jun 10 2005	78.44973848%
Jul 10 2005	78.28690059%
Aug 10 2005	78.75743707%
Sep 10 2005	79.22851780%
Oct 10 2005	79.70726033%
Nov 10 2005	80.18659771%
Dec 10 2005	80.66653477%
Jan 10 2006	81.15418944%
Feb 10 2006	65.74757887%
Mar 10 2006	66.16815827%
Apr 10 2006	66.58939913%
May 10 2006	67.01995288%
Jun 10 2006	67.45122923%
Jul 10 2006	67.77229874%
Aug 10 2006	68.21373402%
Sep 10 2006	68.65595987%
Oct 10 2006	69.10762857%
Nov 10 2006	69.56015063%
Dec 10 2006	70.01353258%
Jan 10 2007	70.47642712%
Feb 10 2007	55.04023995%
Mar 10 2007	55.43151709%
Apr 10 2007	55.82373178%
May 10 2007	56.22655341%
Jun 10 2007	56.63038329%

SCHEDULE 1 TO LEASE AGREEMENT

STIPULATED LOSS VALUES

Date	Stipulated Loss Value (Expressed as a % of Lessor's Cost
Jul 10 2007	57.04489123%
Aug 10 2007	57.46047899%
Sep 10 2007	57.87715454%
Oct 10 2007	58.30458821%
Nov 10 2007	58.73318227%
Dec 10 2007	59.16294522%
Jan 10 2008	59.60354791%
Feb 10 2008	44.13992011%
Mar 10 2008	44.50407763%
Apr 10 2008	44.86949582%
May 10 2008	45.24675016%
Jun 10 2008	45.62534532%
Jul 10 2008	46.01585730%
Aug 10 2008	46.40779128%
Sep 10 2008	46.80115744%
Oct 10 2008	47.20653236%
Nov 10 2008	47.61342181%
Dec 10 2008	48.02183658%
Jan 10 2009	48.44235384%
Feb 10 2009	32.95313228%
Mar 10 2009	33.29206474%
Apr 10 2009	33.63262893%
May 10 2009	33.98330425%
Jun 10 2009	34.33568401%
Jul 10 2009	28.76367427%
Aug 10 2009	29.07795260%
Sep 10 2009	29.39350493%
Oct 10 2009	29.72112975%
Nov 10 2009	30.05010937%
Dec 10 2009	30.38045317%
Jan 10 2010	30.72296019%
Feb 10 2010	10.78473423%
Mar 10 2010	11.01403152%
Apr 10 2010	11.24479487%
May 10 2010	11.49373078%
Jun 10 2010	11.74425055%
Jul 10 2010	12.01306141%
Aug 10 2010	12.28357538%
Sep 10 2010	12.55580395%
Oct 10 2010	12.84645519%

-

SCHEDULE 1 TO LEASE AGREEMENT

STIPULATED LOSS VALUES

Date	Stipulated Loss Value (Expressed as a % of Lessor's Cost
Nov 10 2010	13.13894192%
Dec 10 2010	13.43327648%
Jan 10 2011	13.74616774%
Feb 10 2011	13.33455852%
Mar 10 2011	13.64723447%
Apr 10 2011	13.96190722%
May 10 2011	14.27677819%
Jun 10 2011	14.59366220%
Jul 10 2011	14.91076078%
Aug 10 2011	15.22988888%
Sep 10 2011	15.55106014%
Oct 10 2011	15.87247632%
Nov 10 2011	16.19595260%
Dec 10 2011	16.52150283%
Jan 10 2012	16.84732902%
Feb 10 2012	17.17524659%
Mar 10 2012	17.50526962%
Apr 10 2012	17.83741231%
May 10 2012	18.16926634%
Jun 10 2012	18.50325456%
Jul 10 2012	18.83696878%
Aug 10 2012	19.17283198%
Sep 10 2012	19.51085870%
Oct 10 2012	19.84864098%
Nov 10 2012	20.18860202%
Dec 10 2012	20.53075662%
Jan 10 2013	20.87269703%
Feb 10 2013	21.21684671%
Mar 10 2013	21.56322069%
Apr 10 2013	21.91183408%
May 10 2013	22.26035816%
Jun 10 2013	22.61113854%
Jul 10 2013	22.96184665%
Aug 10 2013	23.31482823%
Sep 10 2013	23.67009882%
Oct 10 2013	24.02533007%
Nov 10 2013	24.38286802%
Dec 10 2013	24.74272845%
Jan 10 2014	25.10258329%
Feb 10 2014	25.46477882%

-

SCHEDULE 1 TO LEASE AGREEMENT

STIPULATED LOSS VALUES

Date	Stipulated Loss Value (Expressed as a % of Lessor's Cost
Mar 10 2014	25.82933112%
Apr 10 2014	26.19625633%
May 10 2014	26.56322681%
Jun 10 2014	26.93258920%
Jul 10 2014	27.30201600%
Aug 10 2014	27.67385406%
Sep 10 2014	28.04811998%
Oct 10 2014	28.42248654%
Nov 10 2014	28.79930084%
Dec 10 2014	29.17857982%
Jan 10 2015	29.55799651%
Feb 10 2015	29.93989836%
Mar 10 2015	30.32430254%
Apr 10 2015	30.71122640%
May 10 2015	31.10049914%
Jun 10 2015	31.49232549%
Jul 10 2015	19.40788233%
Aug 10 2015	19.71389929%
Sep 10 2015	20.02189152%
Oct 10 2015	20.33161868%
Nov 10 2015	20.64334656%
Dec 10 2015	20.95708874%
Jan 10 2016	21.27260518%
Feb 10 2016	21.59016194%
Mar 10 2016	21.90977290%
Apr 10 2016	22.23145204%
May 10 2016	22.55284374%
Jun 10 2016	22.87631807%
Jul 10 2016	23.19951949%
Aug 10 2016	23.52481822%
Sep 10 2016	23.85222858%
Oct 10 2016	24.17939531%
Nov 10 2016	24.50868883%
Dec 10 2016	24.84012371%
Jan 10 2017	25.17134491%
Feb 10 2017	25.50472309%
Mar 10 2017	25.84027308%
Apr 10 2017	26.17800978%
May 10 2017	26.51557854%
Jun 10 2017	26.85535036%

-

SCHEDULE 1 TO LEASE AGREEMENT

STIPULATED LOSS VALUES

Date	Stipulated Loss Value (Expressed as a % of Lessor's Cost
Jul 10 2017	27.19497069%
Aug 10 2017	27.53681070%
Sep 10 2017	27.88088570%
Oct 10 2017	28.22484142%
Nov 10 2017	28.57104924%
Dec 10 2017	28.91952479%
Jan 10 2018	29.26791401%
Feb 10 2018	29.61858860%
Mar 10 2018	29.97156439%
Apr 10 2018	30.32685736%
May 10 2018	30.68211388%
Jun 10 2018	31.03970602%
Jul 10 2018	31.39728029%
Aug 10 2018	31.75720894%
Sep 10 2018	32.11950836%
Oct 10 2018	32.48182537%
Nov 10 2018	32.84653248%
Dec 10 2018	33.21364639%
Jan 10 2019	33.58081421%
Feb 10 2019	33.95040874%
Mar 10 2019	34.32244696%
Apr 10 2019	34.69694601%
May 10 2019	35.07155340%
Jun 10 2019	35.44864239%
Jul 10 2019	35.82586067%
Aug 10 2019	36.20558168%
Sep 10 2019	36.58782302%
Oct 10 2019	36.97023271%
Nov 10 2019	37.35518449%
Dec 10 2019	37.74269630%
Jan 10 2020	38.13041648%
Feb 10 2020	38.52071909%
Mar 10 2020	38.91362239%
Apr 10 2020	39.30914477%
May 10 2020	39.70493506%
Jun 10 2020	40.10336780%
Jul 10 2020	40.50209199%
Aug 10 2020	40.90348240%
Sep 10 2020	41.30755795%
Oct 10 2020	41.71196803%

SCHEDULE 1 TO LEASE AGREEMENT

STIPULATED LOSS VALUES

Date	Stipulated Loss Value (Expressed as a % of Lessor's Cost
Nov 10 2020	42.11908772%
Dec 10 2020	42.52893632%
Jan 10 2021	42.93916356%
Feb 10 2021	43.35214490%
Mar 10 2021	43.76789999%
Apr 10 2021	44.18644865%
May 10 2021	44.60544113%
Jun 10 2021	45.02725341%
Jul 10 2021	45.44953596%
Aug 10 2021	45.87466500%
Sep 10 2021	46.30266093%
Oct 10 2021	46.73117464%
Nov 10 2021	47.16258270%
Dec 10 2021	47.59690596%
Jan 10 2022	48.03179565%
Feb 10 2022	48.46962878%
Mar 10 2022	48.91042658%
Apr 10 2022	49.35421043%
May 10 2022	49.81011736%
Jun 10 2022	50.26910688%

SCHEDULE 2

Assumed
Property	Termination Date

Baltimore, MD – Calvert St.	June 10, 2004

Arlington, VA	June 10, 2004

Columbia, SC	June 10, 2004

Silver Spring, MD	June 10, 2004

College Park (Southside), GA	June 10, 2004

Washington, DC	June 10, 2004

St. Petersburg, FL	June 10, 2004

Tucker (Northeast), GA	June 10, 2009

Greensboro, NC	June 10, 2009

Baltimore, MD – Charles St.	June 10, 2015

Richmond, VA – Villa Park	June 10, 2022

Norfolk, VA – Two Commercial	June 10, 2022

Richmond, VA – Bank of America Center	June 10, 2022

Norfolk, VA – Bank of America Center	June 10, 2022

SCHEDULE 3

I.	Address:	Washington Office
730 15th Street
Washington, DC

Land Description:          See Attached Appendix IA.

List of Personal Property Subject to Lease (if any):          See Attached Appendix IB.

Lessor's Cost:  $15,590,499.

Square Feet: 110,841

2

II.	Address:	St. Petersburg Operations Center
830 Central Avenue
St. Petersburg, FL

Land Description:          See Attached Appendix IIA.

List of Personal Property Subject to Lease (if any):          See Attached Appendix IIB.

Lessor's Cost:     $4,296,770.

Square Feet: 83,108

3

IV.	Address:	Southside Center
6000 Feldwood Road
College Park, GA

Land Description:          See Attached Appendix IVA.

List of Personal Property Subject to Lease (if any):          See Attached Appendix IVB.

Lessor's Cost:     $14,798,688.

Square Feet: 233,644

4

V.	Address:	Northeast Center
2059 Northlake Parkway
Tucker, GA

Land Description:          See Attached Appendix VA.

List of Personal Property Subject to Lease (if any):          See Attached Appendix VB.

Lessor's Cost:     $21,593,123.

Square Feet: 248,024

5

VI.	Address:	Calvert Center
225 North Calvert Street
Baltimore, MD

Land Description:          See Attached Appendix VIA.

List of Personal Property Subject to Lease (if any):          See Attached Appendix VIB.

Lessor's Cost:     $10,396,422.

Square Feet: 381,422

6

VII.	Address:	Charles Street
100 South Charles Street
Baltimore, MD

Land Description:          See Attached Appendix VIIA.

List of Personal Property Subject to Lease (if any):          See Attached Appendix VIIB.

Lessor's Cost:     $45,788,074.

Square Feet: 473,324

7

VIII.	Address:	Veirs Mill
12125 Veirs Mill Road
Silver Spring, MD

Land Description:          See Attached Appendix VIIIA.

List of Personal Property Subject to Lease (if any):          See Attached Appendix VIIIB.

Lessor's Cost:     $1,598,688.

Square Feet: 27,557

8

IX.	Address:	Triad Center
4161 Piedmont Avenue
Greensboro, NC

Land Description:          See Attached Appendix IXA.

List of Personal Property Subject to Lease (if any):          See Attached Appendix IXB.

Lessor's Cost:     $28,496,363.

Square Feet: 359,652

9

X.	Address:	Columbia Control Center
295 Greystone Boulevard
Columbia, SC

Land Description:          See Attached Appendix XA.

List of Personal Property Subject to Lease (if any):          See Attached Appendix XB.

Lessor's Cost:     $6,198,807.

Square Feet: 71,962

10

XI.	Address:	Arlington Main
3401 Columbia Pike
Arlington, VA

Land Description:          See Attached Appendix XIA.

List of Personal Property Subject to Lease (if any):          See Attached Appendix XIB.

Lessor's Cost:     $1,598,589.

Square Feet: 25,624

11

XII.	Address:	Building	Garage

		Bank of America Center	Parking Garage
		One Commercial Place	One Commercial Place
		Norfolk, VA	Norfolk, VA

Land Description:          See Attached Appendix XIIA.

List of Personal Property Subject to Lease (if any):          See Attached Appendix XIIB.

Lessor's Cost:     $21,289,525.

Square Feet: 339,904

12

XIII.	Address:	Building	Garage

		Bank of America Center Richmond	Shockoe Parking Garage
		1111 East Main Street	12th and Canal Street
		Richmond, VA	Richmond, VA

Land Description:          See Attached Appendix XIIIA.

List of Personal Property Subject to Lease (if any):          See Attached Appendix XIIIB.

Lessor's Cost:     $50,592,725.

Square Feet: 540,765

13

XIV.	Address:	Two Commercial Place
Two Commercial Place
Norfolk, VA

Land Description:          See Attached Appendix XIVA.

List of Personal Property Subject to Lease (if any):          See Attached Appendix XIVB.

Lessor's Cost:     $19,692,844.

Square Feet: 290,596

14

XV.	Address:	Villa Park
8011 Villa Park
Richmond, VA

Land Description:          See Attached Appendix XVA.

List of Personal Property Subject to Lease (if any):          See Attached Appendix XVB.

Lessor's Cost:     $68,095,628.

Square Feet: 83,108

15

SCHEDULE 4 TO LEASE AGREEMENT

BASIC RENT

Rent Payment Date	Basic Rent
June 10, 2003	$0.00
July 10, 2003	$0.00
August 10, 2003	$0.00
September 10, 2003	$0.00
October 10, 2003	$0.00
November 10, 2003	$0.00
December 10, 2003	$0.00
January 10, 2004	$40,387,500.00
February 10, 2004	$0.00
March 10, 2004	$0.00
April 10, 2004	$0.00
May 10, 2004	$0.00
June 10, 2004	$0.00
July 10, 2004	$0.00
August 10, 2004	$0.00
September 10, 2004	$0.00
October 10, 2004	$0.00
November 10, 2004	$0.00
December 10, 2004	$0.00
January 10, 2005	$40,387,500.00
February 10, 2005	$0.00
March 10, 2005	$0.00
April 10, 2005	$0.00
May 10, 2005	$0.00
June 10, 2005	$0.00
July 10, 2005	$0.00
August 10, 2005	$0.00
September 10, 2005	$0.00
October 10, 2005	$0.00
November 10, 2005	$0.00
December 10, 2005	$0.00
January 10, 2006	$40,387,500.00
February 10, 2006	$0.00
March 10, 2006	$0.00
April 10, 2006	$0.00
May 10, 2006	$0.00
June 10, 2006	$0.00
July 10, 2006	$0.00
August 10, 2006	$0.00
September 10, 2006	$0.00
October 10, 2006	$0.00
November 10, 2006	$0.00
December 10, 2006	$0.00
January 10, 2007	$40,387,500.00

SCHEDULE 4 TO LEASE AGREEMENT

Rent Payment Date	BASIC RENT Basic Rent
February 10, 2007	$0.00
March 10, 2007	$0.00
April 10, 2007	$0.00
May 10, 2007	$0.00
June 10, 2007	$0.00
July 10, 2007	$0.00
August 10, 2007	$0.00
September 10, 2007	$0.00
October 10, 2007	$0.00
November 10, 2007	$0.00
December 10, 2007	$0.00
January 10, 2008	$40,387,500.00
February 10, 2008	$0.00
March 10, 2008	$0.00
April 10, 2008	$0.00
May 10, 2008	$0.00
June 10, 2008	$0.00
July 10, 2008	$0.00
August 10, 2008	$0.00
September 10, 2008	$0.00
October 10, 2008	$0.00
November 10, 2008	$0.00
December 10, 2008	$0.00
January 10, 2009	$40,387,500.00
February 10, 2009	$0.00
March 10, 2009	$0.00
April 10, 2009	$0.00
May 10, 2009	$0.00
June 10, 2009	$0.00
July 10, 2009	$0.00
August 10, 2009	$0.00
September 10, 2009	$0.00
October 10, 2009	$0.00
November 10, 2009	$0.00
December 10, 2009	$0.00
January 10, 2010	$40,387,500.00
February 10, 2010	$0.00
March 10, 2010	$0.00
April 10, 2010	$0.00
May 10, 2010	$0.00
June 10, 2010	$0.00
July 10, 2010	$0.00
August 10, 2010	$0.00
September 10, 2010	$0.00
October 10, 2010	$0.00
November 10, 2010	$0.00
December 10, 2010	$0.00
January 10, 2011	$2,982,601.03
February 10, 2011	$0.00
March 10, 2011	$0.00
April 10, 2011	$0.00

SCHEDULE 4 TO LEASE AGREEMENT

BASIC RENT

Rent Payment Date	Basic Rent
May 10, 2011	$0.00
June 10, 2011	$0.00
July 10, 2011	$0.00
August 10, 2011	$0.00
September 10, 2011	$0.00
October 10, 2011	$0.00
November 10, 2011	$0.00
December 10, 2011	$0.00
January 10, 2012	$0.00
February 10, 2012	$0.00
March 10, 2012	$0.00
April 10, 2012	$0.00
May 10, 2012	$0.00
June 10, 2012	$0.00
July 10, 2012	$0.00
August 10, 2012	$0.00
September 10, 2012	$0.00
October 10, 2012	$0.00
November 10, 2012	$0.00
December 10, 2012	$0.00
January 10, 2013	$0.00
February 10, 2013	$0.00
March 10, 2013	$0.00
April 10, 2013	$0.00
May 10, 2013	$0.00
June 10, 2013	$0.00
July 10, 2013	$0.00
August 10, 2013	$0.00
September 10, 2013	$0.00
October 10, 2013	$0.00
November 10, 2013	$0.00
December 10, 2013	$0.00
January 10, 2014	$0.00
February 10, 2014	$0.00
March 10, 2014	$0.00
April 10, 2014	$0.00
May 10, 2014	$0.00
June 10, 2014	$0.00
July 10, 2014	$0.00
August 10, 2014	$0.00
September 10, 2014	$0.00
October 10, 2014	$0.00
November 10, 2014	$0.00
December 10, 2014	$0.00
January 10, 2015	$0.00
February 10, 2015	$0.00
March 10, 2015	$0.00
April 10, 2015	$0.00
May 10, 2015	$0.00
June 10, 2015	$0.00
July 10, 2015	$0.00

SCHEDULE 4 TO LEASE AGREEMENT

BASIC RENT

Rent Payment Date	Basic Rent
August 10, 2015	$0.00
September 10, 2015	$0.00
October 10, 2015	$0.00
November 10, 2015	$0.00
December 10, 2015	$0.00
January 10, 2016	$0.00
February 10, 2016	$0.00
March 10, 2016	$0.00
April 10, 2016	$0.00
May 10, 2016	$0.00
June 10, 2016	$0.00
July 10, 2016	$0.00
August 10, 2016	$0.00
September 10, 2016	$0.00
October 10, 2016	$0.00
November 10, 2016	$0.00
December 10, 2016	$0.00
January 10, 2017	$0.00
February 10, 2017	$0.00
March 10, 2017	$0.00
April 10, 2017	$0.00
May 10, 2017	$0.00
June 10, 2017	$0.00
July 10, 2017	$0.00
August 10, 2017	$0.00
September 10, 2017	$0.00
October 10, 2017	$0.00
November 10, 2017	$0.00
December 10, 2017	$0.00
January 10, 2018	$0.00
February 10, 2018	$0.00
March 10, 2018	$0.00
April 10, 2018	$0.00
May 10, 2018	$0.00
June 10, 2018	$0.00
July 10, 2018	$0.00
August 10, 2018	$0.00
September 10, 2018	$0.00
October 10, 2018	$0.00
November 10, 2018	$0.00
December 10, 2018	$0.00
January 10, 2019	$0.00
February 10, 2019	$0.00
March 10, 2019	$0.00
April 10, 2019	$0.00
May 10, 2019	$0.00
June 10, 2019	$0.00
July 10, 2019	$0.00
August 10, 2019	$0.00
September 10, 2019	$0.00
October 10, 2019	$0.00

SCHEDULE 4 TO LEASE AGREEMENT

BASIC RENT

Rent Payment Date	Basic Rent
November 10, 2019	$0.00
December 10, 2019	$0.00
January 10, 2020	$0.00
February 10, 2020	$0.00
March 10, 2020	$0.00
April 10, 2020	$0.00
May 10, 2020	$0.00
June 10, 2020	$0.00
July 10, 2020	$0.00
August 10, 2020	$0.00
September 10, 2020	$0.00
October 10, 2020	$0.00
November 10, 2020	$0.00
December 10, 2020	$0.00
January 10, 2021	$0.00
February 10, 2021	$0.00
March 10, 2021	$0.00
April 10, 2021	$0.00
May 10, 2021	$0.00
June 10, 2021	$0.00
July 10, 2021	$0.00
August 10, 2021	$0.00
September 10, 2021	$0.00
October 10, 2021	$0.00
November 10, 2021	$0.00
December 10, 2021	$0.00
January 10, 2022	$0.00
February 10, 2022	$0.00
March 10, 2022	$0.00
April 10, 2022	$0.00
May 10, 2022	$0.00